As filed with the Securities and Exchange Commission on July 28, 2016

Registration No. 333-211860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ottawa Bancorp, Inc.

and

Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan

(Exact name of registrant as specified in its charter)

Maryland	6035	81-2959182
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

925 LaSalle Street

Ottawa, Illinois 61350

(815) 433-2525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Kranov

President and Chief Executive Officer

Ottawa Bancorp, Inc.

925 LaSalle Street

Ottawa, Illinois 61350

(815) 433-2525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward G. Olifer, Esq.	P. Ross Bevan
Stephen F. Donahoe, Esq.	Silver, Freedman, Taff & Tiernan LLP
Kilpatrick Townsend & Stockton LLP	3299 K Street, NW, Suite 100
607 14th Street, NW, Suite 900	Washington, DC 20007
Washington, DC 20005	(202) 295-4500
(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value	3,560,468	$10.00	$35,604,680	$3,586.00(2)
Participation interests	(3)	$10.00	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.
(2)	Previously paid.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4)	The securities of Ottawa Bancorp, Inc. to be purchased by the Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan are included in the common stock. Accordingly, no separate fee is required for the participation interests pursuant to Rule 457(h)(2) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

Ottawa Bancorp, Inc.

(Proposed New Holding Company for Ottawa Savings Bank)

Up to 2,383,950 Shares of Common Stock

Ottawa Bancorp, Inc., a Maryland corporation that is referred to as “Ottawa Bancorp” throughout this prospectus, is offering up to 2,383,950 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of Ottawa Savings Bancorp MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in Ottawa Savings Bancorp, Inc., a federal corporation that is referred to as “Ottawa Savings Bancorp” throughout this prospectus, currently owned by the mutual holding company, Ottawa Savings Bancorp MHC. Ottawa Savings Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “OTTW,” and we expect the shares of Ottawa Bancorp common stock will be listed on the Nasdaq Capital Market under the symbol “OTTW.”

The shares of common stock are first being offered in a subscription offering to eligible depositors, certain borrowers and tax-qualified employee benefit plans of Ottawa Savings Bank, FSB. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by Ottawa Savings Bank. Any shares of common stock not purchased in the subscription or community offerings may be offered to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering. The syndicated offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated offering. We must sell a minimum of 1,762,050 shares to complete the offering.

In addition to the shares we are selling in the offering, the shares of Ottawa Savings Bancorp currently held by the public will be exchanged for shares of common stock of Ottawa Bancorp based on an exchange ratio that will result in existing public stockholders of Ottawa Savings Bancorp owning approximately the same percentage of Ottawa Bancorp common stock as they owned in Ottawa Savings Bancorp common stock immediately prior to the completion of the conversion. We will issue up to 1,066,050 shares in the exchange.

The minimum order is 25 shares. The subscription offering will expire at     :        p.m., Central time, on             . We expect that the community offering, if held, will terminate at the same time. We may extend the expiration date of the subscription and/or community offerings without notice to you until             , or longer if the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) approves a later date. No single extension may exceed 90 days and the offering must be completed by             . Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond             , or if the number of shares of common stock to be sold is increased to more than 2,383,950 shares or decreased to less than 1,762,050 shares. If the subscription and community offerings are extended past             , all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 2,383,950 shares or decreased to less than 1,762,050 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Ottawa Savings Bank and will earn interest at 0.06% per annum until completion or termination of the offering. Except for Ottawa Savings Bank’s employee stock ownership plan, (i) no individual may generally purchase more than 15,000 shares ($150,000) of common stock in the offerings and (ii) no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 25,000 shares ($250,000) of common stock in the offerings.

Sandler O’Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated offering. Sandler O’Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the offerings.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	1,762,050	2,073,000	2,383,950
Gross offering proceeds	$17,620,500	$20,730,000	$23,839,500
Estimated offering expenses, excluding selling agent and underwriters’ commissions	$1,100,000	$1,100,000	$1,100,000
Selling agent and underwriters’ commissions(1)	$317,170	$373,140	$429,115
Estimated net proceeds	$16,203,330	$19,256,860	$22,310,385
Estimated net proceeds per share	$9.20	$9.29	$9.36

(1)

The amounts shown assume that 70% of the shares of common stock will be sold in the subscription offering and 30% of the shares of common stock will be sold in the community offering. See “Pro Forma Data” and “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Sandler O’Neill & Partners, L.P. in the subscription and community offerings and the compensation to be received by Sandler O’Neill & Partners, L.P. and the other broker-dealers that may participate in the syndicated offering. If all the shares of common stock were sold in the syndicated offering, the selling agent fees would be approximately $1.1 million, $1.2 million and $1.4 million at the minimum, midpoint and maximum levels of the offering, respectively, and our net proceeds and net proceeds per share from the offering would be $15.5 million and $8.78 at the minimum of the offering range, $18.4 million and $8.87 at the midpoint of the offering range and $21.3 million and $8.94 at the maximum of the offering range.

This investment involves a degree of risk, including the possible loss of principal. Please read “Risk Factors” beginning on page 14.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL + PARTNERS, L.P.

For assistance, please contact the Stock Information Center at             .

The date of this prospectus is                 , 2016.

OSB

Ottawa Savings Bank

ILLINOIS
OGLE
KANE
DUPAGE
Chicago
DEKALB
LEE
COOK
KENDALL
LA SALLE
Joliet
WILL
Morris
Ottawa
Marseilles
GRUNDY
KANKAKEE
88
39
290
294
90
355
55
80
57

Ottawa Savings Bank
925 LaSalle Street
Ottawa, IL 61350

Twin Oaks Savings Bank,
a Division of Ottawa Savings Bank – Marseilles
125 West Bluff Street
Marseilles, IL 61341

Twin Oaks Savings Bank,
a Division of Ottawa Savings Bank – Morris
1508 Creek Drive
Morris, IL 60450

Loan Origination Office – Joliet
350 Houbolt Road, Suite 205
Joliet, IL 60531

WISCONSIN
IOWA
ILLINOIS
INDIANA
MISSOURI
KENTUCKY

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Ottawa Savings Bancorp common stock for shares of Ottawa Bancorp common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.” In this prospectus, the terms “we,” “us” and “our” refer to Ottawa Savings Bancorp and its consolidated subsidiary or its successor Ottawa Bancorp, Inc., unless the context requires otherwise.

The financial information at December 31, 2015 and 2014 and for the years then ended that is included in this prospectus is derived in part from the audited consolidated financial statements that appear in this prospectus. The financial information as of December 31, 2013, 2012 and 2011 and for the years then ended that is included in this prospectus is derived in part from the audited financial statements of Ottawa Savings Bancorp that do not appear in this prospectus. The financial information as of March 31, 2016 and 2015 and for the three months ended March 31, 2016 and 2015 that is included in this prospectus was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of these interim periods.

Our Organizational Structure and the Proposed Conversion

Since 2005, we have operated in a public two-tier mutual holding company structure. Ottawa Savings Bancorp is a federal corporation that is our publicly-traded stock holding company and the parent company of Ottawa Savings Bank. At March 31, 2016, Ottawa Savings Bancorp had consolidated assets of $216.6 million, deposits of $180.2 million and stockholders’ equity of $31.0 million. Ottawa Savings Bancorp’s parent company is Ottawa Savings Bancorp MHC, a federally chartered mutual holding company. At March 31, 2016, Ottawa Savings Bancorp had 2,894,123 shares of common stock outstanding, of which 894,278, or 30.9%, were owned by the public, and the remaining 1,999,845, or 69.1%, were held by Ottawa Savings Bancorp MHC.

Pursuant to the terms of our plan of conversion, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, Ottawa Savings Bancorp MHC and Ottawa Savings Bancorp will cease to exist, and Ottawa Bancorp will become the successor corporation to Ottawa Savings Bancorp. The shares of Ottawa Bancorp being offered represent the majority ownership interest in Ottawa Savings Bancorp currently held by Ottawa Savings Bancorp MHC. Public stockholders of Ottawa Savings Bancorp will receive shares of common stock of Ottawa Bancorp in exchange for their shares of Ottawa Savings Bancorp at an exchange ratio intended to preserve the same aggregate ownership interest in Ottawa Bancorp as they had in Ottawa Savings Bancorp, adjusted downward to reflect certain assets held by Ottawa Savings Bancorp MHC, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. Ottawa Savings Bancorp MHC’s shares of Ottawa Savings Bancorp common stock will be cancelled.

The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2016:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of Ottawa Bancorp held as follows:

Our Business

Our business activities are primarily conducted through Ottawa Savings Bank, a federally chartered savings bank headquartered in Ottawa, Illinois, which is located in north-central Illinois approximately 80 miles southwest of Chicago. Ottawa Savings Bank conducts business from its main office in Ottawa and through its branch offices located in Marseilles and Morris, Illinois and loan production office located in Joliet, Illinois. Ottawa Savings Bank’s market area includes parts of LaSalle County and all of Grundy County in Illinois. On December 31, 2014, Ottawa Savings Bancorp acquired Twin Oaks Savings Bank and merged Twin Oaks Savings Bank with and into Ottawa Savings Bank, which facilitated Ottawa Savings Bank’s expansion into Grundy County.

Ottawa Savings Bank’s principal business consists of originating one-to-four family residential real estate mortgage loans and home equity lines of credit, and to a lesser extent, non-residential real estate, multi-family and construction loans. We also offer commercial and industrial loans and other consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including realized gains on sales of loans associated with loan production, deposit fees and service charges, realized gains on sales of other real estate owned, realized gains on sales of securities and loan fees.

Our principal executive offices are located at 925 LaSalle Street, Ottawa, Illinois 61350 and our telephone number is (815) 433-2525. Our web site address is www.ottawasavings.com. Information on our web site should not be considered a part of this prospectus.

Business Strategy

Our business strategy is to operate a well-capitalized and profitable community savings bank dedicated to providing high quality customer service and innovative new products. Highlights of our business strategy are as follows:

•	Continuing to emphasize the origination of one-to-four family mortgage loans, including investor-owned (e.g., non-owner occupied) one-to-four family mortgage loans;

•	Aggressively marketing core deposits;

•	Offering a broad range of financial products and services to both retail and commercial customers in our market area;

•	Pursuing opportunities to increase non-residential real estate lending, which we consider to be comprised of commercial real estate, land and multi-family loans in our market area;

•	Continuing to utilize conservative underwriting guidelines to limit credit risk in our loan portfolio to achieve a high level of asset quality;

•	Implementing a stockholder-focused strategy for management of our capital; and

•	Considering judicious expansion into new market areas to grow our business through the addition of new branch locations and/or through possible acquisitions.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Strengthen our regulatory capital position with the additional capital we will raise in the stock offering. A strong capital position is essential to achieving our long-term objectives of growing Ottawa Savings Bank and building stockholder value. While Ottawa Savings Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth. Minimum regulatory capital requirements have also increased under recently adopted regulations. Compliance with these new requirements will be essential to the continued implementation of our business strategy.

•	Transition our organization to a more common and flexible stock holding company structure from our existing mutual holding company structure. The stock holding company structure is a more common and flexible form of organization, and will give us greater flexibility to access the capital markets through possible equity and debt offerings to support our long-term growth. The stock holding company structure will also provide us greater flexibility to structure an acquisition of other financial businesses or institutions if opportunities arise. We do not currently have any understandings or agreements regarding any specific capital raising or acquisition transaction. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate to other institutions. Applicable regulations prohibit the acquisition of Ottawa Bancorp for three years following completion of the conversion, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without prior regulatory approval.

•	Enable our stock holding company the ability to pay dividends to our public stockholders without diluting their stock ownership interest. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which resulted in changes in regulations with respect to the payment of dividends applicable to Ottawa Savings Bancorp MHC and Ottawa Savings Bancorp. Under the Dodd-Frank Act, Ottawa Savings Bancorp may not pay a dividend to its public stockholders without also paying a dividend to Ottawa Savings Bancorp MHC. Ottawa Savings Bancorp MHC may obtain an annual approval of its members to waive its right to dividends paid by Ottawa Savings Bancorp. However, any paid or waived dividends would increase Ottawa Savings Bancorp MHC’s ownership interest in Ottawa Savings Bancorp which, in turn, would decrease the exchange ratio for public stockholders in the event of the subsequent conversion of Ottawa Savings Bank from the mutual holding company to the stock holding company form of organization. As a result, any paid or waived dividends would dilute the relative ownership of public stockholders when the mutual holding company undertakes a full conversion. Among other things, these changes have adversely affected our ability to pay cash dividends to our public stockholders without diluting their stock ownership interest. The conversion will eliminate our mutual holding company structure and will enhance our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Terms of the Offering

We are offering between 1,762,050 and 2,383,950 shares of common stock to eligible depositors and certain borrowers of Ottawa Savings Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in LaSalle and Grundy Counties in Illinois and second to public stockholders of Ottawa Savings Bancorp as of

                    , 2016. If necessary, we will also offer shares to the general public in a syndicated offering. Unless the number of shares of common stock to be offered is increased to more than 2,383,950 shares or decreased to fewer than 1,762,050 shares, or the subscription and community offerings are extended beyond                     , subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past                     , all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, your order will be cancelled and we will promptly return your funds with interest at 0.06% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 2,383,950 shares or decreased to less than 1,762,050 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.06% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription and/or community offerings will be issued until the completion of any syndicated offering.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P., our marketing agent in the offering, will use its best efforts to assist us in selling             shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.

Important Risks in Owning Ottawa Bancorp’s Common Stock

Before you purchase shares of our common stock, you should read the “Risk Factors” section beginning on page      of this prospectus.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Ottawa Bancorp for shares of Ottawa Savings Bancorp are based on an independent appraisal of the estimated market value of Ottawa Bancorp, assuming the offering has been completed. Keller and Company, our independent appraiser, has estimated that, as of May 16, 2016, this market value was $30.0 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $25.5 million and a maximum of $34.5 million. Based on this valuation range, the 69.1% ownership interest of Ottawa Savings Bancorp MHC in Ottawa Savings Bancorp as of March 31, 2016 being sold in the offering, certain assets held by Ottawa Savings Bancorp MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by Ottawa Bancorp ranges from 1,762,050 shares to 2,383,950 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.8811 shares at the minimum of the offering range to 1.1921 shares at the maximum of the offering range, and will generally preserve the existing percentage ownership of public stockholders. Keller and Company will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $25.5 million or above $34.5 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

The appraisal is based in part on Ottawa Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings and loan and bank holding companies that Keller and Company considers comparable to Ottawa Savings Bancorp. The appraisal peer group consists of the companies listed below. Total assets are as of March 31, 2016.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(In millions)
Bay Bancorp, Inc. (BYBK)	Nasdaq	Columbia, Maryland	$491
Central Federal Corp. (CFBK)	Nasdaq	Fairlawn, Ohio	348
Elmira Savings Bank (ESBK)	Nasdaq	Elmira, New York	561
Equitable Financial Corp. (EQFN)	Nasdaq	Grand Island, Nebraska	223
HMN Financial, Inc. (HMNF)	Nasdaq	Rochester, Minnesota	642

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(In millions)
Poage Bankshares, Inc. (PBSK)	Nasdaq	Ashland, Kentucky	435
Severn Bancorp, Inc. (SVBI)	Nasdaq	Annapolis, Maryland	762
United Community Bancorp (UCBA)	Nasdaq	Lawrenceburg, Indiana	508
Wayne Savings Bancshares, Inc. (WAYN)	Nasdaq	Wooster, Ohio	434
Wolverine Bancorp, Inc. (WBKC)	Nasdaq	Midland, Michigan	418

The following table presents a summary of selected pricing ratios for Ottawa Bancorp (on a pro forma basis) as of and for the twelve months ended March 31, 2016, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2016 or the latest date available at the time of the appraisal, with stock prices as of May 16, 2016, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 27.27% on a price-to-book value basis, a discount of 30.25% on a price-to-tangible book value basis, and a premium of 135.15% on a price-to-earnings basis.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
Ottawa Bancorp (on a pro forma basis, assuming completion of the conversion)
Maximum	51.69x	68.12%	69.59%
Midpoint	43.31x	62.58%	64.02%
Minimum	35.59x	56.37%	57.74%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	16.64x	86.04%	91.78%
Medians	17.39x	90.45%	94.80%

(1)	Price-to-earnings multiples calculated by Keller and Company in the independent appraisal are based on an estimate of “core” or recurring earnings for Ottawa Savings Bancorp and the companies comprising the peer group. These ratios are different than those presented in “Pro Forma Data.” For purposes of the independent appraisal, Keller and Company utilized an estimate of “core” earnings to show a more normal earnings base and resultant earnings multiple that excludes nonrecurring income and expense items. “Core” earnings is defined as net income before taxes excluding nonrecurring income and expense items, such as a gain or loss resulting from a one-time event or an activity that is not a part of a company’s normal business operations, assuming the application of a normal tax rate of 34.0%.

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by Keller and Company to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Effect of Ottawa Savings Bancorp MHC’s Assets on Minority Stock Ownership

In the exchange, the public stockholders of Ottawa Savings Bancorp will receive shares of common stock of Ottawa Bancorp in exchange for their shares of common stock of Ottawa Savings Bancorp pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with the same ownership percentage of the common stock of Ottawa Bancorp after the conversion as their ownership percentage in Ottawa Savings Bancorp immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by Ottawa Savings Bancorp MHC (other than shares of stock of Ottawa Savings Bancorp) at the completion of the conversion, which currently consists of cash. Ottawa Savings Bancorp MHC had net assets of $128,000 as of March 31, 2016, not including shares of Ottawa Savings Bancorp common stock. This adjustment will decrease Ottawa Savings Bancorp’s public stockholders’ ownership interest in Ottawa Bancorp from 30.9% to     %, and will increase the aggregate ownership interest of persons who purchase stock in the offering from 69.1% (the amount of Ottawa Savings Bancorp’s outstanding common stock held by Ottawa Savings Bancorp MHC) to     %.

The Exchange of Existing Shares of Ottawa Savings Bancorp Common Stock

If you are a stockholder of Ottawa Savings Bancorp at the completion of the conversion, your shares will be exchanged for shares of common stock of Ottawa Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Ottawa Savings Bancorp common stock owned by public stockholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of Ottawa Bancorp as of May 16, 2016, assuming public stockholders of Ottawa Savings Bancorp own 30.9% of Ottawa Savings Bancorp common stock and Ottawa Savings Bancorp MHC had net assets of $128,000 immediately prior to the completion of the conversion. The table also shows the number of shares of Ottawa Bancorp common stock a hypothetical owner of Ottawa Savings Bancorp common stock would receive in exchange for 100 shares of Ottawa Bancorp common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of Ottawa Bancorp to be Issued for Shares of Ottawa Savings Bancorp		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (2)	Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent

Minimum	1,762,050	69.1%	787,950	30.9%	2,550,000	0.8811	$8.81	$17.32	88
Midpoint	2,073,000	69.1	927,000	30.9	3,000,000	1.0366	10.36	15.62	103
Maximum	2,383,950	69.1	1,066,050	30.9	3,450,000	1.1921	11.92	14.37	119

(1)	Represents the value of shares of Ottawa Bancorp common stock to be received in the conversion by a holder of one share of Ottawa Savings Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of Ottawa Bancorp common stock will be issued to any public stockholder of Ottawa Savings Bancorp. For each fractional share that otherwise would be issued, Ottawa Bancorp will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

We will also convert options previously awarded under the Ottawa Savings Bancorp 2006 Equity Incentive Plan into options to purchase Ottawa Bancorp common stock. At March 31, 2016, there were outstanding options to purchase 92,666 shares of Ottawa Savings Bancorp common stock. The number of outstanding options and related per share exercise price will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of Ottawa Savings Bancorp common stock will increase and the exchange ratio would be adjusted downward.

How We Intend to Use the Proceeds from the Offering

We intend to invest 50% of the net proceeds from the stock offering in Ottawa Savings Bank, fund the loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds, from the offering at Ottawa Bancorp. Therefore, assuming we sell 2,073,000 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $19.3 million, we intend to invest $9.6 million in Ottawa Savings Bank, loan $1.7 million to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $8.0 million of the net proceeds at Ottawa Bancorp.

Ottawa Bancorp may use the funds it retains for investment, to pay cash dividends, to repurchase shares of common stock, and for other general corporate purposes. Ottawa Savings Bank may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of, new products and services, expand its office network by establishing additional branch offices and/or acquiring other financial institutions or for other general corporate purposes.

Please see the section of this prospectus entitled “Use of Proceeds” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at Ottawa Savings Bank with aggregate balances of at least $50 at the close of business on May 31, 2015.

(ii)	To our tax-qualified employee benefit plans (including Ottawa Savings Bank’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the stock offering.

(iii)	To depositors with accounts at Ottawa Savings Bank with aggregate balances of at least $50 at the close of business on [June 30], 2016.

(iv)	To depositors of Ottawa Savings Bank at the close of business on , 2016 and each former borrower of Twin Oaks Savings Bank as of December 31, 2014 whose loan remained outstanding at Ottawa Savings Bank as of the close of business on , 2016.

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in LaSalle and Grundy Counties in Illinois and second to public stockholders of Ottawa Savings Bancorp as of                     , 2016. The community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering through a syndicated offering. Sandler O’Neill & Partners, L.P. will act as sole manager for the syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. A detailed description of the subscription offering, the community offering and the syndicated offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual may purchase more than 15,000 shares ($150,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 25,000 shares ($250,000) of common stock:

•	Your spouse or relatives of you or your spouse living in your house;

•	Most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	Other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 25,000 shares ($250,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Ottawa Savings Bancorp other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Ottawa Savings Bancorp common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. If, based on your current ownership level, you will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of Ottawa Savings Bancorp common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection prior to acquiring 10% or more of Ottawa Bancorp’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription and community offerings, you may pay for your shares only by:

(i)	Personal check, bank check or money order made payable directly to Ottawa Bancorp, Inc.; or

(ii)	Authorizing us to withdraw available funds (without any early withdrawal penalty) from your Ottawa Savings Bank deposit account(s), other than individual retirement accounts (IRAs).

Ottawa Savings Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use an Ottawa Savings Bank line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash. No wire transfer will be accepted without our prior approval. You may not authorize direct withdrawal from an Ottawa Savings Bank individual retirement account, or IRA. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Ottawa Bancorp or authorization to withdraw funds from one or more of your Ottawa Savings Bank deposit accounts, provided that the stock order form is received before     :         .m., Central time, on                     , which is the end of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 925 LaSalle Street, Ottawa, Illinois 61350, which is open between     :     a.m. to     :     p.m., Monday through Friday. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to Ottawa Savings Bank’s offices.

Please see “The Conversion and Offering— Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA. If you wish to use some or all of the funds in your Ottawa Savings Bank IRA, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before

the                      expiration date, for assistance with purchases using your individual retirement account or other retirement account you may have at Ottawa Savings Bank or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Please see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.

Market for Common Stock

Existing publicly held shares of Ottawa Savings Bancorp’s common stock are quoted on the OTC Pink Marketplace (OTCPK) operated by the OTC Markets Group under the trading symbol “OTTW.” Upon completion of the conversion, the shares of common stock of Ottawa Bancorp will be exchanged for the existing shares of Ottawa Savings Bancorp, and we expect that the shares of Ottawa Bancorp common stock will be listed on the Nasdaq Capital Market under the symbol “OTTW.” As of                     , 2016, Ottawa Savings Bancorp had approximately nine registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Our Dividend Policy

Beginning with the first full quarter following the completion of the conversion, we intend to pay cash dividends on a quarterly basis. Initially, we expect the quarterly dividends to be $0.04 per share, which equals $0.16 per share on an annualized basis and an annual yield of 1.6% based on a price of $10.00 per share. We believe that the proposed level of payments is reasonable based on our review of our overall risk profile, as well as an evaluation of our current and anticipated capital, asset quality, earnings, liquidity and sensitivity position. However, the amount of dividends to be paid will be subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 35,750 shares of common stock in the offering, representing 2.0% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 174,099 shares of common stock, or 5.80% of our total outstanding shares of common stock at the midpoint of the offering range, which includes shares they currently own that will be exchanged for shares of Ottawa Bancorp.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for purchasing shares of common stock in the subscription and community offerings is     :         .m., Central time, on                     , unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at     :         .m., Central time, on                     , whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Ottawa Savings Bancorp MHC (depositors and certain borrowers of Twin Oaks Savings Bank as of December 31, 2014 whose loans remained outstanding at Ottawa Savings Bank) as of , 2016;

•	The plan of conversion is approved by Ottawa Savings Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Ottawa Savings Bancorp as of , 2016, including shares held by Ottawa Savings Bancorp MHC;

•	The plan of conversion is approved by Ottawa Savings Bancorp stockholders holding at least a majority of the outstanding shares of common stock of Ottawa Savings Bancorp as of , 2016, excluding shares held by Ottawa Savings Bancorp MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering; and

•	We receive approval from the Federal Reserve Board.

Ottawa Savings Bancorp MHC intends to vote its shares in favor of the plan of conversion. At                     , 2016, Ottawa Savings Bancorp MHC owned 69.1% of the outstanding shares of common stock of Ottawa Savings Bancorp. The directors and executive officers of Ottawa Savings Bancorp and their affiliates owned 133,471 shares of Ottawa Savings Bancorp, or 4.6% of the outstanding shares of common stock and 14.9% of the outstanding shares of common stock excluding shares held by Ottawa Savings Bancorp MHC. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,762,050 shares of common stock, we may take several steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	Increase the purchase and ownership limitations; and/or

(ii)	Seek regulatory approval to extend the offering beyond , so long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(iii)	Increase the number of shares purchased by the employee stock ownership plan.

If we extend the offering past                     , all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meetings of members of Ottawa Savings Bancorp MHC and stockholders of Ottawa Savings Bancorp that have been called to vote on the conversion, and at any time after these approvals with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.06% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of Ottawa Savings Bank employees, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

We intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If a stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the number of shares that would be reserved for issuance under these plans. The new equity incentive plan will supplement awards granted under our 2006 Equity Incentive Plan, which will continue as a plan of Ottawa Bancorp.

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares outstanding following the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting from Issuance of Shares for Stock-Based Benefit Plans		Value of Grants (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering
						At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	140,964	190,716	8.00%	—	%(2)	$1,409,640	$1,907,160
Restricted stock awards	70,482	95,358	4.00	3.85		704,820	953,580
Stock options	176,205	238,395	10.00	9.09		537,425	727,105

Total	387,651	524,469	22.00%	12.28%		$2,651,885	$3,587,845

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.05 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 1.85%; and expected volatility of 18.56%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

The following table presents information as of March 31, 2016 regarding our employee stock ownership plan and our proposed stock-based benefit plan. The table below assumes that 3,450,000 shares are outstanding after the offering, which includes the sale of 2,383,950 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Ottawa Savings Bancorp using an exchange ratio of 1.1921. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion
Employee stock ownership plan:	Officers and Employees
Shares purchased in 2005 offering (1)		90,975	(6)	$909,750		2.64%
Shares to be purchased in this offering		190,716		1,907,160		5.53

Total employee stock ownership plan shares		281,691		2,816,910		8.17

Restricted Stock Awards:	Directors, Officers and Employees
2006 Equity Incentive Plan (1)(2)		51,985		519,850		1.51
New shares of restricted stock		95,358		953,580	(3)	2.76

Total shares of restricted stock		147,343		1,473,430		4.27

Stock Options:	Directors, Officers and Employees
2006 Equity Incentive Plan (1)(2)		110,468		340,241	(4)	3.20
New stock options		238,395		727,105	(5)	6.91

Total stock options		348,863		1,067,346		10.11

Total of stock benefit plans		777,897		$5,357,686		22.55%

(1)	The number of shares indicated has been adjusted for the 1.1921 exchange ratio at the maximum of the offering range.
(2)	As of March 31, 2016, all of these shares have been allocated to participants and no shares remain unallocated.

(3)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(4)	The fair value of stock options was determined at each respective grant date using the Black-Scholes option pricing model. The weighted-average fair value of issued stock options is $3.08 per option.
(5)	The weighted-average fair value of stock options has been estimated at $3.05 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 18.56%; and risk-free rate of return, 1.85%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(6)	As of March 31, 2016, 68,231 of these shares, or 57,236 shares prior to adjustment for the exchange, have been allocated to participants and 22,744 shares (19,078 shares before adjustment) remain unallocated.

Tax Consequences

Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Ottawa Savings Bank and Ottawa Bancorp have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding the material federal income tax consequences of the conversion, and have received an opinion of RSM US LLP regarding the material Illinois tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Ottawa Savings Bank, Ottawa Bancorp, persons eligible to subscribe in the subscription offering, or existing stockholders of Ottawa Savings Bancorp (except for cash paid for fractional shares). Existing stockholders of Ottawa Savings Bancorp who receive cash in lieu of fractional shares of Ottawa Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is                     . The Stock Information Center is open Monday through Friday between     :     a.m. and     :     p.m., Central time. The Stock Information Center will be closed on bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of our common stock.

Risks Related to Our Business

Our origination or purchase of non-residential real estate, multi-family, commercial and construction loans may expose us to increased lending risks.

Our loan portfolio includes non-residential real estate loans, which we consider to be commercial real estate and land loans, as well as multi-family, commercial and construction loans. At March 31, 2016, these segments of our portfolio represented an aggregate of 23.17% of our total loans. We intend to continue to underwrite loans of this nature when it is prudent to do so from a business standpoint as long as the loans fall within internal policy limits and enable us to remain in compliance with regulatory guidelines and limits. These types of loans generally expose a lender to greater risk of non-payment and loss than owner-occupied one-to-four family residential mortgage loans because repayment of the loans often depends on the successful operation of the property and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to owner-occupied one-to-four family residential mortgage loans. Also, many of these types of borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one-to-four family residential mortgage loan.

Our origination of non-owner occupied one-to-four family residential mortgage loans may expose us to increased lending risks.

At March 31, 2016, loans secured by non-owner occupied one-to-four family residential properties totaled $17.6 million, or 20.3% of our total residential loan portfolio. We intend to continue to make loans secured by non-owner occupied one-to-four family residential properties in the future. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.

Our allowance for loan losses may prove to be insufficient to absorb potential losses in our loan portfolio.

We established our allowance for loan losses and maintain it at a level considered adequate by management to absorb loan losses that are inherent in the portfolio. The amount of future loan losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, which may be beyond our control, and such losses may exceed current estimates. At March 31, 2016, our allowance for loan losses as a percentage of total gross loans was 1.49% and as a percentage of total nonperforming loans was approximately 43.7%. Because of the concentration of one-to-four family and non-residential loans in our loan portfolio, the movement of a small number of loans to nonperforming status can have a significant impact on this ratio. Although management believes that the allowance for loan losses as of March 31, 2016 was adequate to absorb losses on any existing loans that may become uncollectible, in light of the current economic environment, we cannot predict loan losses with certainty, and we cannot assure you that our allowance for loan losses will prove sufficient to cover actual loan losses in the future, particularly if economic conditions worsen beyond what management currently expects. Additional provisions to the allowance for loan losses and loan losses in excess of our allowance for loan losses may adversely affect our business, financial condition and results of operations.

We may not be able to realize our deferred tax asset.

We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. At March 31, 2016, we had a $2.6 million net deferred tax asset. We have determined that no valuation allowance is required as of March 31, 2016, although there is no guarantee that those assets will be fully recognizable in future periods. Management regularly reviews the net deferred tax asset for recoverability based on our history of earnings, expectations for future earnings and expected timing of reversals of temporary differences.

Realization of the net deferred tax asset ultimately depends on the existence of sufficient taxable income, including taxable income in prior carryback years, as well as future taxable income. At March 31, 2016, we had federal and Illinois net operating loss carry forwards of $4.2 million comprised of approximately $2.3 million of federal and $1.9 million of Illinois net operating loss carry forwards. The federal net operating loss carry forwards will begin to expire in 2033, and the Illinois net operating loss carry forwards will begin to expire in 2023. Future events such as the expiration of net operating loss carry forwards, capital raises or transactions that result in a change in control, could trigger the application of certain tax laws which materially limit the utilization of the net deferred tax asset. This is a complex analysis and requires us to make certain judgments in determining the annual limitation. It is possible that we could ultimately not be able to use or lose a significant portion of the net deferred tax asset. Realization of our net deferred tax asset would significantly improve our earnings and capital.

Fiscal challenges facing the U.S. government could negatively impact financial markets which in turn could have an adverse effect on local municipalities and our financial position or results of operations.

Many of our investment securities are issued by the U.S. government and government agencies and sponsored entities, as well as local school districts, water districts and other municipal entities. As a result of uncertain domestic political conditions, including potential future federal government shutdowns, the possibility of the federal government defaulting on its obligations for a period of time due to debt ceiling limitations or other unresolved political issues, investments in financial instruments issued or guaranteed by the federal government pose liquidity risks. In 2011, Standard & Poor’s lowered its long term sovereign credit rating on the U.S. from AAA to AA+. A further downgrade or a downgrade by other rating agencies, as well as sovereign debt issues facing the governments of other countries, could have a material adverse impact on financial markets and economic conditions in the U.S. and worldwide, as well is in our local municipalities. Additionally, the U.S. government and the governments of other countries took steps to stabilize the financial system, including investing in financial institutions, and implementing programs to improve general economic conditions, but there can be no assurances that these efforts will restore long-term stability and that they will not result in adverse unintended consequences.

Fluctuations in interest rates could reduce our profitability and affect the value of our assets.

Short-term market interest rates (which we use as a guide to price our deposits) remain near historically low levels, and longer-term market interest rates (which we use as a guide to price our longer-term loans) have been volatile since rising during the latter part of 2013 from historically low levels. In recent years the Federal Reserve Board’s policy has been to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, market interest rates on the loans we have originated and the yields on securities we have purchased have been at historically low levels for several years. For the three months ended March 31, 2016 and the year ended December 31, 2015, our interest rate spread was 3.64% and 3.55%, respectively, compared to 3.48% and 3.68% for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively. Our ability to lower our interest expense is limited at current interest rate levels while the average yield on our interest-earning assets may continue to decrease. A continuation of a low interest rate environment will likely continue to adversely affect our net interest income, which would likely have an adverse effect on our profitability. If short-term interest rates rise, and if rates on our deposits re-price upwards faster than the rates on our long-term loans and investments, we would experience compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to re-deploy such loan or securities proceeds into lower-yielding assets, which might also negatively impact our income.

Strong competition within our market area could hurt our profits and slow growth.

We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. According to data obtained from the Federal Deposit Insurance Corporation, as of June 30, 2015, we held approximately 6.5% of all bank and thrift deposits in LaSalle County, which was the 6th largest market share of deposits out of 24 financial institutions (excluding credit unions) in LaSalle County. For Grundy County, we held approximately 1.5% of all bank and thrift deposits which was the 12th largest market share of deposits out of 13 financial institutions (excluding credit unions). We face substantial competition from the other financial institutions that operate in our market area, most of which have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our ability to originate larger loans is limited by our lower loans to one borrower limit, which reduces our ability to compete for certain types of loans and can reduce our interest income. Our lower earnings also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base makes it difficult to generate meaningful non-interest income. Finally, as a smaller institution, we are disproportionately affected by the ongoing increased costs of compliance with banking and other regulations.

Future expansion may negatively impact our earnings.

We consider our primary market area to consist of LaSalle and Grundy Counties, Illinois. We currently operate three branches with our headquarters located in Ottawa, Illinois and two additional branch locations in Marseilles and Morris, Illinois and a loan production office in Joliet, Illinois. Although we do not currently have any specific plans for expansion, in the future we may consider expanding our presence throughout our market area and may also decide to pursue further expansion through the establishment of one or more branches or additional loan production offices. The profitability of any expansion policy will depend on whether the income that we generate from the additional branches we may establish will offset the increased expenses resulting from operating new branches. It may take a period of time before any new branches would become profitable, especially in areas in which we do not have an established presence. During this period, operating any new branches would likely have a negative impact on our net income.

The loss of any one of our senior executive officers could hurt our operations.

We rely heavily on our senior executive officers. The loss of any one of these officers could have an adverse effect on us because, as a small community bank, each of these officers has more responsibilities than would be typical at a larger financial institution with more employees. In addition, as a small community bank, we have fewer management level personnel who are in a position to assume the responsibilities of such officers’ positions with us should we need to find replacements for any of these senior members of management.

Our geographic concentration means that our performance may be affected by economic, regulatory and demographic conditions in our market area.

As of March 31, 2016, approximately $121.0 million, or 82.0%, of our total loans were to individuals and/or secured by properties located in our primary market area of LaSalle and Grundy Counties in Illinois. As a result, our revenues and profitability are subject to prevailing economic, regulatory, demographic and other conditions in LaSalle and Grundy Counties. Because our business is concentrated in this area, adverse economic, regulatory, demographic or other developments that are limited to this area may have a disproportionately greater effect on us than they would have if we did business in markets outside that particular geographic area. A continued decline in local economic conditions could adversely affect the value of the real estate collateral securing our loans, and a further decline in property values would further diminish our ability to recover on defaulted loans by selling the real estate collateral, making it more likely that we would suffer losses on defaulted loans. Additionally, decreases in asset quality have required and may require further additions to our allowance for loan losses through increased provisions for loan losses, which would hurt our profits. Also, a continued decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of larger financial institutions whose real estate loan portfolios are more geographically diverse. Real estate values are affected by various factors in addition to local economic conditions, including, among other things, changes in general or regional economic conditions, governmental rules or policies and natural disasters.

The value of our goodwill and other intangible assets may decline in the future.

As of March 31, 2016, we had $0.65 million of goodwill and $0.72 million of other intangible assets. A significant decline in our expected future cash flows, a significant adverse change in the business climate, slower growth rates or a significant and sustained decline in the price of our common stock, any or all of which could be materially impacted by many of the risk factors discussed herein, may necessitate our taking charges in the future related to the impairment of our goodwill. Future regulatory actions could also have a material impact on assessments of goodwill for impairment. If the fair value of our net assets improves at a faster rate than the market value of our reporting units, or if we were to experience increases in book values of a reporting unit in excess of the increase in fair value of equity, we may also have to take charges related to the impairment of our goodwill. If we were to conclude that a future write-down of our goodwill is necessary, we would record the appropriate charge, which could have a material adverse effect on our results of operations.

Identifiable intangible assets other than goodwill consist of core deposit intangibles and mortgage servicing rights. Adverse events or circumstances could impact the recoverability of these intangible assets including loss of core deposits, increased competition or adverse changes in the economy. To the extent these intangible assets are deemed unrecoverable, a non-cash impairment charge would be recorded, which could have a material adverse effect on our results of operations.

Ineffective liquidity management could adversely affect our financial results and condition.

Effective liquidity management is essential for the operation of our business. We require sufficient liquidity to meet customer loan requests, customer deposit maturities/withdrawals, payments on our debt obligations as they come due and other cash commitments under both normal operating conditions and other unpredictable circumstances causing industry or general financial market stress. Our access to funding sources in amounts adequate to finance our activities on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy generally. Factors that could detrimentally impact our access to liquidity sources include a downturn in the geographic markets in which our loans and operations are concentrated or difficult credit markets. Our access to deposits may also be affected by the liquidity needs of our depositors. In particular, a majority of our liabilities are checking accounts and other liquid deposits, which are payable on demand or upon several days’ notice, while by comparison, a substantial majority of our assets were loans, which cannot be called or sold in the same time frame. Although we have historically been able to replace maturing deposits and advances as necessary, we might not be able to replace such funds in the future, especially if a large number of our depositors seek to withdraw their accounts, regardless of the reason. A failure to maintain adequate liquidity could materially and adversely affect our business, results of operations or financial condition.

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our performance.

We are a community bank and our reputation is one of the most valuable assets of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers or otherwise, our business and operating results may be materially adversely affected.

We continually encounter technological change, and we may have fewer resources than our competitors to continue to invest in technological improvements.

The financial services industry continues to undergo rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to serving customers better, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success may depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We cannot assure you that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

An interruption in or breach in security of our information systems may result in a loss of customer business.

We rely heavily on communications and information systems to conduct our business, and while we have established policies and procedures to prevent or limit the impact of system failures, interruptions, or security breaches, there can be no guarantees that such events will not occur or that they will be adequately addressed if they do. In addition, we outsource certain aspects of our data processing and other operational functions to third-party providers. If our third-party providers encounter difficulties, or if we are unable to communicate with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely impacted. The occurrence of any failures, interruptions, or security breaches to our systems or those of our third-party providers could result in a loss of customer business, additional regulatory scrutiny, and exposure to legal liability, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation.

We regularly collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and others and concerning our own business, operations, plans and strategies. In some cases, this confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf.

Information security risks have generally increased in recent years because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial and other transactions and the increased sophistication and activities of perpetrators of cyber-attacks and mobile phishing. Mobile phishing, a means for identity thieves to obtain sensitive personal information through fraudulent e-mail, text or voice mail, is an emerging threat targeting the customers of popular financial entities. A failure in or breach of our operational or information security systems, or those of our third-party service providers, as a result of cyber-attacks or information security breaches or due to employee error, malfeasance or other disruptions could adversely affect our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and/or cause losses.

If this confidential or proprietary information were to be mishandled, misused or lost, we could be exposed to significant regulatory consequences, reputational damage, civil litigation and financial loss.

Although we employ a variety of physical, procedural and technological safeguards to protect this confidential and proprietary information from mishandling, misuse or loss, these safeguards do not provide absolute assurance that mishandling, misuse or loss of the information will not occur, and that if mishandling, misuse or loss of information does occur, those events will be promptly detected and addressed. Similarly, when confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf, our policies and procedures require that the third party agree to maintain the confidentiality of the information, establish and maintain policies and procedures designed to preserve the confidentiality of the information, and permit us to confirm the third party’s compliance with the terms of the agreement. As information security risks and cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities.

The trading history of our common stock is characterized by low trading volume. The value of your common stock may be subject to sudden decreases due to the volatility of the price of our common stock.

Although our common stock trades on OTC Pink Marketplace, it has not been regularly traded. We cannot predict the extent to which investor interest in us will lead to a more active trading market in our common stock or how liquid that market might become. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of our common stock at any given time, which presence is dependent upon the individual decisions of investors, over which we have no control.

The market price of our common stock may be highly volatile and subject to wide fluctuations in response to numerous factors, including, but not limited to, the factors discussed in other risk factors and the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in interest rates;

•	changes in the legal or regulatory environment in which we operate;

•	press releases, announcements or publicity relating to us or our competitors or relating to trends in our industry;

•	changes in expectations as to our future financial performance, including financial estimates or recommendations by securities analysts and investors;

•	future sales of our common stock;

•	changes in economic conditions in our marketplace, general conditions in the U.S. economy, financial markets or the banking industry; and

•	other developments affecting our competitors or us.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance, and could prevent you from selling your common stock at or above the price at which you purchased shares. In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock, regardless of our trading performance.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Officer of the Comptroller of the Currency, our chartering authority, and the Federal Deposit Insurance Corporation, as insurer of our deposits. Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp and Ottawa Savings Bank are all subject to regulation and supervision by the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Financial regulatory reform may have a material impact on our operations.

On July 21, 2010, the President signed into law the Dodd-Frank Act. The Dodd-Frank Act restructures the regulation of depository institutions. Under the Dodd-Frank Act, the Office of Thrift Supervision, which formerly regulated Ottawa Savings Bank, was merged into the Office of the Comptroller of the Currency. Savings and loan holding companies, including Ottawa Savings Bancorp MHC and Ottawa Savings Bancorp, Inc. are now regulated by the Federal Reserve Board. The Dodd-Frank Act also created a new federal agency to administer consumer protection and fair lending laws, a function that was formerly performed by the depository institution regulators. The federal preemption of state laws that was formerly accorded federally chartered depository institutions has been reduced as well and State Attorneys General now have greater authority to bring a suit against a federally chartered institution, such as Ottawa Savings Bank, for violations of certain state and federal consumer protection laws. The Dodd-Frank Act also imposes consolidated capital requirements on savings and loan holding companies, which may limit our ability to borrow at the holding company and invest the proceeds from such borrowings as capital in Ottawa Savings Bank that could be leveraged to support additional growth. The Dodd-Frank Act contains various other provisions designed to enhance the regulation of depository institutions and prevent the recurrence of a financial crisis such as occurred in 2008 and 2009. The full impact of the Dodd-Frank Act on our business and operations will not be known for years until regulations implementing the statute are written and adopted. The Dodd-Frank Act may have a material impact on our operations, particularly through increased regulatory burden and compliance costs.

In addition to the enactment of the Dodd-Frank Act, the federal regulatory agencies recently have begun to take stronger supervisory actions against financial institutions that have experienced increased loan losses and other weaknesses as a result of the recent economic crisis. The actions include the entering into of written agreements and cease and desist orders that place certain limitations on their operations. Federal bank regulators recently have also been using with more frequency their ability to impose individual minimal capital requirements on banks, which requirements may be higher than those imposed under the Dodd-Frank Act or which would otherwise qualify the bank as being “well capitalized” under the Office of the Comptroller Currency’s prompt corrective action regulations. If we were to become subject to a supervisory agreement or higher individual capital requirements, such action may have a negative impact on our ability to execute our business plans, as well as our ability to grow, pay dividends or engage in mergers and acquisitions and may result in restrictions in our operations. See “Regulation and Supervision – Federal Banking Regulation – Capital Requirements” for a discussion of regulatory capital requirements.

The fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings.

The Board of Governors of the Federal Reserve System regulates the supply of money and credit in the United States. Its policies determine in large part the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect the net interest margin. The resultant changes in interest rates can also materially decrease the value of certain financial assets we hold, such as debt securities. Its policies can also adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans. Changes in Federal Reserve Board policies are beyond our control and difficult to predict; consequently, the impact these changes on our activities and results of operations is difficult to predict.

We may be subject to more stringent capital requirements.

In July 2013, the Office of the Comptroller of the Currency and the Federal Reserve Board approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to Ottawa Savings Bank. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which became effective for Ottawa Savings Bank on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation” buffer of 2.5%, and will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The application of more stringent capital requirements for Ottawa Savings Bank could among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions constraining us from paying dividends or repurchasing shares if we were unable to comply with such requirements.

Rulemaking changes implemented by the Consumer Financial Protection Bureau will result in higher regulatory and compliance costs that may adversely affect our results of operations.

The Dodd-Frank Act created a new, independent federal agency, the Consumer Financial Protection Bureau, which was granted broad rulemaking, supervisory and enforcement powers under various federal consumer financial protection laws. The Consumer Financial Protection Bureau also has examination and primary enforcement authority with respect to depository institutions with $10 billion or more in assets, their service providers and certain non-depository entities such as debt collectors and consumer reporting agencies. Since its formation, the Consumer Financial Protection Bureau has finalized a number of significant rules that could have a significant impact on our business and the financial services industry more generally. In particular, the Consumer Financial Protection Bureau has adopted rules impacting nearly every aspect of the lifecycle of a residential mortgage loan. The Consumer Financial Protection Bureau has also issued guidance which could radically reshape the automotive financing industry by subjecting indirect auto lenders to regulation as creditors under the Equal Credit Opportunity Act, which would make indirect auto lenders monitor and control certain credit policies and procedures undertaken by auto dealers. Compliance with the rules and policies adopted by the Consumer Financial Protection Bureau may limit the products we may permissibly offer to some or all of our customers, or limit the terms on which those products may be issued, or may adversely affect our ability to conduct our business as previously conducted (including our residential mortgage and indirect auto lending businesses in particular). We may also be required to add additional compliance personnel or incur other significant compliance-related expenses. Our business, results of operations or competitive position may be adversely affected as a result.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Ottawa Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Ottawa Savings Bancorp does not have an active trading market for its common stock and an active trading market for Ottawa Bancorp’s common stock may not develop.

Ottawa Savings Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “OTTW.” Upon completion of the conversion, the common stock of Ottawa Bancorp will replace the existing shares, and we expect the common stock will be listed on the Nasdaq Capital Market. Ottawa Savings Bancorp does not have an active trading market for its common stock and an active public trading market for Ottawa Bancorp’s common stock may not develop or be sustained after the stock offering. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest 50% of the net proceeds of the offering in Ottawa Savings Bank. We may use any remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Ottawa Savings Bank may use the net proceeds it receives to fund new loans, develop new products and services, expand its office network by establishing additional loan production offices, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the stock-based benefit plans through open market purchases, stockholders would experience a 12.28% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10% and 4%, respectively, of the shares of common stock sold in the offering, and all such stock options are exercised. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, the stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering and for our new stock-based benefit plans has been estimated to be approximately $392,322 ($258,933 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Executive Compensation—Equity Plans—Future Equity Incentive Plan.”

Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity is low and will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and non-interest income, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

We have not determined when we will adopt one or more stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest.” Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Ottawa Bancorp without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must obtain the approval of the Federal Reserve Board before acquiring control of a savings and loan holding company. Historically, the Federal Reserve Board and the Office of Thrift Supervision (its predecessor regulator of savings and loan holding companies) have not approved the acquisition of 10% or more of a converted savings institution’s voting stock for three years following the conversion. Moreover, there also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Ottawa Bancorp without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Ottawa Bancorp.”

You may not revoke your decision to purchase Ottawa Bancorp common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Keller and Company, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond                     , or the number of shares to be sold in the offering is increased to more than 2,383,950 shares or decreased to fewer than 1,762,050 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors and certain borrowers of Ottawa Savings Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our beliefs, goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins, reduce the fair value of financial instruments or reduce the demand for our loan products;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	changes in the quality and composition of our loan or investment portfolios;

•	changes in real estate market values in our market area;

•	decreased demand for loan products, deposit flows, competition, demand for financial services in our market area;

•	legislative or regulatory changes that adversely affect our business or changes in the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	technological changes that may be more difficult or expensive than expected;

•	success or consummation of new business initiatives may be more difficult or expensive than expected;

•	adverse changes in the securities markets;

•	the inability of third party service providers to perform; and

•	changes in accounting policies and practices, as may be adopted by bank regulatory agencies or the Financial Accounting Standards Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Ottawa Savings Bancorp and its subsidiary as of and for the periods indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Ottawa Savings Bancorp contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at December 31, 2015 and 2014 and for the years then ended is derived in part from the audited consolidated financial statements that appear in this prospectus. The information as of December 31, 2013, 2012 and 2011 and for the years then ended is derived in part from the audited financial statements of Ottawa Savings Bancorp that do not appear in this prospectus. The information as of March 31, 2016 and 2015 and for the three months ended March 31, 2016 and 2015 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of these interim periods. All of these adjustments are normal and recurring. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. The information presented below reflects Ottawa Savings Bancorp on a consolidated basis and does not include the financial condition, results of operations or other data of Ottawa Savings Bancorp MHC.

	At March 31, 2016	At December 31,
		2015	2014	2013	2012	2011
		(In thousands, except per share data)
Financial Condition Data:
Total assets	$216,565	$213,563	$221,725	$170,610	$179,046	$182,950
Loans, net (1)	144,743	140,110	142,502	110,673	121,995	127,972
Securities available for sale	48,445	46,985	52,772	34,547	28,864	33,007
Deposits	180,176	176,735	182,233	145,769	155,075	159,948
Stockholders’ equity	31,040	30,712	29,708	21,486	21,046	20,413
Book value per common share	$10.73	$10.61	$10.26	$10.14	$9.94	$9.64

(1)	Net of loans in process, deferred loan (cost) fees and allowance for loan losses.

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
			(In thousands, except per share data)
Operations Data:
Total interest and dividend income	$2,020	$2,059	$8,078	$6,595	$6,952	$7,919	$8,567
Total interest expense	207	240	907	953	1,452	2,169	2,570

Net interest income	1,813	1,819	7,171	5,642	5,500	5,750	5,997
Provision for loan losses	120	165	270	901	875	1,912	5,180
Other income	301	246	1,509	878	761	642	758
Other expense	1,620	1,740	7,393	4,467	3,917	3,536	3,770
Income tax expense (benefit)	115	16	246	348	540	270	(921)

Net income (loss)	$259	$144	$771	$804	$929	$674	$(1,274)

Basic earnings (loss) per share	$0.09	$0.05	$0.27	$0.39	$0.45	$0.33	$(0.62)

Diluted earnings (loss) per share	$0.09	$0.05	$0.27	$0.38	$0.45	$0.32	$(0.62)

Dividends per share	$—	$—	$—	$—	$—	$—	$—

	Three Months Ended March 31,		At or for the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Performance Ratios:
Return on average assets (6)	0.48%	0.27%	0.35%	0.49%	0.53%	0.37%	(0.68)%
Return on average stockholders’ equity (6)	3.34	1.92	2.56	3.62	4.38	3.23	(5.97)
Average stockholders’ equity to average assets	14.50	13.92	13.83	13.41	12.06	11.39	11.45
Stockholders’ equity to total assets at end of period	14.33	13.62	14.38	13.40	12.59	11.75	11.16
Net interest rate spread (1)	3.64	3.48	3.55	3.68	3.38	3.36	3.43
Net interest margin (2)	3.71	3.56	3.62	3.75	3.45	3.45	3.53
Average interest-earning assets to average interest-bearing liabilities	115.61	117.57	114.85	111.18	108.42	107.01	106.61
Other expense to average assets	0.76	0.81	3.39	2.70	2.23	1.93	2.02
Efficiency ratio (3)	76.63	84.26	85.17	68.51	62.56	55.31	55.81
Dividend payout ratio	—	—	—	—	—	—	—

Regulatory Capital Ratios (4):
Total risk-based capital (to risk-weighted assets)	21.63	22.01	22.36	20.28	20.79	18.19	16.76
Tier 1 core capital (to risk-weighted assets)	20.38	20.74	21.10	19.03	19.52	16.92	15.47
Common equity Tier 1 (to risk-weighted assets)	20.38	20.74	21.10	NA	NA	NA	NA
Tier 1 leverage (to adjusted total assets)	13.37	12.87	13.18	11.59	11.32	10.30	9.38

Asset Quality Ratios:
Net charge-offs (recoveries) to average gross loans outstanding	0.11	—	0.25	1.30	1.12	2.52	3.79
Allowance for loan losses to gross loans outstanding	1.49	1.72	1.56	1.59	2.56	2.69	3.57
Nonperforming loans to gross loans (5)	3.41	4.08	3.55	4.17	5.18	5.04	6.53
Nonperforming assets to total assets (5)	2.46	2.94	2.52	2.86	3.80	4.26	5.06

Other Data:
Number of full-service offices	3	3	3	3	1	1	1

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of funds on average interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents other noninterest expenses divided by the sum of net interest income and noninterest income.
(4)	Ratios are for Ottawa Savings Bank.
(5)	Nonperforming loans and assets include accruing loans past due 90 days or more.
(6)	Ratios are annualized for the three month periods ended March 31, 2016 and 2015.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Ottawa Savings Bancorp and its subsidiary for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Ottawa Savings Bancorp contained elsewhere in this prospectus, including the consolidated audited financial statements beginning on page F-1 of this prospectus. The information at December 31, 2015 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at June 30, 2016 and for the three and six months ended June 30, 2016 and 2015 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three and six months ended June 30, 2016 are not necessarily indicative of the results for all of fiscal 2016 or any other period. The information presented below reflects Ottawa Savings Bancorp on a consolidated basis and does not include the financial condition, results of operations or other data of Ottawa Savings Bancorp MHC.

	At June 30, 2016	At December 31, 2015
	(unaudited)
	(In thousands, except per share data)
Financial Condition Data:
Total assets	$216,723	$213,563
Cash and cash equivalents	2,566	7,136
Federal funds sold	—	1,604
Loans, net (1)	150,116	140,110
Securities available for sale	45,822	46,985
Deposits	176,104	176,735
Federal Home Loan Bank advances	1,129	2,139
Federal funds purchased	3,705	—
Stockholders’ equity	31,548	30,712
Book value per common share	$10.90	$10.61

(1)	Net of loans in process, deferred loan (cost) fees and allowance for loan losses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)
	(In thousands, except per share data)
Operations Data:
Total interest and dividend income	$2,141	$2,017	$4,161	$4,076
Total interest expense	210	235	418	475

Net interest income	1,931	1,782	3,743	3,601
Provision for loan losses	158	55	278	220
Other income	446	353	747	599
Other expense	1,664	2,279	3,283	4,019
Income tax expense (benefit)	182	(122)	297	(106)

Net income (loss)	$373	$(77)	$632	$67

Basic earnings (loss) per share	$0.13	$(0.03)	$0.22	$0.02

Diluted earnings (loss) per share	$0.13	$(0.03)	$0.22	$0.02

Dividends per share	$—	$—	$—	$—

	At or for the Three Months Ended June 30,		At or for the Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)
Performance Ratios:
Return on average assets (6)	0.69%	(0.14)%	0.59%	0.06%
Return on average stockholders’ equity (6)	4.75	(1.03)	4.05	0.45
Average stockholders’ equity to average assets	14.52	13.70	14.51	13.64
Stockholders’ equity to total assets at end of period	14.56	13.70	14.56	13.70
Net interest rate spread (1)	3.83	3.54	3.74	3.55
Net interest margin (2)	3.90	3.62	3.80	3.62
Average interest-earning assets to average interest-bearing liabilities	116.09	113.72	115.85	114.47
Other expense to average assets	0.77	1.05	1.53	1.83
Efficiency ratio (3)	70.00	106.74	73.12	95.69
Dividend payout ratio	—	—	—	—

	At June 30, 2016	At December 31, 2015
	(unaudited)
Regulatory Capital Ratios (4):
Total risk-based capital (to risk-weighted assets)	21.64%	22.36%
Tier 1 core capital (to risk-weighted assets)	20.39	21.10
Common equity Tier 1 (to risk-weighted assets)	20.39	21.10
Tier 1 leverage (to adjusted total assets)	13.57	13.18

Asset Quality Ratios:
Net charge-offs (recoveries) to average gross loans outstanding	0.14	0.25
Allowance for loan losses to gross loans outstanding	1.50	1.56
Non-performing loans to gross loans (5)	2.84	3.55
Non-performing assets to total assets (5)	2.16	2.52

Other Data:
Number of full-service offices	3	3

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of funds on average interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents other noninterest expenses divided by the sum of net interest income and noninterest income.
(4)	Ratios are for Ottawa Savings Bank.
(5)	Non-performing loans and assets include accruing loans past due 90 days or more.
(6)	Ratios are annualized for the three and six month periods ended June 30, 2016 and 2015.

Comparison of Financial Condition at June 30, 2016 and December 31, 2015

Total assets increased $3.2 million, or 1.5%, to $216.7 million at June 30, 2016, from $213.6 million at December 31, 2015. The increase in assets was primarily due to an increase in net loans of $10.0 million and an increase in other assets of $1.1 million, partially offset by a decrease in cash and cash equivalents of $4.6 million, a decrease in federal funds sold of $1.6 million, and a decrease in securities available for sale of $1.2 million.

Cash and cash equivalents decreased $4.6 million, or 64.0%, to $2.6 million at June 30, 2016, from $7.1 million at December 31, 2015, primarily as a result of cash used in investing activities of $6.8 million exceeding cash provided by operating activities of $0.2 million and cash provided by financing activities of $2.1 million. The cash used in investing activities includes the purchase of approximately $8.3 million in auto loans and other net loan increases of $2.3 million, and the net cash provided by financing activities included federal funds purchased of $3.7 million, offset by a principal reduction in Federal Home Loan Bank advances of $1.0 million and a decrease in deposit accounts of $0.6 million.

Federal funds sold decreased to zero at June 30, 2016, from $1.6 million at December 31, 2015, and federal funds purchased increased to $3.7 million at June 30, 2016, from zero at December 31, 2015, primarily as a result of cash used in investing activities.

Securities available for sale decreased $1.2 million, or 2.5%, to $45.8 million at June 30, 2016, from $47.0 million at December 31, 2015. The decrease was primarily due to sales and maturities of $1.7 million and pay-downs of $3.2 million, partially offset by $3.6 million in purchases.

Loans, net of the allowance for loan losses, increased $10.0 million, or 7.1%, to $150.1 million at June 30, 2016, from $140.1 million at December 31, 2015. The increase in loans, net of the allowance for loan losses, was primarily due to an increase in consumer direct and purchased auto loans of $7.4 million, an increase in residential mortgage loans of $2.2 million, and an increase in non-residential real estate loans of $1.2 million. The increases were partially offset by a decrease in commercial loans of $0.8 million. The changes above are net of normal pay-downs and principal reductions.

Foreclosed real estate remained constant at $0.3 million at June 30, 2016 and December 31, 2015. Changes during the six months ended June 30, 2016 included an increase as a result of three properties valued at approximately $0.2 million acquired through loan foreclosures, offset by a decrease due to the sale of six properties with proceeds of approximately $0.3 million.

Total deposits decreased $0.6 million, or 0.4%, to $176.1 million at June 30, 2016, from $176.7 million at December 31, 2015. The decrease was primarily due to a decrease in certificates of deposit of $3.4 million, or 3.8%, partially offset by an increase in savings account balances of $1.3 million, or 5.9%, and an increase in money market balances of $1.4 million, or 4.7%, from December 31, 2015 to June 30, 2016.

Federal Home Loan Bank advances decreased $1.0 million, or 47.2%, to $1.1 million at June 30, 2016, from $2.1 million at December 31, 2015. We made principal payments of $1.0 million and took no new advances during the six months ended June 30, 2016.

Stockholders’ equity increased $0.8 million, or 2.7% to $31.5 million at June 30, 2016, from $30.7 million at December 31, 2015. The increase in equity was primarily a result of net income for the six months ended June 30, 2016 of approximately $0.6 million and an increase other comprehensive income and other changes totaling approximately $0.2 million.

Economic uncertainty continues to affect our asset quality. The market values of homes in our market area generally continue to improve from recessionary valuation levels in recent years. While local economic conditions are improving, they continue to lag national indicators. Higher unemployment locally continues to affect some of our borrowers’ ability to timely repay their obligations to us. These conditions have collectively resulted in non-performing assets totaling 2.16% of total assets as of June 30, 2016, down from 2.52% at December 31, 2015.

Our non-performing assets consist of non-accrual loans, foreclosed real estate and other repossessed assets. Loans are generally placed on non-accrual status when it is apparent all of the contractual payments (i.e. principal and interest) will not be received; however, they may be placed on non-accrual status sooner if management has significant doubt as to the collection of all amounts due. Interest previously accrued but uncollected is reversed and charged against interest income. During the first six months of 2016, non-performing assets decreased 13.2% to $4.7 million from $5.4 million as of December 31, 2015. The decrease in non-performing assets was primarily due to the decrease in non-accrual loans as a result of the pay-off or charge-off of five impaired loans totaling approximately $0.2 million, upgrading and returning seven loans totaling approximately $0.8 million to accrual status, and payments of approximately $0.3 million, offset partially by the addition of 11 loans totaling approximately $0.6 million to the impaired loan list.

Comparison of Operating Results for the Three Months Ended June 30, 2016 and 2015

General. Net income for the three months ended June 30, 2016 was $373,000 compared to a net loss of $77,000 for the three months ended June 30, 2015. Net income during the second quarter of 2016 was higher than the second quarter of 2015, primarily due to a decrease in other expense, an increase in net interest income, and an increase in other income, partially offset by an increase in provision expense and an increase in income tax expense.

Net Interest Income. Net interest income increased $149,000, or 8.4%, to $1.9 million for the three months ended June 30, 2016 compared to $1.8 million for the three months ended June 30, 2015. Interest and dividend income increased $124,000 due to the yield increasing on interest-earning assets from 4.09% to 4.32% due to changes in the mix of the interest-earning asset portfolio and an increase in the average balance of interest-earning assets of $1.0 million. The increase in net interest income also included a $25,000, or 10.6%, decrease in interest expense. The cost of funds declined six basis points, from 0.55% to 0.49%, or 10.9%, for the three months ended June 30, 2016 compared to the three months ended June 30, 2015, due to changes in the mix of lower costing deposit products and certificates of deposit. Additionally, the average balance of interest-bearing liabilities decreased by $2.6 million, or 1.5%. The net interest margin increased during the three months ended June 30, 2016 to 3.90% compared to 3.62% for the three months ended June 30, 2015.

Provision for Loan Losses. Management recorded a loan loss provision of $157,500 and $55,000 for the three month periods ended June 30, 2016 and 2015, respectively. The provision level was primarily attributable to an increase in the balances of most loan categories, with purchased auto loans doubling since 2015. Furthermore, net charge-offs were higher for the three months ended June 30, 2016 as compared to the three months ended June 30, 2015. The increase was offset by improvements in the historical loss levels and qualitative factors during 2016, as compared to 2015, which lowered the loss factors applied to most loan categories in the general reserve. Additionally, specific reserves were slightly lower at June 30, 2016 when compared to June 30, 2015. The economic conditions in the local market continue to negatively impact the ability of some borrowers to keep current per terms of their obligations. Collateral values of real estate have stabilized and are increasing from recessionary valuation levels, but economic conditions in the local markets continue to lag national indicators, including higher levels of unemployment locally of 6.7% in LaSalle County, 6.0% in Grundy County, and 6.4% for the State of Illinois, versus the national level of 4.7%. Based on a review of the loans that were in the loan portfolio at June 30, 2016, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.

Other Income. Total other income increased $93,000, or 26.35%, to $446,000 for the three months ended June 30, 2016 compared to $353,000 for the three months ended June 30, 2015. The increase in total other income was primarily due to an increase of $97,000 in gains on sale of loans. The increase in gains on sale of loans was primarily a result of an increase in loans originated for sale into the secondary market.

Other Expense. Other expense decreased $615,000, or 27.0%, to $1.7 million for the three months ended June 30, 2016 compared to $2.3 million for the three months ended June 30, 2015. The decrease in other expense was primarily due to a decrease of $676,000 in data processing expenses, offset by increases of $137,000 in salaries and employee benefits. Data processing expenses were lower during the second quarter of 2016 as compared to 2015, because during 2015 we were still supporting two core processing systems as a result of our merger with Twin Oaks Savings Bank and were incurring additional costs related to merging the two systems. The increase in salaries and employee benefits was due to both additional personnel to support our mortgage lending area as well as annual merit increases. Our efficiency ratio decreased to 70.0% for the three months ended June 30, 2016 from 106.7% for the three months ended June 30, 2015 due to decreased other expense for the 2016 period primarily due to the absence of merger-related expenses as well as stronger revenue numbers.

Income Taxes. We recorded income tax expense of $182,000 and an income tax benefit of $122,000 for the three months ended June 30, 2016 and 2015, respectively. For the three months ended June 30, 2016, we had net income of $373,000 with approximately $128,000 in tax-exempt income, compared to a net loss of $77,000 with approximately $146,000 in tax-exempt income for the three months ended June 30, 2015. The higher amount of pre-tax income and the ratio of tax-exempt income to pre-tax income/loss caused the change in tax expense/benefit recorded at June 30, 2016, compared to June 30, 2015.

Comparison of Operating Results for the Six Months Ended June 30, 2016 and 2015

General. Net income for the six months ended June 30, 2016 was $632,000 compared to $67,000 for the six months ended June 30, 2015. Net income during the first six months of 2016 was higher than the first six months of 2015 primarily due to a decrease in other expense, an increase in net interest income, and an increase in other income, partially offset by an increase in provision expense and an increase in income tax expense.

Net Interest Income. Net interest income increased $142,000, or 3.9%, to $3.7 million for the six months ended June 30, 2016 compared to $3.6 million for the six months ended June 30, 2015. Interest and dividend income increased $85,000 due to the yield increasing on interest-earning assets from 4.10% to 4.23% due to changes in the mix of the interest-earning asset portfolio, offset by a decrease in average interest-earning assets of $1.8 million. The increase in net interest income also included a $57,000, or 12.0%, decrease in interest expense. The cost of funds declined six basis points, from 0.55% to 0.49%, or 10.9%, for the six months ended June 30, 2016 compared to the six months ended June 30, 2015, due to changes in the mix of lower costing deposit products and certificates of deposit. Additionally, the average balance of interest-bearing liabilities decreased by $3.6 million, or 2.1%. The net interest margin increased during the six months ended June 30, 2016 to 3.80% compared to 3.62% for the six months ended June 30, 2015.

Provision for Loan Losses. Management recorded a loan loss provision of $277,500 and $220,000 for the six month periods ended June 30, 2016 and 2015, respectively. The provision level was primarily attributable to an increase in the balances of most loan categories, with purchased auto loans doubling since 2015. Furthermore, net charge-offs are higher for the six months ended June 30, 2016 as compared to the six months ended June 30, 2015. The increase was offset by improvements in the historical loss levels and qualitative factors during 2016, as compared to 2015, which lowered the loss factors applied to most loan categories in the general reserve. Additionally, specific reserves were slightly lower at June 30, 2016 when compared to June 30, 2015. The economic conditions in the local market continue to negatively impact the ability of some borrowers to keep current per terms of their obligations. Collateral values of real estate have stabilized and are increasing from recessionary valuation levels, but economic conditions in the local markets continue to lag national indicators, including higher levels of unemployment locally of 6.7% in LaSalle County, 6.0% in Grundy County, and 6.4% for the State of Illinois, versus the national level of 4.7%. Based on a review of the loans that were in the loan portfolio at June 30, 2016, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.

Other Income. Total other income increased $148,000, or 24.7%, to $747,000 for the six months ended June 30, 2016 compared to $599,000 for the six months ended June 30, 2015. The increase in total other income was primarily due to an increase of $98,000 in gains on sale of loans and an increase of $64,000 in gains on sales of other real estate owned, offset by decreases of $14,000 in the gain on sale of securities. The increase in gains on sale of loans was primarily a result of an increase in loans originated for sale into the secondary market. The increase in gains on sales of other real estate owned properties was primarily due to the recognition of approximately $52,000 in deferred gains on the sale of three properties sold in prior years. The decrease in the gains on sale of securities was due to a decrease in the amount of securities sold during the six months ended June 30, 2016 as compared to the six months ended June 30, 2015.

Other Expense. Other expense decreased $736,000, or 18.3%, to $3.3 million for the six months ended June 30, 2016 compared to $4.0 million for the six months ended June 30, 2015. The decrease in other expenses was primarily due to a decrease of $916,000 in data processing expenses, offset by increases of $253,000 in salaries and employee benefits. Data processing expenses were lower during the first six months of 2016 as compared to 2015, because during 2015 we were still supporting two core processing systems as a result of our merger with Twin Oaks Savings Bank and were incurring additional costs related to merging the two systems. The increase in salaries and employee benefits was due to both additional personnel to support our mortgage lending area as well as annual merit increases. Our efficiency ratio decreased to 73.1% for the six months ended June 30, 2016 from 95.7% for the six months ended June 30, 2015 primarily due to the absence of merger-related expenses as well as stronger revenue numbers.

Income Taxes. We recorded income tax expense of $297,000 and an income tax benefit of $106,000 for the six months ended June 30, 2016 and 2015, respectively. For the six months ended June 30, 2016, we had net income of $632,000 with approximately $257,000 in tax-exempt income, compared to net income of $67,000 with approximately $291,000 in tax-exempt income for the six months ended June 30, 2015. The higher amount of pre-tax income and the ratio of tax-exempt income to pre-tax income/loss caused the change in tax expense/benefit recorded at June 30, 2016, compared to June 30, 2015.

USE OF PROCEEDS

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $16.2 million and $22.3 million.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 per Share of
	1,762,050 Shares		2,073,000 Shares		2,383,950 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$17,621		$20,730		$23,840
Less offering expenses	(1,417)		(1,473)		(1,529)

Net offering proceeds	$16,204	100.00%	$19,257	100.00%	$22,311	100.00%

Distribution of net proceeds:
To Ottawa Savings Bank	$(8,102)	(50.00)%	$(9,629)	(50.00)%	$(11,156)	(50.00)%
To fund loan to employee stock ownership plan	$(1,410)	(8.70)%	$(1,658)	(8.61)%	$(1,907)	(8.55)%
Retained by Ottawa Bancorp	$6,692	41.30%	$7,970	41.39%	$9,248	41.45%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Ottawa Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription and community offerings and a portion of the shares were sold in a syndicated offering.

Ottawa Bancorp may use the proceeds it retains, if any, from the offering to invest in securities and for other general corporate purposes. Ottawa Bancorp will also use the proceeds to pay cash dividends to stockholders and may use the proceeds to repurchase shares of our common stock.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax qualified employee stock benefit plans.

Ottawa Savings Bank may use the net proceeds it receives from the offering:

•	To fund new loans;

•	To enhance existing products and services, support growth and the development of new products and services;

•	To invest in securities;

•	For the possible future expansion of our branch office network by establishing additional branch offices and acquiring other financial institutions; and

•	For other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Beginning with the first full quarter following the completion of the conversion, we intend to pay cash dividends on a quarterly basis. Initially, we expect the quarterly dividends to be $0.04 per share, which equals $0.16 per share on an annualized basis and an annual yield of 1.6% based on a price of $10.00 per share. We believe that the proposed level of payments is reasonable based on our review of our overall risk profile, as well as an evaluation of our current and anticipated capital, asset quality, earnings, liquidity and sensitivity position. However, the amount of dividends to be paid will be subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Ottawa Bancorp will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Ottawa Bancorp in connection with the conversion. The source of dividends will depend on the net proceeds retained by Ottawa Bancorp and earnings thereon, and dividends from Ottawa Savings Bank. In addition, Ottawa Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, Ottawa Savings Bank will not be permitted to pay dividends on its capital stock to Ottawa Bancorp, its sole stockholder, if Ottawa Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Ottawa Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. Ottawa Savings Bank must file an application with the Federal Reserve Board for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of Ottawa Savings Bank’s net income for that year to date plus its retained net income for the preceding two years, or Ottawa Savings Bank would not be at least adequately capitalized following the distribution.

Any payment of dividends by Ottawa Savings Bank to Ottawa Bancorp that would be deemed to be drawn from Ottawa Savings Bank’s bad debt reserves established prior to 1988, if any, would require a payment of taxes at the then-current tax rate by Ottawa Savings Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Ottawa Savings Bank does not intend to make any distribution that would create such a federal tax liability. See “The Conversion and Offering—Liquidation Rights.” For further information concerning additional federal law and regulations regarding the ability of Ottawa Savings Bank to make capital distributions, including the payment of dividends to Ottawa Bancorp, see “Federal and State Taxation—Federal Income Taxation.”

We will file a consolidated federal tax return with Ottawa Savings Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Ottawa Savings Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “OTTW.” Upon completion of the conversion, the shares of common stock of Ottawa Bancorp will be exchanged for the existing shares of Ottawa Savings Bancorp and are expected to be listed on the Nasdaq Capital Market under the symbol “OTTW.” As of                     , 2016, Ottawa Savings Bancorp had approximately nine registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

The following table sets forth the high and low trading prices for shares of Ottawa Savings Bancorp common stock for the periods indicated, as obtained from the OTC Pink Marketplace. We did not declare a dividend for any of the periods listed. As of the close of business on                     , 2016, there were                  shares of common stock outstanding, including              publicly held shares (shares held by stockholders other than Ottawa Savings Bancorp MHC), and approximately              stockholders of record.

	Price Per Share
	High		Low
Fiscal Year Ending December 31, 2016
Third quarter (through , 2016)	$		$
Second quarter		13.00		10.90
First quarter		$11.20		$10.00

Fiscal Year Ended December 31, 2015
Fourth quarter		$11.00		$9.81
Third quarter		$11.84		$9.99
Second quarter		$12.00		$10.00
First quarter		$11.59		$9.50

Fiscal Year Ended December 31, 2014
Fourth quarter		$10.00		$9.50
Third quarter		$10.00		$9.00
Second quarter		$9.50		$8.40
First quarter		$8.90		$8.50

On June 1, 2016, the business day immediately preceding the public announcement of the conversion, and on                     , 2016, the closing prices of Ottawa Savings Bancorp common stock as reported on the OTC Pink Marketplace were $11.00 per share and $         per share, respectively. On the effective date of the conversion, all publicly held shares of Ottawa Savings Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Ottawa Savings Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” The above table reflects actual prices and has not been adjusted to reflect the exchange ratio.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Ottawa Savings Bancorp at March 31, 2016 and the pro forma consolidated capitalization of Ottawa Bancorp after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

		Pro Forma at March 31, 2016 Based upon the Sale in the Offering at $10.00 per Share of
	Historical at March 31, 2016	1,762,050 Shares	2,073,000 Shares	2,383,950 Shares
	(Dollars in thousands)

Deposits (1)	$180,176	$180,176	$180,176	$180,176
Borrowed funds	1,138	1,138	1,138	1,138

Total deposits and borrowed funds	$181,314	$181,314	$181,314	$181,314

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion) (2)	$—	$—	$—	$—
Common stock, $0.01 par value, 12,000,000 shares authorized (post-conversion); shares to be issued as reflected (2)(3)	30	26	30	35
Additional paid-in capital (1)	15,847	30,843	33,892	36,941
MHC capital contribution	—	128	128	128
Retained earnings (4)	16,453	16,453	16,453	16,453
Unrealized gain (loss)	538	538	538	538
Less:
Treasury stock	(1,212)	—	—	—
Cash obligation for employee stock ownership shares	(422)	(422)	(422)	(422)
Unallocated employee stock ownership shares	(191)	(191)	(191)	(191)
Unearned stock-based benefit plan shares	(3)	(3)	(3)	(3)
Common stock held by employee stock ownership plan (5)	—	(1,410)	(1,658)	(1,907)
Common stock to be acquired by stock-based benefit plan (6)	—	(705)	(829)	(953)

Total stockholders’ equity	$31,040	$45,257	$47,938	$50,619

Pro Forma Shares Outstanding:
Shares offered for sale	—	1,762,050	2,073,000	2,383,950
Exchange shares issued	—	787,950	927,000	1,066,050

Total shares outstanding	2,894,123	2,550,000	3,000,000	3,450,000

Total assets	$216,565	$230,854	$233,646	$236,271
Total stockholders’ equity as a percentage of total assets	14.33%	19.60%	20.52%	21.42%
Tangible equity as a percentage of total assets		19.14%	20.06%	20.97%

(1)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	Ottawa Savings Bancorp currently has 12,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, $0.01 par value per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Ottawa Bancorp common stock to be outstanding.
(3)	No effect has been given to the issuance of additional shares of Ottawa Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Ottawa Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.
(4)	The retained earnings of Ottawa Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Dividends.”
(5)

Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Ottawa Bancorp. The loan will be repaid principally from Ottawa Savings Bank’s contributions to the employee stock ownership plan. Since Ottawa Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Ottawa Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by Ottawa Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. Ottawa Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

REGULATORY CAPITAL COMPLIANCE

At March 31, 2016, Ottawa Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The following table presents Ottawa Savings Bank’s capital position relative to its regulatory capital requirements at March 31, 2016, on a historical and a pro forma basis. The table reflects receipt by Ottawa Savings Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee savings and stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.”

	Ottawa Savings Bank Historical at March 31, 2016		Pro Forma at March 31, 2016, Based Upon the Sale in the Offering of
			1,762,050 Shares		2,073,000 Shares		2,383,950 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$30,880	14.3%	$36,867	16.0%	$38,021	16.3%	$39,175	16.6%

Tier 1 leverage capital (1)(2)	$28,315	13.4%	$34,302	15.6%	$35,456	16.0%	$36,610	16.4%
Tier 1 leverage requirement	10,587	5.0	10,992	5.0	11,068	5.0	11,145	5.0

Excess	$17,728	8.4%	$23,310	10.6%	$24,387	11.0%	$25,465	11.4%

Tier 1 risk-based capital (1)(2)	$28,315	20.4%	$34,302	24.4%	$35,456	25.2%	$36,610	25.9%
Tier 1 risk-based requirement	11,117	8.0	11,246	8.0	11,271	8.0	11,296	8.0

Excess	$17,198	12.4%	$23,056	16.4%	$24,185	17.2%	$25,314	17.9%

Total risk-based capital (1)(2)	$30,063	21.6%	$36,050	25.6%	$37,204	26.4%	$38,358	27.2%
Total risk-based requirement	13,896	10.0	14,058	10.0	14,088	10.0	14,119	10.0

Excess	$16,167	11.6%	$21,992	15.6%	$23,116	16.4%	$24,239	17.2%

Common equity tier 1 risk-based capital (1)(2)	$28,315	20.4%	$34,302	24.4%	$35,456	25.2%	$36,610	25.9%
Common equity tier 1 risk-based requirement	9,032	6.5	9,138	6.5	9,158	6.5	9,177	6.5

Excess	$19,283	13.9%	$25,164	17.9%	$26,298	18.7%	$27,433	19.4%

Reconciliation of capital infused into Ottawa Savings Bank:
Net proceeds			$16,204		$19,257		$22,311
Proceeds to Ottawa Savings Bank			8,102		9,629		11,156
Less: Common stock acquired by stock-based benefit plan			705		829		953
Less: Common stock acquired by employee stock ownership plan			1,410		1,658		1,907

Pro forma increase			$5,987		$7,142		$8,296

(1)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

PRO FORMA DATA

The following tables summarize historical data of Ottawa Savings Bancorp and pro forma data of Ottawa Bancorp at and for the three months ended March 31, 2016 and the year ended December 31, 2015. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion.

The net proceeds in the table are based upon the following assumptions:

•	70% of the shares of common stock will be sold in the subscription offering and 30% of the shares of common stock will be sold in the community offering;

•	Our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from Ottawa Bancorp. The existing loan obligation of our employee stock ownership plan, equal to $266,792 at March 31, 2016, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, as may be adjusted annually) over 15 years. Interest income that we earn on the loan will offset the interest paid by Ottawa Savings Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the combined loan over 15 years, net of historical expense for the three months March 31, 2016 and the year ended December 31, 2015;

•	We will pay Sandler O’Neill & Partners, L.P. a fee equal to 1.5% of the aggregate dollar amount of the shares sold in the subscription offering and 2.5% of the aggregate dollar amount of the shares sold in the community offering and expenses of $125,000; and

•	Total expenses of the offering, other than the fees and commissions to be paid to Sandler O’Neill & Partners, L.P. and other broker-dealers, will be $1.1 million.

We calculated pro forma consolidated net income for the three months ended March 31, 2016 and the year ended December 31, 2015 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 1.20% (0.79% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of March 31, 2016, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	The yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	We believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the year, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma table gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.05 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the conversion and stock offering.

As discussed under “Use of Proceeds,” we intend to contribute 50% of the net offering proceeds to Ottawa Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	Withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	Our results of operations after the stock offering; or

•	Changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Ottawa Savings Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

At or for the Three Months Ended March 31, 2016 Based upon the Sale at $10.00 per Share of
1,762,050 Shares	2,073,000 Shares	2,383,950 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$17,621	$20,730	$23,840
Expenses	(1,417)	(1,473)	(1,529)

Estimated net proceeds	16,204	19,257	22,311
Assets received from mutual holding company	128	128	128
Common stock purchased by employee stock ownership plan	(1,410)	(1,658)	(1,907)
Common stock purchased by stock-based benefit plans	(705)	(829)	(953)

Estimated net proceeds, as adjusted	$14,217	$16,898	$19,579

For the Three Months Ended March 31, 2016
Consolidated net earnings:
Historical	$259	$259	$259
Income on adjusted net proceeds	42	50	58
Employee stock ownership plan (1)	(16)	(18)	(21)
Stock awards (2)	(23)	(27)	(31)
Stock options (3)	(24)	(29)	(33)

Pro forma net income	$238	$235	$232

Earnings per share (4):
Historical	$0.11	$0.09	$0.08
Income on adjusted net proceeds	0.02	0.02	0.02
Employee stock ownership plan (1)	(0.01)	(0.01)	(0.01)
Stock awards (2)	(0.01)	(0.01)	(0.01)
Stock options (3)	(0.01)	(0.01)	(0.01)

Pro forma earnings per share (4)	$0.10	$0.08	$0.07

Offering price to pro forma net earnings per share	25.33	x	30.18	x	35.16
Number of shares used in earnings per share calculations	2,411,385	2,836,924	3,262,463

	At or for the Three Months Ended March 31, 2016 Based upon the Sale at $10.00 per Share of
	1,762,050 Shares	2,073,000 Shares	2,383,950 Shares
	(Dollars in thousands, except per share amounts)
At March 31, 2016
Stockholders’ equity:
Historical	$31,040	$31,040	$31,040
Estimated net proceeds	16,204	19,257	22,311
Equity increase from the mutual holding company	128	128	128
Common stock acquired by employee stock ownership plan (1)	(1,410)	(1,658)	(1,907)
Common stock acquired by stock-based benefit plans (2)	(705)	(829)	(953)

Pro forma stockholders’ equity	45,257	47,938	50,619

Intangible assets (6)	(1,078)	(1,078)	(1,078)

Pro forma tangible stockholders’ equity	$44,179	$46,860	$49,541

Stockholders’ equity per share:
Historical	$12.17	$10.35	$9.00
Estimated net proceeds	6.35	6.42	6.47
Equity increase from the mutual holding company	0.05	0.04	0.04
Common stock acquired by employee stock ownership plan (1)	(0.55)	(0.55)	(0.55)
Common stock acquired by stock-based benefit plans (2)	(0.28)	(0.28)	(0.28)

Pro forma stockholders’ equity per share (5)	17.74	15.98	14.68

Intangible assets	(0.42)	(0.36)	(0.31)

Pro forma tangible stockholders’ equity per share (5)	$17.32	$15.62	$14.37

Pro forma price to book value	56.37%	62.58%	68.12
Pro forma price to tangible book value	57.74%	64.02%	69.59
Number of shares outstanding for pro forma book value per share calculations	2,550,000	3,000,000	3,450,000

	At or for the Year Ended December 31, 2015 Based upon the Sale at $10.00 per Share of
	1,762,050 Shares	2,073,000 Shares	2,383,950 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$17,621	$20,730	$23,840
Expenses	(1,417)	(1,473)	(1,529)

Estimated net proceeds	16,204	19,257	22,311
Assets received from mutual holding company	128	128	128
Common stock purchased by employee stock ownership plan	(1,410)	(1,658)	(1,907)
Common stock purchased by stock-based benefit plans	(705)	(829)	(953)

Estimated net proceeds, as adjusted	$14,217	$16,898	$19,579

For the Year Ended December 31, 2015
Consolidated net earnings:
Historical	$771	$771	$771
Income on adjusted net proceeds	167	199	230
Employee stock ownership plan (1)	(62)	(73)	(84)
Stock awards (2)	(93)	(109)	(126)
Stock options (3)	(98)	(116)	(133)

Pro forma net income	$685	$672	$658

(footnotes begin on next page)

At or for the Year Ended December 31, 2015 Based upon the Sale at $10.00 per Share of
1,762,050 Shares	2,073,000 Shares	2,383,950 Shares
(Dollars in thousands, except per share amounts)
Earnings per share (4):
Historical	$0.32	$0.27	$0.24
Income on adjusted net proceeds	0.07	0.07	0.07
Employee stock ownership plan (1)	(0.03)	(0.03)	(0.03)
Stock awards (2)	(0.04)	(0.04)	(0.04)
Stock options (3)	(0.04)	(0.04)	(0.04)

Pro forma earnings per share (4)	$0.28	$0.23	$0.20

Offering price to pro forma net earnings per share	35.31	x	42.34	x	49.73
Number of shares used in earnings per share calculations	2,418,434	2,845,216	3,271,998

At December 31, 2015
Stockholders’ equity:
Historical	$30,712	$30,712	$30,712
Estimated net proceeds	16,204	19,257	22,311
Equity increase from the mutual holding company	128	128	128
Common stock acquired by employee stock ownership plan (1)	(1,410)	(1,658)	(1,907)
Common stock acquired by stock-based benefit plans (2)	(705)	(829)	(953)

Pro forma stockholders’ equity	44,929	47,610	50,291

Intangible assets (6)	(1,101)	(1,101)	(1,101)

Pro forma tangible stockholders’ equity	$43,828	$46,509	$49,190

Stockholders’ equity per share:
Historical	$12.04	$10.24	$8.90
Estimated net proceeds	6.35	6.42	6.47
Equity increase from the mutual holding company	0.05	0.04	0.04
Common stock acquired by employee stock ownership plan (1)	(0.55)	(0.55)	(0.55)
Common stock acquired by stock-based benefit plans (2)	(0.28)	(0.28)	(0.28)

Pro forma stockholders’ equity per share (5)	17.61	15.87	14.58

Intangible assets	(0.43)	(0.37)	(0.32)

Pro forma tangible stockholders’ equity per share (5)	$17.18	$15.50	$14.26

Pro forma price to book value	56.79%	63.01%	68.59
Pro forma price to tangible book value	58.21%	64.52%	70.13
Number of shares outstanding for pro forma book value per share calculations	2,550,000	3,000,000	3,450,000

(1)

Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Ottawa Bancorp, and the outstanding loan with respect to existing shares of Ottawa Savings Bancorp held by the employee stock ownership plan will be refinanced and consolidated with the new loan. Ottawa Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Ottawa Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Ottawa Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 40.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that shares were committed to be released over 15 equal annual installments during the year at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.
(2)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Ottawa Bancorp or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Ottawa Bancorp. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 5% and 20%, respectively, of the amount contributed to the plan is amortized as an expense during the three months ended March 31, 2016 and the year ended December 31, 2015, and (iii) the plan expense reflects an effective tax rate of 34.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.05 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that % of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 9.09%.
(4)	Per share figures include publicly held shares of Ottawa Savings Bancorp common stock that will be exchanged for shares of Ottawa Bancorp common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See note 2, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(5)	Per share figures include publicly held shares of Ottawa Savings Bancorp common stock that will be exchanged for shares of Ottawa Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.8811, 1.0366 and 1.1921 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(6)	Includes goodwill and core deposit intangibles.

OUR BUSINESS

General

Ottawa Bancorp is a Maryland corporation that was organized in May 2016. Upon completion of the conversion, Ottawa Bancorp will become the holding company of Ottawa Savings Bank, a federally chartered savings bank, and will succeed to all of the business and operations of Ottawa Savings Bancorp and each of Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC will cease to exist.

Ottawa Savings Bancorp is a savings and loan holding company that was incorporated under the laws of the United States on July 11, 2005 for the purpose of serving as the holding company of Ottawa Savings Bank, as part of Ottawa Savings Bank’s conversion from a mutual to a stock form of organization. In the reorganization, Ottawa Savings Bancorp issued a majority of its outstanding shares of common stock to Ottawa Savings Bancorp MHC, the mutual holding company parent of Ottawa Savings Bank, and sold the remainder of its outstanding shares of common stock to the public.

Ottawa Savings Bank’s business is to attract deposits from the general public and use those funds to originate and purchase one-to-four family, multi-family and non-residential real estate, construction, commercial and consumer loans, which Ottawa Savings Bank primarily holds for investment. Ottawa Savings Bank has continually diversified its products to meet the needs of the communities it serves.

On December 31, 2014, Ottawa Savings Bancorp acquired Twin Oaks Savings Bank and merged Twin Oaks Savings Bank with and into Ottawa Savings Bank, with Ottawa Savings Bank being the surviving entity in the merger. As a result of the merger, Ottawa Savings Bank increased its market share in the La Salle County market and expanded into Grundy County. In connection with the acquisition of Twin Oaks Savings Bank, Ottawa Savings Bancorp issued 776,144 shares of common stock to Ottawa Savings Bancorp MHC. As of March 31, 2016, Ottawa Savings Bancorp MHC held 1,999,845 shares of common stock, representing 69.1% of Ottawa Savings Bancorp’s common shares outstanding.

Market Area

We are headquartered in Ottawa, Illinois, which is located in north-central Illinois approximately 80 miles southwest of Chicago. Our market area, which benefits from its proximity to Chicago, includes parts of LaSalle County and all of Grundy County.

The economy of LaSalle County is predominantly driven by the following industry sectors: (i) professional, scientific, management, administrative and waste management services; (ii) educational, health and social services; (iii) construction services; and (iv) agriculture and mining. The county’s largest employers include OSF Saint Elizabeth Medical Center, PetSmart, Clover Technology Group, HR Imaging and SABIC Innovative Plastics. According to U.S. Census Bureau statistics, the population of LaSalle County was approximately 111,000 as of July 2015. Median household income for the county is below state and national levels. The unemployment rate, not seasonally adjusted, for LaSalle County in March 2016 was 8.3%, which was higher than the national average for March 2016.

The economy of Grundy County is predominantly driven by the industrial, manufacturing, logistics and energy industry sectors. The county’s largest employers are R.R. Donnelley & Sons, Morris Hospital, Exelon Dresden Station, Lyondell and Wal-Mart. These companies represent the printing, medical, electrical generation, polymer resin and retail merchandise industries, respectively. According to U.S. Census Bureau statistics, the population of Grundy County was approximately 51,000 as of July 2015. Median household income for the county is above state and national levels. The unemployment rate, not seasonally adjusted, for Grundy County in March 2016 was 8.3%, which was higher than the national average for March 2016.

The market values of homes in our market area generally continue to improve from recessionary valuation levels in recent years. While local economic conditions are improving, they continue to lag national indicators.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits and loans has historically come from the several financial institutions operating in our market area, including a number of independent banks, and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions, mortgage companies and mortgage brokers. In addition, we face competition for investors’ funds from money market funds and other corporate and government securities. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage and consumer credit market, such as securities companies and specialty finance companies. We believe that our long-standing presence in Ottawa, Illinois, our recent expansion into Grundy County as a result of the Twin Oaks Savings Bank acquisition, and our personal service philosophy enhance our ability to compete favorably in attracting and retaining individual and business customers. We actively solicit deposit-related customers and compete for deposits by offering customers personal attention, professional service and competitive interest rates.

Lending Activities

Our loan portfolio consists primarily of one-to-four family residential mortgage loans. To a lesser extent, our loan portfolio includes multi-family and non-residential real estate, commercial, construction and consumer loans. Substantially all of our loans are secured by properties located within our local market, excluding our purchased loan portfolio. However, on occasion we originate loans to borrowers outside our market area. At March 31, 2016, loans made to borrowers outside LaSalle and Grundy Counties (including loans made to borrowers located in neighboring counties in Illinois) totaled $26.0 million, or 18.0% of our total loan portfolio.

One-to-Four Family Residential Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes in our market area.

We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans (as opposed to adjustable interest rates) and adjustable-rate mortgage loans that can be originated or purchased at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates, and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

We offer fixed rate loans with terms of either 15, 20 or up to 30 years. We traditionally sell 30-year fixed-rate loans into the secondary market, resulting in a fixed-rate loan portfolio primarily composed of loans with terms of 20 years or less. Our adjustable-rate mortgage loans are based on either a 15, 20 or up to 30 year amortization schedule and interest rates and payments on our adjustable-rate mortgage loans adjust every one, three or five years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate that is based on the respective one, three, and five year monthly Constant Maturity Treasury indices. The maximum amount by which the interest rate may be increased or decreased is generally 1% to 2% per adjustment period, depending on the type of loan, and the lifetime interest rate ceiling is generally 5% over the initial interest rate of the loan. The initial and floor rates for owner occupied properties are 1.875%, 2.875% and 3.125% for the one, three and five-year adjustable rate loans, respectively, and range of 4.5% to 6.5% for non-owner occupied one-to-four family properties, respectively, at this time.

Due to historically low interest rate levels, borrowers generally have preferred fixed-rate loans in recent years. While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest rate sensitivity is limited by the annual and lifetime interest rate adjustment limits.

While one-to-four family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

We also regularly make loans secured by non-owner occupied one-to-four family residential properties. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. In reaching a decision on whether to originate a non-owner occupied one-to-four family residential real estate loan, we consider the net operating income of the property, the borrower’s credit history and profitability, and the value of the underlying property. At March 31, 2016, loans secured by non-owner occupied one-to-four family properties totaled $17.6 million, or 20.3% of our total residential loan portfolio.

We generally do not make conventional loans with loan-to-value ratios exceeding 80%. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance, government guarantee or additional collateral. We require all properties securing mortgage loans to be appraised by an independent appraiser approved by our board of directors and licensed by the State of Illinois. We require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, or flood insurance for loans on property located in a flood zone, before closing the loan.

Our largest one-to-four family residential loan at March 31, 2016 was an owner-occupied one-to-four family residential loan for $990,000, of which $950,000 is outstanding. This loan is performing in accordance with its terms.

We participate with the USDA Rural Development Company to offer loans to qualifying customers. Loans are granted up to 100% of appraised value and the USDA guarantees up to 90% of the loan. These loans, which totaled $1.7 million at March 31, 2016, require no down payment but are subject to maximum income limitations.

Residential and Commercial Construction Loans. On occasion we originate (i) residential construction loans to individuals and purchase loans that finance the construction of residential dwellings for personal use, which we classify within our one-to-four family loan portfolio, and (ii) commercial construction loans for the development of projects including condominiums, apartment buildings, single-family subdivisions, single-family investor loans, as well as owner-occupied properties used for business, which we classify within our construction loan portfolio.

Our residential construction loans generally provide for the payment of interest only during the construction phase, which is usually ten months. At the end of the construction phase, substantially all of our loans automatically convert to permanent mortgage loans. Construction loans generally can be made with a maximum loan to value ratio of 80% of the appraised value with maximum terms of 30 years. At March 31, 2016, our largest outstanding residential construction loan was for $232,000, of which $225,000 was disbursed. We also require periodic inspections of the property during the term of the construction.

Our commercial construction loans provide for payment of interest only during the construction phase and may, in the case of an apartment or commercial building, convert to a permanent mortgage loan upon the completion of construction. In the case of a single-family subdivision or construction or builder loan, as individual lots are sold, the principal balance is reduced by a minimum of 80% of the net lot sales price. In the case of a commercial construction loan, the construction period may be from nine months to two years. Loans are generally made to a maximum of 70% of the appraised value as determined by an appraisal of the property made by an independent licensed appraiser. We also require periodic inspections of the property during the term of the construction loan. At March 31, 2016, our largest outstanding commercial construction loan was for $3.0 million, of which $2.8 million was disbursed.

Lines of Credit. We offer lines of credit, principally home equity lines of credit, which have adjustable rates of interest that are indexed to the prime rate as published in The Wall Street Journal for terms of up to 20 years. These loans are originated with maximum loan-to-value ratios of 80% of the appraised value of the property, and we require that we have a second lien position on the property. We also offer secured and unsecured lines of credit for well-qualified individuals and small businesses. Management includes these loans based on the collateral supporting the line of credit in either the non-residential, multi-family, commercial or one-to-four family categories for the purposes of monitoring and evaluating the portfolio.

Multi-Family and Non-Residential Real Estate Loans. We offer fixed rate and adjustable-rate mortgage loans secured by multi-family real estate, commercial real estate and land. Our multi-family and non-residential real estate loans are generally secured by condominiums, apartment buildings, single-family subdivisions and owner-occupied properties used for businesses.

We originate and purchase multi-family and non-residential real estate loans with terms generally up to 25 years. Interest rates and payments on adjustable-rate loans adjust every one, three and five years. Interest rates and payments on our adjustable rate loans generally are adjusted to a rate typically equal to the interest rate used for one-to-four family loan products, plus 50 basis points to 100 basis points based on credit-worthiness and risk. Loan amounts generally do not exceed 80% of the appraised value for well-qualified borrowers.

We originate and purchase land loans to individuals on approved residential building lots for personal use for terms of up to 15 years and to a maximum loan to value ratio of 80% of the appraised value. Our land loans are adjustable loans with adjustments occurring every one, three and five years, based on the original contract. Interest rate adjustments are based on the Constant Maturity Treasury indices plus a spread. For adjustable loans in this class, the loans generally have an interest rate floor.

Our largest non-residential real estate loan at March 31, 2016 was for $3.0 million, of which $2.5 million is outstanding. This loan is performing in accordance with its terms. For adjustable loans in this category, there generally is an interest rate floor ranging from 3.75% to 6.00%.

Loans secured by multi-family and non-residential real estate generally have larger balances and involve a greater degree of risk than one-to-four family residential mortgage loans. Of primary concern in multi-family and non-residential real estate lending is the borrower’s credit-worthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. In reaching a decision on whether to make a multi-family or non-residential real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property.

Commercial Business Loans. These loans consist of operating lines of credit secured by general business assets and equipment. We loan primarily to businesses with less than $5,000,000 in annual revenues. The operating lines of credit are generally short term in nature with interest rates tied to short term rates and adjustments occurring daily, monthly, or quarterly based on the original contract. For adjustable loans, there is also an interest rate floor. The equipment loans are typically made with maturities of less than five years and are priced with a fixed interest rate. Ottawa Savings Bank has originated commercial loans from Bankers Healthcare Group in prior years. Bankers Healthcare Group specializes in loans to healthcare professionals of all specialties throughout the United States. These loans, which totaled $2.1 million at March 31, 2016, are primarily comprised of working capital and equipment loans. We underwrite these loans based on our criteria and service the loans in-house.

Consumer Loans. We offer a variety of consumer loans, which include auto, share loans and personal unsecured loans to our customer base. Unsecured loans generally have a maximum borrowing limit of $25,000 and a maximum term of four years.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant’s credit-worthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws may limit the amount which can be recovered on such loans.

Purchased Auto Loans. We opportunistically purchase auto loans from regulated financial institutions. At March 31, 2016, December 31, 2015 and 2014, we had $9.5 million, $5.2 million and $8.7 million of purchased auto loans outstanding, respectively. These types of loans are primarily low balance individual auto loans used to purchase new and used automobiles. We have the opportunity to review the loans at least three days prior to our purchase and we have a right to refuse any specific loan within thirty days of the purchase of any given loan pool. During the three months ended March 31, 2016, we purchased $5.0 million in auto loans and during the years ended December 31, 2015 and 2014 we did not purchase any auto loans.

Loan Origination, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, advertising and referrals from customers. We occasionally purchase loans or participation interests in loans. As of March 31, 2016, we had an aggregate of $14.9 million in purchased loan participations outstanding, including the auto loans purchased as discussed in the previous paragraph. The largest outstanding loan participation as of March 31, 2016 was a commercial loan for $2.8 million. This loan is performing in accordance with its terms.

We sell some of the longer-term fixed-rate one-to-four family mortgage loans that we originate in the secondary market based on prevailing market interest rate conditions, an analysis of the composition and risk of the loan portfolio, liquidity needs and interest rate risk management goals. Generally, loans are sold without recourse and with servicing retained. We sold $1.4 million, $7.9 million and $3.1 million of loans during the three months ended March 31, 2016 and the years ended December 31, 2015 and 2014, respectively. We occasionally sell participation interests in loans and may sell loan participations in the future.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our board of directors and management.

For one-to-four family loans, our President may approve loans up to $500,000. Residential loans and all commercial loans above $500,000 up to $1 million in the aggregate to any borrower(s) must be approved by a majority of our officers’ loan committee. This committee consists of our President, Executive Vice President and our Commercial Banking Officer. For loans to any borrower(s) in the aggregate of more than $1 million up to $2 million, approval is required by a majority of our level two loan committee, which consists of the officers’ loan committee, one designated outside director and our Chairman of the Board. For loan requests above $2 million in the aggregate to any borrower(s), approval is required by a majority of our loan committee, which consists of the officers’ loan committee and Ottawa Savings Bank’s board of directors as a whole.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is limited by regulation to generally 15% of our stated capital and reserves. At March 31, 2016, our regulatory maximum was $4.6 million.

Loan Commitments. We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 45 days.

Delinquencies. When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We make initial contact with the borrower when the loan becomes 10 days past due. If payment is not then received by the 30th day of delinquency, additional letters are sent and phone calls generally are made to the customer by a Vice President, our Director of Consumer Lending or our President. When the loan becomes 120 days past due, we generally commence foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Management informs the board of directors on a monthly basis of the amount of loans delinquent more than 60 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. At March 31, 2016 and December 31, 2015, our investment portfolio consisted primarily of municipal securities with maturities of five to more than ten years and residential mortgage-backed securities issued by Fannie Mae, Freddie Mac, and Ginnie Mae with stated final maturities of 30 years or less.

Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for our investment portfolio, including approval of our investment policy and appointment of our Investment Committee. The Investment Committee is responsible for approval of investment strategies and monitoring of investment performance. Our Executive Vice President and Chief Financial Officer are the designated investment officers and they are responsible for the daily investment activities and are authorized to make investment decisions consistent with our investment policy. The Investment Committee, consisting of seven external board members and our President, meets regularly with the Executive Vice President and Chief Financial Officer to review and determine investment strategies and transactions.

Deposit Activities and Other Sources of Funds

General. Deposits and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.

Deposit Accounts. The vast majority of our depositors are residents of LaSalle and Grundy Counties in Illinois. Deposits are raised primarily from within our primary market area through the offering of a broad selection of deposit instruments, including checking accounts, money market accounts, regular savings accounts, club savings accounts, certificate accounts and various retirement accounts. Ottawa Savings Bank also is a member of the Certificate of Deposit Registry Service (CDARS), which allows Ottawa Savings Bank to retain high deposit relationships with its depository customer base, while still allowing the customer to enjoy Federal Deposit Insurance Corporation deposit insurance on amounts in excess of the current limit of $250,000. Other than our relationship with CDARS, we do not utilize brokered funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit, and the interest rate among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates, but not be the market leader in every type and maturity.

Borrowings. If necessary, we borrow from the Federal Home Loan Bank of Chicago to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of Chicago and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s credit-worthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member’s assets, and short-term borrowings of less than one year may not exceed 10% of the institution’s assets. The Federal Home Loan Bank determines specific lines of credit for each member institution. There were approximately $1.1 million of Federal Home Loan Bank advances outstanding at March 31, 2016. At March 31, 2016, we had the ability to borrow $69.9 million from the Federal Home Loan Bank of Chicago. In addition, as of March 31, 2016, we had $5.0 million of available credit from Bankers Bank of Wisconsin to purchase federal funds.

Personnel

At March 31, 2016, we had 42 full-time employees and 11 part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Subsidiaries

Ottawa Savings Bancorp’s only subsidiary is Ottawa Savings Bank.

Legal Proceedings

We are involved in routine legal proceedings in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to our financial condition, results of operations and cash flows.

Properties

We are located and conduct our business at our main office at 925 LaSalle Street, Ottawa, Illinois, as well as at our two branch offices in Marseilles and Morris, Illinois and our loan production office in Joliet, Illinois. We believe that our current facilities are adequate to meet our present and immediately foreseeable needs.

The following table sets forth certain information relating to these facilities at March 31, 2016.

Location	Year Opened/ Acquired	Net Book Value at March 31, 2016 (In thousands)	Square Footage	Owned/ Leased
925 LaSalle Street, Ottawa, Illinois 61350	1958	$6,078	21,000	Owned
125 West Bluff Street, Marseilles Illinois 61341	2014	291	3,286	Owned
1508 Creek Drive, Morris Illinois 60450	2014	359	2,729	Owned
350 Houbolt Road, Suite 205, Joliet, Illinois 60431 (1)	2016	—		Leased (2)

(1)	Denotes loan production office.
(2)	Lease expires in January 2017.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements that appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Ottawa Savings Bancorp and the financial statements provided in this prospectus.

Overview

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other interest-earning assets (primarily cash and cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting of money market accounts, statement savings accounts, individual retirement accounts and certificates of deposit. Our results of operations also are affected by our provisions for loan losses, noninterest income and noninterest expense. Noninterest income currently consists primarily of fees, service charges, and gains on the sale of loans. Noninterest expense currently consists primarily of salaries and employee benefits, deposit insurance premiums, directors’ fees, occupancy, data processing and professional fees. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

Our business strategy is to operate a well-capitalized and profitable community savings bank dedicated to providing high quality customer service and innovative new products. Highlights of our business strategy are as follows:

•	Continuing to emphasize the origination of one-to-four family mortgage loans, including investor-owned (e.g., non-owner occupied) one-to-four family mortgage loans. Historically, we have emphasized one-to-four family residential lending, including the origination of non-owner occupied one-to-four family residential loans, within our market area and we expect to continue to emphasize this type of lending in the future. As of March 31, 2016, $86.9 million, or 59.1%, of our total gross loan portfolio consisted of one-to-four family residential mortgage loans. During the three months ended March 31, 2016 and the year ended December 31, 2015, we originated $4.3 million and $18.4 million of one-to-four family residential mortgage loans, respectively. Over the past several years, we have hired additional residential lenders with significant experience to implement a heightened sales culture in our lending department in order to continue to grow our residential loan portfolio. In addition, our December 2014 acquisition of Twin Oak Savings Bank helped facilitate our expansion into Grundy County, which we believe will continue to leverage our residential lending opportunities in this market. We also opened a loan production office in Joliet, Illinois in February 2016 in order to further expand our residential lending activities.

•	Aggressively marketing core deposits. Core deposits, including checking, savings and money market accounts, are a lower cost source of funds than time deposits, and we have made a concerted effort to increase lower cost transaction and savings deposit accounts and reduce our dependence on traditionally higher cost certificates of deposit. Our current strategy is to competitively price our core deposits in order to increase core deposit relationships. In addition, we also occasionally introduce new products or offer promotional deposit rates on certain deposit products in order to attract deposits.

•	Offering a broad range of financial products and services to both retail and commercial customers in our market area. We plan to continue to market our broad selection of deposit accounts, which include checking accounts, money market accounts, regular saving accounts, club savings accounts, certificate accounts and various retirement accounts. We also plan to continue to market our mobile banking product to our retail and commercial customers. In addition, we plan to continuously develop and market new products, such as remote deposit capture products, to offer more comprehensive financial services to attract and retain our depositors.

•

Pursuing opportunities to increase non-residential real estate lending, which we consider to be comprised of commercial real estate, land and multi-family loans in our market area. While one-to-four family loan originations will continue to be our predominate form of loans because of our expertise with this type of lending, we also expect to increase our origination and purchases of loans secured by multi-family properties and commercial real estate located in our market area. We believe that pursuing opportunities to increase our multi-family and commercial real estate lending will help us continue to diversify our balance sheet, improve our interest rate risk exposure and increase our presence in our market area. In addition, as a result of the additional capital raised in the offering, we will have the capacity to pursue larger non-residential real estate and multi-family lending relationships in the future that satisfy our loan underwriting and credit administration standards.

•	Continuing to utilize conservative underwriting guidelines to limit credit risk in our loan portfolio to achieve a high level of asset quality. We believe that strong asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and mitigate credit risk by using conservative underwriting standards and by diligent monitoring and collection efforts. In recent years, the challenging operating environment following the economic downturn contributed to an increase in problem assets. However, our primary objective has been to expeditiously reduce the level of nonperforming assets through diligent monitoring and aggressive resolution efforts. At March 31, 2016, nonperforming loans were 3.41% of the total loan portfolio and non-performing assets were 2.46% of total assets, as compared to 6.53% of the total loan portfolio and 5.06% of total assets at December 31, 2011. Although we intend to increase our multi-family and commercial real estate lending, we will do so consistent with our loan underwriting and credit administration standards.

•	Implementing a stockholder-focused strategy for management of our capital. We recognize that a strong capital position is essential to achieving our long-term objective of building stockholder value. Following the offering, at the midpoint of the offering range our pro forma tier 1 leverage capital ratio is expected to be % and our pro forma total risk-based capital ratio is expected to be %, which are well in excess of the amounts required to be considered “well capitalized” for regulatory capital purposes. This capital position will support our future growth and expansion, and will give us flexibility to pursue other capital management strategies to enhance stockholder value. In particular, we intend to begin paying a regular quarterly dividend. See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion.

•	Considering judicious expansion into new market areas to grow our business through the addition of new branch locations and/or through possible acquisitions. We believe that maintaining a strong capital base is critical to support our long-range business plan. Following the offering, however, we may consider potential opportunities to judiciously expand into new market areas through the addition of new branch offices and/or through possible acquisitions that we believe will enhance our franchise, further our business strategy and yield long-term financial benefits for our stockholders. The conversion into a stock holding company structure will better position us to participate in consolidation activity by providing a more flexible corporate structure and additional capital resources. Currently, we do not have any specific plans or arrangements to acquire any financial institutions or open any additional branch locations.

Critical Accounting Policies

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the allowance for loan losses to be our critical accounting policy.

Allowance for Loan Losses. The allowance for loan losses is an amount necessary to absorb known or inherent losses that are both probable and reasonably estimable and is established through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect each borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Balance Sheet Analysis

Comparison of Financial Condition at March 31, 2016 and December 31, 2015.

Total assets increased $3.0 million, or 1.4%, to $216.6 million at March 31, 2016, from $213.6 million at December 31, 2015. The increase in assets was primarily due to an increase in loans of $4.6 million, an increase in securities available for sale of $1.5 million, and an increase in other assets of $0.6 million, partially offset by a decrease in cash and cash equivalents of $3.0 million, and a decrease in federal funds sold of $0.7 million.

Cash and cash equivalents decreased $3.0 million, or 41.7%, to $4.2 million at March 31, 2016 from $7.1 million at December 31, 2015, primarily as a result of cash used in investing activities of $5.6 million exceeding cash provided by operating activities of $0.2 million and cash provided by financing activities of $2.5 million. The cash used in investing activities includes the purchase of approximately $5.0 million in auto loans, and the net cash provided by financing activities included a principal reduction in Federal Home Loan Bank advances of $1.0 million, off-set by increases in deposit accounts of $3.4 million.

Federal funds sold decreased $0.7 million, or 40.8%, to $0.9 million at March 31, 2016 from $1.6 million at December 31, 2015, primarily as a result of cash used in investing activities.

Securities available for sale increased $1.5 million, or 3.1%, to $48.4 million at March 31, 2016 from $47.0 million at December 31, 2015. The increase was primarily due to $3.6 million in purchases, offset by sales and maturities of $0.6 million and pay-downs of $1.6 million.

Loans, net of the allowance for loan losses, increased $4.6 million, or 3.3%, to $144.7 million at March 31, 2016 from $140.1 million at December 31, 2015. The increase in loans, net of the allowance for loan losses, was primarily due to an increase in consumer direct and purchased auto loans of $4.6 million, an increase in non-residential real estate loans of $0.3 million, and an increase in multi-family loans of $0.2 million. The increases were partially offset by a decrease in commercial loans of $0.5 million. Additionally, there were normal pay-downs and principal reductions. We are focusing our lending efforts on customers based primarily in our market areas.

Foreclosed real estate remained stable at $0.3 million at March 31, 2016 and December 31, 2015. Changes during the three months ended March 31, 2016 included an increase as a result of two properties valued at approximately $0.1 million acquired through loan foreclosures, offset by a decrease due to the sale of three properties with net proceeds of approximately $0.1 million.

Total deposits increased $3.5 million, or 2.0%, to $180.2 million at March 31, 2016, from $176.7 million at December 31, 2015. The increase is primarily due to an increase in checking balances of $1.8 million, or 5.1%, an increase in savings account balances of $1.8 million, or 7.8%, and an increase in money market balances of $1.3 million, or 4.5%, partially offset by a decrease in certificates of deposit of $1.5 million, or 1.7% from December 31, 2015 to March 31, 2016.

Federal Home Loan Bank advances decreased $1.0 million, or 46.8%, to $1.1 million at March 31, 2016, from $2.1 million at December 31, 2015. We made principal payments of $1.0 million and took no new advances during the three months ended March 31, 2016.

Stockholders’ equity increased $0.33 million, or 1.1% to $31.0 million at March 31, 2016, from $30.7 million at December 31, 2015. The increase in equity is primarily a result of net income for the three months ended March 31, 2016 of approximately $0.26 million and an increase other comprehensive income and other changes totaling approximately $0.07 million.

Comparison of Financial Condition at December 31, 2015 and 2014.

Total assets decreased $8.2 million, or 3.7%, to $213.6 million at December 31, 2015, from $221.7 million at December 31, 2014. The decrease in assets was primarily due to a decrease in loans of $2.4 million, a decrease in securities available for sale of $5.8 million, a decrease in non-marketable equity securities of $0.4 million, a decrease in time deposits of $0.6 million, and decreases in other assets of $0.4 million, partially offset by an increase in cash and cash equivalents of $1.9 million.

Cash and cash equivalents increased $1.9 million, or 37.4%, to $7.1 million at December 31, 2015 from $5.2 million at December 31, 2014, primarily as a result of cash provided by operating activities of $2.6 million and investing activities of $8.1 million exceeding cash used in financing activities of $8.7 million. In addition to a decrease in deposits, the cash used in financing activities included a principal reduction in Federal Home Loan Bank advances of $3.3 million.

Federal funds sold decreased $0.1 million, or 3.5%, to $1.6 million at December 31, 2015 from $1.7 million at December 31, 2014.

Securities available for sale decreased $5.8 million, or 11.0%, to $47.0 million at December 31, 2015 from $52.8 million at December 31, 2014. The decrease was primarily due to sales, calls and maturities of $7.6 million and pay-downs of $7.1 million, offset by $9.5 million in purchases.

Loans, net of the allowance for loan losses, decreased $2.4 million, or 1.7%, to $140.1 million at December 31, 2015 from $142.5 million at December 31, 2014. The decrease in loans, net of the allowance for loan losses, was primarily due to a decrease in the purchased auto loan portfolio of $3.5 million, a decrease in commercial loans of $0.2 million, a decrease of $0.1 million in consumer direct loans, and a decrease in non-residential real estate loans of $0.8 million. The decreases were partially offset by an increase in one-to-four family mortgage loans of $1.1 million and an increase in multi-family loans of $0.9 million. Additionally, there were normal pay-downs and principal reductions.

Foreclosed real estate increased approximately $0.1 million, or 34.7%, to $0.3 million at December 31, 2015 from $0.2 million at December 31, 2014. The increase was primarily due to the addition of 26 properties valued at approximately $1.2 million acquired through loan foreclosures offset by the sale of 18 properties with proceeds of $1.2 million and additional valuation adjustments on three properties of approximately $0.1 million.

Total deposits decreased $5.5 million, or 3.0%, to $176.7 million at December 31, 2015, from $182.2 million at December 31, 2014. The decrease is primarily due to a decrease in certificates of deposit of $11.4 million, or 11.5%, and a slight decrease in savings account balances of less than $0.1 million, partially offset by an increase in checking balances of $5.7 million, or 18.3% and an increase in money market balances of $0.3 million from December 31, 2014 to December 31, 2015. The decrease in certificates of deposit and the increase in checking and money market balances is due to managements’ continued efforts to strategically price interest rates to position Ottawa Savings Bank for rising interest rates combined with customers seeking non-term products as they wait for a better rate environment.

Federal Home Loan Bank advances decreased $3.4 million, or 61.0%, to $2.1 million at December 31, 2015, from $5.5 million at December 31, 2014. We made principal payments of $3.3 million and received no new advances during the year ended December 31, 2015.

Equity increased $1.0 million, or 3.4% to $30.7 million at December 31, 2015 from $29.7 million at December 31, 2014. The increase in equity is primarily a result of net income for the year ended December 31, 2015 of $0.8 million, and an increase other comprehensive income and other increases totaling approximately $0.2 million.

Loans. Our loan portfolio consists primarily of one-to-four family residential mortgage loans. To a lesser extent, our loan portfolio includes multi-family and non-residential real estate, commercial, construction and consumer loans.

The following table shows the loan portfolio at the dates indicated:

	At March 31, 2016		At December 31,
			2015		2014
	(Dollars in thousands)
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
One-to-four family	$86,871	59.08%	$90,037	63.17%	$87,800	60.28%
Multi-family	3,960	2.69	3,760	2.64	2,869	1.97
Lines of credit	14,635	9.95	18,511	12.99	16,753	11.50
Non-residential real estate	19,927	13.55	19,162	13.44	20,016	13.74
Commercial business	6,106	4.15	3,440	2.41	6,261	4.30
Construction	4,085	2.78	757	0.53	1,560	1.08
Consumer	11,464	7.80	6,863	4.82	10,389	7.13

Total loans, gross	147,048	100.00%	142,530	100.00%	145,648	100.00%

Undisbursed portion of loan funds	(7)		(94)		(756)
Allowance for loan losses	(2,192)		(2,224)		(2,315)
Deferred loan fees, net	(106)		(102)		(76)

Total loans, net	$144,743		$140,110		$142,501

	At December 31,
	2013		2012		2011
	(Dollars in thousands)
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
One-to-four family	$71,314	61.83%	$75,609	60.24%	$80,334	60.41%
Multi-family	2,507	2.17	4,629	3.69	5,580	4.20
Lines of credit	10,941	9.49	13,209	10.52	14,219	10.69
Non-residential real estate	15,842	13.73	18,897	15.06	20,058	15.08
Commercial business	4,075	3.53	4,717	3.76	5,965	4.49
Construction	2,111	1.83	105	0.08	982	0.74
Consumer	8,554	7.42	8,353	6.65	5,832	4.39

Total loans, gross	115,344	100.00%	125,519	100.00%	132,970	100.00%

Undisbursed portion of loan funds	(1,696)		(56)		(171)
Allowance for loan losses	(2,910)		(3,381)		(4,747)
Deferred loan costs (fees), net	(65)		(87)		(80)

Total loans, net	$110,673		$121,995		$127,972

Listed below are the outstanding balances of purchased loans, which have been included in the table above:

	At March 31, 2016	At December 31,
		2015	2014	2013	2012	2011
		(In thousands)
One-to-four family	$1,967	$1,978	$212	$648	$697	$754
Multi-family	—	—	623	645	2,332	2,405
Non-residential real estate	705	711	665	680	2,020	3,353
Commercial business	2,777	2,922	—	—	—	—
Purchased auto loans (included in consumer loans above)	9,474	5,212	8,665	8,162	7,810	5,179

Total	$14,923	$10,823	$10,165	$10,135	$12,859	$11,691

The following table sets forth certain information at March 31, 2016 and December 31, 2015 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The tables do not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Our adjustable-rate mortgage loans generally do not provide for downward adjustments below the initial discounted contract rate. When market interest rates rise, as has occurred in recent periods, the interest rates on these loans may increase based on the contract rate (the index plus the margin) exceeding the initial interest rate floor.

	At March 31, 2016
	One-to- four family	Multi- family	Lines of credit	Non- Residential real estate	Commercial business	Construction	Consumer	Total
	(In thousands)

Amounts due one year or less	$1,079	$—	$3,568	$2,699	$108	$4,085	$243	$11,782

After one year:
More than one year to three years	791	—	1,255	482	697	—	1,891	5,116
More than three years to five years	857	—	2,060	205	3,549	—	4,015	10,686
More than five years to ten years	12,270	1,525	2,544	5,008	1,480	—	5,053	27,880
More than ten years to twenty years	34,325	2,127	5,208	8,974	272	—	262	51,168
More than twenty years	37,549	308	—	2,559	—	—	—	40,416

Total due after March 31, 2017	85,792	3,960	11,067	17,228	5,998	—	11,221	135,266

Gross loans receivable	$86,871	$3,960	$14,635	$19,927	$6,106	$4,085	$11,464	$147,048

Less:
Undisbursed portion of loan funds								(7)
Allowance for loan losses								(2,192)
Deferred loan fees, net								(106)

Total loans, net								$144,743

	At December 31, 2015
	One-to- four family	Multi- family	Lines of credit	Non- Residential real estate	Commercial business	Construction	Consumer	Total
	(In thousands)

Amounts due one year or less	$2,247	$—	$6,726	$2,747	$135	$757	$215	$12,827

After one year:
More than one year to three years	1,250	—	1,139	395	653	—	1,948	5,385
More than three years to five years	2,928	—	2,043	238	1,240	—	3,568	10,017
More than five years to ten years	8,187	1,546	2,894	3,708	1,033	—	867	18,235
More than ten years to twenty years	33,668	1,904	5,709	8,294	379	—	265	50,219
More than twenty years	41,757	310	—	3,780	—	—	—	45,847

Total due after December 31, 2016	87,790	3,760	11,785	16,415	3,305	—	6,648	129,703

Gross loans receivable	$90,037	$3,760	$18,511	$19,162	$3,440	$757	$6,863	$142,530

Less:
Undisbursed portion of loan funds								(94)
Allowance for loan losses								(2,224)
Deferred loan costs (fees), net								(102)

Total loans, net								$140,110

The following table sets forth all loans at March 31, 2016 and December 31, 2015 that are due after March 31, 2017 and December 31, 2016 and have either fixed interest rates or adjustable interest rates:

	Due After March 31, 2017
	Fixed	Adjustable	Total
	(In thousands)
At March 31, 2016
One-to-four family	$41,910	$43,882	$85,792
Multi-family	927	3,033	3,960
Lines of credit	1,856	9,211	11,067
Non-residential real estate	5,050	12,178	17,228
Commercial business	5,645	353	5,998
Consumer	11,221	—	11,221

Total	$66,609	$68,657	$135,266

	Due After December 31, 2016
	Fixed	Adjustable	Total
	(In thousands)
At December 31, 2015
One-to-four family	$44,830	$42,960	$87,790
Multi-family	961	2,799	3,760
Lines of credit	1,883	9,902	11,785
Non-residential real estate	3,972	12,443	16,415
Commercial business	2,941	364	3,305
Consumer	6,648	—	6,648

Total	$61,235	$68,468	$129,703

The following table shows loans originated, purchased and sold during the periods indicated:

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
			(In thousands)
Beginning balance, net	$140,110	$142,501	$142,501	$110,673	$121,995	$127,972	$135,351
Loans originated
One-to-four family	4,277	5,013	18,371	8,725	9,686	12,924	5,666
Multi-family	256	—	2,148	—	19	77	129
Lines of credit	128	3,696	6,513	470	987	381	1,799
Non-residential real estate	1,500	—	1,403	2,775	3,182	3,888	4,015
Commercial	984	277	1,173	3,513	458	285	335
Construction	—	198	757	412	2,111	105	982
Consumer	602	142	842	505	248	265	190

Total loans originated	7,747	9,326	31,207	16,400	16,691	17,925	13,116
Loans acquired in Twin Oaks Savings Bank merger	—	—	—	29,796	—	—	—
Loans purchased
One-to-four family	—	—	2,000	—	—	—	—
Multi-family	—	—	—	—	—	—	—
Non-residential real estate	—	—	—	—	—	—	—
Commercial	—	—	—	—	—	—	—
Consumer	5,007	—	—	4,038	4,048	5,847	3,050

Total loans purchased	5,007	—	2,000	4,038	4,048	5,847	3,050
Loan sales (1)	(1,373)	(883)	(7,630)	(3,057)	(5,592)	(8,333)	(598)
Principal payments	(6,863)	(8,749)	(28,695)	(16,873)	(25,322)	(22,890)	(22,927)
Change in allowance for loan losses	32	(172)	91	595	471	1,366	(44)
Change in undisbursed loan funds	87	315	662	940	(1,640)	115	7
Change in deferred loan costs (fees), net	(4)	(2)	(26)	(11)	22	(7)	17

Ending balance, net	$144,743	$142,336	$140,110	$142,501	$110,673	$121,995	$127,972

(1)	All loan sales were one-to-four family loans. These are net of gains.

Securities. Our investment portfolio consists primarily of municipal securities with maturities of five to more than ten years and residential mortgage-backed securities issued by Fannie Mae, Freddie Mac, and Ginnie Mae with stated final maturities of 30 years or less. The following table sets forth the cost and fair value of investment securities at the dates indicated:

	At March 31, 2016		At December 31,
			2015		2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
			(In thousands)
Securities available-for-sale:
State and municipal securities	$19,155	$19,155	$19,237	$19,237	$20,225	$20,225	$8,444	$8,444
Residential mortgage-backed securities	29,290	29,290	27,748	27,748	32,547	32,547	26,103	26,103

Total available-for-sale	$48,445	$48,445	$46,985	$46,985	$52,772	$52,772	$34,547	$34,547

The following table sets forth the maturity distribution summary based on accounting speeds (e.g., average of last 12 prepayment speeds) and weighted average yields of investment securities at March 31, 2016 and December 31, 2015. Certain securities have adjustable interest rates and will reprice monthly, quarterly, semi-annually or annually within the various maturity ranges. Mutual funds and money market funds are not included in the table based on lack of a maturity date.

	At March 31, 2016
	One Year or Less		More than One Year Through Five Years		More than Five Years Through Ten Years		More than Ten Years		Total Securities
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in thousands)
Available-for-sale securities:
State and municipal securities	$36	2.89%	$2,148	4.21%	$7,425	4.17%	$9,546	4.43%	$19,155	4.30%
Residential mortgage-backed securities	77	4.41%	28,514	2.13%	699	3.12%	—	0.00%	29,290	2.16%

Total securities available-for-sale	$113	3.93%	$30,662	2.28%	$8,124	4.08%	$9,546	4.43%	$48,445	3.01%

	At December 31, 2015
	One Year or Less		More than One Year Through Five Years		More than Five Years Through Ten Years		More than Ten Years		Total Securities
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in thousands)
Available-for-sale securities:
State and municipal securities	$501	6.00%	$828	3.85%	$7,951	4.24%	$9,957	4.42%	$19,237	4.36%
Residential mortgage-backed securities	38	4.70%	26,979	2.17%	731	3.14%	—	0.00%	27,748	2.20%

Total securities available-for-sale	$539	5.91%	$27,807	2.22%	$8,682	4.15%	$9,957	4.42%	$46,985	3.08%

Deposits. Deposits are a major source of our funds for lending and other investment purposes, and our deposits are provided primarily by individuals within our market area. The following table sets forth the deposits as a percentage of total deposits for the dates indicated:

			At December 31,
	At March 31, 2016		2015		2014		2013
	Amount	Percent Of Total	Amount	Percent Of Total	Amount	Percent Of Total	Amount	Percent Of Total
			(Dollars In thousands)
Noninterest-bearing checking	$11,085	6.15%	$10,326	5.84%	$8,198	4.50%	$5,219	3.58%
Interest bearing checking	27,486	15.26	26,390	14.93	22,847	12.54	14,382	9.87
Money market accounts	30,909	17.15	29,580	16.74	29,278	16.07	21,795	14.95
Savings accounts	24,518	13.61	22,740	12.87	22,765	12.49	16,941	11.62
Certificates of deposit accounts	86,178	47.83	87,699	49.62	99,145	54.40	87,432	59.98

Total deposit accounts	$180,176	100.00%	$176,735	100.00%	$182,233	100.00%	$145,769	100.00%

Certificate accounts, by rate
Less than 1.00%	$37,564	43.59%	$41,155	46.93%	$54,000	54.47%	$41,752	47.75%
1.00% to 1.99%	47,227	54.80	44,643	50.90	35,840	36.15	28,584	32.69
2.00% to 2.99%	1,386	1.61	1,900	2.17	6,223	6.27	13,565	15.52
3.00% to 3.99%	1	0.00	1	0.00	3,072	3.10	3,531	4.04
4.00% to 4.99%	—	0.00	—	0.00	10	0.01	—	0.00
5.00% to 5.99%	—	0.00	—	0.00	—	0.00	—	0.00

Total certificate accounts	$86,178	100.00%	$87,699	100.00%	$99,145	100.00%	$87,432	100.00%

The following table sets forth the distribution of average deposit accounts, by account type, at the dates indicated:

			Years Ended December 31,
	At March 31, 2016		2015		2014		2013
	Weighted	Average	Weighted	Average	Weighted	Average	Weighted	Average
	Avg. Rate	Amount	Avg. Rate	Amount	Avg. Rate	Amount	Avg. Rate	Amount
			(Dollars In thousands)
Noninterest-bearing checking	0.00%	$9,329	0.00%	$8,822	0.00%	$4,448	0.00%	$4,187
Interest-bearing checking	0.04	26,705	0.04	25,116	0.05	14,982	0.05	13,465
Money market accounts	0.21	30,775	0.20	29,086	0.23	19,627	0.24	20,837
Statement accounts	0.06	23,895	0.06	22,791	0.06	18,206	0.06	16,642
Certificate of deposit accounts	0.93	86,692	0.93	92,777	0.98	82,056	1.20	95,916

Total	0.53%	$177,396	0.54%	$178,592	0.63%	$139,319	0.80%	$151,047

The following table sets forth the time remaining until maturity for certificates of deposit of $100,000 or more at March 31, 2016 and December 31, 2015.

March 31, 2016	Certificates of Deposit
(In thousands)
Maturity Period:
Three months or less	$4,087
Over three months through six months	2,951
Over six months through twelve months	5,429
Over twelve months	22,706

Total	$35,173

December 31, 2015	Certificates of Deposit
(In thousands)
Maturity Period:
Three months or less	$4,135
Over three months through six months	4,086
Over six months through twelve months	5,493
Over twelve months	22,068

Total	$35,782

The following table sets forth the deposit activity for the periods indicated:

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013
			(In thousands)

Beginning of period	$176,735	$182,233	$182,233	$145,769	$155,075
Deposits acquired in Twin Oaks Savings Bank merger	—	—	—	49,610	—
Net deposits (withdrawals)	3,248	876	(6,317)	(14,050)	(10,672)
Interest credited on deposit accounts	193	214	819	904	1,366

End of period	$180,176	$183,323	$176,735	$182,233	$145,769

Percent change	1.95%	0.60%	(3.02)%	25.01%	(6.00)%

Results of Operations for the Three Months Ended March 31, 2016 and 2015

The following table sets forth the income summary for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,		2016/2015
	2016	2015	$ Change	% Change
	(Dollars in thousands)

Net interest income	$1,813	$1,819	$(6)	(0.33)%
Provision for loan losses	120	165	(45)	(27.27)
Other income	301	246	55	22.36
Other expense	1,620	1,740	(120)	(6.90)
Income tax expense	115	16	99	618.75

Net income	$259	$144	$115	79.86

Return on average equity (annualized)	3.34%	1.92%
Return on average assets (annualized)	0.48%	0.27%

General. Net income for the three months ended March 31, 2016 was $0.3 million compared to net income of $0.1 million for the three months ended March 31, 2015. Net income during the first quarter of 2016 was higher than the first quarter of 2015, primarily due to a decrease in provision expense, a decrease in other expenses, and increases in other income. The increases were partially offset by a decrease in net interest income and an increase in income tax expense.

Net Interest Income. The following table summarizes interest and dividend income and interest expense for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
	(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$1,724	$1,754	$(30)	(1.71)%
Securities:
Residential mortgage-backed securities	152	157	(5)	(3.18)
State and municipal securities	135	142	(7)	(4.93)
Dividends on non-marketable equity securities	2	1	1	100.00
Interest-bearing deposits	7	5	2	40.00

Total interest and dividend income	2,020	2,059	(39)	(1.90)

Interest expense:
Deposits	202	224	(22)	(9.82)
Borrowings	5	16	(11)	(68.75)

Total interest expense	207	240	(33)	(13.75)

Net interest income	$1,813	$1,819	$(6)	(0.33)%

Net interest income totaled $1.8 million for both the three months ended March 31, 2016 and for the three months ended March 31, 2015. Interest and dividend income decreased $39,000 due to the decrease in average interest earning assets of $8.7 million, offset by the yield increasing on interest earning assets from 4.03% to 4.13% due to changes in the mix of the portfolio. The decrease in net interest income also included a $33,000, or 13.8%, decrease in interest expense. The cost of funds declined six basis points, from 0.55% to 0.49%, or 10.9%, for the three months ended March 31, 2016 compared to the three months ended March 31, 2015, due to the mix of lower costing deposit products and certificate of deposit mix. Additionally, the average balance of interest-bearing liabilities decreased by $4.6 million, or 2.7%. Net interest margin increased 0.15% during the three months ended March 31, 2016 to 3.71% compared to 3.56% at March 31, 2015.

Provision for Loan Losses. Management recorded a loan loss provision of $120,000 and $165,000 for the three month periods ended March 31, 2016 and 2015, respectively. The provision level is primarily attributed to the improvement in the historical loss levels experienced as compared to the first quarter of 2015, which lowered most categories in the general reserve. The increase in purchased auto loans during the first quarter of 2016 slightly off-set the decrease. Additionally, specific reserves were higher at March 31, 2016 when compared to March 31, 2015, which also off-set the decrease slightly. The economic conditions in the local market continue to negatively impact collateral values of real estate and the ability of borrowers to keep current per terms of their obligations. The slow payment activity and continued slow recovery of property values are the result of local economic conditions that are improving, but continue to lag national indicators, including higher levels of unemployment locally of 9.6%, versus 6.4% for the State of Illinois and the national level of 5.0%. Based on a review of the loans that were in the loan portfolio at March 31, 2016, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.

Management uses available information to establish the appropriate level of the allowance for loan losses. Future additions or reductions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. As a result, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination.

Other Income. The following table summarizes other income for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
	(Dollars in thousands)
Other income:
Gain on sale of securities	$—	$22	$(22)	(100.00)%
Gain on sale of loans	39	39	—	—
Gain on sale of foreclosed real estate	65	5	60	1,200.00
Gain on sale of repossessed assets	1	—	1	100.00
Loan origination and servicing income	59	47	12	25.53
Origination of mortgage servicing rights, net of amortization	2	(1)	3	300.00
Customer service fees	98	95	3	3.16
Income on bank owned life insurance	12	12	—	—
Other	25	27	(2)	(7.41)

Total other income	$301	$246	$55	22.36%

The increase in total other income was primarily due to increases in gains on sales of foreclosed real estate properties and increased loan origination and servicing income, offset by a decrease in gain on sale of securities. The increase in loan origination and servicing income is primarily a result of an increase in loans originations. The increase in gains on sales of foreclosed real estate properties is primarily due to the recognition of approximately $52,000 in deferred gains on the sale of three properties sold in prior years.

Other Expenses. The following table summarizes other expenses for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
	(Dollars in thousands)
Other expenses:
Salaries and employee benefits	$828	$711	$117	16.46%
Directors fees	41	38	3	7.89
Occupancy	152	154	(2)	(1.30)
Deposit insurance premium	44	45	(1)	(2.22)
Legal and professional services	87	104	(17)	(16.35)
Data processing	135	375	(240)	(64.00)
Loss on sale of securities	—	2	(2)	(100.00)
Loan expense	59	60	(1)	(1.67)
Valuation adjustments and expenses on foreclosed real estate	36	20	16	80.00
Loss on sale of repossessed assets	—	10	(10)	(100.00)
Other	238	221	17	7.69

Total other expenses	$1,620	$1,740	$(120)	(6.90)%

Efficiency ratio (1)	76.63%	84.26%

(1)	Computed as other expenses divided by the sum of net interest income and other income.

The decrease in other expenses was primarily due to a decrease in data processing expenses, offset by increases in salaries and employee benefits due both to the addition of additional personnel to support our mortgage lending operations as well as annual merit increases. Data processing expenses were lower during the first quarter of 2016 as compared to 2015, because during 2015 we were still supporting two core processing systems and were incurring additional costs related to merging the two systems. The efficiency ratio decreased due to decreased other expenses for the current period primarily due to the absence of merger related expenses.

Income Taxes. Ottawa Savings Bancorp recorded income tax expense of $115,000 and $16,000 for the three months ended March 31, 2016 and 2015, respectively. For the three months ended March 31, 2016, Ottawa Savings Bancorp had approximately $128,000 in tax exempt income, compared to approximately $135,000 in tax exempt income for the three months ended March 31, 2015.

Results of Operations for the Years Ended December 31, 2015 and 2014

The following table sets forth the income summary for the years ended December 31, 2015 and 2014:

	Year Ended December 31,		2015/2014
	2015	2014	$ Change	% Change
	(Dollars in thousands)

Net interest income	$7,171	$5,642	$1,529	27.10%
Provision for loan losses	270	901	(631)	(70.03)
Other income	1,509	878	631	71.87
Other expense	7,393	4,467	2,926	65.50
Income tax expense	246	348	(102)	(29.31)

Net income	$771	$804	(33)	(4.10)

Return on average equity	2.56%	3.62%
Return on average assets	0.35%	0.49%

General. Net income was approximately $0.8 million for both years ended December 31, 2015 and 2014. Since the completion of the Twin Oaks Savings Bank merger occurred at the close of business on December 31, 2014, it had no effect on net income for 2014.

Net Interest Income. The following table summarizes interest and dividend income and interest expense for the years ended December 31, 2015 and 2014:

	2015	2014	$ Change	% Change
	(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$6,857	$5,771	$1,086	18.82%
Securities:
Mortgage-backed and related securities	631	527	104	19.73
State and municipal securities	568	287	281	97.91
Non-marketable equity securities	8	7	1	14.29
Interest-bearing deposits	14	3	11	366.67

Total interest and dividend income	8,078	6,595	1,483	22.49

Interest expense:
Deposits	865	952	(87)	(9.14)
Borrowings	42	1	41	4,100.00

Total interest expense	907	953	(46)	(4.83)

Net interest income	$7,171	$5,642	$1,529	27.10%

Net interest income increased $1.5 million, or 27.10%, to $7.2 million for the year ended December 31, 2015 compared to $5.6 million for the year ended December 31, 2014. Interest and dividend income increased $1.5 million due to the increase in average interest-earning assets of $47.5 million, offset by the yield decreasing on interest-earning assets from 4.38% to 4.08%. The increase in earning assets is primarily attributable to the merger with Twin Oaks Savings Bank. The yield on the loan portfolio declined as the low rate environment continued during 2015. In addition, average loans increased $28.2 million primarily as a result of $29.8 million in loans added to Ottawa Savings Bank’s portfolio in connection with the merger. The increase in net interest income also included a $46,000, or 4.83%, decrease in interest expense. The cost of funds declined 17 basis points, or 24.3%, for the year ended December 31, 2015 compared to the year ended December 31, 2014, due to the continued low rate environment. Additionally, the average balance of interest-bearing liabilities increased by $37.0 million, or 27.4%, primarily due to the merger with Twin Oaks Savings Bank. Net interest margin decreased during the year ended December 31, 2015 to 3.62% compared to 3.75% at December 31, 2014.

Provision for Loan Losses. Management recorded a loss provision of $0.3 million for the year ended December 31, 2015, compared to $0.9 million for the year ended December 31, 2014. The provision level is dictated based on activity to the allowance, including charge-offs and recoveries. Managements’ assessment of risk in the portfolio is reflected in the qualitative factors, as discussed on page     . Based on a review of the loans that were in the loan portfolio at December 31, 2015, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.

Other Income. The following table summarizes other income for the years ended December 31, 2015 and 2014.

	Years Ended December 31,
	2015	2014	$ Change	% Change
	(Dollars in thousands)
Other income:
Gain on sale of securities	$37	$42	$(5)	(11.90)%
Gain on sale of loans	227	56	171	305.36
Gain on sale of foreclosed real estate	228	84	144	171.43
Gain on sale of repossessed assets	11	17	(6)	(35.29)
Loan origination and servicing income	324	208	116	55.77
Origination of mortgage servicing rights, net of amortization	14	5	9	180.00
Customer service fees	449	304	145	47.70
Income on bank owned life insurance	47	52	(5)	(9.62)
Other	172	110	62	56.36

Total other income	$1,509	$878	$631	71.87%

The increase in total other income was primarily due to increases in gain on sale of loans, increases in customer service fees, and gains on sales of foreclosed real estate properties. The increase in gain on sale of loans is primarily a result of an increase in loans originated for sale. The increase in gains on sales of foreclosed real estate properties is primarily due to the sale of 21 foreclosed real estate properties for gains of approximately $0.2 million during 2015, compared to the sale of 10 foreclosed real estate properties for gains of approximately $0.08 million during 2014. The increase in customer service fees is primarily due to the increase in deposits related to the merger with Twin Oaks Savings Bank at December 31, 2014.

Other Expenses. The following table summarizes other expenses for the years ended December 31, 2015 and 2014.

	Years Ended December 31,
	2015	2014	$ Change	% Change
	(Dollars in thousands)
Other expenses:
Salaries and employee benefits	$3,082	$1,854	$1,228	66.24%
Directors fees	163	101	62	61.39
Occupancy	657	507	150	29.59
Deposit insurance premium	179	136	43	31.62
Legal and professional services	354	542	(188)	(34.69)
Data processing	1,423	328	1,095	333.84
Loss on sale of securities	33	17	16	94.12
Loan expense	348	245	103	42.04
Valuation adjustments and expenses on foreclosed real estate	172	55	117	212.73
Loss on sale of foreclosed real estate	23	26	(3)	(11.54)
Loss on sale of repossessed assets	16	3	13	433.33
Other	943	653	290	44.41

Total other expenses	$7,393	$4,467	$2,926	65.50%

Efficiency ratio (1)	85.17%	68.51%

(1)	Computed as other expenses divided by the sum of net interest income and other income.

The increase in other expenses was primarily due to the merger with Twin Oaks Savings Bank effective at close of business on December 31, 2014, as there are now three branch locations to support rather than the one facility that existed before the merger. Additionally, data processing costs increased because, until mid-May of 2015, we were supporting two core processing systems and have also incurred additional costs related to data conversion of approximately $0.3 million and approximately $0.5 million in early termination fees. The increase also includes increases in salaries and employee benefits, resulting from additional staff and directors in connection with the merger, as well as annual merit increases. The efficiency ratio increased due to increased other expenses for the current period primarily related to the merger.

Income Taxes. Ottawa Savings Bancorp recorded an income tax expense of $0.2 million for the year ended December 31, 2015, compared to $0.3 million for the year ended December 31, 2014. The effective tax rates for the years ended December 31, 2015 and 2014 were 24.2% and 30.2%, respectively. The decrease in 2015 compared to 2014 is primarily due to higher tax-exempt interest income in 2015.

Average Balances and Yields

The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average daily balances of assets or liabilities, respectively, for the periods presented. Loan fees are included in interest income on loans and are not material. Non-accrual loans are included in the average balances only. In addition, yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

		Three Months Ended March 31,
		2016			2015
	Yield/ Rate at March 31, 2016	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
		(Dollars in thousands)
Assets
Interest-earning assets
Loans receivable, net (1)	4.66%	$140,570	$1,724	4.90%	$145,801	$1,754	4.81%
Securities, net (2)	3.01%	47,332	287	2.43%	48,592	299	2.46%
Non-marketable equity securities	0.65%	1,358	2	0.59%	1,781	1	0.22%
Interest-bearing deposits	0.28%	6,360	7	0.44%	8,182	5	0.24%

Total interest-earning assets		195,620	2,020	4.13%	204,356	2,059	4.03%
Noninterest-earning assets		18,540			11,612

Total assets		214,160			215,968

Liabilities and Equity
Interest-bearing liabilities
Money market accounts	0.21%	$30,775	$16	0.21%	$27,590	$14	0.20%
Savings accounts	0.06%	23,895	4	0.07%	22,831	4	0.07%
Certificate of deposit accounts	0.93%	86,692	179	0.83%	96,182	203	0.84%
Checking accounts	0.04%	26,705	3	0.04%	24,537	3	0.05%
Advances and borrowed funds	1.81%	1,137	5	1.76%	2,683	16	2.39%

Total interest-bearing liabilities		169,204	207	0.49%	173,823	240	0.55%

Noninterest-bearing liabilities		13,904			12,081

Total liabilities		183,108			185,904
Equity		31,052			30,064

Total liabilities and equity		214,160			215,968

Net interest income			$1,813			$1,819

Net interest rate spread (3)				3.64%			3.48%

Net interest margin (4)				3.71%			3.56%

Ratio of average interest-earning assets to average interest-bearing liabilities				115.61%			117.57%

(1)	Amount is net of deferred loan origination (costs) fees, undisbursed loan funds, unamortized discounts and allowance for loan losses and includes nonperforming loans.
(2)	Includes unamortized discounts and premiums.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

	Year Ended December 31,
	2015			2014			2013
	(Dollars in thousands)
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Interest-earning assets
Loans receivable, net (1)	$139,523	$6,857	4.91%	$111,311	$5,771	5.18%	$115,587	$6,206	5.37%
Securities, net (2)	49,672	1,199	2.41%	33,611	$814	2.42%	33,450	735	2.20%
Non-marketable equity securities	1,499	8	0.53%	1,235	7	0.57%	1,267	6	0.47%
Other investments	7,312	14	0.21%	4,362	3	0.07%	8,916	5	0.06%

Total interest-earning assets	198,006	$8,078	4.08%	150,519	$6,595	4.38%	159,220	$6,952	4.37%

Non-interest-earning assets	19,778			15,111			16,467

Total assets	$217,784			$165,630			$175,687

Liabilities and Equity
Interest-bearing liabilities
Money market accounts	$29,086	$60	0.21%	$19,627	$46	0.23%	$20,837	$51	0.24%
Savings accounts	22,791	16	0.07%	18,206	13	0.07%	16,642	14	0.08%
Certificate of deposit accounts	92,777	777	0.84%	82,056	886	1.08%	95,916	1,381	1.44%
Checking accounts	25,116	12	0.05%	14,982	7	0.05%	13,465	6	0.04%
Advances and borrowed funds	2,627	42	1.60%	510	1	0.20%	—	—	0.00%

Total interest-bearing liabilities	172,397	907	0.53%	135,381	953	0.70%	146,860	1,452	0.99%

Non-interest-bearing liabilities	15,263			8,031			7,638

Total liabilities	187,660			143,412			154,498
Equity	30,124			22,218			21,189

Total liabilities and equity	$217,784			$165,630			$175,687

Net interest income		$7,171			$5,642			$5,500

Net interest rate spread (3)			3.55%			3.68%			3.38%

Net interest margin (4)			3.62%			3.75%			3.45%

Ratio of average interest earning assets to average interest-bearing liabilities			114.85%			111.18%			108.42%

(1)	Amount is net of deferred loan origination (costs) fees, undisbursed loan funds, unamortized discounts and allowance for loan losses and includes nonperforming loans. Loan fees included in interest income were $40,000, $70,000, and $76,000 for 2015, 2014, and 2013, respectively.
(2)	Includes unamortized discounts and premiums.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. Changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31,			Year Ended December 31,
	2016 Compared to 2015 Increase (Decrease) Due to			2015 Compared to 2014 Increase (Decrease) Due to			2014 Compared to 2013 Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net	Volume	Rate	Net
				(Dollars in thousands)
Interest earned on
Loans receivable, net	$(64)	$34	$(30)	$1,387	$(301)	$1,086	$(221)	$(214)	$(435)
Securities, net	(8)	(4)	(12)	388	(3)	385	4	75	79
Non-marketable equity securities	(1)	2	1	1	—	1	—	1	1
Other investments	(2)	4	2	5	6	11	(3)	1	(2)

Total interest-earning assets	$(75)	$36	$(39)	$1,781	$(298)	$1,483	$(220)	$(137)	$(357)

Interest expense on
Money market accounts	$2	$—	$2	$19	$(5)	$14	$(3)	$(2)	$(5)
Statement savings Accounts	—	—	—	3	—	3	1	(2)	(1)
Certificates of deposit accounts	(20)	(4)	(24)	89	(198)	(109)	(149)	(346)	(495)
Checking accounts	—	—	—	5	—	5	1	—	1
Borrowed funds	(7)	(4)	(11)	34	7	41	—	1	1

Total interest-bearing liabilities	(25)	(8)	(33)	150	(196)	(46)	(150)	(349)	(499)

Change in net interest income	$(50)	$44	$(6)	$1,631	$(102)	$1,529	$(70)	$212	$142

Risk Management

General. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for at fair value. Other risks that we face are operational risk, liquidity risk and reputation risk. Operational risk includes risks related to fraud, regulatory compliance, processing errors, technology, and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Management of Credit Risk. The objective of our credit risk management strategy is to quantify and manage credit risk and to limit the risk of loss resulting from an individual customer default. Our credit risk management strategy focuses on conservatism, diversification within the loan portfolio and significant levels of monitoring. Our lending practices include conservative exposure limits and underwriting, extensive documentation and collection standards. Our credit risk management strategy also emphasizes diversification on both an industry and customer level as well as regular credit examinations and management reviews of large credit exposures and credits experiencing deterioration of credit quality.

Classified Assets. Federal Deposit Insurance Corporation regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified as “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions and values, “highly questionable and improbable.”

Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s an escalated level of attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, adversely affecting the repayment of the asset. Loans classified as impaired for financial reporting purposes are generally those loans classified as substandard or doubtful for regulatory reporting purposes.

An insured institution is required to establish allowances for loan losses in an amount deemed prudent by management for loans classified as substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required to charge off such amounts. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of the Comptroller of the Currency.

The following table sets forth information with respect to our nonperforming assets at the dates indicated.

	At March 31, 2016	December 31,
		2015	2014	2013	2012	2011
		(In thousands)
Nonaccrual:
One-to-four family	$2,988	$2,982	$3,733	$3,549	$3,067	$6,755
Multi-family	—	—	257	—	—	305
Non-residential real estate	2,028	2,070	2,039	2,332	2,986	1,566
Commercial	—	—	—	—	—	7
Consumer	—	3	11	—	—	14

Total nonaccrual loans	5,016	5,055	6,040	5,881	6,053	8,647
Past due greater than 90 days and still accruing:
One-to-four family	—	—	—	—	92	36
Lines of credit	—	—	—	—	15	—
Non-residential real estate	—	—	—	—	164	—

Total nonperforming loans	5,016	5,055	6,040	5,881	6,324	8,683
Foreclosed real estate	319	313	233	585	1,297	542
Other repossessed assets	3	17	63	13	9	40

Total nonperforming assets	$5,338	$5,385	$6,336	$6,479	$7,630	$9,265

Ratios

	March 31, 2016	December 31,
		2015	2014	2013	2012	2011
Allowance for loan losses as a percent of gross loans receivable	1.49%	1.56%	1.59%	2.56%	2.69%	3.57%
Allowance for loan losses as a percent of total nonperforming loans	43.70%	44.00%	38.33%	49.48%	53.46%	54.67%
Nonperforming loans as a percent of gross loans receivable	3.41%	3.55%	4.17%	5.18%	5.04%	6.53%
Nonperforming loans as a percent of total assets	2.32%	2.37%	2.72%	3.45%	3.53%	4.75%
Nonperforming assets as a percent of total assets	2.46%	2.52%	2.86%	3.80%	4.26%	5.06%

During the first three months of 2016, nonperforming assets decreased 0.9% to $5.3 million from $5.4 million as of December 31, 2015. The decrease in nonperforming assets was primarily due to the decrease in nonaccrual loans as a result of writing down and moving two impaired loans totaling approximately $0.1 million to OREO, the pay-off, charge-off, or restructure of four impaired loans totaling approximately $0.1 million, upgrading and returning one loan of approximately $0.1 million to accrual status, and payments of approximately $0.1 million, offset by the addition of four loans totaling approximately $0.4 million to the impaired loan list.

The total amount of non-accrual loans decreased to $5.1 million from $6.0 million as of December 31, 2015 and 2014, respectively. Total nonperforming loans consist of 36 loans to 34 borrowers at December 31, 2015, as compared to 77 loans to 40 borrowers at December 31, 2014. For the years ended December 31, 2015 and 2014, gross interest income of $214,000 and $196,000, respectively, would have been recorded had the nonaccrual loans at the end of the period been on accrual status throughout the period. We recognized no interest income on these loans.

Although the economy continued to stabilize in our market during 2015, foreclosures and liquidations as a manner of reducing nonperforming assets continued to prove costly. However, there are circumstances when foreclosure and liquidations are the remedy pursued. From time to time, as part of our loss mitigation strategy, we may renegotiate the loan terms (i.e., interest rate, structure, repayment term, A/B note format, etc.) based on the economic or legal reasons related to the borrower’s financial difficulties. There were two new troubled debt restructurings (“TDRs”) during the three months ended March 31, 2016 for a balance of $0.1 million and none for the year ended December 31, 2015. TDRs are considered to be nonperforming and are placed on non-accrual, except for those that have established a sufficient performance history (generally a minimum of six consecutive months of performance) under the terms of the restructured loan.

Impaired loans at March 31, 2016 included $2.5 million of loans whose terms have been modified in troubled debt restructurings, compared to $2.6 million at December 31, 2015. The amount of TDR loans included in impaired loans decreased slightly as a result principal payments and as a result of moving one TDR of approximately $0.1 million to OREO, off-set by an increase due to the restructure of two impaired loans totaling approximately $0.1 million. The remaining restructured loans are being monitored by management and remain on nonaccrual status as they have not, per accounting guidelines, performed in accordance with their restructured terms for the requisite period of time (generally at least six consecutive months) to be returned to accrual status.

At December 31, 2015, six loans (with aggregate balances of $2.6 million) of our 34 substandard loans (with aggregate balances of $5.0 million) were considered TDRs and were included in nonperforming assets. At December 31, 2014, 14 loans (with aggregate balances of $2.6 million) of our 64 substandard loans (with aggregate balances of $6.0 million) were considered TDRs and were included in nonperforming assets. During the year ended December 31, 2015, there were no new modifications classified as TDRs and one addition to loans classified as TDR’s of approximately $60,000 due to the merger with Twin Oaks Savings Bank. Additionally, two previously performing TDRs originally restructured in 2010, totaling approximately $0.6 million at December 31, 2015 were returned to nonperforming status during 2015, and principal advances totaling approximately $0.2 million were made on two TDRs to pay real estate taxes. The increases in TDRs included in impaired loans were offset by writing down and moving 11 TDRs totaling approximately $0.9 million to OREO, resulting a decrease in the number of TDRs included in impaired loans from December 2014 to December 2015, while the balance remained approximately $2.6 million.

The following table summarizes classified assets of all portfolio types at the dates indicated:

	At March 31, 2016	At December 31,
		2015	2014	2013	2012	2011
		(Dollars in thousands)

	Amount	Amount	Amount	Amount	Amount	Amount
Special mention assets	$1,140	$717	$2,083	$3,361	$4,409	$4,892
Substandard assets	5,244	5,291	6,248	6,385	6,925	10,885
Doubtful assets	—	—	—	—	—	—

Total classified assets	$6,384	$6,008	$8,331	$9,746	$11,334	$15,777

On the basis of management’s review of its assets, at March 31, 2016, December 31, 2015 and 2014, we classified $1.1 million, $0.7 million and $2.1 million, respectively, of our assets as special mention and $5.2 million $5.3 million and $6.2 million, respectively, of our assets as substandard. We classified none of our assets as doubtful at March 31, 2016, December 31, 2015 and December 31, 2014. There were no assets classified as loss at March 31, 2016 or at December 31, 2015 or 2014. The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute nonperforming assets.

Delinquent Loans.

The following table presents information with respect to the delinquent loans at the dates indicated.

	March 31, 2016
	60-89 Days		90 Days or More		Total
	(Dollars in thousands)

	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
One-to-four family	4	$1,004	7	$514	11	$1,518
Multi-family	—	—	—	—	—	—
Lines of credit	1	81	—	—	1	81
Non-residential real estate	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	5	$1,085	7	$514	12	$1,599

	December 31, 2015
	60-89 Days		90 Days or More		Total
	(Dollars in thousands)

	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
One-to-four family	5	$753	9	$701	14	$1,454
Multi-family	—	—	—	—	—	—
Lines of credit	—	—	1	36	1	36
Non-residential real estate	1	113	1	18	2	131
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Consumer	—	—	1	3	1	3

Total	6	$866	12	$758	18	$1,624

	December 31, 2014
	60-89 Days		90 Days or More		Total
	(Dollars in thousands)

	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
One-to-four family	4	$310	37	$1,741	41	$2,051
Multi-family	—	—	2	257	2	257
Lines of credit	—	—	—	—	—	—
Non-residential real estate	1	420	3	115	4	535
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Consumer	—	—	1	11	1	11

Total	5	$730	43	$2,124	48	$2,854

Allowance for Loan Losses.

General. Our allowance for loan losses is maintained at a level necessary to absorb loan losses which are both probable and reasonably estimable. Management, in determining the allowance for loan losses, considers the losses inherent in its loan portfolio and changes in the nature and volume of loan activities, along with the general economic and real estate market conditions. We utilize a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. We maintain a loan review system, which allows for a periodic review of our loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and market value of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified losses based on a review of such information. A loan evaluated for impairment is considered to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Should full collection of principal be expected, cash collected on nonaccrual loans can be recognized as interest income.

The general component consists of quantitative and qualitative factors and covers non-impaired loans. The quantitative factors are based on historical loss experience adjusted for qualitative factors. For all loans other than performing credits acquired from Twin Oaks Savings Bank on December 31, 2014, the historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by us using the most recent twelve quarters with heavier weighting given to the most recent quarters. For performing credits acquired from Twin Oaks Savings Bank on December 31, 2014, the historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by Twin Oaks Savings Bank prior to the merger, and by us after the merger, using the most recent sixteen quarters with heavier weighting given to the most recent quarters.

This actual loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment. These qualitative factors include consideration of the following:

•	Levels of and trends in delinquencies and impaired loans

•	Levels of and trends in charge-offs and recoveries

•	Trends in volume and terms of loans

•	Effects of any changes in risk selection and underwriting standards

•	Other changes in lending policies, procedures and practices

•	Experience, ability and depth of lending management and other relevant staff

•	National and local economic trends and conditions

•	Industry conditions

•	Effects of changes in credit concentrations

The allowance is increased through provisions charged against current earnings, and offset by recoveries of previously charged-off loans. Loans which are determined to be uncollectible are charged against the allowance. Management uses available information to recognize probable and reasonably estimable loan losses, but future loss provisions may be necessary based on changing economic conditions. The allowance for loan losses as of March 31, 2016 and December 31, 2015 and 2014 was maintained at a level that represents management’s best estimate of losses inherent in the loan portfolio, and such losses were both probable and reasonably estimable. In addition, the Office of Comptroller of the Currency, as an integral part of its examination process, periodically reviews our allowance for loan losses.

Each quarter, management evaluates the total balance of the allowance for loan losses based on several factors that are not loan specific, but are reflective of the inherent losses in the loan portfolio. This process includes, but is not limited to, a periodic review of loan collectability in light of historical experience, the nature and volume of loan activity, conditions that may affect the ability of the borrower to repay, underlying value of collateral, if applicable, and economic conditions in our market areas. First, we group loans by delinquency status. All loans 90 days or more delinquent and all loans classified as substandard or doubtful are evaluated individually, based primarily on the value of the collateral securing the loan. Specific loss allowances are established as required by this analysis. All loans for which a specific loss allowance has not been assigned are segregated by type and delinquency status and a loss allowance is established by using loss experience data and management’s judgment concerning other matters it considers significant. The allowance is allocated to each category of loan based on the results of the above analysis.

This analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance at a level to absorb probable and estimable losses, additions may be necessary if economic or other conditions in the future differ from the current environment.

Summary of Loan Loss Experience. The following table analyzes changes in the allowance for the periods indicated:

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,

	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands)
Allowance at beginning of period	$2,224	$2,315	$2,315	$2,910	$3,381	$4,747	$4,703

Charge-offs:
One-to-four family	190	—	296	976	1,136	2,352	1,666
Multi-family	—	4	34	183	282	133	250
Non-residential real estate	—	—	18	336	84	772	3,224
Commercial	—	—	—	—	—	52	—
Consumer	8	45	138	116	17	27	43

	198	49	486	1,611	1,519	3,336	5,183

Recoveries:
One-to-four family	39	48	95	81	14	49	1
Multi-family	4	4	16	24	15	—	—
Non-residential real estate	—	—	—	—	136	—	35
Commercial	—	—	—	—	—	—	—
Consumer	3	4	14	10	8	9	11

	46	56	125	115	173	58	47

Net charge-offs (recoveries)	152	(7)	361	1,496	1,346	3,278	5,136

Additions charged to operations	120	165	270	901	875	1,912	5,180

Allowance at end of period	$2,192	$2,487	$2,224	$2,315	$2,910	$3,381	$4,747

Allowance as a percent of total nonperforming loans	43.70%	41.99%	44.00%	38.33%	49.48%	53.46%	54.67%
Allowance as a percent of gross loans receivable	1.49%	1.72%	1.56%	1.59%	2.56%	2.69%	3.57%
Net charge-offs (recoveries) to average loans outstanding	0.11%	0.00%	0.25%	1.30%	1.12%	2.52%	3.79%

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated:

	At March 31, 2016		At December 31,
			2015		2014
	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans
	(Dollars in thousands)
One-to-four family	$1,603	59.08%	$1,728	63.17%	$1,813	60.29%
Multi-family	162	2.69	142	2.64	122	1.97
Lines of credit (1)	—	9.95	—	12.99	—	11.50
Non-residential real estate	206	13.55	198	13.44	245	13.74
Commercial	49	4.15	51	2.41	36	4.30
Construction (1)	—	2.78	—	0.53	—	1.07
Consumer	172	7.80	105	4.82	99	7.13

Total allowance for loan losses	$2,192	100.00%	$2,224	100.00%	$2,315	100.00%

	At December 31,
	2013		2012		2011
	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans
	(Dollars in thousands)

One-to-four family	$2,277	61.83%	$2,057	60.24%	$3,113	60.41%
Multi-family	141	2.17	162	3.69	438	4.20
Lines of credit (1)	—	9.49	—	10.52	—	10.69
Non-residential real estate	388	13.73	1,012	15.06	1,146	15.08
Commercial	30	3.53	75	3.76	11	4.49
Construction (1)	—	1.83	—	0.08	—	0.74
Consumer	74	7.42	75	6.65	39	4.39

Total allowance for loan losses	$2,910	100.00%	$3,381	100.00%	$4,747	100.00%

(1)	Allowances applicable to lines of credit and construction loans are maintained in the related category of the underlying collateral.

The allowance for loan losses decreased $32,000 to $2.2 million at March 31, 2016 from $2.2 million at December 31, 2015, primarily due to decreases in the specific reserves for certain impaired one-to-four family loans. The decrease was offset by increases in general reserves due to changes in historical loss rates for certain loan types adjusted for qualitative factors and changes in loan balances from December 31, 2015 to March 31, 2016.

Total allowance for loan losses decreased $0.1 million to $2.2 million at December 31, 2015 from $2.3 million at December 31, 2014. The decrease in the allowances for loan losses was primarily due to a net decrease of $0.4 million in the general portion of the reserve. The decrease in the general portion was due primarily to the stabilization of the nonperforming asset levels and charge-off levels which had a favorable impact on the historical loss factors. The historical loss factor for one-to-four family, multi-family, and non-residential loans declined the most due to the historical loss percentage improving as charge-off levels declined by $1.1 million, as well as movements in the qualitative factors as risks in each respective segment change. The historical loss factors increased slightly for the other categories with the largest increases in the consumer and purchased auto segments. Additionally, management reduced the qualitative factors for most of the segments related to the economy to reflect the stabilization of local economic conditions, which began in mid-2014. The loan portfolio also includes $25.1 million of gross loans acquired at their fair values in the Twin Oaks Savings Bank merger on December 31, 2014. Offsetting this decrease was an increase of $344,000 of specific reserves on impaired loans.

Impaired loans were $4.9 million net of a valuation allowance of $194,000 at March 31, 2016, as compared to $5.0 million net of a valuation allowance of $387,000 at December 31, 2015 and $6.0 million net of a valuation allowance of $43,000 at December 31, 2014. Of the $4.9 million of impaired loans at March 31, 2016, $0.5 million were acquired in the merger with Twin Oaks Savings Bank and valued per FASB ASC 310-30 (see note 2 to the Notes to Consolidated Financial Statements).

Management of Market Risk.

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of residential mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, our board of directors has established an Asset/Liability Management Committee which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors. Senior management monitors the level of interest rate risk on a regular basis and the Asset/Liability Management Committee, which consists of senior management operating under a policy adopted by the board of directors, meets as needed to review our asset/liability policies and interest rate risk position.

We have sought to manage our interest rate risk in order to limit the exposure of our earnings and capital to changes in interest rates. In an attempt to accomplish this, we offer a variety of loan products, some of which are based on the prime rate and some loan products that adjust on one- to-five year intervals, based on various indices including the prime rate and U.S. Treasury securities. To shorten asset duration, we purchase investments, which are usually three to five years in length, as well as balance our investment purchases to ensure extension risk is minimized. In addition, we have attempted to lengthen the maturities of our deposit accounts by offering proportionately higher interest rates for longer terms, three-to-five year certificate accounts and by increasing our core deposits, in which the overall balances are generally less volatile to interest rate fluctuations than certificate accounts.

Net Portfolio Value. The net present value of an institution’s cash flow from assets, liabilities and off balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. For periods subsequent to December 31, 2011, institutions are responsible for valuing their own portfolios, or arranging to obtain the required information from a third-party provider. The model utilized by our third-party provider utilizes a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases by 100 to 300 basis points, or decreases by 100 basis points instantaneously. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The table below sets forth, as of March 31, 2016, net portfolio value, the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the United States Treasury yield curve.

	Net Portfolio Value			Net Portfolio Value as a Percentage of Present Value Assets
Change In Interest Rates (Basis Points)	Estimated NPV	Amount of Change	Percent of Change	NPV Ratio	Change in Basis Points
	(Dollars in thousands)
+300	$34,186	$(3,226)	(8.62)%	17.60%	27
+200	35,737	(1,675)	(4.48)%	17.75%	42
+100	37,005	(407)	(1.09)%	17.74%	41
0	37,412	—	—	17.33%	—
-100	36,555	(857)	(2.29)%	16.48%	(85)

The table above indicates that at March 31, 2016, in the event of a 100 basis point increase in interest rates, we would experience a decrease of approximately 1.1% in net portfolio value. In the event of 200 basis point increase in interest rates, we would experience a decrease of approximately 4.5% in net portfolio value. For a 300 basis point increase in interest rates, we would experience a decrease value of approximately 8.6% in net portfolio value. In the event of a 100 basis point decrease in interest rates, we would experience a decrease of approximately 2.3% in net portfolio value due to the low interest rate environment, which would result in a higher discount rate leading to a depreciation in value of liabilities as opposed to the typical appreciation experienced in an increasing interest rate environment.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or re-pricing of specific assets and liabilities. Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

We maintain liquid assets at levels we believe are adequate to meet our liquidity needs. Our liquidity ratio averaged 6.09% for the three months ended March 31, 2016 and 5.01% for the year ended December 31, 2015 compared to 4.15% for the year ended December 31, 2014. We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings, and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities, other short-term investments, earnings, and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements.

Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Consolidated Statements of Cash Flows included with the Consolidated Financial Statements which begin on page F-1 of this prospectus.

Our primary investing activities are the origination and purchase of one-to-four family, non-residential and multi-family real estate and other loans, including loans originated for sale, and the purchase of investment securities. For the three months ended March 31, 2016 and the years ended December 31, 2015 and 2014, our loan originations totaled $7.7 million, $31.2 million and $16.4 million, respectively. For the three months ended March 31, 2016 and the year ended December 31, 2015, we purchased loans totaling $5.0 million and $2.0 million, compared to the purchase of loans totaling $4.0 million for the year ended December 31, 2014. For the three months ended March 31, 2016 and the years ended December 31, 2015 and 2014, we received $1.4 million, $7.9 million and $3.1 million, respectively, from the sale of loans, resulting in gains of $39,000, $227,000 and $56,000, respectively. Cash received from the sales, calls, maturities and pay-downs on securities totaled $2.2 million, $14.8 million and $9.5 million for the three months ended March 31, 2016 and the years ended December 31, 2015 and 2014, respectively. We purchased $3.6 million, $9.5 million and $3.8 million in securities for the three months ended March 31, 2016 and the years ended December 31, 2015 and 2014, respectively.

Deposit flows are generally affected by the level of interest rates we offer, the interest rates and products offered by local competitors, and other factors. Total deposits increased $3.4 million at March 31, 2016 due to increases in checking, money market and savings balances, offset by a decrease in certificates of deposit. Excluding the impact of the acquired deposits in 2014, deposits decreased $5.4 million for the year ended December 31, 2015 and decreased $13.1 million for the year ended December 31, 2014.

Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Chicago to provide advances and with Bankers Bank of Wisconsin to purchase Federal Funds. As a member of the Federal Home Loan Bank of Chicago, we are required to own capital stock in the Federal Home Loan Bank of Chicago and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. We had an available borrowing limit of $69.9 million, $68.3 million and $57.2 million from the Federal Home Loan Bank of Chicago as of March 31, 2016, December 31, 2015 and 2014, respectively. In addition, as of March 31, 2016 and December 31, 2015 and 2014, Ottawa Savings Bank had $5.0 million of available credit from Bankers Bank of Wisconsin to purchase Federal Funds. There were $1.1 million, $2.1 million and $5.5 million, respectively, of Federal Home Loan Bank advances at March 31, 2016, December 31, 2015 and 2014 and no Federal Funds purchased outstanding at March 31, 2016, December 31, 2015 and 2014.

At March 31, 2016, we had outstanding commitments to originate loans of $1.9 million, unfunded commitments under lines of credit of $10.1 million, unfunded commitments on construction loans of $1.2 million, and less than $0.1 million of unfunded standby letters of credit. At March 31, 2016, certificates of deposit scheduled to mature in less than one year totaled $34.2 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In the event a significant portion of our deposits are not retained by us, we will have to utilize other funding sources, such as Federal Home Loan Bank advances, in order to maintain our level of assets. Alternatively, we could reduce our level of liquid assets, such as our cash and cash equivalents. In addition, the cost of such deposits may be significantly higher if market interest rates are higher at the time of renewal.

The following table presents certain of our contractual obligations at March 31, 2016:

	Variable Rate	Fixed Rate	Total	Range of Rates on Fixed-Rate Commitments
As of March 31, 2016:	(Dollars in thousands)
Commitments to originate loans	$169	$1,717	$1,886	2.875%-5.25%
Unfunded commitments on one-to-four family construction loans	7	—	7	—
Unfunded commitments under commercial construction lines of credit	1,191	—	1,191
Unfunded commitments under lines of credit	10,139	—	10,139	—

	11,506	1,717	13,223
Standby letters of credit	—	18	18	9.00%

	$11,506	$1,735	$13,241

Ottawa Savings Bancorp is a separate legal entity from Ottawa Savings Bank and must provide for its own liquidity. In addition to its operating expenses, Ottawa Savings Bancorp is responsible for paying any dividends declared to its stockholders, and interest and principal on outstanding debt, if any. Ottawa Savings Bancorp also has repurchased shares of its common stock. Ottawa Savings Bancorp’s primary source of income is dividends received from Ottawa Savings Bank. The amount of dividends that Ottawa Savings Bank may declare and pay to Ottawa Savings Bancorp in any calendar year, without the receipt of prior approval from the Federal Reserve Board, but with prior notice to the Federal Reserve Board, cannot exceed net income for that year to date plus retained net income (as defined) for the preceding two calendar years. At March 31, 2016, Ottawa Savings Bancorp had liquid assets of $0.3 million.

Off-Balance Sheet Arrangements

For the three months ended March 31, 2016 and the year ended December 31, 2015, we did not engage in any off-balance sheet transactions reasonably likely to have a material adverse effect on its financial condition, results of operations or cash-flows.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see note 1 in the notes to the consolidated financial statements included in this prospectus.

Impact of Inflation and Changing Prices

The consolidated financial statements and related notes of Ottawa Savings Bancorp have been prepared in accordance with GAAP, which generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

OUR MANAGEMENT

Board of Directors

The board of directors of Ottawa Bancorp is comprised of nine individuals who are elected for terms of three years, one-third of whom are elected annually. The directors of Ottawa Bancorp are the same individuals that comprise the boards of directors of Ottawa Savings Bancorp, Ottawa Savings Bancorp MHC and Ottawa Savings Bank. All of our directors are independent under the listing requirements of the Nasdaq Stock Market, Inc., the standard of independence chosen by the board of directors for purposes of Securities and Exchange Commission rules, except for Jon Kranov, who serves as our President and Chief Executive Officer, and Craig M. Hepner, who serves as our Executive Vice President and Chief Operating Officer. In determining the independence of its directors, the board considered transactions, relationships or arrangements between us and our directors that are not required to be disclosed in this prospectus under the heading “—Transactions with Related Persons.”

Information regarding our directors is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of March 31, 2016. The indicated period of service as a director includes the period of service as a director of Ottawa Savings Bank.

The following directors have terms ending in 2017:

John M. Armstrong is a Principal at Armstrong & Associates, a registered investment advisory firm affiliated with Raymond James Financial Services, Inc. and located in Ottawa, Illinois. As a Certified Financial Planner and a member of the AICPA, Mr. Armstrong provides the board of directors with experience regarding accounting and financial matters. Additionally, as a lifelong resident of Ottawa, Mr. Armstrong has been actively involved in various community organizations, having served on the board of the Ottawa Elementary School and the Illinois Valley Fine Arts Trust and as a committee member with the United Way. Age 60. Director since 2012.

Jon Kranov has been employed with Ottawa Savings Bank since 1978 and has served as President of Ottawa Savings Bank, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC since May 2010. He is currently the Chairman of Ottawa Savings Bank’s board of directors and attends all committee meetings of the board of directors in his capacity as such. Mr. Kranov served as the Senior Vice President and Chief Financial Officer of Ottawa Savings Bank from 1996 until May 2010 and 1996 until December 2010, respectively. He served in the positions of Senior Vice President and Chief Financial Officer of Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC from 2005 until May 2010 and 2005 until December 2010, respectively. In April 2014 he was appointed as an advisory member on Banker’s Bank of Madison Wisconsin’s board of directors. Mr. Kranov’s involvement in our local community affords the board valuable insight regarding our business and operations. Mr. Kranov’s experience as Chief Financial Officer and knowledge of the various financial and accounting issues facing public companies in the banking sector, as well as his long history with Ottawa Savings Bank, position him well as our President and Chief Executive Officer. Mr. Kranov has an undergraduate degree in Accountancy from Western Illinois University and has received a Master’s Degree from Lewis University. Age 61. Director since 2010.

William J. Kuiper has been the owner and Director of Seals-Campbell Funeral Home since May 1979. Mr. Kuiper has extensive ties to our market area, as well as valuable leadership experience that he brings to the board of directors. In addition, Mr. Kuiper is a former director of Twin Oaks Savings Bank and provides the board with valuable insight regarding the markets in which Twin Oaks Savings Bank formerly operated. Age 65. Director since 2014.

The following directors have terms ending in 2018:

Thomas M. Adler has served as President of Adler Consulting LLC, a consulting firm, since April 2014. Prior to that time, Mr. Adler had served as Vice President of Quality Technology International, a specialty grains and animal feed company, since 2003. Mr. Adler has extensive ties to our market area, as well as valuable leadership experience that he brings to the board of directors. In addition, Mr. Adler is a former director of Twin Oaks Savings Bank and provides the board with valuable insight regarding the markets in which Twin Oaks Savings Bank formerly operated. Age 56. Director since 2014.

Arthur C. Mueller is the President of Mueller Funeral Homes, Inc. As a life-long and sixth generation resident of LaSalle County, Mr. Mueller has been actively involved in various community organizations, having served on the board of Ottawa Regional Hospital and Healthcare Center and the Chamber of Commerce and as a member of Rotary International.

With five funeral home locations in LaSalle County, Mr. Mueller has extensive ties to our market area, as well as valuable leadership experience that he brings to the board of directors. Age 62. Director since 1987.

Daniel J. Reynolds is the co-owner of H.R. Imaging, Inc., a multi-state photography business headquartered in Ottawa, Illinois. As a life-long resident of Ottawa, Illinois who is actively involved in various community organizations, Mr. Reynolds has in-depth knowledge of our market area. Additionally, Mr. Reynolds’ involvement in real estate development has given him knowledge of the local real estate industry, and his experience as a small business owner has given him organizational understanding and management expertise that he brings to the board of directors. Age 69. Director since 2003.

The following directors have terms ending in 2019:

James A. Ferrero retired from LaSalle County Housing Authority as of December 31, 2005. He is the owner and president of a package store in Ottawa, Illinois. As a life-long resident of Ottawa, Illinois who is actively involved in various community organizations, like the Chamber of Commerce, Mr. Ferrero has developed extensive ties to the market area in which we operate. Additionally, Mr. Ferrero’s education in finance and experience as a small business owner have provided him with financial experience and expertise that is valuable to the board of directors. Age 66. Director since 2000.

Craig M. Hepner has served as our Executive Vice President and Chief Operating Officer since December 2014. Mr. Hepner served as President and Chief Executive Officer of Twin Oaks Savings Bank from January 2001 until our acquisition of Twin Oaks Savings Bank in December 2014. Mr. Hepner has extensive ties to our market area, as well as valuable leadership experience that he brings to the board of directors. In addition, Mr. Hepner is a former director of Twin Oaks Savings Bank and provides the board with valuable insight regarding the markets in which Twin Oaks Savings Bank formerly operated. Mr. Hepner has an undergraduate degree in accountancy from Bradley University. Age 51. Director since 2014.

Keith F. Johnson is the owner of Johnson Pattern and Machine Co. in Ottawa, Illinois. As a lifelong resident of Ottawa, Illinois who is actively involved in various community organizations, Mr. Johnson has in-depth knowledge of the market area in which we operate. Mr. Johnson’s service as an elected Commissioner of our local government has provided him with leadership and managerial skills, which are valuable to the board of directors. Age 63. Director since 2001.

Executive Officers

Our executive officers are elected annually by the board of directors and serve at the board’s discretion. The following individuals currently serve as executive officers and will serve in the same positions following the conversion and offering:

Name	Position

Jon Kranov	President and Chief Executive Officer of Ottawa Bancorp, Ottawa Savings Bancorp, Ottawa Savings Bancorp MHC and Ottawa Savings Bank

Craig M. Hepner	Executive Vice President and Chief Operations Officer of Ottawa Bancorp, Ottawa Savings Bancorp, Ottawa Savings Bancorp MHC and Ottawa Savings Bank

Marc N. Kingry	Vice President and Chief Financial Officer of Ottawa Bancorp, Ottawa Savings Bancorp, Ottawa Savings Bancorp MHC and Ottawa Savings Bank

Mark Stoudt	Vice President and Chief Lending Officer of Ottawa Bancorp, Ottawa Savings Bancorp, Ottawa Savings Bancorp MHC and Ottawa Savings Bank

Below is information regarding our executive officers who are not also directors. Each executive officer has held his current position for the period indicated below. Ages presented are as of March 31, 2016.

Marc N. Kingry has served as the Chief Financial Officer of Ottawa Savings Bank, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC since December 2010. Prior to 2010, Mr. Kingry was Senior Vice President and Controller at a bank in Ottawa, Illinois since 2002. Mr. Kingry has an undergraduate degree in accountancy and has received a Master’s Degree in Accounting from Illinois State University. He is a licensed Certified Public Accountant. Age 54.

Mark Stoudt has served as Vice President and Chief Lending Officer of Ottawa Savings Bank since January 2015. From October 2008 to January 2015, Mr. Stoudt was a Commercial Banking Officer at Ottawa Savings Bank. Age 47.

Board Leadership and the Board’s Role in Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer are each held by Jon Kranov. The Chairman of the Board has no greater nor lesser vote on matters considered by the board than any other director, and the Chairman does not vote on any related party transaction. All of our directors, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. The board’s decision regarding how to structure its leadership is based on its familiarity and comfort with the Chief Executive Officer and its belief in the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board.

A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The full board of directors’ involvement in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for us. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders.

Meetings and Committees of the Board of Directors

Ottawa Savings Bancorp and Ottawa Savings Bank conduct business through meetings of their boards of directors and their committees. Ottawa Savings Bancorp’s board of directors held 12 regular meetings during the fiscal year ended December 31, 2015. No director attended fewer than 75% of the total meetings of the Ottawa Savings Bancorp board and committees on which such director served.

The following table identifies our standing committees and their members as of                     , 2016. All members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc., the standard of independence chosen by the board of directors for purposes of Securities and Exchange Commission rules.

Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Thomas M. Adler	X		X		X	*
John M. Armstrong	X				X
James A. Ferrero	X	*			X
Craig M. Hepner
William J. Kuiper	X				X
Keith Johnson	X				X
Arthur C. Mueller	X		X	*	X
Jon Kranov
Daniel J. Reynolds	X		X		X

Number of Meetings in 2015	5		1		3

*	Denotes Chairman

Audit Committee. The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that James Ferrero and John Armstrong are “audit committee financial experts,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Mr. Ferrero and Mr. Armstrong are independent under the listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on Ottawa Savings Bancorp’s website (www.ottawasavings.com).

Compensation Committee. The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer including annual salary, bonus, stock options, and other direct and indirect benefits, as well as reviews our executive and employee compensation programs and director compensation. The committee considers our financial performance, stockholder return, competitive market values, and the compensation given to the President and Chief Executive Officer over recent years when determining appropriate compensation for the President and Chief Executive Officer. In setting executive compensation, the committee ensures that a significant portion of compensation is connected to the long-term interest of stockholders. In its oversight of employee compensation programs, prior to making its recommendation to the board, the committee reviews recommendations from the President and Chief Executive Officer and Human Resources Manager. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full board of directors. The Compensation Committee acts under a written charter, a copy of which is available on Ottawa Savings Bancorp’s website (www.ottawasavings.com).

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the annual selection of the board of directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Ottawa Savings Bancorp’s corporate governance policy. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on Ottawa Savings Bancorp’s website (www.ottawasavings.com).

Director Compensation

The following table sets forth the compensation received by non-employee directors for their service on our board of directors during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Total
Thomas M. Adler	$16,800	$16,800
James A. Ferrero	16,800	16,800
Keith F. Johnson	16,800	16,800
William J. Kuiper	16,800	16,800
Arthur C. Mueller	16,800	16,800
Daniel J. Reynolds	16,800	16,800
John M. Armstrong	16,800	16,800

The following tables set forth the applicable retainers and fees that are paid to all directors for their service on the boards of directors of Ottawa Savings Bancorp and Ottawa Savings Bank. Directors do not receive fees for service on board committees. Directors also do not receive any compensation for their service on the board of directors of Ottawa Savings Bancorp MHC.

Board of Directors of Ottawa Savings Bank:
Monthly Retainer for all Board Members	$1,050

Board of Directors of Ottawa Savings Bancorp:
Quarterly Retainer for all Board Members	$1,050

Executive Compensation

Summary Compensation Table. The following information is furnished for all individuals serving as the principal executive officer of Ottawa Savings Bancorp for the most recently completed fiscal year and our next two most highly compensated executive officers whose total compensation for the year ended December 31, 2015 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Nonequity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (2)	Total ($)
Jon Kranov	2015	190,000	—		19,000	40,900	249,900
President and Chief Executive Officer	2014	181,800	10,000	(3)	10,170	42,696	244,666

Marc N. Kingry	2015	125,000	—		12,500	12,638	150,138
Vice President and Chief Financial Officer	2014	110,000	—		4,615	14,598	129,213

Mark Stoudt	2015	120,000	—		12,000	10,987	142,987
Vice President and Chief Lending Officer	2014	106,000	—		4,447	12,801	123,248

(1)	Represents payments made pursuant to the Employee Incentive Compensation Plan. Awards earned during 2015 were paid in March 2016.
(2)	Details of the amounts reported in “All Other Compensation” for 2015 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Kranov	Mr. Kingry	Mr. Stoudt
Board of Director fees	$16,800	$—	$—
Employee stock ownership plan	6,324	3,585	3,158
Employer contributions to 401(k) Plan	14,992	8,501	7,487
Dividends paid on unvested restricted stock awards	105	—	—
Auto allowance	1,095	—	—
Life insurance premiums	1,584	552	342

(3)	Represents amount deferred under the Ottawa Savings Bank Nonqualified Deferred Compensation Plan.

Salary Continuation Agreements. Ottawa Savings Bank entered into a salary continuation agreement with Jon Kranov. Under the agreement, if Mr. Kranov’s employment with Ottawa Savings Bank terminates (1) on or after his 65th birthday; (2) subsequent to a change in control (as defined in each agreement); (3) on account of a disability; or (4) because of death, he will be entitled to receive $25,258 per year for 20 years commencing at the later of age 65 or the date of his termination of employment. Mr. Kranov may elect, subject to the requirements of Section 409A of the Internal Revenue Code, to receive a lump sum payment that is actuarially equivalent to the normal retirement benefit. If Mr. Kranov terminates employment before his 65th birthday for reasons other than cause, death or disability, and not subsequent to a change in control, he will receive a reduced benefit, which varies depending on the date of termination. Mr. Kranov will forfeit his entitlement to all benefits under the agreement if his employment with Ottawa Savings Bank is terminated for cause as specified in his agreement.

Nonqualified Deferred Compensation Plan. We have adopted the Ottawa Savings Bank Nonqualified Deferred Compensation Plan to provide participants with an opportunity to defer all or any portion of their compensation. Specifically, participants may elect to defer a designated percentage of base pay or cash incentive awards. Elections to defer compensation must be made no later than December 31st of the year preceding the year the compensation is earned or, for new participants, within 30 days of the participant’s initial eligibility under the plan. Currently, Jon Kranov is the only plan participant.

Outstanding Equity Awards at Fiscal Year End. The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Jon Kranov	18,533	—		$12.35	11/21/2016	—		$—
Jon Kranov	8,722	—		6.00	11/17/2020	—		—
Mark Stoudt	5,451	—		9.90	12/15/2018	—		—
Marc Kingry	10,464	2,619	(2)	4.25	11/16/2021	1,047	(2)	10,522

(1)	Market value is calculated on the basis of $10.05 per share, which was the closing sales price for our common stock on December 31, 2015.
(2)	Stock options and stock awards granted pursuant to the 2006 Equity Incentive Plan vest in five approximately equal installments commencing on November 17, 2011.

Employee Stock Ownership Plan

Ottawa Savings Bank sponsors the Ottawa Savings Bank employee stock ownership plan. Employees become eligible to participate in the employee stock ownership plan upon the completion of one year of service.

The trustee, on behalf of the employee stock ownership plan, will subscribe for up to 8% of the number of shares of common stock sold in the conversion (140,964, 165,840 and 190,716 shares at the minimum, midpoint and maximum of the offering range, respectively). The employee stock ownership plan will fund its purchase in the offering through a loan from Ottawa Bancorp. The loan amount will equal 100% of the aggregate purchase price of the common stock, and will be repaid principally through Ottawa Savings Bank’s contributions to the employee stock ownership plan and dividends paid on common stock held by the employee stock ownership plan over an anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate, as published in The Wall Street Journal on the closing date of the offering. See “Pro Forma Data.”

All shares purchased by the trustee on behalf of the employee stock ownership plan will be held in a loan suspense account. Shares will be released from the loan suspense account on a pro rata basis, as Ottawa Savings Bank will make contributions to the employee stock ownership plan sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of compensation. Participants vest ratably in their employee stock ownership plan benefits over a five-year period. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.

Participants may direct the trustee regarding the voting of common stock allocated to their employee stock ownership plan accounts. The trustee will vote all allocated shares held in the plan as directed by participants. The trustee will vote all unallocated shares, as well as allocated shares for which it does not receive instructions, in the same ratio as those shares for which participants provide voting instructions, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, Ottawa Savings Bank will record compensation expense for the leveraged employee stock ownership plan at the fair market value of the shares when committed for release to participant accounts.

Equity Plans.

2006 Equity Incentive Plan. The Ottawa Savings Bancorp 2006 Equity Incentive Plan was adopted by our board of directors and approved by our stockholders in June 2006. The 2006 Equity Incentive Plan authorized the granting of up to

109,020 stock options and 43,608 shares of restricted stock. The purpose of the 2006 Equity Incentive Plan is to promote Ottawa Savings Bancorp’s success by linking the personal interests of its employees, officers and directors to those of Ottawa Savings Bancorp’s stockholders, and by providing participants with an incentive for outstanding performance. The 2006 Equity Incentive Plan is further intended to provide flexibility to Ottawa Savings Bancorp in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and effort the successful conduct of Ottawa Savings Bancorp’s operation is largely dependent. The 2006 Equity Incentive Plan is administered by the compensation committee of Ottawa Savings Bancorp’s board of directors, which has the authority to determine the eligible directors or employees to whom awards are to be granted, the number of awards to be granted, the vesting of the awards and the conditions and limitations of the awards.

As of March 31, 2016, options for 92,667 shares were outstanding and no shares remained available for future option grants under the plan. As of March 31, 2016, there were no options granted under the plan that have been exercised. As of March 31, 2016, 43,608 shares of restricted stock had been granted and no shares remained available for future restricted stock grants under the plan. All participants fully vest in accounts granted to them upon their death or disability and upon a change in control.

Future Equity Incentive Plan. Following the offering, Ottawa Bancorp plans to adopt an equity incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, Ottawa Bancorp anticipates that the plan will authorize a number of stock options equal to 10.0% of the total shares sold in the offering, and a number of shares of restricted stock equal to 4.0% of the total shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 246,687 shares, assuming 1,762,050 shares are issued in the offering, to 333,753 shares, assuming 2,383,950 shares are issued in the offering.

Ottawa Bancorp may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Ottawa Bancorp common stock. The issuance of additional shares after the offering would dilute the interests of existing stockholders. See “Pro Forma Data.”

Ottawa Bancorp will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. Ottawa Bancorp will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period (or as otherwise permitted by the Federal Reserve Board), but Ottawa Bancorp may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Ottawa Bancorp.

The equity incentive plan will comply with all applicable existing regulatory regulations, unless waived by the Federal Reserve Board. The requirements contained in these regulations may vary depending on whether we adopt the plan within one year following the offering or after one year following the offering. If we adopt the equity incentive plan more than one year after completion of the offering, the plan would not be subject to many existing regulatory requirements, including limiting the number of awards we may reserve or grant under the plan and the time period over which participants may vest in awards granted to them.

Transactions with Related Persons

The Sarbanes-Oxley Act generally prohibits loans by Ottawa Savings Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ottawa Savings Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ottawa Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Ottawa Savings Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In accordance with banking regulations, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Ottawa Savings Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to Ottawa Savings Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors must disclose any existing or emerging conflicts of interest to our President and Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (ii) the ownership of more than 1% of the outstanding securities (or that represents more than 5% of the total assets of the employee and/or family member) of any business entity that does business with or is in competition with Ottawa Savings Bancorp.

Indemnification for Directors and Officers

Ottawa Bancorp’s articles of incorporation provide that Ottawa Bancorp must indemnify all directors and officers of Ottawa Bancorp against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Ottawa Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ottawa Bancorp pursuant to its articles of incorporation or otherwise, Ottawa Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

STOCK OWNERSHIP

The following table provides information as of                     , 2016 about the persons known to Ottawa Savings Bancorp to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)
Ottawa Savings Bancorp MHC 925 LaSalle Street Ottawa, Illinois 61350	1,999,845	69.1%

(1)	Based on 2,894,123 shares of Ottawa Savings Bancorp common stock outstanding and entitled to vote as of , 2016.

The following table provides information as of                     , 2016 about the shares of Ottawa Savings Bancorp common stock that may be considered to be beneficially owned by each director and executive officer of Ottawa Savings Bancorp, and by all directors and executive officers of Ottawa Savings Bancorp as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options) (1)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Directors:

Thomas M. Adler	400		—	*
John M. Armstrong	4,510		—	*
James A. Ferrero	20,180	(3)	5,451	*
Craig M. Hepner	398		—	*
Keith Johnson	19,180	(4)	5,451	*
Jon Kranov	37,273		27,255	2.23%
William J. Kuiper	400		—	*
Arthur C. Mueller	12,180		5,451	*
Daniel J. Reynolds	24,680	(5)	5,451	1.04%

Executive Officers Who Are Not Also Directors:

Marc N. Kingry	9,756		10,464	*
Mark Stoudt	4,530		5,451	*

All directors and executive officers as a group (11 persons)	133,487		64,974	6.71%

*	Represents less than 1% of Ottawa Savings Bancorp’s outstanding shares.

(1)	This column includes the following:

Name	Shares of Restricted Stock Awards Held in Trust	Shares Allocated under the Ottawa Savings Bank ESOP	Shares Held in Trust in the Ottawa Savings Bank 401(k) Plan
Thomas M. Adler	—	—	—
John M. Armstrong	—	—	—
James A. Ferrero	—	—	—
Craig M. Hepner	—	288	—
Keith Johnson	—	—	—
Marc N. Kingry	1,047	2,615	—
Jon Kranov	—	8,147	5,373
William J. Kuiper	—	—	—
Arthur C. Mueller	—	—	—
Daniel J. Reynolds	—	—	—
Mark Stoudt	—	3,355	97

(2)	Based on 2,894,123 shares of Ottawa Savings Bancorp common stock outstanding and entitled to vote as of , 2016.
(3)	Includes 500 shares of which Mr. Ferrero may be deemed the beneficial owner as the trustee of his daughter’s trust.
(4)	Includes 17,000 shares pledged as security for a loan with an unrelated financial institution.
(5)	Includes 8,500 shares held by Mr. Reynold’s spouse.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

The table below sets forth, for each of our directors and executive officers and for all of the directors and executive officers as a group, the following information:

•	The number of shares of new common stock to be received in exchange for shares of Ottawa Savings Bancorp common stock upon consummation of the conversion and the offering, based upon their beneficial ownership of Ottawa Savings Bancorp common stock as of , 2016;

•	The proposed purchases of Ottawa Bancorp common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•	The total amount of Ottawa Bancorp common stock to be held upon consummation of the conversion and offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 31% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Offering—Limitations on Purchases of Shares.”

The proposed purchase of shares by directors and executive officers of Ottawa Bancorp common stock in the offering does not constitute a recommendation or endorsement by such individuals that you should buy stock in the offering. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”

	Number of Shares Received in Exchange for Shares of Ottawa Savings Bancorp (1)	Proposed Purchases of Stock in the Offering		Total Common Stock to be Held
Name of Beneficial Owner		Number of Shares	Dollar Amount	Number of Shares (1)	Percentage of Total Outstanding (2)
Directors:
Thomas M. Adler	414	2,100	$21,000	2,514	*	%
John M. Armstrong	4,675	12,500	125,000	17,175	*
James A. Ferrero	20,918	6,000	60,000	26,918	*
Craig M. Hepner	412	2,500	25,000	2,912	*
Keith Johnson	19,881	—	—	19,881	*
Jon Kranov	38,626	2,500	25,000	41,126	1.37
William J. Kuiper	414	2,500	25,000	2,914	*
Arthur C. Mueller	12,625	1,000	10,000	13,625	*
Daniel J. Reynolds	25,583	1,000	10,000	26,583	*

Executive Officers Who are Not Also Directors:
Marc N. Kingry	10,106	2,650	26,500	12,756	*
Mark Stoudt	4,695	3,000	30,000	7,695	*

All Directors and Executive Officers as a Group (11 persons)	138,349	35,750	$357,500	174,099	5.80%

*	Less than 1.0%.
(1)	Based on information presented in “Stock Ownership.” Excludes shares that may be acquired upon the exercise of outstanding stock options.
(2)	If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would beneficially own 6.01% of the outstanding shares of Ottawa Bancorp common stock.

REGULATION AND SUPERVISION

General

Ottawa Savings Bank, as a federal savings bank, is currently subject to extensive regulation, examination and supervision by the Office of the Comptroller of the Currency, as its primary federal regulator, and by the Federal Deposit Insurance Corporation as the insurer of its deposits. Ottawa Savings Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Ottawa Savings Bank must file reports with the Office of the Comptroller of the Currency concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of the Comptroller of the Currency to evaluate Ottawa Savings Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on Ottawa Bancorp and Ottawa Savings Bank and their operations.

The Dodd-Frank Act made extensive changes to the regulation of Ottawa Savings Bank. Under the Dodd-Frank Act, the Office of Thrift Supervision was eliminated and responsibility for the supervision and regulation of federal savings associations such as Ottawa Savings Bank was transferred to the Office of the Comptroller of the Currency on July 21, 2011. The Office of the Comptroller of the Currency is the agency that is primarily responsible for the regulation and supervision of national banks. Additionally, the Dodd-Frank Act created a new Consumer Financial Protection Bureau as an independent bureau of the Federal Reserve Board. The Consumer Financial Protection Bureau assumed responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations and has authority to impose new requirements. However, institutions of less than $10 billion in assets, such as Ottawa Savings Bank, will continue to be examined for compliance with consumer protection and fair lending laws and regulations by, and be subject to the enforcement authority of, their prudential regulators.

Certain of the regulatory requirements that are or will be applicable to Ottawa Savings Bank and Ottawa Bancorp are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Ottawa Savings Bank and Ottawa Bancorp.

Federal Banking Regulation

Business Activities. The activities of federal savings banks, such as Ottawa Savings Bank, are governed by federal laws and regulations. Those laws and regulations delineate the nature and extent of the business activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Capital Requirements. In July 2013, the Office of the Comptroller of the Currency and the Federal Reserve Board approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to Ottawa Savings Bank and Ottawa Savings Bancorp, Inc. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act. The final rule includes new minimum risk-based capital and leverage ratios, which became effective for Ottawa Savings Bank on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation” buffer of 2.5%, and will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

Prompt Corrective Regulatory Action. Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept broker deposits. The Office of the Comptroller of the Currency is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of the Comptroller of the Currency could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. Significantly and critically undercapitalized institutions are subject to additional mandatory and discretionary measures.

Insurance of Deposit Accounts. Ottawa Savings Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Deposit insurance per account owner is currently $250,000. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned a risk category based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned, and certain adjustments specified by Federal Deposit Insurance Corporation regulations. Institutions deemed less risky pay lower assessments. The Federal Deposit Insurance Corporation may adjust the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment. No institution may pay a dividend if in default of the federal deposit insurance assessment.

The Dodd-Frank Act required the Federal Deposit Insurance Corporation to revise its procedures to base its assessments upon each insured institution’s total assets less tangible equity instead of deposits. The Federal Deposit Insurance Corporation finalized a rule, effective April 1, 2011, that set the assessment range at 2.5 to 45 basis points of total assets less tangible equity.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Ottawa Savings Bank. Management cannot predict what insurance assessment rates will be in the future.

Loans to One Borrower. Federal law provides that savings associations are generally subject to the limits on loans to one borrower applicable to national banks. Generally, subject to certain exceptions, a savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Qualified Thrift Lender Test. Federal law requires savings associations to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities but also including education, credit card and small business loans) in at least nine months out of each 12-month period.

A savings association that fails the qualified thrift lender test is subject to certain operating restrictions and the Dodd-Frank Act also specifies that failing the qualified thrift lender test is a violation of law that could result in an enforcement action and dividend limitations. As of March 31, 2016, Ottawa Savings Bank maintained 82.7% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Limitation on Capital Distributions. Federal regulations impose limitations upon all capital distributions by a savings association, including cash dividends, payments to repurchase its shares and payments to stockholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of the Comptroller of the Currency is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of the Comptroller of the Currency regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of the Comptroller of the Currency. If an application is not required, the institution must still provide 30 days prior written notice to, and receive the non-objection of, the Federal Reserve Board of the capital distribution if, like Ottawa Savings Bank, it is a subsidiary of a holding company, as well as an informational notice filing to the Office of the Comptroller of the

Currency. If Ottawa Savings Bank’s capital ever fell below its regulatory requirements or the Office of the Comptroller of the Currency notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of the Comptroller of the Currency could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of the Comptroller of the Currency determines that such distribution would constitute an unsafe or unsound practice.

Community Reinvestment Act. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to satisfactorily comply with the provisions of the Community Reinvestment Act could result in denials of regulatory applications. Responsibility for administering the Community Reinvestment Act, unlike other fair lending laws, is not being transferred to the Consumer Financial Protection Bureau. Ottawa Savings Bank received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination.

Transactions with Related Parties. Federal law limits Ottawa Savings Bank’s authority to engage in transactions with “affiliates” (e.g., any entity that controls or is under common control with Ottawa Savings Bank, including Ottawa Bancorp and Ottawa Savings Bancorp MHC and their other subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings association. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings association’s capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type specified by federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must generally be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings associations are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings association may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Ottawa Bancorp to its executive officers and directors. However, the law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, Ottawa Savings Bank’s authority to extend credit to executive officers, directors and 10% stockholders (“insiders”), as well as entities such persons’ control, is limited. The laws limit both the individual and aggregate amount of loans that Ottawa Savings Bank may make to insiders based, in part, on Ottawa Savings Bank’s capital level and requires that certain board approval procedures be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are subject to additional limitations based on the type of loan involved.

Enforcement. The Office of the Comptroller of the Currency currently has primary enforcement responsibility over savings associations and has authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful actions likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1.0 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings association. If action is not taken by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Federal Home Loan Bank System. Ottawa Savings Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Ottawa Savings Bank, as a member of the Federal Home Loan Bank of Chicago is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. Ottawa Savings Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at March 31, 2016 of $1.1 million.

Federal Reserve System. The Federal Reserve Board regulations require savings associations to maintain non-interest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The amounts are adjusted annually and, for 2016, the regulations provided that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $110.2 million; and a 10% reserve ratio is applied above $110.2 million. The first $15.2 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. Ottawa Savings Bank complies with the foregoing requirements. In October 2008, the Federal Reserve Board began paying interest on certain reserve balances.

Other Regulations

Ottawa Savings Bank’s operations are also subject to federal laws applicable to credit transactions, such as, but not limited to, the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Ottawa Savings Bank also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), and the related regulations of the Federal Reserve Board, which require savings associations operating in the United States to develop new anti-money laundering compliance programs (including a customer identification program that must be incorporated into the AML compliance program), due diligence policies and controls to ensure the detection and reporting of money laundering; and

•	The Bank Secrecy Act of 1970, which requires financial institutions in the United States to keep records of cash purchases of negotiable instruments, file reports of cash purchases of negotiable instruments exceeding a daily amount of $10,000 or more and to report suspicious activity that might signify money laundering, tax evasion, or other criminal activities.

Holding Company Regulation

General. As a savings and loan holding company, Ottawa Savings Bancorp is, and Ottawa Bancorp will be, subject to Federal Reserve Board regulations, examinations, supervision, reporting requirements and regulations regarding its activities. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to Ottawa Savings Bank.

Pursuant to federal law and regulations and policy, a savings and loan holding company such as Ottawa Bancorp may generally engage in the activities permitted for financial holding companies under Section 4(k) of the Bank Holding Company Act and certain other activities that have been authorized for savings and loan holding companies by regulation.

Federal law prohibits a savings and loan holding company from, directly or indirectly or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings association, or savings and loan holding company thereof, without prior written approval of the Federal Reserve Board or from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association. A savings and loan holding company is also prohibited from acquiring more than 5% of a company engaged in activities other than those authorized by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings associations, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, except: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital Requirements. Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. However, in July 2013, the Federal Reserve Board approved a new rule that implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act. The final rule established consolidated capital requirements for savings and loan holding companies with consolidated assets over $1 billion. Because Ottawa Savings Bancorp will not exceed this asset threshold, it is not subject to the holding company including Ottawa Bancorp. Similarly, following the completion of the offering, Ottawa Bancorp will not be subject to these requirements. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

Source of Strength. The Dodd-Frank Act also extends the “source of strength” doctrine to savings and loan holding companies. The regulatory agencies must promulgate regulations implementing the “source of strength” policy that holding companies act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Dividends and Stock Repurchases. The Federal Reserve Board has the power to prohibit dividends by savings and loan holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which also applies to savings and loan holding companies and which expresses the Federal Reserve Board’s view that a holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a holding company experiencing serious financial problems to borrow funds to pay dividends. Under the prompt corrective action regulations, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”

Federal Reserve Board policy also provides that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred.

Acquisition of Ottawa Bancorp. Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company or savings association. Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the outstanding voting stock of the company or institution, unless the Federal Reserve Board has found that the acquisition will not result in a change of control. Under the Change in Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

Ottawa Savings Bancorp’s common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, Ottawa Savings Bancorp files quarterly and annual reports with the Securities and Exchange Commission and is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934. Upon completion of the conversion and offering, Ottawa Bancorp’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, Ottawa Bancorp will be required to file quarterly and annual reports with the Securities and Exchange Commission and will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

FEDERAL AND STATE TAXATION

Federal Income Taxation

General. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. We report our income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 2012. For its 2015 fiscal year, Ottawa Savings Bank’s maximum federal income tax rate was 34%.

Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. Ottawa Savings Bank’s reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $2.3 million of our accumulated bad debt reserves would not be recaptured into taxable income unless Ottawa Savings Bank makes a “non-dividend distribution” to Ottawa Bancorp as described below.

Distributions. If Ottawa Savings Bank makes non-dividend distributions to Ottawa Bancorp, the distributions will be considered to have been made from Ottawa Savings Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the non-dividend distributions, and then from Ottawa Savings Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Ottawa Savings Bank’s taxable income. Non-dividend distributions include distributions in excess of Ottawa Savings Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Ottawa Savings Bank’s current or accumulated earnings and profits will not be included in Ottawa Savings Bank’s taxable income.

The amount of additional taxable income triggered by a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Ottawa Savings Bank makes a non-dividend distribution to Ottawa Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Ottawa Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Illinois Taxation. Ottawa Savings Bank is required to file Illinois income tax returns and pay tax at an effective tax rate of 7.75% of Illinois taxable income. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications, primarily the exclusion of interest income on United States obligations.

THE CONVERSION AND OFFERING

The boards of directors of Ottawa Savings Bancorp MHC and Ottawa Savings Bancorp have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Ottawa Savings Bancorp and the members of Ottawa Savings Bancorp MHC (depositors and certain borrowers of Ottawa Savings Bank). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to Ottawa Bancorp becoming the holding company for Ottawa Savings Bank, and the Federal Reserve Board has approved our applications and permitted us to consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

General

The boards of directors of Ottawa Savings Bancorp MHC and Ottawa Savings Bancorp have adopted the plan of conversion. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Ottawa Savings Bancorp MHC will be merged into Ottawa Savings Bancorp, and Ottawa Savings Bancorp MHC will no longer exist. Ottawa Savings Bancorp, which owns 100% of Ottawa Savings Bank, will be merged into a new Maryland corporation named Ottawa Bancorp. As part of the conversion, the 69.1% ownership interest of Ottawa Savings Bancorp MHC in Ottawa Savings Bancorp will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of Ottawa Savings Bank will be owned by Ottawa Bancorp, and all of the outstanding common stock of Ottawa Bancorp will be owned by public stockholders. Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of Ottawa Savings Bancorp common stock owned by persons other than Ottawa Savings Bancorp MHC will be converted automatically into the right to receive new shares of Ottawa Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Ottawa Savings Bancorp for new shares of Ottawa Bancorp, the public stockholders will own the same aggregate percentage of shares of common stock of Ottawa Bancorp that they owned in Ottawa Savings Bancorp immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, adjusted downward to reflect certain assets held by Ottawa Savings Bancorp MHC.

We intend to retain 50% of the net proceeds of the offering (a portion of which will be used to fund the loan to the employee stock ownership plan) and to invest the remaining 50% of the net proceeds in Ottawa Savings Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental account holders and other members. In addition, we will offer common stock for sale in a community offering to members of the general public with a preference given first to natural persons (including trusts of natural persons) residing in LaSalle and Grundy Counties in Illinois and second to public stockholders of Ottawa Savings Bancorp as of                     , 2016.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering in which Sandler O’Neill & Partners, L.P. will be sole manager. See “—Syndicated Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Ottawa Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock.

The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of Ottawa Savings Bank. The plan of conversion is also filed as an exhibit to Ottawa Savings Bancorp MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Strengthen our regulatory capital position with the additional capital we will raise in the stock offering. A strong capital position is essential to achieving our long-term objectives of growing Ottawa Savings Bank and building stockholder value. While Ottawa Savings Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth. Minimum regulatory capital requirements have also increased under recently adopted regulations. Compliance with these new requirements will be essential to the continued implementation of our business strategy.

•	Transition our organization to a more common and flexible stock holding company structure from our existing mutual holding company structure. The stock holding company structure is a more common and flexible form of organization, and will give us greater flexibility to access the capital markets through possible equity and debt offerings to support our long-term growth. The stock holding company structure will also provide us greater flexibility to structure an acquisition of other financial businesses or institutions if opportunities arise. We do not currently have any understandings or agreements regarding any specific capital raising or acquisition transaction. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate to other institutions. Applicable regulations prohibit the acquisition of Ottawa Bancorp for three years following completion of the conversion and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without prior regulatory approval.

•	Enable our stock holding company the ability to pay dividends to our public stockholders without diluting their stock ownership interest. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which resulted in changes in regulations with respect to the payment of dividends applicable to Ottawa Savings Bancorp MHC and Ottawa Savings Bancorp. Under the Dodd-Frank Act, Ottawa Savings Bancorp may not pay a dividend to its public stockholders without also paying a dividend to Ottawa Savings Bancorp MHC. Ottawa Savings Bancorp MHC may obtain an annual approval of its members to waive its right to dividends paid by Ottawa Savings Bancorp. However, any paid or waived dividends would increase Ottawa Savings Bancorp MHC’s ownership interest in Ottawa Savings Bancorp which, in turn, would decrease the exchange ratio for public stockholders in the event of the subsequent conversion of Ottawa Savings Bank from the mutual holding company to the stock holding company form of organization. As a result, any paid or waived dividends would dilute the relative ownership of public stockholders when the mutual holding company undertakes a full conversion. Among other things, these changes have adversely affected our ability to pay cash dividends to our public stockholders without diluting their stock ownership interest. The conversion will eliminate our mutual holding company structure and will enhance our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of Ottawa Savings Bancorp MHC (depositors and certain borrowers of Ottawa Savings Bank) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Ottawa Savings Bancorp MHC will also be approving the merger of Ottawa

Savings Bancorp MHC into Ottawa Savings Bancorp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Ottawa Savings Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Ottawa Savings Bancorp held by the public stockholders of Ottawa Savings Bancorp (stockholders other than Ottawa Savings Bancorp MHC) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to Ottawa Bancorp becoming the holding company for Ottawa Savings Bank, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock.

Effect of Ottawa Savings Bancorp MHC’s Assets on Minority Stock Ownership

In the exchange, the public stockholders of Ottawa Savings Bancorp will receive shares of common stock of Ottawa Bancorp in exchange for their shares of common stock of Ottawa Savings Bancorp pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with the same ownership percentage of the common stock of Ottawa Bancorp after the conversion as their ownership percentage in Ottawa Savings Bancorp immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by Ottawa Savings Bancorp MHC (other than shares of stock of Ottawa Savings Bancorp) at the completion of the conversion, which assets currently consist of cash. Ottawa Savings Bancorp MHC had net assets of $128,000 as of March 31, 2016, not including Ottawa Savings Bancorp common stock. This adjustment will decrease Ottawa Savings Bancorp’s public stockholders’ ownership interest in Ottawa Bancorp from 30.9% to     %, and will increase the ownership interest of persons who purchase stock in the offering from 69.1% (the amount of Ottawa Savings Bancorp’s outstanding common stock held by Ottawa Savings Bancorp MHC) to     %.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Ottawa Savings Bancorp common stock will be converted automatically into the right to receive a number of shares of Ottawa Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Ottawa Bancorp after the conversion as they held in Ottawa Savings Bancorp immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted downward to reflect certain assets held by Ottawa Savings Bancorp MHC. The exchange ratio will not depend on the market value of Ottawa Savings Bancorp common stock. The exchange ratio will be based on the percentage of Ottawa Savings Bancorp common stock held by the public, the independent valuation of Ottawa Bancorp prepared by Keller and Company and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.8811 shares for each publicly held share of Ottawa Savings Bancorp at the minimum of the offering range to 1.1921 shares for each publicly held share of Ottawa Savings Bancorp at the maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of Ottawa Bancorp as of                     , 2016, assuming public stockholders of Ottawa Savings Bancorp own 30.9% of Ottawa Savings Bancorp common stock and Ottawa Savings Bancorp MHC has net assets of $128,000 immediately prior to the completion of the conversion. The table also shows how many shares of Ottawa Bancorp a hypothetical owner of Ottawa Savings Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of Ottawa Bancorp to be Issued for Shares of Ottawa Savings Bancorp		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value per Exchanged Share (2)	Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent

Minimum	1,762,050	69.1%	787,950	30.9%	2,550,000	0.8811	$8.81	$17.32	88
Midpoint	2,073,000	69.1	927,000	30.9	3,000,000	1.0366	10.36	15.62	103
Maximum	2,383,950	69.1	1,066,050	30.9	3,450,000	1.1921	11.92	14.37	119

(1)	Represents the value of shares of Ottawa Bancorp common stock to be received in the conversion by a holder of one share of Ottawa Savings Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.

(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

We will also convert options previously awarded under the Ottawa Savings Bancorp 2006 Equity Incentive Plan into options to purchase Ottawa Bancorp common stock. At March 31, 2016, there were outstanding options to purchase 92,666 shares of Ottawa Savings Bancorp common stock. The number of outstanding options and related per share exercise price will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of Ottawa Savings Bancorp common stock will increase and the exchange ratio would be adjusted downward.

Effects of Conversion

Continuity. The conversion will not affect the normal business of Ottawa Savings Bank of accepting deposits and making loans. Ottawa Savings Bank will continue to be a federally-chartered savings bank and will continue to be regulated by the Office of the Comptroller of the Currency. After the conversion, Ottawa Savings Bank will continue to offer its existing services to depositors, borrowers and other customers. The directors of Ottawa Savings Bancorp serving at the time of the conversion will be the directors of Ottawa Bancorp upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Ottawa Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, statements and other evidences of their accounts.

Effect on Loans. No loan outstanding from Ottawa Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors and certain borrowers of Ottawa Savings Bank have voting rights in, Ottawa Savings Bancorp MHC as to all matters requiring member approval. Upon completion of the conversion, depositors and certain borrowers will cease to be members of Ottawa Savings Bancorp MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in Ottawa Savings Bank will be vested in Ottawa Bancorp as the sole stockholder of Ottawa Savings Bank. The stockholders of Ottawa Bancorp will possess exclusive voting rights with respect to Ottawa Bancorp common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Ottawa Savings Bank, the public stockholders of Ottawa Savings Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders or other members. See “— Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Ottawa Savings Bank has both a deposit account in Ottawa Savings Bank and a pro rata ownership interest in the net worth of Ottawa Savings Bancorp MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Ottawa Savings Bancorp MHC and Ottawa Savings Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in Ottawa Savings Bancorp MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her deposit account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Ottawa Savings Bancorp MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Ottawa Savings Bancorp MHC and Ottawa Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Ottawa Savings Bancorp MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by Ottawa Bancorp and Ottawa Savings Bank in an aggregate amount equal to (i) Ottawa Savings Bancorp MHC’s ownership interest in Ottawa Savings Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of Ottawa Savings Bancorp MHC as of the date of the latest statement of financial condition of Ottawa Savings Bancorp MHC prior to the consummation of the conversion (excluding its ownership of Ottawa Savings Bancorp). Ottawa Bancorp and Ottawa Savings Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Ottawa Savings Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Ottawa Savings Bank a liquidation interest in the residual net worth, if any, of Ottawa Bancorp or Ottawa Savings Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Ottawa Bancorp and Ottawa Savings Bank or (b) Ottawa Savings Bank. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller and Company to prepare an independent valuation appraisal. For its services in preparing the initial valuation and any valuation updates, Keller and Company will receive a fee of $35,000, as well as payment for reimbursable expenses. We have paid Keller and Company nominal fees during the previous three years. We have agreed to indemnify Keller and Company and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from Keller and Company’s bad faith or negligence.

The independent valuation was prepared by Keller and Company in reliance upon the information contained in this prospectus, including the consolidated financial statements of Ottawa Savings Bancorp. Keller and Company also considered the following factors, among others:

•	the present results and financial condition of Ottawa Savings Bancorp and the projected results and financial condition of Ottawa Bancorp;

•	the economic and demographic conditions in Ottawa Savings Bancorp’s existing market area;

•	certain historical, financial and other information relating to Ottawa Savings Bancorp;

•	a comparative evaluation of the operating and financial characteristics of Ottawa Savings Bancorp with those of other publicly traded savings institutions;

•	the effect of the conversion and offering on Ottawa Bancorp’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Ottawa Bancorp; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that Keller and Company considered comparable to Ottawa Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Ottawa Bancorp also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, Keller and Company limited the peer group companies to ten institutions with assets less than $800 million.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. Keller and Company placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. Keller and Company did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, Keller and Company considered adjustments to the pro forma market value based on a comparison of Ottawa Bancorp with the peer group. Keller and Company made downward adjustments for financial condition, profitability, growth and viability of earnings, asset growth, dividends and liquidity of the shares. Keller and Company made no adjustments for primary market area, marketing of the issue, management or effects of government regulations and regulatory reform. The downward adjustment applied for financial condition was due to Ottawa Savings Bancorp’s less diversified loan portfolio, lower pro forma equity ratio and higher use of borrowings as a funding source. The downward adjustment applied for earnings was based on Ottawa Savings Bancorp’s lower historical earnings and return on equity levels, dependency on more volatile mortgage sales as a component of revenue, and the perceived potential for earnings growth. The downward adjustment for asset growth was due to Ottawa Savings Bancorp’s lower historical asset growth. The downward adjustment applied for dividends took into consideration Ottawa Bancorp’s less favorable capacity to pay dividends, based on Ottawa Bancorp’s lower pro forma equity position, available cash at the holding company and lower earnings. The downward adjustment applied for liquidity of the shares took into consideration that Ottawa Bancorp’s common stock is expected to be quoted on the OTC Pink Marketplace, rather than the NASDAQ stock market for the peer group companies.

Included in Keller and Company’s independent valuation were certain assumptions as to the pro forma earnings of Ottawa Bancorp after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 0.79% as of March 31, 2016 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of May 16, 2016, the estimated pro forma market value of Ottawa Bancorp was $30.0 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $25.5 million and a maximum of $34.5 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Ottawa Savings Bancorp common stock owned by Ottawa Savings Bancorp MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Ottawa Savings Bancorp common stock owned by Ottawa Savings Bancorp MHC, certain assets held by Ottawa Savings Bancorp MHC and the $10.00 price per share, the minimum of the offering range is 1,762,050 shares, the midpoint of the offering range is 2,073,000 shares and the maximum of the offering range is 2,383,950 shares.

The board of directors of Ottawa Bancorp reviewed the independent valuation and, in particular, considered the following:

•	Ottawa Savings Bancorp’s financial condition and results of operations;

•	a comparison of financial performance ratios of Ottawa Savings Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Ottawa Savings Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Keller and Company in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board, as a result of subsequent developments in the financial condition of Ottawa Savings Bancorp or Ottawa Savings Bank or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Ottawa Bancorp to less than $25.5 million or more than $34.5 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Ottawa Bancorp’s registration statement.

The following table presents a summary of selected pricing ratios for Ottawa Bancorp (on a pro forma basis) as of and for the twelve months ended March 31, 2016, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2016, or the latest date available at the time of the appraisal with stock prices as of May 16, 2016, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 27.27% on a price-to-book value basis, a discount of 30.25% on a price-to-tangible book value basis and a premium of 135.15% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Ottawa Savings Bancorp’s common stock. The closing price of the common stock was $11.65 per share on May 16, 2016, the effective date of the appraisal, and $11.00 per share on June 1, 2016, the last trading day immediately preceding the announcement of the conversion.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Ottawa Bancorp (on a pro forma basis, assuming completion of the conversion)
Maximum	51.69	x	68.12%	69.59%
Midpoint	43.31	x	62.58%	64.02%
Minimum	35.59	x	56.37%	57.74%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	16.64	x	86.04%	91.78%
Medians	17.39	x	90.45%	94.80%

(1)	Price-to-earnings multiples calculated by Keller and Company in the independent appraisal are based on an estimate of “core” or recurring earnings for Ottawa Savings Bancorp and the companies comprising the peer group. These ratios are different than those presented in “Pro Forma Data.” For purposes of the independent appraisal, Keller and Company utilized an estimate of “core” earnings to show a more normal earnings base and resultant earnings multiple that excludes nonrecurring income and expense items. “Core” earnings is defined as net income before taxes excluding nonrecurring income and expense items, such as a gain or loss resulting from a one-time event or an activity that is not a part of a company’s normal business operations, assuming the application of a normal tax rate of 34.0%.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Keller and Company did not independently verify our consolidated financial statements and other information that we provided to them, nor did Keller and Company independently value our assets or liabilities. The independent valuation considers Ottawa Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Ottawa Savings Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

We will not increase the maximum of the valuation range or decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $34.5 million and a corresponding increase in the offering range to more than 2,383,950 shares, or a decrease in the minimum of the valuation range to less than $25.5 million and a corresponding decrease in the offering range to fewer than 1,762,050 shares, then we will promptly return with interest at 0.06% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time by delivering to them a written prospectus supplement and of the right of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond                     , which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Ottawa Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Ottawa Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of Keller and Company and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Ottawa Savings Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on May 31, 2015 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $150,000 (15,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on May 31, 2015. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Ottawa Savings Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding May 31, 2015.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including Ottawa Savings Bank’s employee stock ownership plan and 401(k) Plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase up to 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of Ottawa Savings Bank with a Qualifying Deposit at the close of business on [June 30], 2016 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at [June 30], 2016. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans and Supplemental Eligible Account Holders, each depositor of Ottawa Savings Bank as of the close of business on                     , 2016 and each borrower of Twin Oaks Savings Bank as of December 31, 2014 whose loan remained outstanding at Ottawa Savings Bank as of the close of business on                     , 2016 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at                     , 2016.

Expiration Date. The subscription offering will expire at     :         .m., Central time, on                     , unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 1,762,050 shares have not been sold in the offering by                      and the Federal Reserve Board not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.06% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond                     , we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we will offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in LaSalle and Grundy Counties in Illinois;

(ii)	Public stockholders of Ottawa Savings Bancorp as of , 2016; and

(iii)	Other members of the general public.

Subscribers in the community offering may purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in LaSalle and Grundy Counties in Illinois, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond                     , in which event we will resolicit purchasers.

Syndicated Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Sandler O’Neill & Partners, L.P. will serve as sole manager, and we will pay fees of 6% of the aggregate dollar amount of common stock sold in the syndicated offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers participating in the syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription and the community offerings.

In the event of a syndicated offering, it is expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to Ottawa Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Ottawa Savings Bank or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.”

If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $250,000 (25,000 shares) of common stock in all categories of the offering combined;

(iv)	The number of shares of common stock that an existing Ottawa Savings Bancorp stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Ottawa Savings Bancorp common stock, may not exceed 9.9% of the shares of common stock of Ottawa Bancorp to be issued and outstanding at the completion of the conversion and offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Ottawa Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 30% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of Ottawa Savings Bancorp MHC or stockholders of Ottawa Savings Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(i)	any corporation or organization (other than Ottawa Savings Bank, Ottawa Bancorp, Ottawa Savings Bancorp or Ottawa Savings Bancorp MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Ottawa Savings Bancorp or Ottawa Savings Bank.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address, will be deemed to be acting in concert unless we determine otherwise. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Ottawa Bancorp or Ottawa Savings Bank and except as described below. Any purchases made by any associate of Ottawa Bancorp or Ottawa Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Ottawa Bancorp.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the subscription and community offerings by:

•	consulting as to the financial and marketing implications of the plan of conversion and reorganization;

•	reviewing with our board of directors the financial effect of the offering on us, based on the independent appraiser’s appraisal of the shares of common stock;

•	reviewing all offering documents, including this prospectus, stock order forms and related offering materials;

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the offering; and

•	providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee equal to (i) 1.50% of the aggregate purchase price of the shares sold in the subscription offering (excluding shares purchased by or on behalf of any of our directors, officers or employees or members of their immediate families and shares purchased by any employee benefit plan established for the benefit of our directors, officers and employees) and (ii) 2.50% of the aggregate purchase price of the shares sold in the community offering.

Syndicated Offering. If shares of common stock are sold in a syndicated offering, we will pay fees of 6.0% of the aggregate dollar amount of common stock sold in the syndicated offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers participating in the syndicated offering.

Expenses. Sandler O’Neill & Partners, L.P. will be reimbursed for allocable expenses in amount not to exceed $125,000 for expenses and attorney’s fees, which fee may be increased to $150,000 if a syndicated offering is undertaken. We have paid Sandler O’Neill & Partners, L.P. an advance payment of $25,000 which will be credited against the expenses we incur during the offering. If the plan of conversion is terminated or if Sandler O’Neill & Partners, L.P.’s engagement is terminated in accordance with the provisions of the agency agreement, Sandler O’Neill & Partners, L.P. will receive reimbursement of its reasonable out-of-pocket expenses.

Records Management

We have also engaged Sandler O’Neill & Partners, L.P. as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Sandler O’Neill & Partners, L.P., will assist us in the offering by:

•	consolidating deposit accounts and vote calculations;

•	designing and preparing proxy forms and stock order forms;

•	organizing and supervising our stock information center;

•	providing proxy and ballot tabulation services for the special meeting of members, including acting as or supporting the inspector of election; and

•	providing necessary subscription services to distribute, collect and tabulate stock orders in the offering.

Sandler O’Neill & Partners, L.P. will receive fees of $10,000 for these services, plus reimbursement for reasonable out-of-pocket expenses up to $30,000. In addition, in the event that a re-solicitation of members of Ottawa Savings Bancorp MHC is undertaken, Sandler O’Neill & Partners, L.P. will receive an additional fee of $5,000 for providing proxy and ballot tabulation services in connection with such re-solicitation. Of the fees for serving as records agent, $5,000 has been paid as of the date of this prospectus.

Indemnity

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended, as well as certain other claims and litigation arising out of Sandler O’Neill & Partners, L.P.’s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Ottawa Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Sandler O’Neill & Partners, L.P., we will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Ottawa Bancorp stock or any securities convertible into or exchangeable or exercisable for Ottawa Bancorp stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ottawa Bancorp stock, or (iii) announce any intention to take any of the foregoing actions, whether any such transaction is to be settled by delivery of stock or other securities, in cash or otherwise. In addition, our directors and executive officers have agreed that they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of Ottawa Bancorp common stock or any security convertible into or exercisable or exchangeable for Ottawa Bancorp common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at     :         .m., Central time, on                     , unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond                      would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at     % per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal

authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at      % per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at     % per annum from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to     :         .m., Central time, on                     . We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 925 LaSalle Street, Ottawa, Illinois, which is open between     :         .m. to     :         .m., Monday through Friday. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to Ottawa Savings Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Ottawa Savings Bank, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Ottawa Savings Bancorp; or

(ii)	authorization of withdrawal of available funds from your Ottawa Savings Bank deposit accounts.

Appropriate means for designating withdrawals from deposit accounts at Ottawa Savings Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings account rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Ottawa Savings Bank and will earn interest at     % per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, Ottawa Savings Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to Ottawa Bancorp). You may not designate on your stock order form direct withdrawal from an Ottawa Savings Bank retirement account. See “—Using Individual Retirement Account Funds.” If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. No wire transfer will be accepted without our prior approval.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by                     . If the subscription and community offerings are extended past                     , all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at     % per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Ottawa Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Ottawa Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, Ottawa Savings Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in an Ottawa Savings Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Ottawa Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the                      offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is                     . The Stock Information Center is open Monday through Friday between     :     a.m. and     :     p.m., Central time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation Prior to the Conversion. In the unlikely event that Ottawa Savings Bancorp MHC is liquidated prior to the conversion, all claims of creditors of Ottawa Savings Bancorp MHC would be paid first. Thereafter, if there were any assets of Ottawa Savings Bancorp MHC remaining, these assets would be distributed to depositors of Ottawa Savings Bank pro rata based on the value of their accounts in Ottawa Savings Bank.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Ottawa Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Ottawa Savings Bancorp MHC’s ownership interest in Ottawa Savings Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of Ottawa Savings Bancorp MHC as of the date of the latest statement of financial condition of Ottawa Savings Bancorp MHC prior to the consummation of the conversion (excluding its ownership of Ottawa Savings Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in Ottawa Savings Bank to support the Ottawa Bancorp liquidation account in the event Ottawa Bancorp does not have sufficient assets to fund its obligations under the Ottawa Bancorp liquidation account.

In the unlikely event that Ottawa Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Ottawa Savings Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Ottawa Savings Bank or Ottawa Bancorp above that amount.

The liquidation account established by Ottawa Bancorp is intended to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in Ottawa Savings Bancorp MHC) after the conversion in the event of a complete liquidation of Ottawa Bancorp and Ottawa Savings Bank or a liquidation solely of Ottawa Savings Bank. Specifically, in the unlikely event that either (i) Ottawa Savings Bank or (ii) Ottawa Bancorp and Ottawa Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of May 31, 2015 and [June 30], 2016 of their interests in the liquidation account maintained by Ottawa Bancorp. Also, in a complete liquidation of both entities, or of Ottawa Savings Bank only, when Ottawa Bancorp has insufficient assets (other than the stock of Ottawa Savings Bank) to fund the liquidation account distribution owed to Eligible Account Holders, and Ottawa Savings Bank has positive net worth, then Ottawa Savings Bank shall immediately make a distribution to fund Ottawa Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Ottawa Bancorp as adjusted from time to time pursuant to the plan of conversion and federal regulations. If Ottawa Bancorp is completely liquidated or sold apart from a sale or liquidation of Ottawa Savings Bank, then the Ottawa Bancorp liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the Ottawa Savings Bank liquidation account, subject to the same rights and terms as the Ottawa Bancorp liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Ottawa Bancorp will transfer, or upon the prior written approval of the Federal Reserve Ottawa Bancorp may transfer, the liquidation account and the depositors’ interests in such account to Ottawa Savings Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Ottawa Savings Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Ottawa Bancorp or Ottawa Savings Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Ottawa Savings Bank on May 31, 2015 or [June 30], 2016, respectively, equal to the proportion that the balance of such account holder’s deposit account on May 31, 2015 or [June 30], 2016, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Ottawa Savings Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on May 31, 2015 or [June 30], 2016, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Ottawa Savings Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Ottawa Bancorp or Ottawa Savings Bank would prevail in a judicial proceeding.

Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Ottawa Savings Bank and Ottawa Bancorp have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of Ottawa Savings Bancorp MHC with and into Ottawa Savings Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Ottawa Savings Bancorp MHC for liquidation interests in Ottawa Savings Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Ottawa Savings Bancorp MHC to Ottawa Savings Bancorp and the assumption by Ottawa Savings Bancorp of Ottawa Savings Bancorp MHC’s liabilities, if any, in constructive exchange for liquidation interests in Ottawa Savings Bancorp.

4.	The basis of the assets of Ottawa Savings Bancorp MHC and the holding period of such assets to be received by Ottawa Savings Bancorp will be the same as the basis and holding period of such assets in Ottawa Savings Bancorp MHC immediately before the exchange.

5.	The merger of Ottawa Savings Bancorp with and into Ottawa Bancorp will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Ottawa Savings Bancorp nor Ottawa Bancorp will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Ottawa Savings Bancorp and the holding period of such assets to be received by Ottawa Bancorp will be the same as the basis and holding period of such assets in Ottawa Savings Bancorp immediately before the exchange.

7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Ottawa Savings Bancorp for interests in the liquidation account in Ottawa Bancorp.

8.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Ottawa Savings Bancorp for interests in the liquidation account established in Ottawa Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.	Each stockholder’s aggregate basis in shares of Ottawa Bancorp common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Ottawa Savings Bancorp common stock surrendered in the exchange.

10.	Each stockholder’s holding period in his or her Ottawa Bancorp common stock received in the exchange will include the period during which the Ottawa Savings Bancorp common stock surrendered was held, provided that the Ottawa Savings Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.	Except with respect to cash received in lieu of fractional shares, current stockholders of Ottawa Savings Bancorp will not recognize any gain or loss upon their exchange of Ottawa Savings Bancorp common stock for Ottawa Bancorp common stock.

12.	Cash received by any current stockholder of Ottawa Savings Bancorp in lieu of a fractional share interest in shares of Ottawa Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Ottawa Bancorp common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Ottawa Bancorp common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Ottawa Bancorp common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of Ottawa Savings Bank supporting the payment of the Ottawa Bancorp liquidation account in the event Ottawa Bancorp lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Ottawa Savings Bank liquidation account as of the effective date of the merger of Ottawa Savings Bancorp with and into Ottawa Bancorp.

15.	It is more likely than not that the basis of the shares of Ottawa Bancorp common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Ottawa Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Ottawa Bancorp on the receipt of money in exchange for Ottawa Bancorp common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Ottawa Savings Bank, Ottawa Bancorp and persons receiving subscription rights and stockholders of Ottawa Savings Bancorp. With respect to items 13 and 15 above, Kilpatrick Townsend & Stockton LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that Keller and Company has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in Ottawa Savings Bank are reduced; and (iv) the Ottawa Savings Bank liquidation account payment obligation arises only if Ottawa Bancorp lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from Keller and Company stating its belief that the benefit provided by the Ottawa Savings Bank liquidation account supporting the payment of the liquidation account in the event Ottawa Bancorp lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes it is more likely than not that such rights in the Ottawa Savings Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Kilpatrick Townsend & Stockton LLP, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from RSM US LLP that the Illinois state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Ottawa Bancorp’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Ottawa Savings Bank, Ottawa Savings Bancorp, Ottawa Bancorp or Ottawa Savings Bancorp MHC generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the individual. Any certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Ottawa Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

COMPARISON OF STOCKHOLDERS’ RIGHTS

As a result of the conversion, current holders of Ottawa Savings Bancorp common stock will become stockholders of Ottawa Bancorp. There are certain differences in stockholder rights arising from distinctions between the federal stock charter and bylaws of Ottawa Savings Bancorp and the articles of incorporation and bylaws of Ottawa Bancorp and from distinctions between laws with respect to federally chartered savings and loan holding companies and Maryland law.

In some instances, the rights of stockholders of Ottawa Bancorp will be less than the rights stockholders of Ottawa Savings Bancorp currently have. The decrease in stockholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interest of Ottawa Bancorp. In some instances, the differences in stockholder rights may increase management rights. In other instances, the provisions in Ottawa Bancorp’s articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of Ottawa Bancorp and its stockholders.

This description below is intended to be a summary of the material differences affecting the rights of stockholders. You are encouraged to reference the actual articles of incorporation and bylaws of Ottawa Bancorp and Maryland law for additional information.

Authorized Capital Stock. The authorized capital stock of Ottawa Savings Bancorp consists of 12,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The authorized capital stock of the Ottawa Bancorp will consist of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Ottawa Savings Bancorp’s charter and Ottawa Bancorp’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, Ottawa Savings Bancorp MHC is required to own not less than a majority of the outstanding common stock of Ottawa Savings Bancorp. There will be no such restriction applicable to Ottawa Bancorp following consummation of the conversion, as Ottawa Savings Bancorp MHC will cease to exist.

Ottawa Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of Ottawa Bancorp, whereas Ottawa Savings Bancorp’s federal stock charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, Ottawa Bancorp could adopt stock-related compensation plans such as stock option plans without stockholder approval and shares of the capital stock of Ottawa Bancorp could be issued directly to directors or officers without stockholder approval. However, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the stock compensation plan discussed in this prospectus to stockholders for their approval.

Neither the federal stock charter and bylaws of Ottawa Savings Bancorp nor the articles of incorporation and bylaws of Ottawa Bancorp provide for preemptive rights to stockholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of Ottawa Savings Bancorp nor the articles of incorporation of Ottawa Bancorp permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of Ottawa Savings Bank to pay dividends on its capital stock is restricted by Federal Reserve Board and Office of the Comptroller of the Currency regulations and by tax considerations related to savings associations. Ottawa Savings Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect Ottawa Bancorp because dividends from Ottawa Savings Bank will be a primary source of funds for the payment of dividends to the stockholders of Ottawa Bancorp.

Maryland law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.

Board of Directors. The bylaws of Ottawa Savings Bancorp and the articles of incorporation of Ottawa Bancorp each require the board of directors to be divided into three classes as nearly equal in number as reasonably possible and that the members of each class be elected for a term of three years to serve until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of Ottawa Savings Bancorp and the bylaws of Ottawa Bancorp, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors remaining in office, whether or not a quorum is present. Any director of Ottawa Savings Bancorp so chosen shall hold office until the next annual meeting of stockholders, and any director of Ottawa Bancorp so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified.

The bylaws of both Ottawa Savings Bancorp and Ottawa Bancorp provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Under the bylaws of Ottawa Savings Bancorp, directors may be removed only for cause by the vote of the holders of a majority of the shares of stock entitled to vote at a meeting of stockholders called for such purpose. The articles of incorporation of Ottawa Bancorp provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote in the election of directors.

Limitations on Liability. The articles of incorporation of Ottawa Bancorp provide that, to the fullest extent permitted under Maryland law, the directors and officers of Ottawa Bancorp shall have no personal liability to Ottawa Bancorp or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise provided by the Maryland General Corporation Law.

Currently, federal law does not permit federally chartered savings and loan holding companies like Ottawa Savings Bancorp to limit the personal liability of directors in the manner provided by Maryland law and the laws of many other states.

Indemnification of Directors, Officers, Employees and Agents. Federal regulations provide that Ottawa Savings Bancorp must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment in his or her favor other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Ottawa Savings Bancorp or its stockholders. Ottawa Savings Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Ottawa Savings Bancorp is required to notify the Federal Reserve Board of its intention and such payment cannot be made if the Federal Reserve Board objects thereto.

The articles of incorporation of Ottawa Bancorp provide that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Maryland law. Such indemnification includes the advancement of expenses. The articles of incorporation of Ottawa Bancorp also provide that Ottawa Bancorp will indemnify its employees and agents and any director, officer, employee or agent of any other entity to such extent as shall be authorized by the board of directors and be permitted by law.

Special Meetings of Stockholders. The bylaws of Ottawa Savings Bancorp provide that special meetings of the stockholders of Ottawa Savings Bancorp may be called by the Chairman, a majority of the board of directors or upon the written request of the holders of not less than one-tenth of the outstanding capital stock of Ottawa Savings Bancorp entitled to vote at the meeting. The bylaws of Ottawa Bancorp provide that special meetings of stockholders may be called by the Chairman, the Chief Executive Officer or by two-thirds of the total number of directors. In addition, Maryland law provides that a special meeting of stockholders may be called by the Secretary upon written request of the holders of a majority of all the shares entitled to vote at a meeting.

Stockholder Nominations and Proposals. The bylaws of Ottawa Savings Bancorp provide an advance notice procedure for stockholders to nominate directors or bring other business before an annual or special meeting of stockholders of Ottawa Savings Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of Ottawa Savings Bancorp’s board of directors or by a stockholder who has given appropriate notice to Ottawa Savings Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Ottawa Savings Bancorp appropriate notice of its intention to bring that business before the meeting. Ottawa Savings Bancorp’s secretary must receive notice of the nomination or proposal at least 30 days before the date of the annual meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Ottawa Bancorp’s bylaws establish a similar advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Ottawa Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Ottawa Bancorp board of directors or by a stockholder who has given appropriate notice to Ottawa Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Ottawa Bancorp appropriate notice of its intention to bring that business before the meeting. Ottawa Bancorp’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to Ottawa Bancorp concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Ottawa Bancorp and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Ottawa Bancorp with certain information concerning the nominee and the proposing stockholder.

Advance notice of nominations or proposed business by stockholders gives Ottawa Bancorp’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.

Stockholder Action Without a Meeting. Under Maryland law, action may be taken by stockholders of Ottawa Bancorp without a meeting if all stockholders entitled to vote on the action give written consent to taking such action without a meeting. The bylaws of Ottawa Savings Bancorp provide that action may be taken by stockholders without a meeting if all stockholders entitled to vote on the matter consent to the taking of such action without a meeting.

Stockholders’ Right to Examine Books and Records. A federal regulation, which is currently applicable to Ottawa Savings Bancorp, provides that stockholders holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares, provided in either case such stockholder has held such shares for at least six months before making such written demand, or stockholders holding not less than 5% of the total outstanding voting shares may inspect and make extracts from specified books and records of a federally chartered savings and loan association after proper written notice for a proper purpose.

Under Maryland law, a stockholder who has been a stockholder of record for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least 20 days’ written notice, to inspect in person or by agent, the corporation’s books of account and its stock ledger. In addition, under Maryland law, any stockholder or his agent, upon at least seven days’ written notice, may inspect and copy during usual business hours, the corporation’s bylaws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements.

Limitations on Voting Rights. The articles of incorporation of Ottawa Bancorp provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of Ottawa Bancorp or any subsidiary or a trustee of a plan.

In addition, Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Ottawa Bancorp’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

The charter of Ottawa Savings Bancorp provides that no person, other than Ottawa Savings Bancorp MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	The purchase of shares by underwriters in connection with a public offering; or

•	The purchase of shares by any employee benefit plans of Ottawa Savings Bancorp or any subsidiary.

Mergers, Consolidations and Sales of Assets. Federal regulations currently require the approval of two-thirds of the board of directors of Ottawa Savings Bancorp and the holders of two-thirds of the outstanding voting stock of Ottawa Savings Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. However, such regulations permit Ottawa Savings Bancorp to merge with another corporation without obtaining the approval of its stockholders if:

•	It does not involve an interim savings institution;

•	The charter of Ottawa Savings Bancorp is not changed;

•	Each share of Ottawa Savings Bancorp stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of Ottawa Savings Bancorp after such effective date; and

•	Either: (a) no shares of voting stock of Ottawa Savings Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of Ottawa Savings Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Ottawa Savings Bancorp outstanding immediately before the effective date of the transaction.

Under Maryland law, a merger or consolidation of Ottawa Bancorp requires approval of two-thirds of all votes entitled to be cast by stockholders, except that no approval by stockholders is required for a merger if:

•	The plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the stockholders;

•	Each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	The number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

The articles of incorporation of Ottawa Bancorp reduce the vote required for a merger or consolidation to a majority of the total shares outstanding.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of Ottawa Bancorp.

Under Maryland law, a sale of all or substantially all of Ottawa Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of Ottawa Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Ottawa Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of Ottawa Bancorp’s voting stock after the date on which Ottawa Bancorp had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of Ottawa Bancorp at any time after the date on which Ottawa Bancorp had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Ottawa Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Ottawa Bancorp and an interested stockholder generally must be recommended by the board of directors of Ottawa Bancorp and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Ottawa Bancorp and (2) two-thirds of the votes entitled to be cast by holders of voting stock of Ottawa Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Ottawa Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Neither the charter or bylaws of Ottawa Savings Bancorp nor the federal laws and regulations applicable to Ottawa Savings Bancorp contain a provision that restricts business combinations between Ottawa Savings Bancorp and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to Ottawa Savings Bancorp generally provides that a stockholder of a federally chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings and loan association that is listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on Nasdaq or any combination of such shares of stock and cash.

Under Maryland law, stockholders of Ottawa Bancorp have the right to dissent from any plan of merger or consolidation to which Ottawa Bancorp is a party, and to demand payment for the fair value of their shares unless the articles of incorporation provide otherwise. Ottawa Bancorp’s articles of incorporation do not provide otherwise.

Evaluation of Offers; Other Corporate Constituencies. The articles of incorporation of Ottawa Bancorp provide that its directors, in discharging their duties to Ottawa Bancorp and in determining what they reasonably believe to be in the best interest of Ottawa Bancorp, may, in addition to considering the effects of any action on stockholders, consider any of the following: (a) the economic effect, both immediate and long-term, upon Ottawa Bancorp’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (b) effects, including any social and economic effects on the employees, suppliers, creditors, depositors and customers of, and others dealing with, Ottawa Bancorp and its subsidiaries and on the communities in which Ottawa Bancorp and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of Ottawa Bancorp; (d) whether a more favorable price could be obtained for Ottawa Bancorp’s stock or other securities in the future; (e) the reputation and business practices of the offer or and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of Ottawa Bancorp; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If on the basis of these factors the board of directors determines that any proposal or offer to acquire Ottawa Bancorp is not in the best interest of Ottawa Bancorp, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

By having these standards in the articles of incorporation of Ottawa Bancorp, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of Ottawa Bancorp, even if the price offered is significantly greater than the market price of any equity security of Ottawa Bancorp.

The current charter of Ottawa Savings Bancorp does not contain a similar provision.

Amendment of Governing Instruments. No amendment of the charter of Ottawa Savings Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of Ottawa Bancorp generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.

The bylaws of Ottawa Savings Bancorp may be amended in a manner consistent with regulations of the Federal Reserve Board and shall be effective after (1) approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Ottawa Savings Bancorp at any legal meeting and (2) receipt of applicable regulatory approval. The bylaws of Ottawa Bancorp may be amended by the affirmative vote of a majority of the directors or by the vote of the holders of not less than 75% of the votes entitled to be cast by holders of the capital stock of Ottawa Bancorp entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the stockholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

RESTRICTIONS ON ACQUISITION OF OTTAWA BANCORP

General

Certain provisions in the articles of incorporation and bylaws of Ottawa Bancorp may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Articles of Incorporation and Bylaws of Ottawa Bancorp

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of Ottawa Bancorp or any subsidiary or a trustee of a plan.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of Ottawa Bancorp.

Filling of Vacancies; Removal. Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares entitled to vote in the election of directors. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

Qualification. Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.

Prohibition of Cumulative Voting. Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.

Special Meetings of Stockholders. Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the Chief Executive Officer, by two-thirds of the total number of directors or by the Secretary upon the written request of the holders of a majority of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Amendment of Articles of Incorporation. Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.

Amendment of Bylaws. Our articles of incorporation provide that our bylaws may not be adopted, repealed, altered, amended or rescinded by stockholders except by the affirmative vote of the holders of at least 75% of the voting stock.

Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder, the stockholder’s ownership of Ottawa Bancorp and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Regulatory Restrictions

Maryland Corporate Law and Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Ottawa Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of Ottawa Bancorp’s voting stock after the date on which Ottawa Bancorp had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of Ottawa Bancorp at any time after the date on which Ottawa Bancorp had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Ottawa Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Ottawa Bancorp and an interested stockholder generally must be recommended by the board of directors of Ottawa Bancorp and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Ottawa Bancorp and (2) two-thirds of the votes entitled to be cast by holders of voting stock of Ottawa Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Ottawa Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Federal Reserve Board Regulations. Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

The acquisition of 10% or more of our outstanding common stock may trigger provisions of the Bank Holding Company Act, the Change in Bank Control Act of 1978, the Federal Reserve Board’s Regulation Y and Office of the Comptroller of the Currency regulations. The Federal Reserve Board and Office of the Comptroller of the Currency also require persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Federal Reserve Board and the Office of the Comptroller of the Currency.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Federal Reserve Board and Office of the Comptroller of the Currency regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Federal Reserve Board and the Office of the Comptroller of the Currency to disapprove a proposed acquisition on certain specified grounds.

DESCRIPTION OF OTTAWA BANCORP CAPITAL STOCK

The common stock of Ottawa Bancorp represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

General

Ottawa Bancorp is authorized to issue 100,000,000 shares of common stock having a par value of $0.01 per share and 50,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of Ottawa Bancorp’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. Ottawa Bancorp will not issue any shares of preferred stock in the conversion and offering.

Common Stock

Dividends. Ottawa Bancorp can pay dividends if, as and when declared by its board of directors. The payment of dividends by Ottawa Bancorp is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of Ottawa Bancorp will be entitled to receive and share equally in dividends declared by the board of directors of Ottawa Bancorp. If Ottawa Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of Ottawa Bancorp will possess exclusive voting rights in Ottawa Bancorp. They will elect Ottawa Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of Ottawa Bancorp,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Ottawa Bancorp issues preferred stock, holders of Ottawa Bancorp preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Ottawa Savings Bank, Ottawa Bancorp, as the sole holder of Ottawa Savings Bank’s capital stock, would be entitled to receive all of Ottawa Savings Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Ottawa Savings Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of Ottawa Bancorp, the holders of its common stock would be entitled to receive all of the assets of Ottawa Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If Ottawa Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of Ottawa Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

Ottawa Bancorp will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock of Ottawa Bancorp will be Computershare Trust Company, N.A., Canton, Massachusetts.

REGISTRATION REQUIREMENTS

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

LEGAL AND TAX OPINIONS

The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Townsend & Stockton LLP. RSM US LLP has provided an opinion to us regarding the Illinois income tax consequences of the conversion. Kilpatrick Townsend & Stockton LLP and RSM US LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. and, in the event of a syndicated offering, for any other co-managers, by Silver, Freedman Taff &Tiernan LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Ottawa Savings Bancorp and subsidiary as of December 31, 2015 and 2014, and for the years then ended, have been included herein in reliance upon the report of RSM US LLP, an independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller and Company has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

Ottawa Savings Bancorp MHC has filed an application for approval of the plan of conversion with the Federal Reserve Board. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, NW, Washington, DC 20551 and at the Federal Reserve Bank of Chicago, 230 S. LaSalle Street, Chicago, Illinois 60604.

A copy of the plan of conversion is available without charge from Ottawa Savings Bank by contacting the Stock Information Center.

The appraisal report of Keller and Company has been filed as an exhibit to our registration statement and to our application to the Federal Reserve Board. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Federal Reserve Board as described above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF OTTAWA SAVINGS BANCORP

Page
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets at March 31, 2016 (unaudited) and December 31, 2015 and 2014	F-2
Consolidated Statements of Operations for the Three Months Ended March 31, 2016 and 2015 (unaudited) and for the Years Ended December 31, 2015 and 2014	F-3
Consolidated Statements of Comprehensive Income for Three Months Ended March 31, 2016 and 2015 (unaudited) and for the Years Ended December 31, 2015 and 2014	F-4
Consolidated Statements of Stockholders’ Equity for the Three Months Ended March 31, 2016 (unaudited) and for the Years Ended December 31, 2015 and 2014	F-5
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2016 and 2015 (unaudited) and for the Years Ended December 31, 2015 and 2014	F-6
Notes to Consolidated Financial Statements	F-8

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Ottawa Bancorp have not been included in this prospectus because Ottawa Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Ottawa Savings Bancorp, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Ottawa Savings Bancorp, Inc. and Subsidiary (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ottawa Savings Bancorp, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ RSM US LLP

Chicago, Illinois

March 30, 2016

Ottawa Savings Bancorp, Inc. & Subsidiary

Consolidated Balance Sheets

		December 31,
	March 31, 2016	2015	2014
	(unaudited)
Assets
Cash and due from banks	$2,524,974	$2,096,966	$2,053,117
Interest bearing deposits	1,635,668	5,038,753	3,140,118

Total cash and cash equivalents	4,160,642	7,135,719	5,193,235
Time deposits	250,000	250,000	854,861
Federal funds sold	949,000	1,604,000	1,662,000
Securities available for sale	48,444,907	46,984,907	52,772,108
Non-marketable equity securities	1,358,121	1,358,121	1,780,674
Loans, net of allowance for loan losses of $2,191,844, $2,224,006 and $2,314,607 at March 31, 2016 (unaudited), December 31, 2015 and 2014, respectively	144,743,430	140,110,201	142,501,513
Loans held for sale	100,000	—	—
Premises and equipment, net	7,005,512	7,058,047	7,040,228
Accrued interest receivable	801,846	775,641	881,612
Foreclosed real estate	318,670	313,368	232,650
Deferred tax assets	2,552,190	2,725,354	3,055,068
Cash value of life insurance	2,207,596	2,195,424	2,148,043
Goodwill	649,869	649,869	649,869
Core deposit intangible	428,000	451,000	567,000
Other assets	2,595,360	1,951,700	2,386,030

Total assets	$216,565,143	$213,563,351	$221,724,891

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$11,084,694	$10,325,832	$8,198,356
Interest bearing	169,090,829	166,409,076	174,034,663

Total deposits	180,175,523	176,734,908	182,233,019
Accrued interest payable	1,902	394	369
FHLB advances	1,138,422	2,139,117	5,483,036
Other liabilities	3,786,854	3,600,655	3,876,053

Total liabilities	185,102,701	182,475,074	191,592,477

Commitments and contingencies (Note 15)
Redeemable common stock held by ESOP plan	422,255	376,543	424,730

Stockholders’ Equity
Common stock, $.01 par value, 12,000,000 shares authorized; 3,001,055 shares issued at March 31 (unaudited), 2016, December 31, 2015 and 2014	30,010	30,010	30,010
Additional paid-in-capital	15,847,200	15,845,341	15,830,623
Retained earnings	16,453,280	16,194,374	15,423,412
Unallocated ESOP shares	(190,785)	(203,504)	(254,380)
Unearned management recognition plan shares	(2,649)	(3,751)	(12,388)
Accumulated other comprehensive income	537,504	437,925	327,255

	32,674,560	32,300,395	31,344,532
Less:
Treasury stock, at cost; 106,932 shares	(1,212,118)	(1,212,118)	(1,212,118)
Maximum cash obligation related to ESOP shares	(422,255)	(376,543)	(424,730)

Total stockholders’ equity	31,040,187	30,711,734	29,707,684

Total liabilities and stockholders’ equity	$216,565,143	$213,563,351	$221,724,891

See Accompanying Notes to Consolidated Financial Statements.

Ottawa Savings Bancorp, Inc. & Subsidiary

Consolidated Statements of Operations

	Three Months Ended
	March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
Interest and dividend income:
Interest and fees on loans	$1,723,298	$1,752,996	$6,857,351	$5,771,413
Securities:
Residential mortgage-backed and related securities	152,077	157,273	630,654	526,915
State and municipal securities	134,980	142,027	567,562	286,878
Dividends on non-marketable equity securities	2,190	1,376	8,436	6,590
Interest-bearing deposits	7,344	5,352	14,494	2,624

Total interest and dividend income	2,019,889	2,059,024	8,078,497	6,594,420

Interest expense:
Deposits	202,470	224,255	864,815	951,320
Borrowings	4,620	15,868	42,236	1,259

Total interest expense	207,090	240,123	907,051	952,579

Net interest income	1,812,799	1,818,901	7,171,446	5,641,841
Provision for loan losses	120,000	165,000	270,178	901,000

Net interest income after provision for loan losses	1,692,799	1,653,901	6,901,268	4,740,841

Other income:
Gain on sale of securities	96	21,630	37,475	42,054
Gain on sale of loans	38,930	38,608	227,337	55,837
Gain on sale of foreclosed real estate	65,197	5,491	227,907	84,208
Gain on sale of repossessed assets	632	—	10,650	17,379
Loan origination and servicing income	58,622	46,856	323,618	207,664
Origination of mortgage servicing rights, net of amortization	2,130	(970)	14,108	5,499
Customer service fees	98,271	94,797	448,963	304,117
Income on bank owned life insurance	12,172	12,184	47,381	51,862
Other	24,819	27,389	171,470	109,609

Total other income	300,869	245,985	1,508,909	878,229

Other expenses:
Salaries and employee benefits	827,685	711,343	3,082,430	1,853,740
Directors fees	40,800	37,800	163,016	100,800
Occupancy	152,078	153,765	656,560	506,778
Deposit insurance premium	44,223	44,907	179,417	136,379
Legal and professional services	87,128	103,660	353,651	541,860
Data processing	135,022	374,928	1,423,119	328,097
Loss on sale of securities	—	2,039	33,149	17,234
Loan expense	58,542	60,268	347,871	244,998
Valuation adjustments and expenses on foreclosed real estate	36,513	20,098	171,739	55,119
Loss on sale of foreclosed real estate	—	—	23,176	26,228
Loss on sale of repossessed assets	—	9,883	15,814	2,920
Other	237,756	221,187	943,468	653,321

Total other expenses	1,619,747	1,739,878	7,393,410	4,467,474

Income before income tax expense	373,921	160,008	1,016,767	1,151,596
Income tax expense	115,015	16,344	245,805	347,279

Net income	$258,906	$143,664	$770,962	$804,317

Basic earnings per share	$0.09	$0.05	$0.27	$0.39

Diluted earnings per share	$0.09	$0.05	$0.27	$0.38

See Accompanying Notes to Consolidated Financial Statements.

Ottawa Savings Bancorp, Inc. & Subsidiary

Consolidated Statements of Comprehensive Income

	Three Months Ended		Years Ended
	March 31,		December 31,
	2016	2015	2015	2014
	(unaudited)
Net income	$258,906	$143,664	$770,962	$804,317
Other comprehensive income, before tax:
Securities available for sale:
Unrealized holding gains arising during the period	163,649	408,355	188,705	566,503
Reclassification adjustment for net (gains) included in net income	(96)	(19,591)	(4,326)	(24,820)

Other comprehensive income, before tax	163,553	388,764	184,379	541,683
Income tax expense related to items of other comprehensive income	63,974	150,911	73,709	209,943

Other comprehensive income, net of tax	99,579	237,853	110,670	331,740

Comprehensive income	$358,485	$381,517	$881,632	$1,136,057

See Accompanying Notes to Consolidated Financial Statements.

Ottawa Savings Bancorp, Inc. & Subsidiary

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2015 and 2014 and Three Months Ended March 31, 2016 (unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Unallocated ESOP Shares	Unearned MRP Shares	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Maximum Cash Obligation Related to ESOP Shares	Total

Balance, December 31, 2013	$22,249	$8,706,921	$14,619,095	$(305,256)	$(21,024)	$(4,485)	$(1,212,118)	$(319,090)	$21,486,292
Net income	—	—	804,317	—	—	—	—	—	804,317
Other comprehensive income	—	—	—	—	—	331,740	—	—	331,740
Allocation of 5,088 ESOP shares	—	(3,943)	—	50,876	—	—	—	—	46,933
Compensation expense on MRP awards granted	—	—	—	—	8,636	—	—	—	8,636
Compensation expense on RRP options granted	—	10,406	—	—	—	—	—	—	10,406
Change related to ESOP shares cash obligation	—	—	—	—	—	—	—	(105,640)	(105,640)
Issuance of 776,144 shares of common stock to Ottawa Savings Bancorp, MHC	7,761	7,117,239	—	—	—	—	—	—	7,125,000

Balance, December 31, 2014	30,010	15,830,623	15,423,412	(254,380)	(12,388)	327,255	(1,212,118)	(424,730)	29,707,684

Net income	—	—	770,962	—	—	—	—	—	770,962
Other comprehensive income	—	—	—	—	—	110,670	—	—	110,670
Allocation 5,087 of ESOP shares	—	4,311	—	50,876	—	—	—	—	55,187
Compensation expense on MRP awards granted	—	—	—	—	8,637	—	—	—	8,637
Compensation expense on RRP options granted	—	10,407	—	—	—	—	—	—	10,407
Change related to ESOP shares cash obligation	—	—	—	—	—	—	—	48,187	48,187

Balance, December 31, 2015	$30,010	$15,845,341	$16,194,374	$(203,504)	$(3,751)	$437,925	$(1,212,118)	$(376,543)	$30,711,734

Net income	—	—	258,906	—	—	—	—	—	258,906
Other comprehensive income	—	—	—	—	—	99,579	—	—	99,579
Allocation 1,272 of ESOP shares	—	402	—	12,719	—	—	—	—	13,121
Compensation expense on MRP awards granted	—	—	—	—	1,102	—	—	—	1,102
Compensation expense on RRP options granted	—	1,457	—	—	—	—	—	—	1,457
Change related to ESOP shares cash obligation	—	—	—	—	—	—	—	(45,712)	(45,712)

Balance, March 31, 2016 (unaudited)	$30,010	$15,847,200	$16,453,280	$(190,785)	$(2,649)	$537,504	$(1,212,118)	$(422,255)	$31,040,187

See Accompanying Notes to Consolidated Financial Statements.

Ottawa Savings Bancorp, Inc. & Subsidiary

Consolidated Statements of Cash Flows

	Three Months Ended March 31,		Years Ended December 31,

	2016	2015	2015	2014
	(unaudited)
Cash Flows from Operating Activities
Net income	$258,906	$143,664	$770,962	$804,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58,535	56,426	225,787	184,160
Provision for loan losses	120,000	165,000	270,178	901,000
Provision for deferred income taxes	109,190	31,172	256,005	54,247
Net amortization of premiums and discounts on securities	163,362	171,845	701,590	523,021
Gain on sale of securities, net	(96)	(19,591)	(4,326)	(24,820)
Origination of mortgage loans held for sale	(1,473,405)	(1,197,400)	(7,629,607)	(3,056,550)
Proceeds from sale of mortgage loans held for sale	1,412,335	921,548	7,856,944	3,112,387
Gain on sale of loans, net	(38,930)	(38,608)	(227,337)	(55,837)
Origination and purchase of mortgage servicing rights, net of amortization	(2,130)	970	(14,108)	(5,499)
Gain on sale of foreclosed real estate, net	(65,197)	(5,491)	(204,731)	(57,980)
Write down of foreclosed real estate	14,550	—	77,770	—
(Gain) loss on sale of repossessed assets, net	(632)	9,883	5,164	(14,459)
ESOP compensation expense	13,121	13,287	55,187	46,933
MRP compensation expense	1,102	2,138	8,637	8,636
Compensation expense on RRP options granted	1,457	2,576	10,407	10,406
Amortization of core deposit intangible	23,000	29,000	116,000	—
Amortization (accretion) of fair value adjustments on acquired:
Loans	30,796	6,847	224,550	—
Certificates of deposit	(19,000)	(31,000)	(104,000)	—
Federal Home Loan Bank Advances	(695)	—	(21,771)	—
Increase in cash surrender value of life insurance	(12,172)	(12,184)	(47,381)	(51,862)
Change in assets and liabilities:
(Increase) decrease in accrued interest receivable	(26,205)	63,803	105,971	15,053
(Increase) decrease in other assets	(654,907)	21,925	404,315	(353,490)
Increase (decrease) in accrued interest payable and other liabilities	240,143	(7,161)	(275,373)	158,358

Net cash provided by operating activities	153,128	328,649	2,560,833	2,198,021

Cash Flows from Investing Activities
Securities available for sale:
Purchases	(3,613,482)	(3,241,338)	(9,481,877)	(3,809,868)
Sales, calls, maturities and paydowns	2,153,769	7,274,293	14,756,193	9,484,995
Sale of non-marketable equity securities	—	—	422,553	—
Net decrease in time deposits	—	100,000	604,861	—
Net (increase) decrease in loans	(4,896,715)	(467,343)	622,276	(3,172,110)
Net decrease (increase) in federal funds sold	655,000	(1,373,000)	58,000	2,408,000
Cash received in bank acquisition	—	—	—	2,031,791
Proceeds from sale of foreclosed real estate	102,099	153,091	1,229,951	539,391
Proceeds from sale of repossessed assets	17,509	51,434	129,559	67,120
Purchase of premises and equipment	(6,000)	(62,186)	(243,606)	(13,915)

Net cash (used in) provided by investing activities	(5,587,820)	2,434,951	8,097,910	7,535,404

Cash Flows from Financing Activities
Net increase (decrease) in deposits	3,459,615	1,120,848	(5,394,111)	(13,146,030)
Proceeds from Federal Home Loan Bank advances	—	—	—	4,000,000
Principal reduction of Federal Home Loan Bank advances	(1,000,000)	(2,792,728)	(3,322,148)	(2,000,000)

Net cash provided by (used) in financing activities	2,459,615	(1,671,880)	(8,716,259)	(11,146,030)

Net (decrease) increase in cash and cash equivalents	(2,975,077)	1,091,720	1,942,484	(1,412,605)
Cash and cash equivalents:
Beginning of period	7,135,719	5,193,235	5,193,235	6,605,840

End of period	$4,160,642	$6,284,955	$7,135,719	$5,193,235

Ottawa Savings Bancorp, Inc. & Subsidiary

Consolidated Statements of Cash Flows (continued)

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest paid to depositors	$200,962	$222,831	$864,790	$951,533
Interest paid on borrowings	4,620	15,868	42,236	1,259
Income taxes paid, net of refunds received	—	(13,800)	(48,000)	336,000
Supplemental Schedule of Noncash Investing and Financing Activities
Real estate acquired through or in lieu of foreclosure	109,190	426,207	1,215,708	485,475
Other assets acquired in settlement of loans	3,500	34,600	90,600	108,850
Sale of foreclosed real estate through loan origination	—	—	32,000	356,200
Increase (decrease) in ESOP put option liability	45,712	82,275	(48,187)	105,640

	2015	2014
Assets acquired in bank acquisition
Total cash and cash equivalents		$2,031,791
Time deposits		854,861
Federal funds sold		440,000
Securities available for sale		23,856,673
Non-marketable equity securities		547,138
Loans		29,795,910
Premises and equipment, net		759,064
Accrued interest receivable		243,972
Deferred tax assets		869,186
Income tax refunds receivable		48,000
Goodwill		649,869
Core deposit intangible		567,000
Other assets		236,745

Total assets acquired		$60,900,209

Liabilities assumed in bank acquisition
Deposits		$49,610,398
Accrued interest payable		51
FHLB Advances		3,483,036
Other liabilities		681,724

Total liabilities assumed		$53,775,209

Common stock issued for bank acquisition		$7,125,000

See Accompanying Notes to Consolidated Financial Statements.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Entity structure

In 2005, the Board of Directors of the Bank unanimously adopted a plan of conversion providing for the conversion of the Bank from an Illinois chartered mutual savings bank to a federally chartered stock savings bank and the purchase of all of the common stock of the Bank by the Company. The depositors of the Bank approved the plan at a meeting held in 2005.

In adopting the plan, the Board of Directors of the Bank determined that the conversion was advisable and in the best interests of its depositors and the Bank. The conversion was completed in 2005 when the Company issued 1,223,701 shares of common stock to Ottawa Savings Bancorp MHC (a mutual holding company), and 1,001,210 shares of common stock to the public.

On December 31, 2014, the Company completed a merger with Twin Oaks Savings Bank (“Twin Oaks”), whereby Twin Oaks was merged with and into the Bank, with the Bank as the surviving institution (See Note 2 for additional information). As part of the merger agreement, the Company issued 776,144 shares of common stock to Ottawa Savings Bancorp, MHC. As of December 31, 2015, Ottawa Savings Bancorp MHC holds 1,999,845 shares of common stock, representing 69.1% of the Company’s common shares outstanding.

Nature of business

The primary business of the Company is the ownership of the Bank. Through the Bank, the Company is engaged in providing a variety of financial services to individual and corporate customers in the Ottawa, Marseilles, and Morris, Illinois areas, which are primarily agricultural areas consisting of several rural communities with small to medium sized businesses. The Bank’s primary source of revenue is interest and fees related to single-family residential loans to middle-income individuals.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Ottawa Savings Bancorp, Inc. (the Company) and its wholly owned subsidiary Ottawa Savings Bank (the Bank). All significant intercompany transactions and balances are eliminated in consolidation.

Reclassifications

Some items in the prior year financial statements were reclassified to conform to the current presentation with no impact on previously reported net income or stockholders’ equity.

Use of estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the fair value of securities available for sale, the determination of the allowance for loan losses, valuation of deferred income taxes, the determination of the liability for postretirement benefits, and the fair value measurement for the assets and liabilities.

Concentration of credit risk

Most of the Bank’s business activity is with customers within the Ottawa, Marseilles, and Morris areas. The Bank does not have any significant concentrations to any one industry or customer.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks, including cash items in process of clearing. Cash flows from loans, deposits, and federal funds sold or purchased are treated as net increases or decreases in the statement of cash flows.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Time deposits

Time deposits held at other financial institutions are carried at cost and include any time deposits with an original maturity of greater than three months. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on time deposits.

Investment securities

Debt securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. The difference between the fair value and amortized cost, adjusted for amortization of premium and accretion of discounts, computed by the interest method over their contractual maturity, results in an unrealized gain or loss. Unrealized gains or losses are reported as accumulated other comprehensive income (loss), net of the related deferred tax effect and are included as a component of stockholders’ equity. Gains or losses from the sale of securities are determined using the specific identification method and are included in earnings. Declines in the fair value of available for sale securities below their amortized cost basis that are deemed to be other than temporary are reflected in earnings as realized losses. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. In addition, management monitors market trends and current events in order to identify trends and circumstances that might impact the carrying value of securities.

To determine if an “other-than-temporary” impairment (OTTI) exists on an investment security, the Company first determines if (a) it intends to sell the security or (b) it is more likely than not that it will be required to sell the security before its anticipated recovery. If either of the conditions is met, the Company will recognize an “other-than-temporary” impairment in earnings equal to the difference between the security’s fair value and its adjusted cost basis. If neither of the conditions is met, the Company determines (a) the amount of the impairment related to credit loss and (b) the amount of the impairment due to all other factors. The difference between the present values of the cash flows expected to be collected and the amortized cost basis is the credit loss. The credit loss is the portion of the other-than-temporary impairment that is recognized in earnings and is a reduction to the cost basis of the security. The portion of total impairment related to all other factors is included in other comprehensive income (loss).

Non-marketable equity securities

Investments in the Federal Home Loan Bank of Chicago, Bankers Bank of Wisconsin, and the Upper Illinois River Valley Development Corporation are carried at cost and periodically evaluated for impairment.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Loans

The Bank primarily lends to small and mid-sized businesses, non-residential real estate customers and consumers providing mortgage, commercial and consumer loans. A substantial portion of the loan portfolio is represented by mortgage loans throughout Ottawa, Illinois and the surrounding area. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

It is the Bank’s policy to review each prospective credit in order to determine the appropriateness and the adequacy of security or collateral prior to making a loan. In the event of borrower default, the Bank seeks recovery in compliance with state lending laws, the Bank’s lending standards, and credit monitoring and remediation procedures.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield over the contractual life of the loan using the interest method.

The following portfolio segments and classes of loan receivables have been identified by the Company:

•	Commercial

•	Non-residential real estate

•	One-to-four family residential real estate

•	Multi-family residential real estate

•	Consumer direct

•	Purchased auto loans

Generally, for all classes of loans receivable, loans are considered past due when contractual payments are delinquent for 31 days or greater. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.

For all classes of loans receivable, loans are placed on nonaccrual status when the loan has become over 90 days past due (unless the loan is well secured and in the process of collection).

When a loan is placed on nonaccrual status, income recognition is ceased. Previously recorded but uncollected amounts of interest on nonaccrual loans are reversed at the time the loan is placed on nonaccrual status. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Should full collection of principal be expected, cash collected on nonaccrual loans can be recognized as interest income.

For all classes of loans receivable, nonaccrual loans may be restored to accrual status provided the following criteria are met:

•	The loan is current, and all principal and interest amounts contractually due have been made,

•	All principal and interest amounts contractually due, including past due payments, are reasonably assured of repayment within a reasonable period, and

•	There is a period of minimum repayment performance, as follows, by the borrower in accordance with contractual terms:

•	Six months of repayment performance for contractual monthly payments, or

•	One year of repayment performance for contractual quarterly or semi-annual payments.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Troubled debt restructuring exists when the Company, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession (either imposed by court order, law, or agreement between the borrower and the Company) to the borrower that it would not otherwise consider. The Company is attempting to maximize its recovery of the balances of the loans through these various concessionary restructurings.

The following criteria, related to granting a concession, together or separately, create a troubled debt restructuring:

•	A modification of terms of a debt such as one or a combination of:

•	The reduction of the stated interest rate to a rate lower than the current market rate for new debt with similar risk.

•	The extension of the maturity date or dates at a stated interest rate lower than the current market rate for new debt with similar risk.

•	The reduction of the face amount or maturity amount of the debt as stated in the instrument or other agreement.

•	The reduction of accrued interest.

•	A transfer from the borrower to the Company of receivables from third parties, real estate, other assets, or an equity position in the borrower to fully or partially satisfy a loan.

Allowance for loan losses

For all portfolio segments, the allowance for loan losses is an amount necessary to absorb known and inherent losses that are both probable and reasonably estimable and is established through a provision for loan losses charged to earnings. Loan losses, for all portfolio segments, are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

For all portfolio segments, the allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the Company to make additions to the allowance based upon their judgment about information available to them at the time of their examinations.

The general component consists of quantitative and qualitative factors and covers non-impaired loans. The quantitative factors are based on historical loss experience adjusted for qualitative factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company using the most recent twelve quarters with heavier weighting given to the most recent quarters. For performing credits acquired from Twin Oaks on December 31, 2014, the historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by Twin Oaks prior to the merger and by the Company after the merger using the most recent sixteen quarters with heavier weighting given to the most recent quarters.

This actual loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment. These qualitative factors include consideration of the following:

•	Levels of and trends in delinquencies and impaired loans

•	Levels of and trends in charge-offs and recoveries

•	Trends in volume and terms of loans

•	Effects of any changes in risk selection and underwriting standards

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

•	Other changes in lending policies, procedures and practices

•	Experience, ability and depth of lending management and other relevant staff

•	National and local economic trends and conditions

•	Industry conditions

•	Effects of changes in credit concentrations

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and non-residential loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

A discussion of the risk characteristics and the allowance for estimated losses on loans, by each portfolio segment, follows:

For commercial loans, the Company focuses on small and mid-sized businesses that have annual revenues below $5,000,000 with primary operations as wholesalers, manufacturers, building contractors, business services companies, and retailers. The Company provides a wide range of commercial loans, including lines of credit for working capital and operational purposes, and term loans for the acquisition of facilities, equipment and other purposes. The Company also originates commercial loans through Bankers Health Group (BHG). BHG specializes in loans to healthcare professionals of all specialties throughout the United States. The loans for BHG are primarily comprised of working capital and equipment loans. We underwrite these loans based on our criteria and service the loans in-house. Approval is generally based on the following factors:

•	Ability and stability of current management of the borrower;

•	Stable earnings with positive financial trends;

•	Sufficient cash flow to support debt repayment;

•	Earnings projections based on reasonable assumptions;

•	Financial strength of the industry and business; and

•	Value and marketability of collateral.

Collateral for commercial loans generally includes accounts receivable, inventory, and equipment. The lending policy specifies approved collateral types and corresponding maximum advance percentages. The value of collateral pledged on loans must exceed the loan amount by a margin sufficient to absorb potential erosion of its value in the event of foreclosure and cover the loan amount plus costs incurred to convert it to cash. The lending policy specifies maximum term limits for commercial loans. For term loans, the maximum term is 5 years. Generally, term loans range from 3 to 5 years. For lines of credit, the maximum term is 365 days. In addition, the Company often takes personal guarantees as support for repayment. Loans may be made on an unsecured basis if warranted by the overall financial condition of the borrower.

Non-residential real estate loans are subject to underwriting standards and processes similar to commercial loans, in addition to those standards and processes specific to real estate loans. Collateral for non-residential real estate loans generally includes the underlying real estate and improvements, and may include additional assets of the borrower. The lending policy

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

specifies maximum loan-to-value limits based on the category of non-residential real estate (non-residential real estate loans on improved property, raw land, land development, and commercial construction). These limits are the same limits established by regulatory authorities. The lending policy also includes guidelines for real estate appraisals, including minimum appraisal standards based on certain transactions. In addition, the Company often takes personal guarantees as support for repayment.

Some of the non-residential loans that the Company originates finance the construction of residential dwellings and land development. For land development, the loans generally can be made with a maximum loan to value ratio of 70% and a maximum term up to 10 years. Additionally, the Company will underwrite commercial construction loans for commercial development projects including condominiums, apartment buildings, single-family subdivisions, single-family speculation loans, as well as owner-occupied properties used for business. These loans provide for payment of interest only during the construction phase and may, in the case of an apartment or commercial building, convert to a permanent loan upon completion. In the case of a single family subdivision or construction or builder loan, as individual lots are sold, the principal balance is reduced by a minimum of 80% of the net lot sales price. In the case of a commercial construction loan, the construction period may be from nine months to two years. Loans are generally made to a maximum of 70% of the appraised value as determined by an appraisal of the property made by an independent state certified general real estate appraiser. Periodic inspections are required of the property during the term of the construction loan for both residential and commercial construction loans.

For commercial and non-residential real estate loans, the allowance for estimated losses on loans consists of specific and general components. For loans that are considered impaired as defined above, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

The Company hires an independent firm to perform a loan review every 16-24 months to validate the risk ratings on selected commercial and non-residential loans. Additionally, the reviews include an analysis of debt service requirements, covenant compliance, if applicable, and collateral adequacy. They also perform a documentation review on selected loans to determine if the credit is properly documented and closed in accordance with approval authorities and conditions. The most recent review occurred during the first quarter of 2016.

Generally, the Company’s one-to-four family real estate loans conform to the underwriting standards of Freddie Mac and Fannie Mae which would allow the Company the ability to resell the loans in the secondary market. The Company structures most loans that will not conform to those underwriting requirements as adjustable rate mortgages that adjust in one, three or five year increments and retains those in its portfolio. The board approved lending policy establishes minimum appraisal and credit underwriting guidelines, The Company also participates with the USDA Rural Development Company to offer loans to qualifying borrowers. USDA guaranteed loans are granted up to 100% of the appraised value and the USDA guarantees up to 90% of the loan. These loans typically require no down payment, but are subject to maximum income limitations.

The Company also originates loans for multi-family dwellings. These loans follow board and regulatory approved underwriting guidelines similar to commercial loans, in addition to those standards and processes specific to real estate loans. Collateral for multi-family real estate loans generally includes the underlying real estate and improvements, and may include additional assets of the borrower. The board approved lending policy specifies maximum loan-to-value limits based on the type of property. The lending policy also includes guidelines for real estate appraisals, including minimum appraisal standards based on certain transactions. The policy also specifies minimum ongoing credit administration procedures including the collection of financial statements, tax returns and rent rolls when applicable. Additionally, the Company will take personal guarantees and cross collateralize other assets of the guarantors as support for repayment.

The Company provides many types of installment and other consumer loans including motor vehicle, home improvement, share loans, personal unsecured loans, home equity, and small personal credit lines. The lending policy addresses specific credit guidelines by consumer loan type. Unsecured loans generally have a maximum borrowing limit of $25,000 and a maximum term of four years.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant’s credit-worthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

The Company purchases auto loans from regulated financial institutions. These types of loans are primarily low balance individual auto loans. The Company reviews the loans at least three days prior to the purchase. Any specific loan can be refused within thirty days of the sale of any given loan pool.

For residential real estate loans, multi-family, consumer direct loans (e.g. installment, in-house auto, other consumer loans, etc.) and purchased auto loans, the allowance for estimated losses on loans consists of a specific and general component. The specific component is evaluated for only loans that are classified as impaired, which is based on current information and events if it is probable that the Company will be unable to collect the scheduled payments according to the terms of the agreement. Impairment on these is measured on a case-by-case basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent. For large groups of smaller balance homogenous loans that are under 90 days past due, they are collectively evaluated for impairment. To determine the general component, the Company applies quantitative factors based on historical charge-off experience in total for each segment. Additionally, the historical loss factors are adjusted based on qualitative factors determined by the Company which impact each segment.

Residential real estate loans, multi-family real estate loans, consumer direct loans and purchased auto loans are not risk ranked individually. These loans are only classified when the borrower is 90 days or more past due or if the borrower has another loan with the Company that is over 90 days past due and dependent upon the same collateral. Under such circumstances, all of the loans connected with the collateral are classified as substandard and these loans are evaluated for impairment.

Troubled debt restructurings are considered impaired loans and are subject to the same allowance methodology as described above for impaired loans by portfolio segment.

Loans Acquired in a Transfer

The loans acquired in the Twin Oaks merger (see Note 2) were recorded at fair value as of the acquisition date and no separate valuation allowance was established. Management engaged the services of an independent valuation specialist to determine the fair values based on expected cash flows discounted at appropriate rates.

FASB ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, applies to loans acquired in a transfer with evidence of deterioration of credit quality for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable. If both conditions exist, the Company determines whether to account for each loan individually or whether such loans will be assembled into pools based on common risk characteristics such as credit score, loan type, and origination date. Based on this evaluation, the Company determined that the loans acquired from the Twin Oaks merger subject to ASC Topic 310-30 would be accounted for individually.

The Company considered expected prepayments and estimated the total expected cash flows, which included undiscounted expected principal and interest. The excess of that amount over the fair value of the loan is referred to as accretable yield. Accretable yield is recognized an interest income on a constant yield basis over the expected life of the loan. The excess of the contractual cash flows over expected cash flows is referred to as non-accretable difference and is not accreted into income. Over the life of the loan, the Company continues to estimate expected cash flows. Subsequent decreases in expected cash flows are recognized as impairments in the current period through the allowance for loan losses. Subsequent increases in cash flows to be collected are first used to reverse any existing valuation allowance and any remaining increases are recognized prospectively through an adjustment of the loan’s yield over its remaining life.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

FASB ASC Topic 310-20, Nonrefundable Fees and Other Costs, was applied to loans not considered to have deteriorated credit quality at acquisition. Under ASC Topic 310-20, the difference between the loan’s principal balance at the time of purchase and the fair value is recognized as an adjustment of yield over the life of the loan.

Servicing

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. Capitalized servicing rights are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If the Company later determines that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the allowance may be recorded as an increase to income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Transfers of financial assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Foreclosed real estate

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated costs to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expenses.

The carrying value of foreclosed residential real estate property as of March 31, 2016 (unaudited), December 31, 2015 and 2014, was $318,670, $313,368 and $232,650, respectively. There were three residential real estate loans in the process of foreclosure as of March 31, 2016 (unaudited), totaling approximately $290,000, four residential real estate loans in the process of foreclosure as of December 31, 2015, totaling approximately $234,000 and 32 residential real estate loans in the process of foreclosure as of December 31, 2014, totaling approximately $1.3 million.

Income taxes

Deferred income tax assets and liabilities are computed quarterly for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

established when necessary to reduce deferred tax assets to amounts which are more likely than not realizable. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation process, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company has no uncertain tax positions for which a liability has been recorded. The Company is no longer subject to examination by federal or state taxing authorities for the tax year 2012 and the years prior.

Premises and equipment

Land is carried at cost. Premises and equipment are carried at cost, less accumulated depreciation. Premises and equipment are depreciated using the straight-line and accelerated depreciation methods over the estimated useful lives of the assets:

Years
Buildings	5-50
Furniture and equipment	5-39

Employee stock ownership plan

The Bank has an employee stock ownership plan (ESOP) covering substantially all employees. The cost of shares issued to the ESOP but not yet allocated to participants is presented in the consolidated balance sheets as a reduction of stockholders’ equity. Compensation expense is recorded based on the market price of the shares as they are committed to be released for allocation to participant accounts.

Stock-based compensation

The Company recognizes compensation cost for all stock-based awards based on the estimated grant date fair value. The fair value of stock options is estimated using a Black-Scholes option pricing model and amortized to expense over the option’s vesting periods, as more fully disclosed in Note 12.

Off-balance-sheet financial instruments

Financial instruments include off-balance-sheet credit instruments, such as commitments to originate loans, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Comprehensive income (loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale net of the related tax effect.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Loss contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. In the normal course of business, management will reach settlements over legal issues which are recorded in the period received. Management does not believe there are any such matters that will have a material effect on the consolidated financial statements.

Fair value measurements

In accordance with the provisions of FASB ASC 820, Fair Value Measurements and Disclosures, fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants and is not adjusted for transaction costs. This guidance also establishes a framework for measuring fair value and expands disclosure of fair value measurements. See Note 16 for additional information.

Fair value of financial instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 17. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Cash surrender value of life insurance

The Company has purchased bank-owned life insurance on certain directors and officers. Bank-owned life insurance is recorded at its cash surrender value. Changed in the cash surrender values are included in other income.

Goodwill

Goodwill resulting from business combinations is generally determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. On December 31, 2014, the Company completed a merger (see Note 2), which resulted in the recognition of goodwill of approximately $650,000. Goodwill acquired in a purchase business combination is not amortized, but tested for impairment at least annually or more frequently if events or circumstances exist that indicate that a goodwill test should be performed. The Company has selected December 31 as the date to perform the annual impairment test. At December 31, 2015, the Company’s evaluation of goodwill indicated that goodwill was not impaired.

Core deposit intangible

The core deposit intangible represents the value of acquired customer relationships resulting from the Company’s December 31, 2014 merger (see Note 2) with Twin Oaks. The core deposit intangible will be amortized using the double declining balance method over an estimated useful life of 9.8 years. The Company will periodically review the status of the core deposit intangible for any events or circumstances which may change the recoverability of the underlying basis.

Estimated future amortization expense on core deposit intangible is shown in the table below:

Years Ending December 31,	Amount as of March 31, 2016	Amount as of December 31, 2015

	(unaudited)
2016	$69,000	$92,000
2017	73,000	73,000
2018	58,000	58,000
2019	46,000	46,000
2020	38,000	38,000
Thereafter	144,000	144,000

	$428,000	$451,000

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Earnings per share

Basic earnings per share is based on net income divided by the weighted average number of shares outstanding during the period, including allocated and committed-to-be-released Employee Stock Ownership Plan (“ESOP”) shares and vested Management Recognition Plan (“MRP”) shares. Diluted earnings per share show the dilutive effect, if any, of additional common shares issuable under stock options and awards. See Note 12 for additional information on the MRP and RRP plans.

	Three Months Ended March 31,		Years Ended December 31,

	2016	2015	2015	2014
	(unaudited)
Net income available to common stockholders	$258,906	$143,664	$770,962	$804,317

Basic potential common shares:
Weighted average shares outstanding	2,894,123	2,894,123	2,894,123	2,120,105
Weighted average unallocated ESOP shares	(19,912)	(25,000)	(23,081)	(28,169)
Weighted average unvested MRP shares	(1,047)	(2,795)	(2,572)	(4,389)

Basic weighted average shares outstanding	2,873,164	2,866,328	2,868,470	2,087,547
Dilutive potential common shares:
Weighted average unrecognized compensation on MRP shares	919	2,338	2,406	3,659
Weighted average RRP options outstanding *	7,752	7,660	10,366	—

Dilutive weighted average shares outstanding	2,881,835	2,876,326	2,881,242	2,091,206

Basic earnings per share	$0.09	$0.05	$0.27	$0.39

Diluted earnings per share	$0.09	$0.05	$0.27	$0.38

* The	effect of share options for 2014 were not included in the calculation of diluted earnings per share because to do so would have been anti-dilutive.

Segment reporting

The Company views the Bank as one operating segment, therefore, separate reporting of financial segment information is not considered necessary. The Company approaches the Bank as one business enterprise which operates in a single economic environment since the products and services, types of customers and regulatory environment all have similar characteristics.

Recent accounting pronouncements

In January 2014, the FASB issued ASU No. 2014-04, Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The update clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (i) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (ii) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar agreement. In addition, the update requires disclosure of both the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure in accordance with local requirements of the applicable jurisdiction. An entity can elect to adopt the amendments using either a modified retrospective method or a prospective transition method. The Company adopted this guidance effective January 1, 2015. The adoption of this update did not have an impact on the Company’s financial position, results of operation or cash flows.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 implements a common revenue standard that clarifies the principles for recognizing revenue. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective on January 1, 2018 and is not expected to have a significant impact on the Company’s financial statements.

In August 2014, the FASB issued ASU No. 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. The objective of this guidance is to reduce diversity in practice related to how creditors classify government-guaranteed mortgage loans, including FHA or VA guaranteed loans, upon foreclosure. Some creditors reclassify those loans to real estate consistent with other foreclosed loans that do not have guarantees; others reclassify the loans to other receivables. The amendments in ASU 2014-14 require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: (1) The loan has a government guarantee that is not separable from the loan before foreclosure; (2) At the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim; and (3) At the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The Company adopted this guidance effective January 1, 2015. The adoption of this update did not have an impact on the Company’s financial position, results of operation or cash flows.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for the Company on January 1, 2018. The Company does not believe the adoption of the new financial instruments standard will have a material impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under the new guidance in this ASU, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance also simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. ASU 2016-02 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating the effect that this standard will have on its financial statements.

Note 2. Acquisition

On December 31, 2014, the Company completed its previously announced merger with Twin Oaks. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 30, 2014, Twin Oaks merged with and into the Bank. As part of the transaction, the Company issued 776,144 shares of its common stock to the Ottawa Savings Bancorp, MHC, based on a $9.18 per share stock valuation of the Company’s stock, as determined by an independent appraisal based primarily on the price to book value valuation method and to a lesser extent the price to earnings valuation method, and a

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 2. Acquisition (Continued)

market value determined by an independent appraiser of Twin Oaks of $7.125 million. As a result of the issuance of 776,144 shares in connection with the merger, the Ottawa Savings Bancorp, MHC’s ownership interest in the Company increased from 57.8% to 69.1%.

The Merger is accounted for using the acquisition method of accounting, and accordingly, the assets acquired and liabilities assumed were recognized at fair value on the date the transaction was completed. Under this method of accounting, the Bank and Twin Oaks are treated as one company from the merger date forward, and we have recorded the fair value of Twin Oaks’ assets (including intangible assets which arise from either contractual or other legal rights) and liabilities on our consolidated financial statements. Since the merger was completed at the close of business on December 31, 2014, there was no effect on the consolidated statement of operations for the year ending December 31, 2014.

The following table summarizes the fair value of the acquired assets and liabilities as of December 31, 2014:

2014
Assets
Total cash and cash equivalents	$2,031,791
Time deposits	854,861
Federal funds sold	440,000
Securities available for sale	23,856,673
Non-marketable equity securities	547,138
Loans	29,795,910
Premises and equipment, net	759,064
Accrued interest receivable	243,972
Deferred tax assets	869,186
Goodwill	649,869
Core deposit intangible	567,000
Other assets	284,745

Total assets acquired	$60,900,209

Liabilities
Deposits	$49,610,398
Accrued interest payable	51
FHLB Advances	3,483,036
Other liabilities	681,724

Total liabilities assumed	$53,775,209

$7,125,000

Total acquisition related costs included in other noninterest expenses in the consolidated statement of operations for the years ended December 31, 2015 and 2014 were approximately $850,000 and $395,000, respectively. For 2015, the acquisition related costs are related to the merger of the core processing systems and include a one-time early termination fee paid to Twin Oak’s former processor of $485,000. In 2014, the costs were primarily legal expenses.

Based on the acquisition date fair values of the assets acquired and the fair values of the assumed liabilities, the Company recorded goodwill of $649,869, none of which is expected to be tax deductible. The goodwill resulting from the acquisition primarily consists of the economies of scale expected from combining operations.

Total loans acquired in the acquisition were recorded at a fair value of $29,795,910 and had a contractual amount due of $31,831,910 as of the acquisition date which was December 31, 2014. FASB ASC 310-20, Nonrefundable Fees and Other Costs, specifies the approach that needs to be used when the Bank expects to receive all of the contractual principal and interest payments due under an individual loan. Loans not considered to have deteriorated credit quality at the acquisition

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 2. Acquisition (Continued)

date had a contractual balance due of approximately $28,638,000 and an estimated fair value of approximately $28,472,000. The loan discount recorded at the date of the acquisition consisted of an accretable yield component of approximately $407,000 and an accretable credit component of approximately $(573,000), for a net fair value adjustment of approximately $(166,000).

Loans acquired with deteriorated credit quality and accounted for under FASB ASC Topic 310-30 as of the acquisition date had a contractual balance due of approximately $3,194,000 and an estimated fair value of approximately $1,324,000. The estimate of the contractual cash flows not expected to be collected due to credit quality was approximately $1,870,000 which consists of an accretable discount of $(362,000) and non-accretable discount of $(1,508,000).

The following table reflects activity for the loans acquired with deteriorated credit quality for the three months ended March 31, 2016 and 2015 (unaudited), and for the year ended December 31, 2015:

	Three Months Ended March 31,		Year Ended December 31, 2015
	2016	2015
	(unaudited)
Balance, beginning of year	$575,605	$1,323,647	$1,323,647
Payment activity	(31,852)	(38,581)	(545,936)
Accretion into interest income	27,099	4,344	120,406
Charge-offs	—	(15,959)	(19,810)
Transfer to OREO	(44,417)	—	(302,702)

	$526,435	$1,273,451	$575,605

The contractual amount outstanding for the loans acquired with deteriorated credit quality totaled $1,166,539, $1,208,000 and $3,194,000 as of March 31, 2016 (unaudited), December 31, 2015 and December 31, 2014, respectively.

The following table reflects activity in the accretable yield for the loans acquired with deteriorated credit quality for the three months ended March 31, 2016 and 2015 (unaudited), and for the year ended December 31, 2015:

	Three Months Ended March 31,		Year Ended December 31, 2015
	2016	2015
	(unaudited)
Balance, beginning of year	$175,342	$362,000	$362,000
Net reclassification from non-accretable yield	8,868	—	38,822
Accretion into interest income	(27,099)	(4,344)	(120,406)
Disposals	—	—	(105,074)

	$157,111	$357,656	$175,342

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 2. Acquisition (Continued)

Supplemental Pro Forma Results

The following schedule includes pro forma unaudited results for the year ended December 31, 2014, as if the acquisition had occurred as of January 1, 2014. The pro forma information is provided for illustrative purposes only and is not indicative of the results of operations or financial condition that would have been achieved if the acquisition would have taken place at the beginning of the period presented and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition.

Year Ended December 31, 2014
(unaudited)
Net interest income after provision for loan losses	$7,521
Total other income	943
Total revenue	8,464
Net income	$139

Net pro forma adjustments of $33,000 were added to net income to reflect the net effect of purchase accounting adjustments amortized over the appropriate time frame.

Note 3. Restrictions on Cash and Amounts Due from Banks

At March 31, 2016 (unaudited), December 31, 2015 and December 31, 2014, the Bank was not required to maintain a minimum average balance on hand with the Federal Reserve Bank.

Note 4. Investment Securities

The amortized cost and fair values of investment securities, with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
March 31, 2016: (unaudited)
Available for Sale
State and municipal securities	$18,582,161	$574,479	$1,487	$19,155,153
Residential mortgage-backed securities	28,979,926	414,918	105,090	29,289,754

	$47,562,087	$989,397	$106,577	$48,444,907

December 31, 2015:
Available for Sale
State and municipal securities	$18,733,573	$525,089	$21,454	$19,237,208
Residential mortgage-backed securities	27,532,067	365,558	149,926	27,747,699

	$46,265,640	$890,647	$171,380	$46,984,907

December 31, 2014:
Available for Sale
State and municipal securities	$19,997,846	$261,791	$34,445	$20,225,192
Residential mortgage-backed securities	32,239,374	357,715	50,173	32,546,916

	$52,237,220	$619,506	$84,618	$52,772,108

At March 31, 2016 (unaudited), December 31, 2015 and December 31, 2014, there were no pledged securities.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 4. Investment Securities (Continued)

The amortized cost and fair value at March 31, 2016 (unaudited) and December 31, 2015, by contractual maturity, are shown below. Maturities may differ from contractual maturities in residential mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, stated maturities of residential mortgage-backed securities are not disclosed.

	Securities Available for Sale
	Amortized Cost	Fair Value
March 31, 2016: (unaudited)
Due in three months or less	$—	$—
Due after three months through one year	35,628	36,029
Due after one year through five years	2,086,238	2,148,217
Due after five years through ten years	7,200,706	7,425,262
Due after ten years	9,259,589	9,545,645
Residential mortgage-backed securities	28,979,926	29,289,754

	$47,562,087	$48,444,907

	Securities Available for Sale
	Amortized Cost	Fair Value
December 31, 2015:
Due in three months or less	$500,000	$500,420
Due after three months through one year	—	—
Due after one year through five years	804,421	828,218
Due after five years through ten years	7,717,743	7,951,219
Due after ten years	9,711,409	9,957,351
Residential mortgage-backed securities	27,532,067	27,747,699

	$46,265,640	$46,984,907

There were proceeds of $0.6 million from the sales of securities for the three months ended March 31, 2016 (unaudited) and proceeds of $5.6 million for the three months ended March 31, 2015 (unaudited). The sales during the three months ended March 31, 2016 (unaudited) resulted in gross realized gains of $96 and no realized losses. The sales during the three months ended March 31, 2015 (unaudited) resulted in gross realized gains of $21,630 and gross realized losses of $2,039, for net realized gains of $19,591. The tax provision applicable to the realized gains amounted to $38 and $7,605, respectively, for the three months ended March 31, 2016 and 2015 (unaudited).

There were proceeds of $7.0 million from the sale of securities for the twelve months ended December 31, 2015 and proceeds of $3.5 million from the sale of securities during the twelve months ended December 31, 2014, resulting in gross realized gains of $37,475 and $42,054, respectively and gross realized losses of $33,149 and $17,234, respectively, for net realized gains of $4,326 and $24,820, respectively. The tax provision applicable to the realized gains amounted to $1,692 and $9,635, respectively for the years ended December 31, 2015 and 2014.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 4. Investment Securities (Continued)

Information pertaining to securities with gross unrealized losses at March 31, 2016 (unaudited), December 31, 2015 and 2014 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
March 31, 2016 (unaudited)
Securities Available for Sale
State and municipal securities	$898,342	$1,487	$—	$—	$898,342	$1,487
Residential mortgage-backed securities	6,637,334	64,876	3,288,403	40,214	9,925,737	105,090

	$7,535,676	$66,363	$3,288,403	$40,214	$10,824,079	$106,577

December 31, 2015
Securities Available for Sale
State and municipal securities	$169,601	$101	$436,067	$21,353	$605,668	$21,454
Residential mortgage-backed securities	10,468,746	120,218	1,247,527	29,708	11,716,273	149,926

	$10,638,347	$120,319	$1,683,594	$51,061	$12,321,941	$171,380

December 31, 2014
Securities Available for Sale
State and municipal securities	$408,165	$93	$701,492	$34,352	$1,109,657	$34,445
Residential mortgage-backed securities	2,449,087	21,546	3,468,577	28,627	5,917,664	50,173

	$2,857,252	$21,639	$4,170,069	$62,979	$7,027,321	$84,618

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability to retain and whether it is not more likely than not the Company will be required to sell its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts’ reports.

At March 31, 2016 (unaudited), 18 securities had unrealized losses with an aggregate depreciation of 0.98% from the Company’s amortized cost basis. At December 31, 2015, 20 securities had unrealized losses with aggregate depreciation of 1.37% from the Company’s amortized cost basis. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell these securities and it is not more likely than not the Company will be required to sell these securities before recovery of the amortized cost basis, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at March 31, 2016 (unaudited) or December 31, 2015.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses

Loans

The components of loans, net of deferred loan costs (fees), are as follows:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Mortgage loans:
One-to-four family residential loans	$99,223,438	$99,254,737	$98,144,990
Multi-family residential loans	4,183,641	3,969,207	3,111,650

Total mortgage loans	103,407,079	103,223,944	101,256,640

Other loans:
Non-residential real estate loans	20,491,126	20,177,322	20,928,085
Commercial loans	11,573,233	12,069,815	12,242,145
Consumer direct	1,989,695	1,651,371	1,724,700
Purchased auto	9,474,141	5,211,755	8,664,550

Total other loans	43,528,195	39,110,263	43,559,480

Gross loans	146,935,274	142,334,207	144,816,120
Less: Allowance for loan losses	(2,191,844)	(2,224,006)	(2,314,607)

Loans, net	$144,743,430	$140,110,201	$142,501,513

The following table reflects the carrying amount of loans acquired in the Twin Oaks merger described in Note 2, which are included in the loan categories above as of the dates indicated:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Mortgage loans:
One-to-four family residential loans	$20,308,604	$20,752,355	$23,667,808
Multi-family residential loans	277,231	294,020	529,147

Total mortgage loans	20,585,835	21,046,375	24,196,955

Other loans:
Non-residential real estate loans	2,652,108	2,685,987	3,141,438
Commercial loans	829,194	852,077	1,450,602
Consumer direct	415,551	541,174	1,006,915

Total other loans	3,896,853	4,079,238	5,598,955

Gross loans	24,482,688	25,125,613	29,795,910
Less: Allowance for loan losses	(100,000)	(85,000)	—

Loans, net	$24,382,688	$25,040,613	$29,795,910

Purchases of loans receivable, segregated by class of loans, for the periods indicated were as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
One-to-four family	$—	$—	$2,000,000	$—
Purchased auto loans	5,007,392	—	—	4,038,145

	$5,007,392	$—	$2,000,000	$4,038,145

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

Net (charge-offs), segregated by class of loans, for the periods indicated were as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
One-to-four family	$(151,015)	$48,566	$(200,954)	$(895,524)
Multi-family	3,972	(352)	(17,505)	(159,403)
Non-residential	—	—	(18,307)	(336,110)
Commercial	—	—	—	—
Consumer direct	1,727	(23,488)	(57,203)	(22,247)
Purchased auto	(6,846)	(17,508)	(66,810)	(83,689)

Net (charge-offs)/recoveries	$(152,162)	$7,218	$(360,779)	$(1,496,973)

The following table presents the activity in the allowance for loan losses by portfolio segment as of or for three months ended March 31, 2016 and 2015 (unaudited) and as of or for the years ended December 31, 2015 and 2014:

	One-to-Four Family	Multi-family	Non-residential	Commercial	Consumer Direct	Purchased Auto	Total
March 31, 2016 (unaudited)
Balance at beginning of period	$1,727,582	$142,237	$198,340	$51,306	$37,187	$67,354	$2,224,006
Provision charged to income	26,052	15,940	7,910	(1,863)	12,683	59,278	120,000
Loans charged off	(189,894)	—	—	—	—	(8,680)	(198,574)
Recoveries of loans previously charged off	38,879	3,972	—	—	1,727	1,834	46,412

Balance at end of period	$1,602,619	$162,149	$206,250	$49,443	$51,597	$119,786	$2,191,844

Period-end amount allocated to:
Loans individually evaluated for impairment	$86,056	$—	$75,135	$—	$—	$—	$161,191
Loans acquired with deteriorated credit quality	32,685	—	—	—	—	—	32,685
Loans collectively evaluated for impairment	1,483,878	162,149	131,115	49,443	51,597	119,786	1,997,968

Balance at end of period	$1,602,619	$162,149	$206,250	$49,443	$51,597	$119,786	$2,191,844

	One-to-Four Family	Multi-family	Non-residential	Commercial	Consumer Direct	Purchased Auto	Total
March 31, 2015 (unaudited)
Balance at beginning of period	$1,812,448	$121,918	$245,098	$35,947	$10,804	$88,392	$2,314,607
Provision charged to income	95,169	9,714	(16,925)	8,019	33,626	35,397	165,000
Loans charged off	—	(4,323)	—	—	(25,025)	(19,661)	(49,009)
Recoveries of loans previously charged off	48,566	3,971	—	—	1,537	2,153	56,227

Balance at end of period	$1,956,183	$131,280	$228,173	$43,966	$20,942	$106,281	$2,486,825

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

	One-to-Four Family	Multi-family	Non-residential	Commercial	Consumer Direct	Purchased Auto	Total
December 31, 2015
Balance at beginning of period	$1,812,448	$121,918	$245,098	$35,947	$10,804	$88,392	$2,314,607
Provision charged to income	116,088	37,824	(28,451)	15,359	83,586	45,772	270,178
Loans charged off	(296,169)	(33,892)	(18,307)	—	(64,183)	(73,965)	(486,516)
Recoveries of loans previously charged off	95,215	16,387	—	—	6,980	7,155	125,737

Balance at end of period	$1,727,582	$142,237	$198,340	$51,306	$37,187	$67,354	$2,224,006

Period-end amount allocated to:
Loans individually evaluated for impairment	$295,770	$—	$75,086	$—	$—	$—	$370,856
Loans acquired with deteriorated credit quality	15,828	—	—	—	—	—	15,828
Loans collectively evaluated for impairment	1,415,984	142,237	123,254	51,306	37,187	67,354	1,837,322

Balance at end of period	$1,727,582	$142,237	$198,340	$51,306	$37,187	$67,354	$2,224,006

	One-to-Four Family	Multi-family	Non-residential	Commercial	Consumer Direct	Purchased Auto	Total
December 31, 2014
Balance at beginning of period	$2,277,325	$141,367	$388,215	$29,965	$1,698	$72,010	$2,910,580
Provision charged to income	430,647	139,954	192,993	5,982	31,353	100,071	901,000
Loans charged off	(975,968)	(183,270)	(336,110)	—	(25,947)	(90,389)	(1,611,684)
Recoveries of loans previously charged off	80,444	23,867	—	—	3,700	6,700	114,711

Balance at end of period	$1,812,448	$121,918	$245,098	$35,947	$10,804	$88,392	$2,314,607

Period-end amount allocated to:
Loans individually evaluated for impairment	$43,055	$—	$—	$—	$—	$—	$43,055
Loans acquired with deteriorated credit quality	—	—	—	—	—	—	—
Loans collectively evaluated for impairment	1,769,393	121,918	245,098	35,947	10,804	88,392	2,271,552

Balance at end of period	$1,812,448	$121,918	$245,098	$35,947	$10,804	$88,392	$2,314,607

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

The following table presents the recorded investment in loans by portfolio segment and based on impairment method as of March 31, 2016 (unaudited), December 31, 2015 and 2014:

	One-to-four Family	Multi- family	Non-residential	Commercial	Consumer Direct	Purchased Auto	Total
March 31, 2016 (unaudited)
Loans individually evaluated for impairment	$2,367,914	$—	$2,027,946	$—	$—	$—	$4,395,860
Loans acquired with deteriorated credit quality	526,435	—	—	—	—	—	526,435
Loans collectively evaluated for impairment	96,329,089	4,183,641	18,463,180	11,573,233	1,989,695	9,474,141	142,012,979

Ending Balance	$99,223,438	$4,183,641	$20,491,126	$11,573,233	$1,989,695	$9,474,141	$146,935,274

	One-to-four Family	Multi- family	Non-residential	Commercial	Consumer Direct	Purchased Auto	Total
December 31, 2015
Loans individually evaluated for impairment	$2,311,855	$—	$2,069,922	$—	$—	$3,069	$4,384,846
Loans acquired with deteriorated credit quality	575,605	—	—	—	—	—	575,605
Loans collectively evaluated for impairment	96,367,277	3,969,207	18,107,400	12,069,815	1,651,371	5,208,686	137,373,756

Ending Balance	$99,254,737	$3,969,207	$20,177,322	$12,069,815	$1,651,371	$5,211,755	$142,334,207

	One-to-four Family	Multi- family	Non-residential	Commercial	Consumer Direct	Purchased Auto	Total
December 31, 2014
Loans individually evaluated for impairment	$2,352,445	$257,399	$2,007,871	$—	$—	$10,971	$4,628,686
Loans acquired with deteriorated credit quality	1,292,549	—	31,098	—	—	—	1,323,647
Loans collectively evaluated for impairment	94,499,996	2,854,251	18,889,116	12,242,145	1,724,700	8,653,579	138,863,787

Ending Balance	$98,144,990	$3,111,650	$20,928,085	$12,242,145	$1,724,700	$8,664,550	$144,816,120

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

The following table presents loans individually evaluated for impairment, by class of loans, as of March 31, 2016 (unaudited) and December 31, 2015 and 2014:

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment
March 31, 2016 (unaudited)
One-to-four family	$3,034,280	$1,691,312	$1,203,037	$2,894,349	$118,741	$3,019,955
Multi-family	—	—	—	—	—	—
Non-residential	2,027,946	363,985	1,663,961	2,027,946	75,135	1,950,103
Commercial	—	—	—	—	—	—
Consumer direct	—	—	—	—	—	—
Purchased auto	—	—	—	—	—	2,046

	$5,062,226	$2,055,297	$2,866,998	$4,922,295	$193,876	$4,972,104

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment
December 31, 2015
One-to-four family	$3,014,703	$1,902,819	$984,641	$2,887,460	$311,598	$3,596,800
Multi-family	—	—	—	—	—	—
Non-residential	2,069,922	389,961	1,679,961	2,069,922	75,086	2,114,684
Commercial	—	—	—	—	—	21,789
Consumer direct	—	—	—	—	—	3,464
Purchased auto	3,069	3,069	—	3,069	—	6,574

	$5,087,694	$2,295,849	$2,664,602	$4,960,451	$386,684	$5,743,311

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment
December 31, 2014
One-to-four family	$6,321,593	$3,364,478	$280,516	$3,644,994	$43,055	$3,232,026
Multi-family	440,669	257,399	—	257,399	—	196,499
Non-residential	2,220,498	2,038,969	—	2,038,969	—	2,030,582
Commercial	—	—	—	—	—	—
Consumer direct	3,851	—	—	—	—	—
Purchased auto	10,971	10,971	—	10,971	—	4,179

	$8,997,582	$5,671,817	$280,516	$5,952,333	$43,055	$5,463,286

For the three months ended March 31, 2016 and 2015 (unaudited), and for the years ended December 31, 2015 and 2014, the Company recognized no accrued or cash basis interest income on impaired loans.

Our loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (“TDR”), where economic concessions have been granted to borrowers who have experienced financial difficulties. These concessions typically result from our loss mitigation activities and could include reductions in the interest rate, payment extensions, forbearance or other actions. Certain TDRs are classified as nonperforming at the time of restructuring and typically are returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period of at least six months.

When we modify loans in a TDR, we evaluate any possible impairment similar to other impaired loans based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, or use

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

the current fair value of the collateral, less estimated selling costs for collateral dependent loans. If we determine that the value of the modified loan is less than the recorded investment in the loan (net of previous charge-offs and deferred loan fees or costs), impairment is recognized through an allowance estimate or a charge-off to the allowance. In periods subsequent to modification, we evaluate all TDRs, including those that have payment defaults, for possible impairment and recognize impairment through the allowance.

Impaired loans at March 31, 2016 (unaudited) included $2.5 million of loans whose terms have been modified in troubled debt restructurings, compared to $2.6 million at both December 31, 2015 and 2014. The restructured loans are being monitored as they have not attained per accounting guidelines the performance requirements for the set time period to achieve being returned to accrual status.

There were two one-to-four family loans with a recorded investment of $82,400 classified as TDRs during the three months ended March 31, 2016 (unaudited), and there were no loan modifications during the three months ended March 31, 2015 (unaudited) and the years ended December 31, 2015 and 2014 that were classified as troubled debt restructurings.

The following table presents the recorded investment in nonaccrual loans and loans past due over 90 days still on accrual status, by class of loans, as of March 31, 2016 (unaudited), December 31, 2015 and 2014:

	Nonaccrual	Loans Past Due Over 90 Days Still Accruing
March 31, 2016 (unaudited)
One-to-four family	$2,987,761	$—
Multi-family	—	—
Non-residential	2,027,946	—
Commercial	—	—
Consumer direct	—	—
Purchased auto	—	—

	$5,015,707	$—

	Nonaccrual	Loans Past Due Over 90 Days Still Accruing
December 31, 2015
One-to-four family	$2,982,386	$—
Multi-family	—	—
Non-residential	2,069,922	—
Commercial	—	—
Consumer direct	—	—
Purchased auto	3,069	—

	$5,055,377	$—

	Nonaccrual	Loans Past Due Over 90 Days Still Accruing
December 31, 2014
One-to-four family	$3,732,833	$—
Multi-family	257,399	—
Non-residential	2,038,969	—
Commercial	—	—
Consumer direct	—	—
Purchased auto	10,971	—

	$6,040,172	$—

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

The following table presents the aging of the recorded investment in loans, by class of loans, as of March 31, 2016 (unaudited), December 31, 2015 and 2014:

	Loans 30-59 Days Past Due	Loans 60-89 Days Past Due	Loans 90 or More Days Past Due	Total Past Due Loans	Current Loans	Total Loans
March 31, 2016 (unaudited)
One-to-four family	$908,111	$1,084,774	$513,714	$2,506,599	$96,716,839	$99,223,438
Multi-family	—	—	—	—	4,183,641	4,183,641
Non-residential	267,271	—	—	267,271	20,223,855	20,491,126
Commercial	—	—	—	—	11,573,233	11,573,233
Consumer direct	10,838	—	—	10,838	1,978,857	1,989,695
Purchased auto	—	—	—	—	9,474,141	9,474,141

	$1,186,220	$1,084,774	$513,714	$2,784,708	$144,150,566	$146,935,274

	Loans 30-59 Days Past Due	Loans 60-89 Days Past Due	Loans 90 or More Days Past Due	Total Past Due Loans	Current Loans	Total Loans
December 31, 2015
One-to-four family	$1,251,155	$753,597	$737,042	$2,741,794	$96,512,943	$99,254,737
Multi-family	31,274	—	—	31,274	3,937,933	3,969,207
Non-residential	847,216	112,739	18,127	978,082	19,199,240	20,177,322
Commercial	9,086	—	—	9,086	12,060,729	12,069,815
Consumer direct	4,814	—	—	4,814	1,646,557	1,651,371
Purchased auto	2,391	—	3,069	5,460	5,206,295	5,211,755

	$2,145,936	$866,336	$758,238	$3,770,510	$138,563,697	$142,334,207

	Loans 30-59 Days Past Due	Loans 60-89 Days Past Due	Loans 90 or More Days Past Due	Total Past Due Loans	Current Loans	Total Loans
December 31, 2014
One-to-four family	$2,622,762	$309,909	$1,741,415	$4,674,086	$93,470,904	$98,144,990
Multi-family	150,418	—	257,399	407,817	2,703,833	3,111,650
Non-residential	526,713	419,697	114,573	1,060,983	19,867,102	20,928,085
Commercial	96,525	—	—	96,525	12,145,620	12,242,145
Consumer direct	9,172	—	—	9,172	1,715,528	1,724,700
Purchased auto	—	—	10,971	10,971	8,653,579	8,664,550

	$3,405,590	$729,606	$2,124,358	$6,259,554	$138,556,566	$144,816,120

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. For commercial and non-residential real estate loans, the Company’s credit quality indicator is internally assigned risk ratings. Each commercial loan is assigned a risk rating upon origination. The risk rating is reviewed annually, at a minimum, and on an as needed basis depending on the specific circumstances of the loan.

For residential real estate, multi-family real estate, consumer direct and purchased auto loans, the Company’s credit quality indicator is performance determined by delinquency status. Delinquency status is updated regularly by the Company’s loan system for residential real estate, multi-family real estate and consumer direct loans. The Company receives monthly reports on the delinquency status of the purchased auto loan portfolio from the servicing company.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

The Company uses the following definitions for risk ratings:

•	Pass—loans classified as pass are of a higher quality and do not fit any of the other “rated” categories below (e.g. special mention, substandard or doubtful). The likelihood of loss is considered remote.

•	Special Mention—loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

•	Substandard—loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

•	Doubtful—loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

•	Not Rated—loans in this bucket are not evaluated on an individual basis.

As of March 31, 2016 (unaudited), December 31, 2015 and 2014, the risk category of loans by class is as follows:

	Pass	Special Mention	Substandard	Doubtful	Not rated
March 31, 2016 (unaudited)
One-to-four family	$—	$1,116,880	$2,894,349	$—	$95,212,209
Multi-family	—	—	—	—	4,183,641
Non-residential	18,440,434	22,746	2,027,946	—	—
Commercial	11,573,233	—	—	—	—
Consumer direct	—	—	—	—	1,989,695
Purchased auto	—	—	—	—	9,474,141

Total	$30,013,667	$1,139,626	$4,922,295	$—	$110,859,686

	Pass	Special Mention	Substandard	Doubtful	Not rated
December 31, 2015
One-to-four family	$—	$692,601	$2,887,460	$—	$95,674,676
Multi-family	—	—	—	—	3,969,207
Non-residential	18,083,194	24,206	2,069,922	—	—
Commercial	12,069,815	—	—	—	—
Consumer direct	—	—	—	—	1,651,371
Purchased auto	—	—	3,069	—	5,208,686

Total	$30,153,009	$716,807	$4,960,451	$—	$106,503,940

	Pass	Special Mention	Substandard	Doubtful	Not rated
December 31, 2014
One-to-four family	$—	$1,486,881	$3,644,994	$—	$93,013,115
Multi-family	—	—	257,399	—	2,854,251
Non-residential	18,889,116	—	2,038,969	—	—
Commercial	11,646,385	595,760	—	—	—
Consumer direct	—	—	—	—	1,724,700
Purchased auto	—	—	10,971	—	8,653,579

Total	$30,535,501	$2,082,641	$5,952,333	$—	$106,245,645

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 5. Loans and Allowance for Credit Losses (Continued)

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and companies in which these parties have a 10% or more beneficial ownership. In the opinion of management, these loans are made with substantially the same terms, including interest rate and collateral, as those prevailing for comparable transactions with other customers and do not involve more than the normal risk of collectability. Loans to directors, principal officers, and their immediate families at March 31, 2016 (unaudited), December 31, 2015 and 2014 were $84,987, $85,390 and $173,739, respectively.

Note 6. Servicing

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $47,994,200, $47,791,247 and $46,435,055 at March 31, 2016 (unaudited), December 31, 2015 and 2014, respectively. The carrying value of mortgage servicing rights associated with loans serviced for others as of March 31, 2016 (unaudited), December 31, 2015 and 2014, was $288,057, $285,927 and $271,819, respectively.

Note 7. Accrued Interest Receivable

Accrued interest receivable at March 31, 2016 (unaudited), December 31, 2015 and 2014, are summarized as follows:

	March 31, 2016	December 31,
		2015	2014
	(unaudited)
State and municipal securities	$163,476	$191,801	$201,706
Residential mortgage-backed securities	98,040	91,391	116,451
Loans	540,330	492,449	553,869
Other	—	—	9,586

	$801,846	$775,641	$881,612

Note 8. Premises and Equipment

Premises and equipment at March 31, 2016 (unaudited), December 31, 2015 and 2014 are summarized as follows:

	March 31, 2016	December 31,
		2015	2014
	(unaudited)
Cost:
Land	$2,190,649	$2,190,649	$2,190,649
Buildings	7,231,808	7,231,808	7,128,102
Furniture and equipment	1,427,856	1,421,856	1,281,956

	10,850,313	10,844,313	10,600,707
Less: Accumulated depreciation	3,844,801	3,786,266	3,560,479

	$7,005,512	$7,058,047	$7,040,228

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 9. Deposits

Deposits at March 31, 2016 (unaudited), December 31, 2015 and 2014 are summarized as follows:

	March 31,		December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(unaudited)
Non-interest bearing checking	$11,084,694	6.15%	$10,325,832	5.84%	$8,198,356	4.50%

Interest bearing checking	27,485,833	15.25%	26,390,366	14.93%	22,847,282	12.54%
Money market	30,909,209	17.16%	29,580,209	16.74%	29,278,041	16.07%
Savings	24,518,030	13.61%	22,740,062	12.87%	22,764,931	12.49%
Certificates of deposit	86,177,757	47.83%	87,698,439	49.62%	99,144,409	54.41%

Interest bearing	169,090,829	93.85%	166,409,076	94.16%	174,034,663	95.50%

Total	$180,175,523	100.00%	$176,734,908	100.00%	$182,233,019	100.00%

Interest expense on deposits is summarized as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
Money market	$15,713	$14,309	$60,054	$46,089
Savings	4,259	4,320	16,161	13,279
Certificates of deposit	179,569	202,904	777,084	885,014
Checking	2,929	2,722	11,516	6,938

	$202,470	$224,255	$864,815	$951,320

Deposits from directors, principal officers, and their immediate families at March 31, 2016 (unaudited), December 31, 2015 and 2014 were $2,783,294, $2,932,164 and $2,644,197, respectively.

The aggregate amount of public deposits at March 31, 2016 (unaudited), December 31, 2015 and 2014 were $3,133,428, $3,504,383 and $3,847,095, respectively.

The aggregate amount of certificates of deposit within a minimum denomination of $100,000 was approximately $35,173,000, $35,782,000 and $39,185,000 at March 31, 2016 (unaudited), December 31, 2015 and 2014, respectively. Of these certificates of deposit, there was approximately $6,645,000, $6,928,000 and $6,102,000 at March 31, 2016 (unaudited), December 31, 2015 and 2014, respectively with minimum denominations of $250,000.

At March 31, 2016 (unaudited) and December 31, 2015, scheduled maturities of certificates of deposit are as follows:

	March 31,	December 31,
Years Ending December 31,	2016	2015
	(unaudited)
2016	$26,990,722	$37,482,454
2017	23,414,831	21,487,970
2018	21,838,806	15,742,854
2019	7,426,414	7,446,829
2020	5,627,941	5,538,332
2021	879,043	—

	$86,177,757	$87,698,439

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 9. Deposits (Continued)

The Company held brokered deposits of approximately $273,000, $273,000 and $272,000, respectively at March 31, 2016 (unaudited), December 31, 2015 and 2014. The broker receives a fee from the Company for the brokered deposits. Total fee expenses of $103, $407 and $362 were recognized for the three months ended March 31, 2016 (unaudited) and for the years ended December 31, 2015 and 2014, respectively.

Note 10. Borrowings

Our borrowings consist of open line and term advances from the Federal Home Loan Bank of Chicago and Federal Funds purchased from Bankers Bank of Wisconsin. As a member, we are required to own capital stock in the Federal Home Loan Bank of Chicago and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. At March 31, 2016 (unaudited) and December 31, 2015, we had the ability to borrow $69.9 million and $68.3 million, respectively from the FHLBC. In addition, as of both March 31, 2016 (unaudited) and December 31, 2015, the Bank had $5.0 million of available credit from Bankers Bank of Wisconsin to purchase Federal Funds. There were Federal Home Loan Bank advances outstanding of approximately $1.1 million, $2.1 million and $5.5 million, respectively at March 31, 2016 (unaudited), December 31, 2015 and 2014. There were no Federal Funds purchased outstanding at March 31, 2016 (unaudited), December 31, 2015 or 2014.

A summary of outstanding advances is as follows:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Open lines of credit at 0.30%	$—	$—	$2,800,000
Matured 10/02/2015 at 0.36%, fixed	—	—	499,547
Matured 01/13/2016 at 3.90%, fixed	—	1,002,431	1,031,600
Matures 03/30/2018 at 1.72%, fixed	494,854	494,211	491,638
Matures 04/01/2019 at 2.00%, fixed	493,269	492,723	490,540
Matures 10/03/2022 at 1.48%, fixed	150,299	149,752	169,711

	$1,138,422	$2,139,117	$5,483,036

Note 11. Employment Benefit and Retirement Plans

Employee stock ownership plan

On May 6, 2005, the Company adopted an employee stock ownership plan (ESOP) for the benefit of substantially all employees. The ESOP borrowed $763,140 from the Company and used those funds to acquire 76,314 shares of the Company’s stock in the initial public offering at a price of $10.00 per share.

Shares purchased by the ESOP with the loan proceeds are held in a suspense account and are allocated to ESOP participants on a pro rata basis as principal and interest payments are made by the ESOP to the Company. The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Company’s discretionary contributions to the ESOP and earnings on the ESOP assets. Annual principal and interest payments of approximately $77,000 are to be made by the ESOP.

As shares are released from collateral, the Company will report compensation expense equal to the current market price of the shares, and the shares will become outstanding for earnings-per-share (EPS) computations. Dividends on allocated ESOP shares reduce retained earnings; dividends on unallocated ESOP shares reduce accrued interest. For the three months ended March 31, 2016 (unaudited), 1,272 shares with an average fair value of $10.32 per share were committed to be released, resulting in compensation expense of $13,121 for the three months ended March 31, 2016 (unaudited). During 2015, 5,087 shares, with an average fair value of $10.85 per share were committed to be released, resulting in ESOP compensation expense of $55,187, as compared to 5,088 shares, with an average fair value of $9.23 per share, resulting in ESOP compensation expense of $46,933 for 2014.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 11. Employment Benefit and Retirement Plans (Continued)

A terminated participant or the beneficiary of a deceased participant who received a distribution of employer stock from the ESOP has the right to require the Company to purchase such shares at their fair market value any time within 60 days of the distribution date. If this right is not exercised, an additional 60-day exercise period is available in the year following the year in which the distribution is made and begins after a new valuation of the stock has been determined and communicated to the participant or beneficiary. At March 31, 2016 (unaudited), December 31, 2015 and 2014, respectively, 38,739 shares at a fair value of $10.90, 37,467 shares at a fair value of $10.05, and 42,473 shares at a fair value of $10.00, have been classified as mezzanine capital.

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Shares allocated	57,236	55,964	50,876
Shares withdrawn from the plan	(18,497)	(18,497)	(8,403)
Unallocated shares	19,078	20,350	25,438

Total ESOP shares	57,817	57,817	67,911

Fair value of unallocated shares	$207,950	$204,518	$254,380

Supplemental executive retirement plan (SERP)

On September 19, 2007, the Bank entered into salary continuation agreements with certain of its executive officers to provide additional benefits upon retirement. The present value of the estimated liability under the agreement is being accrued using a discount rate of 4.5 percent ratably over the remaining years to the date when the executive is first eligible for benefits. The recorded SERP liability was $450,313, $433,069 and $770,563 for the three months ended March 31, 2016 (unaudited) and for the years ended December 31, 2015 and 2014, respectively. The SERP compensation charged to expense totaled $21,573, $16,544, $73,292 and $119,724 for the three months ended March 31, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014, respectively.

401(k) plan

The Bank maintains a voluntary 401(k) plan for substantially all employees. Employees may contribute a percentage of their compensation to the plan subject to certain limits based on federal tax laws. The Bank makes matching contributions to the 401(k) plan of 50 percent of the first 6 percent of an employee’s compensation contributed to the plan. The Bank also makes Safe Harbor contributions, in addition to any matching contributions, equal to 3 percent of an eligible employee’s compensation to the 401(k) plan each pay period. Employer contributions vest to the employee ratably over a five-year period. Employer contribution expense was $41,834, $32,583, $122,456 and $74,788 for the three months ended March 31, 2016 and 2015 (unaudited), and for the years ended December 31,2015 and 2014, respectively.

Deferred compensation

The Bank has deferred compensation agreements with certain directors. Contributions to the plan for the three months ended March 31, 2016 (unaudited) were $21,383, and contributions for the years ended December 31, 2015 and 2014 were $93,689 and $51,509, respectively. The deferred compensation liability included on the balance sheet in other liabilities was $1,260,931, $1,236,857 and $1,181,644 as of March 31, 2016 (unaudited), December 31, 2015 and 2014, respectively.

Director retirement plan

The Bank has, as a result of the merger, a director retirement plan for six of the former members of the Twin Oak’s Board of Directors. The plan provides monthly retirement benefits equal to one-twelfth of the annual Board fees. Payments are based on years of service on the Twin Oaks Board of Directors prior to the merger date (Note 2), with ten years of payments guaranteed. One former member was retired prior to the merger and will continue his current benefit payments. Three of the former members retired as of the merger date of December 31, 2014, and began collecting benefits in January

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 11. Employment Benefit and Retirement Plans (Continued)

2015. The remaining two former members became part of the Bank’s board as of the merger date and will not commence their benefit until they retire. As of the merger date, the Plan was frozen as to benefit accruals and years of service. The compensation liability included on the balance sheet in other liabilities was $329,453, $334,103 and $352,887 as of March 31, 2016 (unaudited) December 31, 2015 and 2014, respectively. This is an unfunded plan.

Director retirement plan valuation

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Number of participants:
Retirees	4	4	4
Active directors—not yet eligible	2	2	2

Total	6	6	6

Obligations and funded status:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)	(Amounts in thousands)
Change in benefit obligation
Benefit obligation at beginning of period	$335	$353	$—
Service cost	—	—	—
Interest cost	3	12	—
Actuarial loss	—	1	—
Benefits paid	(9)	(31)	—
Assumed liability	—	—	353

Benefit obligation at end of period	329	335	353

Change in plan assets
Employer contributions	9	31	—
Benefits paid	(9)	(31)	—

Fair value of plan assets at period end	—	—	—

Funded status	(329)	(335)	(353)
Actuarial loss	—	1	—

Net amount recognized	$(329)	$(334)	$(353)

Amounts recognized in the statement of financial position consist of:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Accumulated post-retirement benefit obligation:
Active participants	$(100,196)	$(100,296)	$(100,632)
Retired participants including beneficiaries	(229,421)	(234,461)	(252,255)

Total	(329,617)	(334,757)	(352,887)

Plan assets at fair value	—	—	—
Funded status	(329,617)	(334,757)	(352,887)
Actuarial loss	164	654	—

(Accrued) cost included in other liabilities	$(329,453)	$(334,103)	$(352,887)

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 11. Employment Benefit and Retirement Plans (Continued)

Components of Net Periodic Benefit Cost:

	March 31,	Years ended December 31,
	2016	2015	2014
	(unaudited)
Service cost	$—	$—	$—
Interest cost	2,995	11,816	—
Amortization net loss	164	654	—

Net cost (benefit)	$3,159	$12,470	$—

Assumptions used to determine net periodic benefit obligation:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Discount rate	3.75%	3.75%	3.50%
Mortality	2014 IRS applicable mortality table based on RP-2000 mortality for healthy males with projections to the year 2022	2014 IRS applicable mortality table based on RP-2000 mortality for healthy males with projections to the year 2022	2014 IRS applicable mortality table based on RP-2000 mortality for healthy males with projections to the year 2020

Cash Flows:

Contributions: The Bank does not expect to contribute to its director retirement plan in 2016.

Estimated Future Benefit Payments: The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid as follows:

Year Ending December 31,	Other Benefits
(Amounts in thousands)
2016	$31
2017	30
2018	28
2019	26
2020	25
2021-2025	129

Post-retirement health benefit plan

The Bank has a contributory post-retirement health benefit plan for officers that meet eligibility requirements outlined in the employee handbook. The accounting for the health care plan anticipates future cost-sharing changes that are consistent with the Bank’s expressed intent to increase retiree contributions.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 11. Employment Benefit and Retirement Plans (Continued)

Post-retirement health benefits valuation

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Number of participants:
Retirees	3	3	3
Active employees—fully eligible	—	—	1
Active employees—not yet eligible	3	3	3

Total	6	6	7

Obligations and funded status:

	March 31,	Years ended December 31,
	2016	2015	2014
	(unaudited)	(Amounts in thousands)
Change in benefit obligation
Benefit obligation at beginning of period	$277	$341	$288
Service cost	2	7	5
Interest cost	3	14	14
Actuarial loss (gain)	(7)	(79)	37
Plan amendments	—	(3)	—
Benefits paid	(2)	(8)	(7)
Retiree contributions	1	5	4

Benefit obligation at end of period	274	277	341

Change in plan assets
Employer contributions	1	3	3
Retiree contributions	1	5	4
Benefits paid	(2)	(8)	(7)

Fair value of plan assets at period end	—	—	—

Funded status	(274)	(277)	(341)
Actuarial loss (gain)	(137)	(135)	(63)

Net amount recognized	$(411)	$(412)	$(404)

Amounts recognized in the statement of financial position consist of :

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Accumulated post-retirement benefit obligation:
Retirees	$(69,365)	$(71,177)	$(63,928)
Active employees—fully eligible	—	—	(74,280)
Active employees—not yet eligible	(205,129)	(205,756)	(203,247)

Total	(274,494)	(276,933)	(341,455)

Plan assets at fair value	—	—	—
Funded status	(274,494)	(276,933)	(341,455)
Actuarial (gain)	(137,225)	(134,786)	(62,977)

(Accrued) cost included in other liabilities	$(411,719)	$(411,719)	$(404,432)

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 11. Employment Benefit and Retirement Plans (Continued)

Components of Net Periodic Benefit Cost:

	Three Months Ended	Years ended December 31,
	March 31, 2016	2015	2014
	(unaudited)
Service cost	$1,634	$6,755	$5,394
Interest cost	2,841	13,733	14,349
Amortization net gain	(5,017)	(10,057)	(17,070)

Net cost (benefit)	$(542)	$10,431	$2,673

Weighted average assumptions used to determine net periodic benefit cost

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Discount rate	4.32%	4.32%	4.08%
Expected long-term return on plan assets	—	—	—
Rate of compensation increase	—	—	—

Assumed health care cost trend rates:

	March 31,	December 31,
	2016	2015	2014
	(unaudited)
Health care cost trend rate assumed for next year	8.00%	8.00%	8.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.50%	5.50%	5.50%
Year that the rate reaches the ultimate trend rate	2022	2021	2020

A one-percentage-point change in the assumed health care cost trend rate would have the following effects as of December 31, 2015:

	1-Percentage	1-Percentage
	Point Increase	Point Decrease
	(Amounts in thousands)
Effect on total of service and interest cost components	$6	$(4)
Effect on post-retirement benefit obligation	$63	$(55)

Cash Flows:

Contributions: The Bank does not expect to contribute to its post-retirement benefit plan in 2016.

Estimated Future Benefit Payments: The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid as follows:

Year Ending December 31,	Other Benefits
(Amounts in thousands)
2016	$8
2017	14
2018	17
2019	26
2020	26
2021-2025	149

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 12. Stock Compensation

Management recognition plan

A Management Recognition and Retention Plan (“MRP”) provides for the issuance of shares to directors and officers. Pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan, 43,608 shares were purchased by the Company in November 2006, at an average cost of $13.46 per share. Granted shares vest in equal installments over a five-year period, with ownership of the shares transferring to the recipient upon vesting. The unamortized cost of shares not yet vested of $2,649, $3,751 and $12,388 at March 31, 2016 (unaudited), December 31, 2015 and 2014, respectively, are reported as reductions of stockholders’ equity.

A summary of the status of the MRP stock awards is as follows:

Three months ended March 31, 2016 (unaudited)	Shares	Weighted Average Grant Date Fair Value
Outstanding and non-vested at beginning of period	1,047	$4.25
Granted	—	—
Vested and transferred to recipients	—	—

Outstanding and non-vested at end of period	1,047	$4.25

Year ended December 31, 2015	Shares	Weighted Average Grant Date Fair Value
Outstanding and non-vested at beginning of year	2,795	$4.69
Granted	—	—
Vested and transferred to recipients	(1,748)	4.95

Outstanding and non-vested at end of year	1,047	$4.25

Year ended December 31, 2014	Shares	Weighted Average Grant Date Fair Value
Outstanding and non-vested at beginning of year	4,539	$4.79
Granted	—	—
Vested and transferred to recipients	(1,744)	4.95

Outstanding and non-vested at end of year	2,795	$4.69

The total compensation cost at March 31, 2016 (unaudited) and December 31, 2015, related to non-vested shares not yet recognized was approximately $3,000 and $4,100 with average expense recognition periods of 0.6 and 1 years, respectively. The Company recognized compensation expense of approximately $1,100 and $2,100, for the three months ended March 31, 2016 and 2015 (unaudited), respectively, and $8,600 and $8,600, for the years ended December 31, 2015 and 2014, respectively. At both March 31, 2016 (unaudited) and December 31, 2015, 1,047 shares remain non-vested and are expected to be exercisable in accordance with their original terms.

Stock option plan

A Recognition and Retention Plan (“RRP”) provides for the issuance of stock options to directors, officers and employees. Pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan, on November 21, 2006, the Company granted stock options to purchase 92,666 shares of the Company’s common stock, at an exercise price of $12.35 per share. Under the same plan, the Company granted stock options to purchase 5,451 shares of the Company’s common stock, at an exercise price of $9.90 per share on December 21, 2008, 8,722 shares of the Company’s common stock, at an exercise price of $6.00 per share on November 17, 2010, and 13,083 shares of the Company’s common stock, at an exercise price of

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 12. Stock Compensation (Continued)

$4.25 per share on November 16, 2011. The options become exercisable in equal installments over a five-year period from the grant date. The options expire ten years from the grant date.

The fair value of the stock options granted has been estimated using a Black-Scholes option pricing model. This option pricing model requires management to make subjective assumptions, such as expected stock price volatility, dividend rates, and expected time to exercise. There were no options granted during 2016, 2015 and 2014.

A summary of the status of the outstanding RRP stock options is as follows:

Three Months ended March 31, 2016 (unaudited)	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of period	92,667	$10.46	2.10 years	$—

Granted	—	—
Exercised	—	—

Outstanding at end of period	92,667	$10.46	1.85 years	$40,345

Exercisable at period end	90,048	$10.65	1.74 years	$22,928

Year ended December 31, 2015	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of year	92,667	$10.46	3.10 years	$—

Granted	—	—
Exercised	—	—

Outstanding at end of year	92,667	$10.46	2.10 years	$—

Exercisable at year end	90,048	$10.65	1.99 years	$—

Year ended December 31, 2014	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of year	92,667	$10.46	4.10 years	$—

Granted	—	—
Exercised	—	—

Outstanding at end of year	92,667	$10.46	3.10 years	$—

Exercisable at year end	85,686	$10.94	2.81 years	$—

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 12. Stock Compensation (Continued)

A summary of the vesting status of the RRP stock options is as follows:

Stock Options at March 31, 2016 (unaudited)	Shares	Weighted Average Exercise Price
Non-vested at beginning of period	2,619	$4.25
Granted	—	—
Vested	—	—

Non-vested at end of period	2,619	$4.25

Stock Options at December 31, 2015	Shares	Weighted Average Exercise Price
Non-vested at beginning of year	6,981	$4.69
Granted	—	—
Vested	(4,362)	4.95

Non-vested at end of year	2,619	$4.25

The future compensation cost at March 31, 2016 (unaudited) and December 31, 2015, related to non-vested options not yet recognized was approximately $3,900 and $5,400 with average expense recognition periods of 0.6 and 1 years, respectively. The Company recognized compensation expense of approximately $1,500 and $2,600 for the three months ended March 31, 2016 and 2015 (unaudited), respectively, and $10,000 for each of the years ended December 31, 2015 and 2014.

Note 13. Income Taxes

The Company and Bank file a consolidated federal income tax return on a calendar year basis.

Income tax expense is summarized as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
Federal:
Current	$(22,933)	$(29,578)	$(82,735)	$186,705
Deferred	107,908	31,115	244,915	61,820

	84,975	1,537	162,180	248,525

State:
Current	28,757	14,750	72,535	106,327
Deferred	1,283	57	11,090	(7,573)

	30,040	14,807	83,625	98,754

	$115,015	$16,344	$245,805	$347,279

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 13. Income Taxes (Continued)

The Company’s income tax differed from the maximum statutory federal rate of 35% for the periods ended as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
Expected income taxes	$130,872	$56,003	$355,868	$403,059
Income tax effect of:
State taxes, net of federal tax benefit	19,526	9,625	54,356	64,190
Tax exempt interest	(44,862)	(47,108)	(187,964)	(90,736)
Income taxed at lower rates	(3,739)	(1,600)	(10,168)	(11,516)
Other	13,218	(576)	33,713	(17,718)

	$115,015	$16,344	$245,805	$347,279

The components of the net deferred tax asset are as follows:

	Three Months
	Ended	December 31,
	March 31, 2016	2015	2014
	(unaudited)
Deferred tax assets
Employee benefit plans	$971,847	$955,036	$1,060,583
Allowance for loan losses	566,882	552,581	480,385
Net operating loss carryforwards	870,174	992,947	656,179
MRP/RRP compensation	187,706	187,822	187,524
Loans	230,397	245,912	796,381
Purchase accounting—acquisition expenses	141,629	144,204	155,630
Other	138,331	140,392	233,388

	3,106,966	3,218,894	3,570,070

Deferred tax liabilities
Unrealized gain on securities available for sale	(345,315)	(281,342)	(207,633)
FHLB stock dividends	—	—	(43,539)
Origination of mortgage servicing rights	(42,049)	(35,790)	(42,049)
Core deposit intangible	(167,412)	(176,408)	(221,781)

	(554,776)	(493,540)	(515,002)

Net deferred tax asset	$2,552,190	$2,725,354	$3,055,068

Stockholders’ equity at March 31, 2016 (unaudited), December 31, 2015 and 2014 includes approximately $2,268,000 for which no federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reductions of amounts so allocated for purposes other than bad debt losses or adjustments arising from carry-back of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was approximately $887,000 at March 31, 2016 (unaudited), December 31, 2015 and 2014.

At March 31, 2016 (unaudited), the Company had federal and Illinois net operating loss carry forwards of $4.2 million comprised of approximately $2.2 million of federal and $2.0 million of Illinois. At December 31, 2015 the Company had federal and Illinois net operating loss carry forwards of $4.9 million comprised of approximately $2.5 million of federal and $2.4 million of Illinois. At December 31, 2014 the Company had federal and Illinois net operating loss carry forwards of $3.5 million comprised of approximately $1.6 million of federal and $1.9 million of Illinois. The federal net operating loss carry forwards will begin to expire in 2033, and the Illinois net operating loss carry forwards will begin to expire in 2023. During 2015, the Company sold certain acquired assets from the acquisition of Twin Oaks Savings Bank that had been classified as

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 13. Income Taxes (Continued)

purchased impaired. The sale of these assets resulted in the realization of deferred tax benefits of $1.4 million resulting in the Company being in a tax loss position for the year ended December 31, 2015 which increased the Company’s net operating loss carryforwards as a result. The Company anticipates being able to fully utilize the net operating loss carryforwards before their expiration.

Management believes that it is more likely than not that the deferred tax assets included in the accompanying consolidated balance sheets will be fully utilized. We have determined that no valuation allowance is required as of March 31, 2016 (unaudited) or December 31, 2015, although there is no guarantee that those assets will be fully recognizable in future periods.

Note 14. Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the tables below). In July 2013, the federal banking agencies issued a final rule revising the regulatory capital rules applicable to most national banks and federal savings associations as well as their holding companies generally beginning on January 1, 2015. The rule implements the Basel Committee’s December 2010 framework known as “Basel III” for strengthening the international capital standards as well as certain provisions of the Dodd-Frank Act. The final rule implements a revised definition of regulatory capital, a new common equity Tier 1 minimum capital requirement of 4.50%, and a higher minimum Tier 1 capital requirement of 6.00% (which is an increase from 4.00%). Under the final rule, the total capital ratio remains at 8.00% and the minimum leverage ratio is 4.00%. Management believes as of March 31, 2016 (unaudited), December 31, 2015 and 2014, that the Bank meets all capital adequacy requirements to which it is subject.

Additionally, under the final rule, in order to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers, a banking organization must hold a 2.5% capital conservation buffer composed of common equity Tier 1 capital above its minimum risk-based capital requirements. The buffer is measured relative to risk-weighted assets. The final rule also enhances risk sensitivity and addresses weaknesses identified by the regulators over recent years with the measure of risk-weighted assets.

The new minimum capital requirements were effective for the Company on January 1, 2015, whereas the capital conservation buffer and the deductions from common equity Tier 1 capital phase in over time, beginning on January 1, 2016. Beginning on January 1, 2016, the Bank must begin holding 0.625% of risk-weighted assets and would increase by that amount annually, until fully implemented in January 2019, as a capital conservation buffer composed of common equity Tier 1 capital above its minimum risk-based capital requirements, in order to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments. At March 31, 2016 (unaudited), the Bank had a capital conservation buffer of 13.63%. As a savings and loan holding company with less than $1.0 billion in assets, the Company is not subject to separate capital requirements.

As of March 31, 2016 (unaudited), the most recent examination conducted by the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Common equity Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the following table. There are no conditions or events that management believes have occurred that would change the Bank’s capitalization classification.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 14. Regulatory Matters (Continued)

The Bank’s actual capital amounts and ratios as of March 31, 2016 (unaudited), December 31, 2015 and 2014 are presented below:

	Actual		For Capital Adequacy Purposes:		To Be Well Capitalized Under Prompt Corrective Action Provisions:

	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
March 31, 2016: (unaudited)
Total Risk-Based Capital (to risk-weighted assets)	$30,063	21.63%	$11,985	8.625%	$13,896	10.00%
Tier I Capital (to risk-weighted assets)	$28,315	20.38%	$9,206	6.625%	$11,117	8.00%
Common Equity Tier I (to risk-weighted assets)	$28,315	20.38%	$7,122	5.125%	$9,032	6.50%
Tier I Leverage (to adjusted total assets)	$28,315	13.37%	$9,793	4.625%	$10,587	5.00%
December 31, 2015:
Total Risk-Based Capital (to risk-weighted assets)	$29,642	22.36%	$10,606	8.00%	$13,258	10.00%
Tier I Capital (to risk-weighted assets)	$27,969	21.10%	$7,955	6.00%	$10,606	8.00%
Common Equity Tier I (to risk-weighted assets)	$27,969	21.10%	$5,966	4.50%	$8,617	6.50%
Tier I Leverage (to adjusted total assets)	$27,969	13.18%	$8,490	4.00%	$10,612	5.00%
December 31, 2014:
Total Risk-Based Capital (to risk-weighted assets)	$26,914	20.28%	$10,615	8.00%	$13,268	10.00%
Tier I Risk-Based Capital (to risk-weighted assets)	$25,247	19.03%	$5,307	4.00%	$7,961	6.00%
Tier I Leverage (to adjusted total assets)	$25,247	11.59%	$8,713	4.00%	$10,891	5.00%
Tangible Capital (to adjusted total assets)	$25,247	11.59%	$3,267	1.50%	N/A	N/A

Note 15. Commitments and Contingencies

In the ordinary course of business, the Bank has various commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial position of the Bank.

The Company did not declare any dividends during 2016, 2015 or 2014.

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. This instrument involves elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 15. Commitments and Contingencies (Continued)

At March 31, 2016 (unaudited), December 31, 2015 and 2014, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Variable rate	Fixed rate	Total	Range of rates on fixed rate commitments

As of March 31, 2016: (unaudited)
Commitments to originate loans	$169,100	$1,717,150	$1,886,250	2.875%-5.25%
Unfunded commitments on construction loans	6,586	—	6,586	—
Unfunded commitments under lines of credit	11,329,998	—	11,329,998	—

	11,505,684	1,717,150	13,222,834
Standby letters of credit	—	18,000	18,000	9.00%

	$11,505,684	$1,735,150	$13,240,834

As of December 31, 2015:
Commitments to originate loans	$640,500	$302,000	$942,500	3.50%-3.875%
Unfunded commitments on construction loans	94,033	—	94,033	—
Unfunded commitments under lines of credit	11,974,680	—	11,974,680	—

	12,709,213	302,000	13,011,213
Standby letters of credit	—	18,000	18,000	9.00%

	$12,709,213	$320,000	$13,029,213

As of December 31, 2014:
Commitments to originate loans	$170,000	$1,451,126	$1,621,126	3.875%-6.25%
Unfunded commitments on construction loans	424,477	331,052	755,529	4.25%-4.75%
Unfunded commitments under lines of credit	10,190,042	—	10,190,042	—

	10,784,519	1,782,178	12,566,697
Standby letters of credit	—	18,000	18,000	9.00%

	$10,784,519	$1,800,178	$12,584,697

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and may not be fully drawn upon to the total extent of the approximately $13.0 million to which the Bank is committed. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet obligations.

The Company does not engage in the use of interest rate swaps or futures, forwards or option contracts.

Note 16. Fair Values Measurements and Disclosures

FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants and is not adjusted for transaction costs. This guidance also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 16. Fair Values Measurements and Disclosures (Continued)

in active markets for identical assets or liabilities (Level 1 measurement inputs) and the lowest priority to unobservable inputs (Level 3 measurement inputs). The three levels of the fair value hierarchy under FASB ASC 820 are described below:

Basis of Fair Value Measurement:

•	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets.

•	Level 2—Significant other observable inputs other than Level 1 prices such as quoted prices in markets that are not active, quoted prices for similar assets, or other inputs that are observable, either directly or indirectly, for substantially the full term of the asset.

•	Level 3—Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Securities Available for Sale

Securities classified as available for sale are recorded at fair value on a recurring basis using pricing obtained from an independent pricing service. Where quoted market prices are available in an active market, securities are classified within Level 1. The Company has no securities classified within Level 1. If quoted market prices are not available, the pricing service estimates the fair values by using pricing models or quoted prices of securities with similar characteristics. For these securities, the inputs used by the pricing service to determine fair value consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and bonds’ terms and conditions, among other things resulting in classification within Level 2. Level 2 securities include state and municipal securities and residential mortgage-backed securities. In cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3. The Company has no securities classified within Level 3.

Foreclosed Assets

Foreclosed assets consisting of foreclosed real estate and repossessed assets, are adjusted to fair value less estimated costs to sell upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of cost or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the foreclosed asset as non-recurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed asset as non-recurring Level 3.

Impaired Loans

Impaired loans are evaluated and adjusted to the lower of carrying value or fair value less estimated costs to sell at the time the loan is identified as impaired. Impaired loans are carried at the lower of cost or fair value. Fair value is measured based on the value of the collateral securing these loans. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as non-recurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as non-recurring Level 3.

Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above. Management believes it is more likely than not that a workout solution or liquidation of the collateral is the best use of the asset and therefore has measured fair value based on the underlying collateral of the loans. If management were to sell the impaired loan portfolio to a third party instead of liquidating the collateral, the measurement of fair value could be significantly different.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 16. Fair Values Measurements and Disclosures (Continued)

The Company did not have any transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy during 2016, 2015 or 2014.

The tables below present the recorded amount of assets measured at fair value on a recurring basis at March 31, 2016 (unaudited), December 31, 2015 and 2014.

	Level 1	Level 2	Level 3	Total Fair Value

March 31, 2016 (unaudited)
State and municipal securities available for sale	$—	$19,155,153	$—	$19,155,153
Residential mortgage-backed securities available for sale	—	29,289,754	—	29,289,754

	$—	$48,444,907	$—	$48,444,907

	Level 1	Level 2	Level 3	Total Fair Value

December 31, 2015
State and municipal securities available for sale	$—	$19,237,208	$—	$19,237,208
Residential mortgage-backed securities available for sale	—	27,747,699	—	27,747,699

	$—	$46,984,907	$—	$46,984,907

	Level 1	Level 2	Level 3	Total Fair Value

December 31, 2014
State and municipal securities available for sale	$—	$20,225,192	$—	$20,225,192
Residential mortgage-backed securities available for sale	—	32,546,916	—	32,546,916

	$—	$52,772,108	$—	$52,772,108

The tables below present the recorded amount of assets and liabilities measured at fair value on a non-recurring basis at March 31, 2016 (unaudited), December 31, 2015 and December 31, 2014.

	Level 1	Level 2	Level 3	Total Fair Value
March 31, 2016 (unaudited)
Foreclosed assets	$—	$—	$322,170	$322,170
Impaired loans, net	—	—	2,673,122	2,673,122

	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2015
Foreclosed assets	$—	$—	$330,245	$330,245
Impaired loans, net	—	—	2,277,918	2,277,918

	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2014
Foreclosed assets	$—	$—	$295,650	$295,650
Impaired loans, net	—	—	1,561,108	1,561,108

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 16. Fair Values Measurements and Disclosures (Continued)

The following table presents additional quantitative information about assets measured at fair value on a non-recurring basis for which the Company has utilized Level 3 inputs to determine fair value (dollars in thousands):

	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range
March 31, 2016 (unaudited)
Foreclosed assets	$322,170	Appraisal of collateral	Appraisal adjustments	-6.7% to -84.6%
Impaired loans, net	$2,238,446	Appraisal of collateral	Appraisal adjustments	-10% to -53.6%
	$434,676	Discounted future cash flows	Payment stream	N/A
			Discount rate	10.0%

December 31, 2015
Foreclosed assets	$330,245	Appraisal of collateral	Appraisal adjustments	-6.7% to -63.6%
Impaired loans, net	$2,187,907	Appraisal of collateral	Appraisal adjustments	-10% to -79%
	$90,011	Discounted future cash flows	Payment stream	N/A
			Discount rate	10.0%

December 31, 2014
Foreclosed assets	$295,650	Appraisal of collateral	Appraisal adjustments	-18.2% to -28.0%
Impaired loans, net	$237,461	Appraisal of collateral	Appraisal adjustments	-19% to -62.2%
	$1,323,647	Discounted future cash flows	Payment stream	N/A
			Discount rate	10.0%

Note 17. Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair value of financial instruments:

Cash and Cash Equivalents: The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair values.

Time deposits: The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair values.

Federal Funds Sold: The carrying amounts reported in the balance sheets for federal funds sold approximate fair values.

Securities: The Company obtains fair value measurements of available for sale securities from an independent pricing service. See Note 16—Fair Value Measurement and Disclosure for further detail on how fair values of marketable securities are determined. The carrying value of non-marketable equity securities approximates fair value.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using underlying collateral values, where applicable.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 17. Fair Values of Financial Instruments (Continued)

Loans held for sale: The carrying amounts reported in the balance sheets for loans held for sale approximate fair values, as usually these loans are originated with the intent to sell and funding of the sales usually occurs within three days.

Mortgage Servicing Rights: The carrying amounts of mortgage servicing rights approximate their fair values.

Deposits: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

FHLB Advances: The carrying value of FHLB advances is estimated by discounting future cash flows at the currently offered rates for borrowings of similar remaining maturities.

Accrued Interest Receivable and Payable: The carrying amounts of accrued interest receivable and payable approximate fair values.

Loan Commitments: Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counter-parties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The Bank does not charge fees to enter into these agreements. As of March 31, 2016 (unaudited), December 31, 2015 and 2014, the fair values of the commitments are immaterial in nature.

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 17. Fair Values of Financial Instruments (Continued)

The estimated fair values of the Bank’s financial instruments are as follows:

	Carrying Amount	Fair Value Measurements at March 31, 2016 (unaudited) using:
		Level 1	Level 2	Level 3	Total
Financial Assets:
Cash and cash equivalents	$4,160,642	$4,160,642	$—	$—	$4,160,642
Time deposits	250,000	250,000	—	—	250,000
Federal funds sold	949,000	949,000	—	—	949,000
Securities	49,803,028	—	48,444,907	1,358,121	49,803,028
Accrued interest receivable	801,846	801,846	—	—	801,846
Net loans	144,743,430	—	—	146,509,000	146,509,000
Loans held for sale	100,000	100,000	—	—	100,000
Mortgage servicing rights	288,057	—	—	288,057	288,057
Financial Liabilities:
Non-interest bearing deposits	11,084,694	11,084,694	—	—	11,084,694
Interest bearing deposits	169,090,829	—	—	164,206,306	164,206,306
Accrued interest payable	1,902	1,902	—	—	1,902
FHLB advances	1,138,422	—	1,138,422	—	1,138,422

	Carrying Amount	Fair Value Measurements at December 31, 2015 using:
		Level 1	Level 2	Level 3	Total
Financial Assets:
Cash and cash equivalents	$7,135,719	$7,135,719	$—	$—	$7,135,719
Time deposits	250,000	250,000	—	—	250,000
Federal funds sold	1,604,000	1,604,000	—	—	1,604,000
Securities	48,343,028	—	46,984,907	1,358,121	48,343,028
Accrued interest receivable	775,641	775,641	—	—	775,641
Net loans	140,110,201	—	—	141,665,000	141,665,000
Loans held for sale	—	—	—	—	—
Mortgage servicing rights	285,927	—	—	285,927	285,927
Financial Liabilities:
Non-interest bearing deposits	10,325,832	10,325,832	—	—	10,325,832
Interest bearing deposits	166,409,076	—	—	161,173,168	161,173,168
Accrued interest payable	394	394	—	—	394
FHLB advances	2,139,117	—	2,139,117	—	2,139,117

	Carrying Amount	Fair Value Measurements at December 31, 2014 using:
		Level 1	Level 2	Level 3	Total
Financial Assets:
Cash and cash equivalents	$5,193,235	$5,193,235	$—	$—	$5,193,235
Time deposits	854,861	854,861	—	—	854,861
Federal funds sold	1,662,000	1,662,000	—	—	1,662,000
Securities	54,552,782	—	52,772,108	1,780,674	54,552,782
Accrued interest receivable	881,612	881,612	—	—	881,612
Net loans	142,501,513	—	—	144,682,000	144,682,000
Loans held for sale	—	—	—	—	—
Mortgage servicing rights	271,819	—	—	271,819	271,819
Financial Liabilities:
Non-interest bearing deposits	8,198,356	8,198,356	—	—	8,198,356
Interest bearing deposits	174,034,663	—	—	172,789,644	172,789,644
Accrued interest payable	369	369	—	—	369
FHLB advances	5,483,036	—	5,483,036	—	5,483,036

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 17. Fair Values of Financial Instruments (Continued)

In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.

Note 18. Condensed Parent Only Financial Statements

		December 31,
	March 31, 2016	2015	2014
	(unaudited)
Statements of financial condition
Assets:
Cash and due from banks	$311,073	$325,764	$327,738
Other assets	4,180	—	—
Equity in net assets of Ottawa Savings Bank	30,880,397	30,495,721	29,480,686
ESOP note receivable	266,792	266,792	323,990

Total assets	$31,462,442	$31,088,277	$30,132,414

Liabilities and stockholders’ equity:
Liabilities	$—	$—	$—

Redeemable common stock in ESOP plan	422,255	376,543	424,730

Stockholders’ Equity	31,040,187	30,711,734	29,707,684

Total liabilities and stockholders’ equity	$31,462,442	$31,088,277	$30,132,414

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
Statements of operations
Equity in net income of subsidiary	$269,416	$158,771	$830,134	$842,045
Interest income	4,180	5,062	20,249	23,614

Operating income	273,596	163,833	850,383	865,659
Other expenses	14,690	20,169	79,421	65,342

Income before income tax benefit	258,906	143,664	770,962	800,317
Income tax (benefit)	—	—	—	(4,000)

Net income	$258,906	$143,664	$770,962	$804,317

Ottawa Savings Bancorp, Inc. & Subsidiary

Notes to Consolidated Financial Statements

Note 18. Condensed Parent Only Financial Statements (Continued)

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)
Statements of cash flows
Operating activities:
Net income	$258,906	$143,664	$770,962	$804,317
Adjustments to reconcile net income to net cash used in operating activities:
Increase (decrease) in other assets	(4,181)	(5,062)	—	—
(Decrease) increase in other liabilities	—	—	—	—
Undistributed net income of subsidiary	(269,416)	(158,771)	(830,134)	(842,045)

Net cash used in operating activities	(14,691)	(20,169)	(59,172)	(37,728)

Investing activities:
Payments received on ESOP note receivable	—	—	57,198	53,833

Net cash provided by investing activities	—	—	57,198	53,833

Financing activities:
Cash dividends paid	—	—	—	—
Purchase of treasury stock	—	—	—	—

Net cash used in financing activities	—	—	—	—

Net (decrease) increase in cash and cash equivalents	(14,691)	(20,169)	(1,974)	16,105
Cash and cash equivalents:
Beginning of period	325,764	327,738	327,738	311,633

End of period	$311,073	$307,569	$325,764	$327,738

Supplemental Schedule of Noncash Investing and Financing Activities
Increase (decrease) in ESOP put option liability	$45,712	$82,275	$(48,187)	$105,640

You should rely only on the information contained in this prospectus. Neither Ottawa Savings Bank nor Ottawa Bancorp has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

(Proposed Holding Company for Ottawa Savings Bank)

Up to

2,383,950 Shares

COMMON STOCK

Prospectus

                    , 2016

SANDLER O’NEILL + PARTNERS, L.P.

Until                     , all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ALTERNATE PROSPECTUS FOR EXCHANGE OFFER

Explanatory Note

Ottawa Bancorp, Inc., a recently formed Maryland corporation, is offering shares of its common stock for sale to eligible depositors, certain borrowers and the public in connection with the conversion of Ottawa Savings Bank from the mutual holding company structure to the stock holding company structure. Concurrent with the completion of the conversion and the offering, shares of common stock of Ottawa Savings Bancorp, Inc., a federal corporation, owned by persons other than Ottawa Savings Bancorp MHC will be canceled and exchanged for shares of Ottawa Bancorp, Inc. This alternate prospectus serves as the proxy statement for the special meeting of stockholders of Ottawa Savings Bancorp, Inc., at which meeting stockholders will be asked to approve the plan of conversion and reorganization, and the prospectus for the shares of Ottawa Bancorp, Inc. to be issued in the exchange offer. As indicated in this alternate prospectus, portions of the alternate prospectus will be identical to portions of the offering prospectus.

This explanatory note will not appear in the final proxy statement/prospectus.

Ottawa Savings Bancorp, Inc.

Dear Stockholder:

Ottawa Savings Bancorp, Inc. a federal corporation that is referred to as “Ottawa Savings Bancorp” throughout this document, is soliciting stockholder votes regarding the conversion of Ottawa Savings Bank from the partially public mutual holding company form of organization to the fully-public stock holding company structure. The conversion involves the formation of a new holding company for Ottawa Savings Bank, which will be called Ottawa Bancorp, Inc. (a Maryland corporation that is referred to as “Ottawa Bancorp” throughout this document), the exchange of shares of Ottawa Bancorp for your shares of Ottawa Savings Bancorp, and the sale by Ottawa Bancorp of up to 2,383,950 shares of common stock. Upon completion of the transactions, Ottawa Savings Bancorp will cease to exist.

The Proxy Vote—Your Vote Is Very Important

We have received conditional regulatory approval to implement the conversion, however we must also receive the approval of our stockholders. Enclosed is a proxy statement/prospectus describing the proposal before our stockholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote “FOR” the plan of conversion.

The Exchange

At the conclusion of the conversion, your shares of Ottawa Savings Bancorp common stock will be exchanged for shares of common stock of Ottawa Bancorp. The number of new shares of Ottawa Bancorp common stock that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Ottawa Savings Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Ottawa Savings Bancorp that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of Ottawa Bancorp for sale at $10.00 per share. The shares are being offered in a “subscription offering” to eligible depositors and certain borrowers of Ottawa Savings Bank. If all shares are not subscribed for in the subscription offering, shares are expected to be available in a “community offering” to Ottawa Savings Bancorp public stockholders and others not eligible to place orders in the subscription offering. If you are interested in purchasing shares of our common stock, you may request a stock order form and prospectus by calling our Stock Information Center at the phone number in the Questions and Answers section herein. The stock offering period is expected to expire on [DATE 1], 2016.

If you have any questions please refer to the Questions and Answers section herein. We thank you for your support as a stockholder of Ottawa Savings Bancorp.

Sincerely,

Jon Kranov

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

OTTAWA BANCORP, INC.

(Proposed Holding Company for Ottawa Savings Bank)

PROSPECTUS OF OTTAWA BANCORP, INC.

PROXY STATEMENT OF OTTAWA SAVINGS BANCORP, INC.

Ottawa Savings Bank is converting from a mutual holding company structure to a fully-public ownership structure. Currently, Ottawa Savings Bank is a wholly-owned subsidiary of Ottawa Savings Bancorp, Inc., a federal corporation that is referred to as “Ottawa Savings Bancorp” throughout this document, and Ottawa Savings Bancorp MHC owns 69.1% of Ottawa Savings Bancorp’s common stock. The remaining 30.9% of Ottawa Savings Bancorp’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Ottawa Bancorp, Inc., a Maryland corporation that is referred to as “Ottawa Bancorp” throughout this document, will become the parent of Ottawa Savings Bank. Each share of Ottawa Savings Bancorp common stock owned by the public will be exchanged for between 0.8811 and 1.1921 shares of common stock of Ottawa Bancorp, resulting in the issuance of between 787,950 and 1,066,050 shares of common stock, so that Ottawa Savings Bancorp’s existing public stockholders will own approximately the same percentage of Ottawa Bancorp common stock as they owned of Ottawa Savings Bancorp’s common stock immediately before the conversion. The actual number of shares that you will receive will depend on the percentage of Ottawa Savings Bancorp common stock held by the public at the completion of the conversion, the final independent appraisal of Ottawa Bancorp and the number of shares of Ottawa Bancorp common stock sold in the offering described in the following paragraph. We will also convert options previously awarded under the Ottawa Savings Bancorp 2006 Equity Incentive Plan into options to purchase Ottawa Bancorp common stock. If any options are exercised before we complete the offering, the number of shares of Ottawa Savings Bancorp common stock will increase and the exchange ratio would be adjusted downward. The exchange ratio will not depend on the market price of Ottawa Savings Bancorp common stock. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio” for a discussion of the exchange ratio.

Concurrently with the exchange offer, we are offering up to 2,383,950 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 1,762,050 shares to complete the offering. All shares are offered at a price of $10.00 per share. The shares we are offering represent the 69.1% ownership interest in Ottawa Savings Bancorp now owned by Ottawa Savings Bancorp MHC. We are offering the shares of common stock in a “subscription offering” to eligible depositors and certain borrowers of Ottawa Savings Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to our local communities and the stockholders of Ottawa Savings Bancorp. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering, which would be an offering to the general public on a best efforts basis by a syndicate of selected broker-dealers.

The conversion of Ottawa Savings Bancorp MHC and the offering and exchange of common stock by Ottawa Bancorp is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Ottawa Savings Bank will be a wholly-owned subsidiary of Ottawa Bancorp, and 100% of the common stock of Ottawa Bancorp will be owned by public stockholders. As a result of the conversion and offering, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC will cease to exist.

Ottawa Savings Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “OTTW,” and we expect the shares of Ottawa Bancorp common stock will be listed on the Nasdaq Capital Market under the symbol “OTTW.” The conversion and offering will be conducted pursuant to the plan of conversion and reorganization (the “plan of conversion”) of Ottawa Savings Bank, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC. The conversion and offering cannot be completed unless the stockholders of Ottawa Savings Bancorp approve the plan of conversion. Stockholders of Ottawa Savings Bancorp will consider and vote upon the plan of conversion at Ottawa Savings Bancorp’s special meeting of stockholders at                             , Ottawa, Illinois             , on [MEETING DATE], 2016 at     :            .m., Central time. Ottawa Savings Bancorp’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Ottawa Savings Bancorp and the prospectus for the shares of Ottawa Bancorp common stock to be issued in exchange for shares of Ottawa Savings Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission and the Federal Reserve Board. This document does not serve as the prospectus relating to the offering by Ottawa Bancorp of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.

This proxy statement/prospectus contains information that you should consider in evaluating the plan conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page          for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is                     , 2016, and it is first being mailed to stockholders

of Ottawa Savings Bancorp on or about                     , 2016.

Ottawa Savings Bancorp, Inc.

925 LaSalle Street

Ottawa, Illinois 61350

(815) 433-2525

Notice of Special Meeting of Stockholders

On [MEETING DATE], 2016, Ottawa Savings Bancorp will hold its special meeting of stockholders at                     , Ottawa, Illinois             . The meeting will begin at     :        .m., Central time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization (the “plan of conversion”) pursuant to which: (A) Ottawa Savings Bancorp MHC, which currently owns 69.1% of the common stock of Ottawa Savings Bancorp, will merge with and into Ottawa Savings Bancorp, with Ottawa Savings Bancorp being the surviving entity; (B) Ottawa Savings Bancorp will merge with and into Ottawa Bancorp, a Maryland corporation recently formed to be the holding company for Ottawa Savings Bank, with Ottawa Bancorp being the surviving entity; (C) the outstanding shares of Ottawa Savings Bancorp, other than those held by Ottawa Savings Bancorp MHC, will be converted into shares of common stock of Ottawa Bancorp; and (D) Ottawa Bancorp will offer shares of its common stock for sale in a subscription offering and, if necessary, in a community offering and/or syndicated community offering.

2.	An informational proposal regarding approval of a provision in Ottawa Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Ottawa Bancorp’s articles of incorporation.

3.	An informational proposal regarding approval of a provision in Ottawa Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Ottawa Bancorp’s outstanding voting stock.

4.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

5.	Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of Ottawa Bancorp’s articles of incorporation, which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of Ottawa Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

Only stockholders as of [RECORD DATE] are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Laurie Duffell Corporate Secretary

Ottawa, Illinois [MAIL DATE], 2016

Questions and Answers

You should read this document for more information about the conversion and offering. The application including the plan of conversion described in this document has been conditionally approved by the Federal Reserve Board.

The Proxy Vote

Q.	What am I being asked to approve?

A.	Ottawa Savings Bancorp stockholders as of [RECORD DATE] are asked to vote on the plan of conversion. Under the plan of conversion, Ottawa Savings Bank will convert from the mutual holding company form of organization to the stock holding company form, and as part of such conversion, our newly formed stock holding company, Ottawa Bancorp, will offer for sale, in the form of shares of its common stock, Ottawa Savings Bancorp MHC’s 69.1% ownership interest in Ottawa Savings Bancorp. In addition to the shares of common stock to be issued to those who purchase shares in the offering, public stockholders of Ottawa Savings Bancorp as of the completion of the conversion and offering will receive shares of Ottawa Bancorp common stock in exchange for their existing shares of Ottawa Savings Bancorp common stock. The exchange will be based on an exchange ratio that will result in Ottawa Savings Bancorp’s existing public stockholders owning approximately the same percentage of Ottawa Bancorp common stock as they owned of Ottawa Savings Bancorp immediately prior to the conversion and offering.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of Ottawa Bancorp:

•	Approval of a provision in Ottawa Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Ottawa Bancorp’s articles of incorporation; and

•	Approval of a provision in Ottawa Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Ottawa Bancorp’s outstanding voting stock.

The provisions of Ottawa Bancorp’s articles of incorporation, which are summarized as informational proposals were approved as part of the process in which the board of directors of Ottawa Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Ottawa Bancorp’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Ottawa Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

YOUR VOTE IS IMPORTANT. WE CANNOT COMPLETE THE CONVERSION AND OFFERING UNLESS THOSE PROPOSALS RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES HELD BY OUR PUBLIC STOCKHOLDERS.

Q.	What is the conversion and related stock offering?

A.	Ottawa Savings Bank is converting from a partially-public mutual holding company structure to a fully-public stock holding company ownership structure. Currently, Ottawa Savings Bancorp MHC owns 69.1% of Ottawa Savings Bancorp’s common stock. The remaining 30.9% of Ottawa Savings Bancorp’s common stock is owned by public stockholders. As a result of the conversion, Ottawa Bancorp will become the parent of Ottawa Savings Bank.

Shares of common stock of Ottawa Bancorp, representing the 69.1% ownership interest of Ottawa Savings Bancorp MHC in Ottawa Savings Bancorp, are being offered for sale to eligible depositors and certain borrowers of Ottawa Savings Bank and, possibly, to the public. At the completion of the conversion and offering, public stockholders of Ottawa Savings Bancorp will exchange their shares of Ottawa Savings Bancorp common stock for shares of common stock of Ottawa Bancorp.

i

After the conversion and offering are completed, Ottawa Savings Bank will be a wholly-owned subsidiary of Ottawa Bancorp, and 100% of the common stock of Ottawa Bancorp will be owned by public stockholders. Our organization will have completed the transition from partial to fully-public ownership. As a result of the conversion and offering, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC will cease to exist.

See “Proposal 1—Approval of the Plan of Conversion” beginning on page      of this proxy statement/prospectus, for more information about the conversion and offering.

Q.	What are reasons for the conversion and offering?

A.	The primary reasons for the conversion and offering are to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation, transition us to a more familiar and flexible organizational structure, facilitate future mergers and acquisitions and improve the liquidity of our shares of common stock.

Q.	Why should I vote?

A.	You are not required to vote, but your vote is very important. For us to implement the plan of conversion, we must receive the affirmative vote of (1) the holders of at least two-thirds of the outstanding shares of Ottawa Savings Bancorp common stock, including shares held by Ottawa Savings Bancorp MHC and (2) the holders of a majority of the outstanding shares of Ottawa Savings Bancorp common stock entitled to vote at the special meeting, excluding shares held by Ottawa Savings Bancorp MHC. Your board of directors recommends that you vote “FOR” the plan of conversion.

Q.	What happens if I don’t vote?

A.	Your prompt vote is very important. Not voting will have the same effect as voting “Against ” the plan of conversion. Without sufficient favorable votes “FOR” the plan of conversion, we cannot complete the conversion and offering.

Q.	How do I vote?

A.	You should mark your vote, sign your proxy card and return it in the enclosed proxy reply envelope. Alternatively, you may vote by telephone or via the Internet, by following instructions on your proxy card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST ” THE PLAN OF CONVERSION.

Q.	If my shares are held in street name, will my broker automatically vote on my behalf?

A.	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.	What if I do not give voting instructions to my broker?

A.	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion.

Q.	How can I revoke my proxy?

A.	You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of Ottawa Savings Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

The Exchange

Q.	I currently own shares of Ottawa Savings Bancorp common stock. What will happen to my shares as a result of the conversion?

ii

A.	At the completion of the conversion, your shares of Ottawa Savings Bancorp common stock will be canceled and exchanged for shares of common stock of Ottawa Bancorp, a newly formed Maryland corporation. The number of shares you will receive will be based on an exchange ratio, determined as of the completion of the conversion and offering, that is intended to result in Ottawa Savings Bancorp’s existing public stockholders owning approximately 30.9% of Ottawa Bancorp’s common stock, which is the same percentage of Ottawa Savings Bancorp common stock currently owned by existing public stockholders as adjusted to reflect the assets of Ottawa Savings Bancorp MHC.

Q.	Does the exchange ratio depend on the market price of Ottawa Savings Bancorp common stock?

A.	No, the exchange ratio will not be based on the market price of Ottawa Savings Bancorp common stock. Therefore, changes in the price of Ottawa Savings Bancorp common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	How will the actual exchange ratio be determined?

A.	Because the purpose of the exchange ratio is to maintain the ownership percentage of the existing public stockholders of Ottawa Savings Bancorp, the actual exchange ratio will depend on the number of shares of Ottawa Bancorp’s common stock sold in the offering and, therefore, cannot be determined until the completion of the conversion and offering.

Q.	How many shares will I receive in the exchange?

A.	You will receive between 0.8811 and 1.1921 shares of Ottawa Bancorp common stock for each share of Ottawa Savings Bancorp common stock you own on the date of the completion of the conversion and offering. For example, if you own 100 shares of Ottawa Savings Bancorp common stock, and the exchange ratio is 1.0366 (at the midpoint of the offering range), you will receive 103 shares of Ottawa Bancorp common stock and $6.60 in cash, the value of the fractional share, based on the $10.00 per share purchase price in the offering. Stockholders who hold shares in street name at a brokerage firm or are held in book-entry form by our transfer agent will receive these funds in their accounts. Stockholders who hold stock certificates will receive a check in the mail.

Q.	Should I submit my stock certificates now?

A.	No. If you hold a stock certificate for Ottawa Savings Bancorp common stock, instructions for exchanging your certificate will be sent to you after completion of the conversion and offering. Until you submit the transmittal form and certificate, you will not receive your new certificate and check for cash in lieu of fractional shares, if any. If your shares are held in street name at a brokerage firm, the share exchange will occur automatically upon completion of the conversion and offering, without any action on your part. Please do not send in your stock certificate until you receive a transmittal form and instructions.

Q.	Do I have dissenters’ and appraisal rights?

A.	No. Stockholders of Ottawa Savings Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Stock Offering

Q.	May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A.	Eligible depositors and certain borrowers of Ottawa Savings Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. Ottawa Savings Bancorp stockholders have a preference in the community offering after orders submitted by residents of our communities. If you would like to receive a prospectus and stock order form, please call our Stock Information Center at ( ) from : a.m. to : p.m., Central time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

Order forms, along with full payment, must be received (not postmarked) no later than     :     p.m., Central time on [DATE 1], 2016.

iii

Other Questions?

For answers to questions about the conversion or voting, please read this proxy statement/prospectus. Questions about voting may be directed to our proxy information agent,                     , by calling (        )     -    , Monday through Friday, from     :     a.m. to     :     p.m., Central time. For answers to questions about the stock offering, you may call our Stock Information Center, toll-free, at (        )                      from     :     a.m. to     :     p.m., Central time, Monday through Friday. A copy of the plan of conversion is available from Ottawa Savings Bank upon written request to the Corporate Secretary and is available for inspection at the offices of Ottawa Savings Bank and at the Federal Reserve Board.

1

Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.

Special Meeting of Stockholders

Date, Time and Place; Record Date

The special meeting of Ottawa Savings Bancorp stockholders is scheduled to be held at                     , Ottawa, Illinois at     :        .m., Central time, on [MEETING DATE], 2016. Only Ottawa Savings Bancorp stockholders of record as of the close of business on [RECORD DATE] are entitled to notice of, and to vote at, the special meeting of stockholders and any adjournments or postponements of the meeting.

Purpose	of the Meeting

Stockholders will be voting on the following proposals at the special meeting:

1.	Approval of the plan of conversion;

2.	An informational proposal regarding approval of a provision in Ottawa Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Ottawa Bancorp’s articles of incorporation.

3.	An informational proposal regarding approval of a provision in Ottawa Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Ottawa Bancorp’s outstanding voting stock.

4.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

The provisions of Ottawa Bancorp’s articles of incorporation, which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of Ottawa Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Ottawa Bancorp’s articles of incorporation, which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Ottawa Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required

Proposal 1: Approval of the Plan of Conversion. Approval of the plan of conversion requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Ottawa Savings Bancorp, including the shares held by Ottawa Savings Bancorp MHC and a majority of the outstanding shares of Ottawa Savings Bancorp, excluding the shares held by Ottawa Savings Bancorp MHC.

Informational Proposals 2 and 3. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

Proposal 4: Approval of the Adjournment of the Special Meeting. We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

2

As of the record date, there were 2,894,123 shares of Ottawa Savings Bancorp common stock outstanding, of which Ottawa Savings Bancorp MHC owned 1,999,845. The directors and executive officers of Ottawa Savings Bancorp (and their affiliates), as a group, beneficially owned 133,471 shares of Ottawa Savings Bancorp common stock, representing 4.6% of the outstanding shares of Ottawa Savings Bancorp common stock and 15.0% of the shares held by persons other than Ottawa Savings Bancorp MHC as of such date. Ottawa Savings Bancorp MHC and our directors and executive officers intend to vote their shares in favor of the plan of conversion.

Our Company

Ottawa Savings Bancorp is, and Ottawa Bancorp following the completion of the conversion and offering will be, the unitary savings and loan holding company for Ottawa Savings Bank, a federally chartered savings bank. Ottawa Savings Bank conducts business from its main office in Ottawa and through its branch offices located in Marseilles and Morris, Illinois and loan production office in Joliet, Illinois. Ottawa Savings Bank’s market area includes all of LaSalle County and parts of Grundy County in Illinois. On December 31, 2014, Ottawa Savings Bancorp acquired Twin Oaks Savings Bank and merged Twin Oaks Savings Bank with and into Ottawa Savings Bank, which facilitated Ottawa Savings Bank’s expansion into Grundy County.

Ottawa Savings Bank’s principal business consists of originating one-to-four family residential real estate mortgage loans and home equity lines of credit, and to a lesser extent, non-residential real estate, multi-family and construction loans. We also offer commercial and industrial loans and other consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including realized gains on sales of loans associated with loan production, deposit fees and service charges, realized gains on sales of other real estate owned, realized gains on sales of securities and loan fees.

Our principal executive offices are located at 925 LaSalle Street, Ottawa, Illinois 61350 and our telephone number is (815) 433-2525. Our web site address is www.ottawasavings.com. Information on our web site should not be considered a part of this prospectus.

The Conversion

Our Organizational Structure and the Proposed Conversion

[SAME AS OFFERING PROSPECTUS]

Reasons for the Conversion

[SAME AS OFFERING PROSPECTUS]

Conditions to Completion of the Conversion

[SAME AS OFFERING PROSPECTUS]

The Exchange of Existing Shares of Ottawa Savings Bancorp Common Stock

[SAME AS OFFERING PROSPECTUS]

Effect of the Conversion on Stockholders of Ottawa Savings Bancorp

The following table compares historical information for Ottawa Bancorp with similar information on a pro forma and per equivalent Ottawa Savings Bancorp share basis. The information listed as “per equivalent Ottawa Bancorp share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table.

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	Ottawa Savings Bancorp Historical	Pro Forma	Exchange Ratio		Per Equivalent Ottawa Bancorp Share
Book value per share at March 31, 2016:
Sale of 1,762,050 shares	$10.73		0.8811	x
Sale of 2,073,000 shares	10.73		1.0366
Sale of 2,383,950 shares	10.73		1.1921

Earnings per share for the six months ended March 31, 2016:
Sale of 1,762,050 shares	0.09	0.10	0.8811		0.09
Sale of 2,073,000 shares	0.09	0.08	1.0366		0.08
Sale of 2,383,950 shares	0.09	0.07	1.1921		0.08

Price per share (1):
Sale of 1,762,050 shares	11.00	10.00	0.8811		8.81
Sale of 2,073,000 shares	11.00	10.00	1.0366		10.36
Sale of 2,383,950 shares	11.00	10.00	1.1921		11.92

(1)	At June 2, 2016, which was the day of the adoption of the plan of conversion.

How We Determined the Offering Range and Exchange Ratio

[SAME AS OFFERING PROSPECTUS]

How We Intend to Use the Proceeds of the Offering

[SAME AS OFFERING PROSPECTUS]

Purchases by Executive Officers and Directors

[SAME AS OFFERING PROSPECTUS]

Market for Common Stock

[SAME AS OFFERING PROSPECTUS]

Our Dividend Policy

[SAME AS OFFERING PROSPECTUS]

Benefits of the Conversion to Management

[SAME AS OFFERING PROSPECTUS]

Dissenters’ Rights

Stockholders of Ottawa Savings Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Differences in Stockholder Rights

As a result of the conversion, existing stockholders of Ottawa Savings Bancorp will become stockholders of Ottawa Bancorp. The rights of stockholders of Ottawa Bancorp will be less than the rights stockholders currently have. The decrease in stockholder rights results from differences between the articles of incorporation and bylaws of Ottawa Bancorp and the charter and bylaws of Ottawa Savings Bancorp and from distinctions between Maryland and federal law. The differences in stockholder rights under the articles of incorporation and bylaws of Ottawa Bancorp are not mandated by Maryland law but have been chosen by management as being in the best interests of the corporation and all of its stockholders. However, the provisions in Ottawa Bancorp’s articles of incorporation and bylaws may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult.

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The differences in stockholder rights include the following:

•	supermajority voting requirements for certain business combinations and changes to some provisions of the articles of incorporation and bylaws;

•	limitation on the right to vote shares;

•	a majority of stockholders required to call special meetings of stockholders; and

•	greater lead time required for stockholders to submit business proposals or director nominations.

Tax Consequences

[SAME AS OFFERING PROSPECTUS]

5

Risk Factors

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of Ottawa Bancorp common stock.

Risks Related to Our Business

[SAME AS OFFERING PROSPECTUS]

Risks Related to the Offering and Share Exchange

The market value of Ottawa Bancorp common stock received in the share exchange may be less than the market value of Ottawa Savings Bancorp common stock exchanged.

The number of shares of Ottawa Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Ottawa Savings Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of Ottawa Bancorp common stock prepared by Keller and Company and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of Ottawa Savings Bancorp common stock will own approximately the same percentage of Ottawa Bancorp common stock after the conversion and offering as they owned of Ottawa Savings Bancorp common stock immediately before the completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of Ottawa Savings Bancorp common stock.

The exchange ratio ranges from a minimum of 0.8811 to a maximum of 1.1921 shares of Ottawa Bancorp common stock per share of Ottawa Savings Bancorp common stock. Shares of Ottawa Bancorp common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Ottawa Savings Bancorp common stock at the time of the exchange, the initial market value of the Ottawa Bancorp common stock that you receive in the share exchange could be less than the market value of the Ottawa Savings Bancorp common stock that you currently own. See “Proposal 1—Approval of the Plan of Conversion—The Share Exchange Ratio.”

[REMAINDER SAME AS OFFERING PROSPECTUS]

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A Warning About Forward-Looking Statements

This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins, reduce the fair value of financial instruments or reduce the demand for our loan products;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	technological changes may be more difficult or expensive than expected;

•	success or consummation of new business initiatives may be more difficult or expensive than expected;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by Ottawa Savings Bank, regulatory agencies, the Securities and Exchange Commission or the Financial Accounting Standards Board.

Any of the forward-looking statements that we make in this proxy statement/prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

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Selected Consolidated Financial and Other Data

[SAME AS OFFERING PROSPECTUS]

Recent Developments

[SAME AS OFFERING PROSPECTUS]

Special Meeting of Ottawa Savings Bancorp Stockholders

Date, Place, Time and Purpose

Ottawa Savings Bancorp’s board of directors is sending you this document to request that you allow your shares of Ottawa Savings Bancorp to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Ottawa Savings Bancorp board of directors will ask you to vote on a proposal to approve the plan of conversion. You will also be asked to vote on informational provisions regarding Ottawa Bancorp’s articles of incorporation. You also may be asked to vote on a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the plan of conversion. The special meeting will be held at                     , Ottawa, Illinois              at     :         .m., Central time, on [MEETING DATE], 2016.

Who Can Vote at the Meeting

You are entitled to vote your Ottawa Savings Bancorp common stock if our records show that you held your shares as of the close of business on [RECORD DATE]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [RECORD DATE], there were                      shares of Ottawa Savings Bancorp common stock outstanding. Each share of common stock has one vote. Ottawa Savings Bancorp’s charter provides that a record owner of Ottawa Savings Bancorp common stock (other than Ottawa Savings Bancorp MHC) who beneficially owns, either directly or indirectly, in excess of 10% of Ottawa Savings Bancorp’s outstanding shares, is not entitled to vote the shares held in excess of the 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on [RECORD DATE] , you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Ottawa Savings Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion. To be approved, the plan of conversion requires the affirmative vote of at least two-thirds of the outstanding shares of Ottawa Savings Bancorp common stock, including the shares held by Ottawa Savings Bancorp MHC, and the affirmative vote of a majority of the votes eligible to be cast at the meeting, excluding shares of Ottawa Savings Bancorp MHC. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion.

Informational Proposals 2 and 3: Approval of Certain Provisions in Ottawa Bancorp’s Articles of Incorporation. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

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Proposal 4: Approval of the Adjournment of the Special Meeting. We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Shares Held by Ottawa Savings Bancorp MHC and Our Officers and Directors

As of [RECORD DATE], Ottawa Savings Bancorp MHC beneficially owned 1,999,845 shares of Ottawa Savings Bancorp common stock. This equals 69.1% of our outstanding shares. Ottawa Savings Bancorp MHC intends to vote all of its shares in favor of the plan of conversion.

As of [RECORD DATE], our officers and directors beneficially owned 133,471 shares of Ottawa Savings Bancorp common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals 4.6% of our outstanding shares and 15.0% of shares held by persons other than Ottawa Savings Bancorp MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement to request that you allow your shares of Ottawa Savings Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Ottawa Savings Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” each of the Informational Proposals 2 and 3 and “FOR” approval of the adjournment of the special meeting.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of Ottawa Savings Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

If your Ottawa Savings Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Solicitation of Proxies

Ottawa Savings Bancorp will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Ottawa Savings Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Ottawa Savings Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Ottawa Savings Bancorp has retained                     , a proxy solicitation firm, and has agreed to pay them a fee of $         for stockholder solicitation services and $         for stockholder information agent services plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with this solicitation.

Participants in the ESOP and 401(k) Plan and Equity Incentive Plan

If you participate in the Ottawa Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Ottawa Savings Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive a voting instruction card for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote

9

the shares of Ottawa Savings Bancorp common stock credited to his or her account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is                      , 2016.

Proposal 1—Approval of the Plan of Conversion

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp and Ottawa Savings Bank. The Federal Reserve Board has conditionally approved the application that includes the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.

General

On June 2, 2016, the boards of directors of Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp and Ottawa Savings Bank unanimously adopted a plan of conversion (which is referred to as the “plan of conversion”). The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, Ottawa Savings Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of Ottawa Bancorp, a newly formed Maryland corporation. Current stockholders of Ottawa Savings Bancorp, other than Ottawa Savings Bancorp MHC, will receive shares of Ottawa Bancorp common stock in exchange for their shares of Ottawa Savings Bancorp common stock. Following the conversion and offering, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by Ottawa Bancorp of its common stock to eligible depositors and certain borrowers of Ottawa Savings Bank in a subscription offering and to members of the general public through a community offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering, which would be an offering to the general public on a best efforts basis by a syndicate of selected broker-dealers. The amount of capital being raised in the offering is based on an independent appraisal of Ottawa Bancorp. Most of the terms of the offering are required by the regulations of the Federal Reserve Board.

Consummation of the conversion and offering requires the approval of the Federal Reserve Board. In addition, pursuant to Federal Reserve Board regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by members of Ottawa Savings Bancorp MHC, (2) the holders of at least two-thirds of the shares of Ottawa Savings Bancorp common stock eligible to vote, including shares held by Ottawa Savings Bancorp MHC, and (3) the holders of at least a majority of the outstanding shares of common stock of Ottawa Savings Bancorp, excluding shares held by Ottawa Savings Bancorp MHC.

The Federal Reserve Board approved the application that includes our plan of conversion, subject to, among other things, approval of the plan of conversion by Ottawa Savings Bancorp MHC’s members and Ottawa Savings Bancorp’s stockholders. Meetings of Ottawa Savings Bancorp MHC’s members and Ottawa Savings Bancorp’s stockholders have been called for this purpose and will be held on                     , 2016.

Funds received before completion of the offering will be maintained in a segregated account at Ottawa Savings Bank until completion or termination of the offering. If we fail to receive the necessary stockholder or member approval, or if we cancel the conversion and offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at Ottawa Savings Bank’s passbook savings rate and all deposit account withdrawal holds will be canceled. We will not make any deduction from the returned funds for the costs of the offering.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from Ottawa Savings Bank upon request and is available for inspection at the offices of Ottawa Savings Bank and at the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement, of which this proxy statement/prospectus forms a part, that Ottawa Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Conversion and Offering

[SAME AS OFFERING PROSPECTUS]

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Description of the Conversion

[SAME AS OFFERING PROSPECTUS]

Share Exchange Ratio for Current Stockholders

[SAME AS OFFERING PROSPECTUS]

How We Determined the Offering Range and the $10.00 Purchase Price

[SAME AS OFFERING PROSPECTUS]

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with deposits in Ottawa Savings Bank with balances of $50 or more (“qualifying deposits”) as of the close of business on May 30, 2015 (“eligible account holders”).

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in Ottawa Savings Bank as of the close of business on [June 30], 2016 who are not eligible account holders, excluding our officers, directors and their associates (“supplemental eligible account holders”).

4.	Ottawa Savings Bank’s depositors as of the close of business on who are not in categories 1 or 3 above and former borrowers of Twin Oaks Savings Bank at December 31, 2014 whose loans continue to be outstanding at Ottawa Savings Bank as of (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber to determine the maximum amount that may be subscribed for by an individual in the offering.

Purchase of Shares

Eligible depositors and certain borrowers of Ottawa Savings Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. Ottawa Savings Bancorp stockholders have a preference in the community offering after orders submitted by residents of our communities. If you would like to receive a prospectus and stock order form, please call our Stock Information Center at (        )             from     :     a.m. to     :     p.m., Central time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

Marketing Arrangements

[SAME AS OFFERING PROSPECTUS]

Book Entry Delivery

After completion of the conversion, each holder of a certificate(s) evidencing shares of Ottawa Savings Bancorp common stock (other than Ottawa Savings Bancorp MHC), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a book entry statement the number of full shares of Ottawa Bancorp common stock into which the holder’s shares have been converted based on the exchange ratio. Stock certificates will not be issued. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of an outstanding certificate evidencing shares of Ottawa Savings Bancorp common stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange

11

agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a book entry statement evidencing Ottawa Bancorp common stock. Ottawa Savings Bancorp stockholders should not forward their certificates to Ottawa Savings Bancorp or the exchange agent until they have received the transmittal letter. If you hold shares of Ottawa Savings Bancorp common stock in street name, your account should automatically be credited with shares of Ottawa Bancorp common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name.

We will not issue any fractional shares of Ottawa Bancorp common stock. For each fractional share that would otherwise be issued as a result of the exchange of Ottawa Bancorp common stock for Ottawa Savings Bancorp common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former Ottawa Savings Bancorp stockholder would otherwise be entitled by $10.00. Payment for fractional shares will be made as soon as practicable after receipt by the exchange agent of surrendered Ottawa Savings Bancorp stock certificates. If you hold shares of Ottawa Savings Bancorp common stock in street name, your account should automatically be credited with cash in lieu of fractional shares.

No holder of a certificate representing shares of Ottawa Savings Bancorp common stock will be entitled to receive any dividends on Ottawa Savings Bancorp common stock until the certificate representing such holder’s shares of Ottawa Savings Bancorp common stock is surrendered in exchange for a book entry statement representing shares of Ottawa Bancorp common stock. If we declare dividends after the conversion but before surrender of certificates representing shares of Ottawa Savings Bancorp common stock, dividends payable on shares of Ottawa Savings Bancorp common stock not then issued shall accrue without interest. Any such dividends shall be paid without interest upon surrender of the certificates representing shares of Ottawa Savings Bancorp common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of Ottawa Savings Bancorp common stock as evidencing ownership of the number of full shares of Ottawa Bancorp common stock into which the shares of Ottawa Savings Bancorp common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

We will not be obligated to deliver a book entry statement representing shares of Ottawa Bancorp common stock to which a holder of Ottawa Savings Bancorp common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of Ottawa Savings Bancorp common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of Ottawa Savings Bancorp common stock is to be issued in a name other than that in which the certificate evidencing Ottawa Savings Bancorp common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Restrictions on Repurchase of Stock

[SAME AS OFFERING PROSPECTUS]

Effects of Conversion on Depositors and Borrowers

[SAME AS OFFERING PROSPECTUS]

Liquidation Rights

[SAME AS OFFERING PROSPECTUS]

Material Income Tax Consequences

[SAME AS OFFERING PROSPECTUS]

Accounting Consequences

The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of Ottawa Savings Bank will remain unchanged from their historical cost basis.

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Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Federal Reserve Board. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time before the submission of proxy materials to the members of Ottawa Savings Bancorp MHC and stockholders of Ottawa Savings Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Federal Reserve Board. The plan of conversion may be terminated by a majority vote of the board of directors at any time before the earlier of the date of the special meeting of stockholders and the date of the special meeting of members of Ottawa Savings Bancorp MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Federal Reserve Board. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of Ottawa Savings Bancorp MHC approve the plan of conversion, and may not be extended by us or the Federal Reserve Board.

Proposals 2 and 3—Informational Proposals Related to the

Articles of Incorporation of Ottawa Bancorp

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Ottawa Savings Bancorp has approved each of the informational proposals numbered 2 and 3, both of which relate to provisions included in the articles of incorporation of Ottawa Bancorp. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Ottawa Savings Bancorp, whose rights are presently governed by the charter and bylaws of Ottawa Savings Bancorp, will become stockholders of Ottawa Bancorp, whose rights will be governed by the articles of incorporation and bylaws of Ottawa Bancorp. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter of Ottawa Savings Bancorp and the articles of incorporation of Ottawa Bancorp. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of Ottawa Bancorp’s articles of incorporation which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of Ottawa Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Ottawa Savings Bancorp’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Ottawa Bancorp’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Ottawa Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 2—Approval of a Provision in Ottawa Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to Ottawa Bancorp’s Articles of incorporation. No amendment of the charter of Ottawa Savings Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of Ottawa Bancorp generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.

These limitations on amendments to specified provisions of Ottawa Bancorp’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, Ottawa Savings Bancorp MHC, as the holder of a majority of the outstanding shares of Ottawa Savings Bancorp, currently can effectively block any stockholder proposed change to the charter.

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This provision in Ottawa Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Ottawa Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in Ottawa Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Ottawa Bancorp’s articles of incorporation.

Informational Proposal 3—Approval of a Provision in Ottawa Bancorp’s Articles of incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Ottawa Bancorp’s Outstanding Voting Stock. The articles of incorporation of Ottawa Bancorp provide that in no event shall any person who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter (the “10% limit”) be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This 10% limit restriction does not apply if the beneficial owner’s ownership of shares in excess of the 10% limit was approved by a majority of unaffiliated directors. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Ottawa Bancorp to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to:

•	any director or officer acting solely in their capacities as directors and officers; or

•	any employee benefit plans of Ottawa Bancorp or any subsidiary or a trustee of a plan.

The board of directors recommends that you vote “FOR” the approval of a provision in Ottawa Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Ottawa Bancorp’s outstanding voting stock.

Proposal 4—Adjournment of the Special Meeting

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Ottawa Savings Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Ottawa Savings Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Ottawa Savings Bancorp recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Use of Proceeds

[SAME AS OFFERING PROSPECTUS]

14

Our Dividend Policy

[SAME AS OFFERING PROSPECTUS]

Market for the Common Stock

[SAME AS OFFERING PROSPECTUS]

Capitalization

[SAME AS OFFERING PROSPECTUS]

Regulatory Capital Compliance

[SAME AS OFFERING PROSPECTUS]

Pro Forma Data

[SAME AS OFFERING PROSPECTUS]

Our Business

[SAME AS OFFERING PROSPECTUS]

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

[SAME AS OFFERING PROSPECTUS]

Our Management

[SAME AS OFFERING PROSPECTUS]

Stock Ownership

[SAME AS OFFERING PROSPECTUS]

Subscriptions by Executive Officers and Directors

[SAME AS OFFERING PROSPECTUS]

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Regulation and Supervision

[SAME AS OFFERING PROSPECTUS]

Federal and State Taxation

[SAME AS OFFERING PROSPECTUS]

Comparison of Stockholders’ Rights

[SAME AS OFFERING PROSPECTUS]

Restrictions on Acquisition of Ottawa Bancorp

[SAME AS OFFERING PROSPECTUS]

Description of Ottawa Bancorp Capital Stock

[SAME AS OFFERING PROSPECTUS]

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of Ottawa Bancorp will be Computershare Trust Company, N.A., Canton, Massachusetts.

Registration Requirements

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Townsend & Stockton LLP. RSM US LLP has provided an opinion to us regarding the Illinois income tax consequences of the conversion. Kilpatrick Townsend & Stockton LLP and RSM US LLP have consented to the references to their opinions in this proxy statement/prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Silver Friedman Taff & Tiernan LLP, Washington, DC.

Experts

The consolidated financial statements of Ottawa Savings Bancorp and subsidiary as of December 31, 2015 and 2014, and for the years then ended, have been included in this proxy statement/prospectus in reliance upon the report of RSM US LLP, an independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

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Keller and Company has consented to the summary in this proxy statement/prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this proxy statement/prospectus.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Ottawa Savings Bancorp’s executive officers and directors, and persons who own more than 10% of any registered class of Ottawa Savings Bancorp’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish Ottawa Savings Bancorp with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to Ottawa Savings Bancorp from the individuals required to file the reports, Ottawa Savings Bancorp believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2015.

Policies and Procedures Governing Related Persons Transactions

Ottawa Savings Bancorp maintains a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of Ottawa Savings Bancorp, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	Ottawa Savings Bancorp is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of Ottawa Savings Bancorp if the Compensation Committee of the board approved (or recommended that the board approve) such compensation;

•	any compensation paid to a director of Ottawa Savings Bancorp if the board or an authorized committee of the board approved such compensation; and

•	any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of Ottawa Savings Bancorp’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to Ottawa Savings Bancorp’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to Ottawa Savings Bancorp as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

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•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to Ottawa Savings Bancorp that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

In accordance with banking regulations and its policy, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Ottawa Savings Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to Ottawa Savings Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors of Ottawa Savings Bancorp must disclose any existing or potential conflicts of interest to the Chief Executive Officer of Ottawa Savings Bancorp. Such potential conflicts of interest include, but are not limited to, the following: (i) Ottawa Savings Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Ottawa Savings Bancorp.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by Ottawa Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ottawa Savings Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Ottawa Savings Bank and must not involve more than the normal risk of repayment or present other unfavorable features. Ottawa Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Ottawa Savings Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees of Ottawa Savings Bank and does not give preference to any executive officer or director over any other employee, although Ottawa Savings Bank does not currently have such a program in place.

At March 31, 2016, all Ottawa Savings Bank loans to related persons (as defined under Securities and Exchange Commission rules) were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to Ottawa Savings Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Submission of Business Proposals and Stockholder Nominations

If the conversion is completed as expected, Ottawa Savings Bancorp will no longer exist. Ottawa Savings Bancorp will not hold an annual meeting of stockholders in 2017 if the conversion is completed as expected.

If the conversion is not completed, Ottawa Savings Bancorp will hold its annual meeting of stockholders in 2017. Ottawa Savings Bancorp must receive proposals that stockholders seek to include in the proxy statement for Ottawa Savings Bancorp’s next annual meeting no later than December 9, 2016. If the annual meeting is held on a date more than 30 calendar days from May 18, 2017, a stockholder proposal must be received by a reasonable time before Ottawa Savings Bancorp begins to print and mail its proxy solicitation material for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Ottawa Savings Bancorp’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary of Ottawa Savings Bancorp not less than 30 days before the date of the annual meeting; provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from Ottawa Savings Bancorp.

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If the conversion is completed as expected, Ottawa Bancorp will hold its first annual meeting of stockholders as a public company in 2017. Under Ottawa Bancorp’s bylaws a person may not be nominated for election as a director unless that person is nominated by or at the direction of the Ottawa Bancorp board of directors or by a stockholder who has given appropriate notice to Ottawa Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Ottawa Bancorp appropriate notice of its intention to bring that business before the meeting. Ottawa Bancorp’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Stockholder Communications

Ottawa Savings Bancorp encourages stockholder communications to the board of directors and/or individual directors. Stockholders who wish to communicate with the board of directors or an individual director should send their communications to the care of                     , Corporate Secretary, 925 LaSalle Street, Ottawa, Illinois 61350. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.

Miscellaneous

Ottawa Savings Bancorp will pay the cost of this proxy solicitation. Ottawa Savings Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Ottawa Savings Bancorp. Additionally, directors, officers and other employees of Ottawa Savings Bancorp may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. Ottawa Savings Bancorp has retained         , a proxy solicitation firm, to assist it in soliciting proxies and has agreed to pay them a fee of $         plus reasonable expenses for these services.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one Annual Report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock to be issued in exchange for shares of Ottawa Savings Bancorp. This proxy statement/prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this proxy statement/prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference room. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

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Ottawa Savings Bancorp MHC has filed an application for approval of the plan of conversion with the Federal Reserve Board. This proxy statement/prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Board of Governors of the Federal Reserve Board System, 20th Street and Constitution Avenue, NW, Washington, DC 20551 and at the Federal Reserve Board Bank of Chicago, 230 LaSalle Street, Chicago, Illinois 60664.

A copy of the plan of conversion is available without charge from Ottawa Savings Bank by contacting the Stock Information Center.

The appraisal report of Keller and Company has been filed as an exhibit to our registration statement and to our application to the Federal Reserve Board. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Federal Reserve Board as described above.

Index to Financial Statements of Ottawa Savings Bancorp

[SAME AS OFFERING PROSPECTUS]

20

EXPLANATORY NOTE

The following pages constitute the Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan prospectus supplement of Ottawa Bancorp, Inc. Such prospectus supplement will “wrap around” the prospectus of Ottawa Bancorp, Inc.

This explanatory note will not appear in the final Plan prospectus supplement.

Prospectus Supplement

Interests in

OTTAWA SAVINGS BANK EMPLOYEES’ SAVINGS & PROFIT SHARING PLAN

Offering of Participation Interests in up to 425,670 Shares of

OTTAWA BANCORP, INC.

Common Stock

In connection with the conversion of Ottawa Savings Bancorp MHC from the mutual to the stock form of organization, Ottawa Bancorp, Inc., a newly formed Maryland corporation (“Ottawa Bancorp”), is offering shares of common stock for sale at $10.00 per share. Ottawa Savings Bancorp (“Ottawa Savings Bancorp”) currently owns all of the outstanding shares of common stock Ottawa Savings Bank. Upon completion of the conversion, Ottawa Bancorp will become the successor corporation to Ottawa Savings Bancorp and the parent holding company to Ottawa Savings Bank and will change its name to “Ottawa Bancorp, Inc.” Ottawa Savings Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) under the trading symbol “OTTW,” and we expect the shares of Ottawa Bancorp common stock (“Ottawa Bancorp Common Stock”) will be listed on the Nasdaq Capital Market under the symbol “OTTW.”

In connection with the stock offering, Ottawa Bancorp is allowing participants in the Ottawa Savings Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”) to make a one-time election to purchase participation interests in shares of Ottawa Bancorp Common Stock through the 401(k) Plan. Based upon the value of the 401(k) Plan assets at March 31, 2016, the trustees of the 401(k) Plan could purchase up to 425,670 shares of the common stock, assuming a purchase price of $10.00 per share. As a participant in the Plan, you may direct the trustee of the Plan to invest all or a portion of your Plan account (not currently invested in Ottawa Savings Bancorp, Inc. common stock) in Ottawa Bancorp Common Stock at the time of the stock offering through the Ottawa Bancorp Common Stock Fund. This prospectus supplement relates to the one-time election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest in Ottawa Bancorp Common Stock at the time of the stock offering.

Before you consider investing, you should read the prospectus of Ottawa Bancorp dated                     , 2016, which is provided with this prospectus supplement. It contains detailed information regarding the conversion and stock offering of Ottawa Bancorp and the financial condition, results of operations and business of Ottawa Savings Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page      of the prospectus.

The interests in the 401(k) Plan and the offering of the shares of Ottawa Bancorp Common Stock have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Ottawa Bancorp in the stock offering of Ottawa Bancorp Common Stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. Ottawa Bancorp, Ottawa Savings Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Ottawa Bancorp Common Stock will under any circumstances imply that there has been no change in the affairs of Ottawa Bancorp, Ottawa Savings Bank, or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is             , 2016.

THE OFFERING

Securities Offered	In connection with the Ottawa Bancorp, Inc. stock offering (“stock offering”), Ottawa Bancorp is offering 401(k) Plan participants the opportunity to make a one-time election to purchase participation interests in shares of Ottawa Bancorp Common Stock through the 401(k) Plan. A “participation interest” represents your indirect ownership of a share of Ottawa Bancorp Common Stock that is acquired by the 401(k) Plan pursuant to your election, and is equivalent to one share of Ottawa Bancorp Common Stock. In this prospectus supplement, “participation interests” will be referred to as shares of Ottawa Bancorp Common Stock. At the stock offering purchase price of $10.00 per share, the 401(k) Plan may acquire up to 425,670 shares of Ottawa Bancorp Common Stock in the stock offering, based on the fair market value of the 401(k) Plan’s assets as of March 31, 2016. The participation interests offered under this prospectus supplement are conditioned on the consummation of the stock offering. See “Election to Purchase Ottawa Bancorp Common Stock” for information on how you can use your 401(k) Plan funds to purchase Ottawa Bancorp Common Stock in the stock offering.

In connection with the stock offering, shares of Ottawa Savings Bancorp common stock currently held in the 401(k) Plan through the Ottawa Savings Bancorp Stock Fund will be automatically exchanged for shares of Ottawa Bancorp Common Stock pursuant to the exchange ratio as fully described in the prospectus attached to this prospectus supplement. See “The Conversion and Offering – Share Exchange Ratio for Current Shareholders.” Any new shares of Ottawa Bancorp Common Stock purchased in the stock offering will be added to the shares of common stock you receive in the exchange described above. All of these shares will be held together in the Ottawa Bancorp Stock Fund.

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Ottawa Bancorp is contained in the accompanying prospectus. The address of the principal executive office of Ottawa Bancorp is 925 LaSalle Street, Ottawa, Illinois 61350.

Election to Purchase Ottawa Bancorp Common Stock	In connection with the stock offering, you may make a one-time election to transfer all or part of your account balances in the 401(k) Plan (less funds currently invested in the Ottawa Savings Bancorp Stock Fund) to a money market fund 401(k) Plan. Your transferred funds will be used to purchase Ottawa Bancorp Common Stock in the stock offering. Community Bank of Pleasant Hill dba First Trust of Mid America is the trustee for the Ottawa Bancorp Stock Fund (the “Ottawa Stock Fund Trustee”) and as the Ottawa Stock Fund Trustee will purchase Ottawa Bancorp Common Stock in the stock offering in accordance with your directions. However, participant purchase elections are subject to purchase priorities and limitations. See “Purchase Priorities and Minimum and Maximum Investment.”

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Purchase Priorities in the Subscription Offering	Ottawa Savings Bank has granted subscription rights to the following person’s in descending order of priority:

(1)	To depositors with accounts at Ottawa Savings Bank with aggregate balances of at least $50 at the close of business on May 31, 2015.

(2)	To our tax-qualified employee benefit plans (including Ottawa Savings Bank’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the stock offering.

(3)	To depositors with accounts at Ottawa Savings Bank with aggregate balances of at least $50 at the close of business on [June 30], 2016.

(4)	To depositors of Ottawa Savings Bank at the close of business on , 2016 and each former borrower of Twin Oaks Savings Bank as of December 31, 2014 whose loan remained outstanding at Ottawa Savings Bank as of the close of business on , 2016.

Purchase Priorities in Community Offering	All 401(k) Plan participant elections to purchase Ottawa Bancorp Common Stock in the stock offering are subject to the above limitations. Shares of Ottawa Bancorp common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in LaSalle and Grundy Counties in Illinois. The community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering through a syndicated offering. Sandler O’Neill & Partners, L.P. will act as sole manager for the syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. A detailed description of the subscription offering, the community offering

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and the syndicated offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Purchases in the Stock Offering and Oversubscriptions	The Ottawa Stock Fund Trustee will purchase shares of Ottawa Bancorp Common Stock in the stock offering in accordance with your directions. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of Ottawa Bancorp Common Stock will be sold from your existing investment options and the proceeds will be transferred to a money market fund during the offering period) pending the formal completion of the stock offering several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of Ottawa Bancorp Common Stock. Following the closing of the stock offering, your purchased shares of Ottawa Bancorp Common Stock will be transferred to the Ottawa Bancorp, Inc. Stock Fund and will be reflected in your 401(k) Plan account as soon as practicable thereafter.

In the event the offering is oversubscribed, i.e., there are more orders for Ottawa Bancorp Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase Ottawa Bancorp Common Stock in the stock offering, the amount that cannot be invested in Ottawa Bancorp Common Stock, and any interest earned on such amount, will be transferred from the money market fund and reinvested in the existing funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any Ottawa Bancorp Common Stock in connection with the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Minimum and Maximum Investment	In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance that is not currently invested in the Ottawa Savings Bancorp Stock Fund for the purchase of Ottawa Bancorp Common Stock.

The Ottawa Stock Fund Trustee will subscribe for shares of Ottawa Bancorp Common Stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other

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persons who purchase shares in the stock offering. In order to purchase Ottawa Bancorp Common Stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. No person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $250,000 (25,000 shares) of Ottawa Bancorp Common Stock in all categories of the stock offering combined. Please see the prospectus for further details regarding additional maximum purchase limits for investors in the stock offering.

Value of 401(k) Plan Assets	As of March 31, 2016, the market value of the assets of the 401(k) Plan was approximately $ , all of which is eligible to purchase or acquire Ottawa Bancorp Common Stock in the stock offering.

How to Order Common Stock in the Stock Offering Through the 401(k) Plan	You can elect to transfer (in whole percentages or dollar amounts) all or a portion of your 401(k) Plan account balance (excluding Roth and after-tax contributions (if any) held by your 401(k) Plan account) to the money market fund which will be used by the Ottawa Stock Fund Trustee to purchase shares of Ottawa Bancorp Common Stock. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•	You can elect to transfer all or a portion of your current 401(k) Plan account balance (excluding Roth and after-tax contributions (if any) and funds currently invested in the Ottawa Savings Bancorp, Inc. Stock Fund) to the money market fund.

•	Your election is subject to a minimum purchase of 25 shares, which equals $250.

•	Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase limit of no more than 15,000 shares of Ottawa Bancorp Common Stock, which equals $150,000.

•	The election period for the 401(k) Plan purchases begins on , 2016 and ends at 5:00 p.m., Eastern Time, on , 2016 (the “401(k) Plan Purchase Period”).

•	Your election to purchase Ottawa Bancorp Common Stock in the stock offering through the 401(k) Plan will be accepted by , the recordkeeper of the 401(k) Plan. After your election is accepted by , it will be rounded down to the closest dollar amount divisible by $10.00, and will be used by the trustee to purchase shares of Ottawa Bancorp Common Stock in the stock offering. The difference will remain in

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the money market fund until the formal closing of the offering has been completed, several weeks after the 401(k) Plan Purchase Period ends. At that time, the Ottawa Bancorp Common Stock purchased based on your election will be transferred to the Ottawa Bancorp Stock Fund and any remaining funds will be transferred out of the money market fund for investment in other funds under the 401(k) Plan, based on your election currently on file for future contributions

•	The amount you elect to transfer to the money market fund will be held separately until the completion of the stock offering. Therefore, this money is not available for distributions, loans, or withdrawals until the stock offering is completed, which is expected to be several weeks after the closing of the 401(k) Plan Purchase Period.

Investment in Ottawa Bancorp Common Stock involves special risks common to investment in shares of employer stock. For a discussion of the material risks you should consider, see “Risk Factors” section of the accompanying prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below). Your ability to sell your purchased Ottawa Bancorp Common Stock may be restricted. Please see the section of this prospectus supplement called “Future Direction to Purchase and Sell Common Stock” for further information.

Order Deadline	[to be determined]

Irrevocability of Transfer Direction	Once you make an election to subscribe for shares of Ottawa Bancorp Common Stock in the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of Ottawa Bancorp Common Stock among all of the other investment funds on a daily basis.

Future Direction to Purchase and Sell Common Stock	After the stock offering, you will be able to sell your purchased shares of Ottawa Bancorp Common Stock through the 401(k) Plan. However, you will be prohibited from purchasing additional shares of Ottawa Bancorp Common Stock through the 401(k) Plan as this investment option will be frozen to new money after the close of the stock offering.

Special restrictions may apply to purchasing shares of Ottawa Bancorp Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of Ottawa Bancorp.

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Please note that if you are an officer of Ottawa Savings Bank who is restricted by the banking regulations from selling shares of Ottawa Bancorp Common Stock acquired in the stock offering for one year, the Ottawa Bancorp Common Stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	You will be able to direct the trustee of the 401(k) Plan how to vote your shares of Ottawa Bancorp Common Stock. If the trustee does not receive your voting instructions, the trustee will vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Ottawa Bancorp Common Stock held in 401(k) Plan provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Ottawa Savings Bank originally adopted the 401(k) Plan in 2005, and the 401(k) Plan was amended and restated, effective January 1, 2015. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Ottawa Savings Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Sections 401(a) and 401(k) of the Code. Ottawa Savings Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan administrator at Ottawa Savings Bank, 925 LaSalle Street, Ottawa, Illinois 61350. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

If you are a regular employee of Ottawa Savings Bank, you are eligible to become a participant in the 401(k) Plan immediately following the attainment of age 21 and the completion of six months of service. The Plan Year is January 1 to December 31 (“Plan Year”).

There were approximately 48 employees, former employees and beneficiaries participating in the 401(k) Plan.

Contributions Under the Plan

Salary Deferrals. You are permitted to defer on either a pre-tax or after-tax basis up to 85% of your gross salary compensation (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. For purposes of the Plan, “compensation” means your total taxable compensation as reported on Form W-2. In 2016, the annual compensation of each participant taken into account under the 401(k) Plan is limited to $265,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the 401(k) Plan by filing a new elective deferral agreement with the 401(k) Plan administrator, which will become effective as soon as administratively feasible thereafter.

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Employer Matching Contributions. Ottawa Savings Bank makes matching contributions equal to 50% of your salary deferrals, up to 6% of your annual compensation.

Safe Harbor Nonelective Contributions. Ottawa Savings Bank also makes a safe harbor nonelection contribution to equal 3% of your compensation.

Employer Profit Sharing Contributions. Ottawa Savings Bank may make discretionary profit sharing contributions based on business units or locations.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2016, the amount of your before-tax contributions may not exceed $18,000 per calendar year. Salary deferrals in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the calendar year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose. For 2016, the maximum catch-up contribution is $6,000.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the elective deferrals you have made and any earnings related thereto as well as your safe harbor nonelective contribution. Employer matching contributions and profit-sharing contributions (if any) vest in accordance with the following schedule:

Completed Years of Employment	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

However, a participant will become 100% vested in his or her employer contributions made to the 401(k) Plan upon the earlier of: (1) attainment of the normal retirement age (age 65); (2) disability; or (3) death.

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Withdrawals and Distributions from the Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.

Withdrawals Prior to Termination of Employment. You may make voluntary withdrawals of your vested 401(k) Plan account balance only in the event of attainment of age 59 1⁄2. You may also make withdrawals of your vested 401(k) Plan account balance in the event of a financial hardship.

Withdrawal upon Termination of Employment. You may make withdrawals from your account at any time after you terminate employment. You may also leave your account with the 401(k) Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1⁄2. You may request a distribution of all or part of your account no more frequently than once per plan year. Distribution will be made in a lump sum or in installments (no less frequently than annually).

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary.

Form of Distribution. You will have the right to elect to be paid your benefit under the 401(k) Plan in either a lump sum or various forms of installments or annuities offered under the 401(k) Plan.

The 401(k) Plan allows participants to obtain loans from their accounts.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held administered by trustees appointed by the Board of Directors of Ottawa Savings Bank. Prior to the effective date of the stock offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

1.	Ottawa Savings Bancorp, Inc. Stock Fund
2.	Stable Value Fund
3.	JH Retirement Through 2055
4.	JH Retirement Through 2050
5.	JH Retirement Through 2045
6.	JH Retirement Through 2040
7.	JH Retirement Through 2035
8.	JH Retirement Through 2030
9.	JH Retirement Through 2025
10.	JH Retirement Through 2020
11.	JH Retirement Through 2015
12.	JH Retirement Through 2010

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13.	JH Lifestyle Growth Fund
14.	JH Lifestyle Balanced Fund
15.	JH Lifestyle Moderate Fund
16.	JH Lifestyle Conservative Fund
17.	National Resources Fund
18.	DFA International Value Fund
19.	DFA US Small Cap Fund
20.	Vanguard Small Cap Growth Index Fund
21.	Franklin Small-Mid Cap Growth Fund
22.	Euro Pacific Growth Fund
23.	Real Estate Securities Fund
24.	Vanguard Small Cap Value Index Fund
25.	Value Fund
26.	Capital World Growth and Income Fund
27.	Blue Chip Growth Fund
28.	High Yield Fund
29.	Global Bond Fund
30.	PIMCO Real Return Fund
31.	Fidelity Advisor Total Bond Fund
32.	US Government Securities
33.	New Perspective Fund
34.	Mid Value Fund
35.	The Growth Fund of America
36.	Utilities Fund
37.	Equity Income Fund
38.	500 Income Fund
39.	500 Index Fund
40.	Franklin Founding Funds Allocation Fund
41.	The Investment Company of America Fund
42.	U.S. Equity Fund
43.	American Balanced Fund

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Performance History and Description of Funds

The following table provides performance data with respect to the investment funds available under the 401(k) Plan through April 30, 2016:

Investment Option Name	1-Year	3-Year	5-Year
Ottawa Savings Bancorp, Inc. Stock Fund
Stable Value Fund
JH Retirement Through 2055	(4.79)	N/A	N/A
JH Retirement Through 2050	(4.78)	5.79	5.36
JH Retirement Through 2045	(4.91)	5.69	5.33
JH Retirement Through 2040	(4.88)	5.71	5.32
JH Retirement Through 2035	(4.70)	5.67	5.30
JH Retirement Through 2030	(4.35)	5.43	5.15
JH Retirement Through 2025	(3.58)	5.05	5.02
JH Retirement Through 2020	(2.94)	4.41	4.70
JH Retirement Through 2015	(2.26)	3.79	4.47
JH Retirement Through 2010	(1.79)	3.23	4.23
JH Lifestyle Growth Fund	(4.65)	5.39	5.09
JH Lifestyle Balanced Fund	(3.30)	4.24	4.61
JH Lifestyle Moderate Fund	(1.25)	3.15	4.30
JH Lifestyle Conservative Fund	(0.51)	2.06	3.60
National Resources Fund	(20.51)	(12.36)	(13.08)
DFA International Value Fund	(14.96)	(0.48)	(1.83)
Vanguard Small Cap Growth Index Fund	(7.66)	6.66	6.18
DFA Small Cap Fund	(2.96)	8.89	7.89
Franklin Small-Mid Cap Growth Fund	(9.34)	8.37	6.10
Oppenheimer Global Fund	(8.96)	4.58	4.47
Euro pacific Growth Fund	(7.72)	2.07	1.21
Real Estate Securities Fund	(10.32)	6.79	9.13
Vanguard Small Cap Value Index Fund	(2.29)	9.40	8.68
Mid Cap Index Fund	(1.91)	8.75	8.35
Value Fund	(10.14)	6.61	7.96
Capital World Growth and Income Fund	(5.74)	4.89	4.92
Blue Chip Growth Fund	(1.01)	13.44	11.99
High Yield Fund	(6.16)	(0.28)	3.27
Global Bond Fund	4.44	0.12	2.09
PIMCO Real Return Fund	(1.05)	(2.55)	1.42
Fidelity Advisor Total Bond Fund	1.53	1.70	3.27
US Government Securities	2.16	1.37	2.43
New Perspective Fund	(3.70)	7.04	6.45
Mid Value Fund	2.07	10.69	9.76
The Growth Fund of America	(1.14)	10.85	9.61
Utilities Fund	(9.07)	3.26	6.35
Equity Income Fund	(3.04)	6.21	7.70
500 Index Fund	0.31	10.31	10.12
Franklin Founding Funds Allocation Fund	(7.72)	3.52	4.86
The Investment Company of America Fund	0.51	10.38	9.72
U.S. Equity Fund	(0.31)	7.94	8.22
American Balanced Fund	2.30	7.77	8.50

The following is a description of each of the 401(k) Plan’s investment funds:

Stable Value Fund: This fund seeks to preserve capital and provide stability of principle while earning current income that exceeds money market rates over the long term.

JH Retirement Through 2055: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

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JH Retirement Through 2050: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2045: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2040: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2035: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2030: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2025: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2020: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2015: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Retirement Through 2010: This target fund seeks high total return through its target retirement date with greater focus on income beyond the target date.

JH Lifestyle Growth Fund: This fund seeks long-term growth of capital by investing approximately 80% of the portfolio’s assets in underlying portfolios that invest primarily in equity securities and approximately 20% of its assets in portfolio’s that invest primarily in fixed income securities. Current income is also a consideration.

JH Lifestyle Balanced Fund: This fund seeks to achieve balance between a high level of current income and growth of capital, with greater emphasis on growth of capital by investing approximately 40% of the portfolio assets underlying portfolios that invest primarily in fixed income securities and 6.0% of its assets in underlying portfolios that invest primarily in equity securities.

JH Lifestyle Moderate Fund: This fund seeks to achieve balance between a high level of current income and growth of capital, with greater emphasis on growth of capital by investing approximately 40% of the portfolio assets underlying portfolios that invest primarily in fixed income securities and 6.0% of its assets in underlying portfolios that invest primarily in equity securities.

JH Lifestyle Conservative Fund: Seeks to achieve a high level of current income with same consideration given to growth of capital by investing approximately 80% of the portfolio’s assets in underlying portfolios that invest primarily in fixed-income securities and 20% of its assets in underlying portfolios that invest primarily in equity securities.

National Resources Fund: This fund seeks long-term return.

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DFA International Value Fund: This fund seeks long-term capital appreciation.

Vanguard Small Cap Growth Index Fund: This fund seeks long-term capital appreciation.

DFA US Small Cap Fund: This fund seeks to track the performance of a bench mark index that measures the investment return of small capitalization growth stocks.

Franklin Small-Mid Cap Growth Fund: This fund seeks long term growth of capital.

Oppenheimer Global Fund: This fund seeks capital appreciation.

Euro Pacific Growth Fund: This fund seeks long-term growth of capital.

Real Estate Securities Fund: This fund seeks a combination of long-term capital appreciation and satisfactory current income.

Vanguard Small Cap Value Index Fund: This fund seeks to track the performance of a benchmark index that measures the investment return of small-capitalization value stocks.

Value Fund: This fund seeks to achieve an above-average total return over a market cycle of three to five years.

Capital World Growth and Income Fund: This fund seeks to provide long-term growth of capital with current income.

Blue Chip Growth Fund: This fund seeks to provide long-term growth of capital. Current income is a secondary objective.

High Yield Fund: This fund seeks to realize an above-average total return over a market cycle of three to five years, consistent with reasonable risk.

Global Bond Fund: This fund seeks to achieve maximum total return, consistent with preservation of capital and prudent investment management.

PIMCO Real Return Fund: This fund seeks maximum real return (total return after inflation) consistent with presentation of real capital and prudent investment management.

Fidelity Advisor Total Bond Fund: This fund seeks a high level of current income.

US Government Securities: This fund seeks to provide a high level of current income and preservation of capital.

New Perspective Fund: This fund seeks to achieve long-term grants of capital.

Mid Value Fund: This fund seeks long-term capital appreciation.

The Growth Fund of America: This fund seeks growth of capital.

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Utilities Fund: This fund seeks capital growth and current income.

Equity Income Fund: This fund seeks to provide substantial dividend income and long-term capital appreciation.

500 Income Fund:

500 Index Fund: This fund seeks to achieve the approximate aggregate total return of a broad U.S. domestic equity market index.

Franklin Founding Funds Allocation Fund: This fund seeks capital appreciation through a diversified, value-oriented approach. Seeks income as a secondary goal.

The Investment Company of America Fund: This fund seeks to achieve long-term growth of capital and income, by investing in solid companies with the greatest potential for future dividends, rather than current income.

U.S. Equity Fund: This fund seeks long-term capital appreciation.

American Balanced Fund: This fund seeks to achieve conservation of capital. Current income and long-term growth of capital and income.

Ottawa Bancorp Common Stock: In connection with the stock offering, you may, in the manner described earlier, elect to invest all or a portion of your 401(k) Plan account in Ottawa Bancorp Common Stock as a one-time special election. Performance of Ottawa Bancorp Common Stock depends on a number of factors, including the financial condition and profitability of Ottawa Bancorp and Ottawa Savings Bank, and the market conditions for shares of Ottawa Bancorp Common Stock generally. Investment in Ottawa Bancorp Common Stock involves special risks common to investments in the shares of Ottawa Bancorp Common Stock.

For a discussion of material risks you should consider, see “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or stock investment, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the Plan

Trustees. Jon Kranov, Marc Kingry and Craig Hepner are the trustees for all other 401(k) Plan assets, except those held in the Ottawa Stock Fund. Community Bank of Pleasant Hill dba First Trust of Mid America is the trustee for the Ottawa Stock Fund.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by Ottawa Savings Bank. The address of the 401(k) Plan administrator is Ottawa Savings Bank, 925 LaSalle Street, Ottawa, Illinois 61350. The 401(k) Plan administrator is responsible for the administration of the

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401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Ottawa Savings Bank to continue the 401(k) Plan indefinitely. Nevertheless, Ottawa Savings Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. Ottawa Savings Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Ottawa Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would receive a benefit, or that your transferred account balance or assets, shall be, immediately after the merger, consolidation or transfer, equal to or greater than the benefit you would have been entitled to receive, or the value of your account balance or assets, immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

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(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Ottawa Savings Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or severance from employment, or after the participant attains age 59 1⁄2, and consists of the balance credited to the participant under the 401(k) Plan and all other profit sharing plans, if any, maintained by Ottawa Savings Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by Ottawa Savings Bank, which is included in the distribution.

Ottawa Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Ottawa Bancorp Common Stock (including if distributed from the Ottawa ESOP), the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Ottawa Bancorp Common Stock, that is, the excess of the value of Ottawa Bancorp Common Stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Ottawa Bancorp Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Ottawa Bancorp Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Ottawa Bancorp Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Ottawa Bancorp Common Stock. Any gain on a subsequent sale or other taxable disposition of Ottawa Bancorp Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities. You should take the time to read the following information carefully.

To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular

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security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Ottawa Savings Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to make a one-time election to invest all or a portion of your account balance in the 401(k) Plan in Ottawa Bancorp Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Ottawa Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Ottawa Bancorp, the individual must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Ottawa Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of Ottawa Bancorp Common Stock through the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Ottawa Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

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In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Ottawa Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Ottawa Bancorp’s common stock resulting from non-exempt purchases and sales of Ottawa Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the 401(k) Plan (if applicable) for six months following such distribution and are prohibited from directing additional purchases of Ottawa Bancorp Common Stock for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits at December 31, 2015, is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Kilpatrick Townsend & Stockton LLP, Washington, D.C., which the firm is acting as special counsel to Ottawa Savings Bank and Ottawa Bancorp in connection with Ottawa Bancorp’s stock offering.

MISCELLANEOUS

All questions about this prospectus supplement should be addressed to Jon Kranov at Ottawa Savings Bank.

Questions about the stock offering, the prospectus, or purchasing Ottawa Bancorp Common Stock in the stock offering outside the 401(k) Plan may be directed to the Stock Information Center toll-free, at

18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:

SEC filing fee (1)	$3,586
FINRA filing fee (1)	5,841
Nasdaq fees and expenses	50,000
EDGAR, printing, postage and mailing	100,000
Legal fees and expenses	397,500
Accounting fees and expenses	225,000
Appraiser’s fees and expenses	35,500
Marketing firm expenses (including legal fees) (2)	150,000
Records management agent fees and expenses	40,000
Business plan fees and expenses	40,000
Transfer agent and registrar fees and expenses	5,000
Proxy solicitor fees and expenses	10,000
Miscellaneous	37,573

TOTAL	$1,100,000

(1)	Estimate based on the registration of 3,560,468 shares of common stock.
(2)	In addition, Sandler O’Neill & Partners, L.P. will receive a fee estimated to be 1.5% of the aggregate price of the shares sold in the subscription offering and 2.50% of the aggregate price of the shares sold in the community offering (in either case, excluding shares purchased by an employee benefit plan or trust of Ottawa Bancorp, Inc. or by directors, officers and employees of Ottawa Bancorp, Inc. or members of their immediate families). In the event of a syndicated offering, Sandler O’Neill & Partners, L.P. will also receive a fee estimated to be 6.0% of the aggregate purchase price of the shares sold in the syndicated offering.

Item 14.	Indemnification of Directors and Officers.

The Articles of Incorporation of Ottawa Bancorp, Inc. provides as follows:

NINTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Any indemnification payments made pursuant to this Article NINTH are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:

(a)	List of Exhibits

Exhibit	Description	Location

1.1	Engagement Letter by and between Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Inc., Ottawa Savings Bank and Sandler O’Neill & Partners, L.P. as marketing agent	Previously filed

1.2	Engagement Letter, as amended, by and between Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Inc., Ottawa Savings Bank and Sandler O’Neill & Partners, L.P. as records management agent	Previously filed

1.3	Form of Agency Agreement	Previously filed

2.0	Plan of Conversion and Reorganization	Incorporated herein by reference to Exhibit 2.1 to Ottawa Savings Bancorp, Inc.’s Current Report on Form 8-K (File No. 000-51367), filed on June 3, 2016

3.1	Articles of Incorporation of Ottawa Bancorp, Inc.	Previously filed

3.2	Bylaws of Ottawa Bancorp, Inc.	Previously filed

4.0	Specimen Stock Certificate of Ottawa Bancorp, Inc.	Previously filed

5.0	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares	Previously filed

8.1	Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters	Previously filed

8.2	Opinion of RSM US LLP re: State Tax Matters	Previously filed

10.1	Form of ESOP Loan Documents+	Previously filed

10.2	Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan+	Previously filed

10.3	Ottawa Savings Bank Voluntary Deferred Compensation Plan+	Incorporated by reference to Exhibit 10.9 to Ottawa Savings Bancorp, Inc.’s Registration Statement on Form SB-2, (File No. 333-123455), filed on May 16, 2005, as amended

10.4	Amendment to Ottawa Savings Bank Voluntary Deferred Compensation Plan for Directors+	Incorporated by reference to Exhibit 10.10 to Ottawa Savings Bancorp, Inc.’s Registration Statement on Form SB-2, (File No. 333-123455), filed on May 16, 2005, as amended

10.5	Salary Continuation Agreement between Ottawa Savings Bank and Jon L. Kranov+	Incorporated by reference to Exhibit 10.12 to Ottawa Savings Bancorp, Inc.’s Annual Report on Form 10-K for the Year Ended December 31, 2008 (File No. 000-51367)

10.6	Ottawa Savings Bank Nonqualified Deferred Compensation Plan+	Incorporated by reference to Exhibit 10.1 to Ottawa Savings Bancorp, Inc.’s Current Report on Form 8-K, (File No. 000-51367), filed on November 4, 2014

Exhibit	Description	Location

10.7	Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan+	Incorporated by reference to Appendix B to Ottawa Savings Bancorp’s Definitive Proxy Materials on Schedule 14A (File No. 000-51367), filed on March 29, 2006

23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in Exhibits 5.0 and 8.1

23.2	Consent of RSM US LLP	Filed herewith

23.3	Consent of Keller & Company, Inc.	Previously filed

24.0	Power of Attorney	Previously filed

99.1	Appraisal Report of Keller & Company, Inc.	Previously filed

99.2	Draft of Marketing Materials	Previously filed

99.3	Draft of Subscription Order Form and Instructions	Previously filed

99.4	Form of Proxy for Ottawa Savings Bancorp, Inc. Special Meeting of Shareholders	Previously filed

+	Management contract or compensation plan or arrangement.

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, State of Illinois, on July 28, 2016.

OTTAWA BANCORP, INC.

By:	/s/ Jon Kranov
Jon Kranov
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jon Kranov	President and Chief Executive Officer and Director (principal executive officer)	July 28, 2016
Jon Kranov

/s/ Marc N. Kingry	Vice President and Chief Financial Officer (principal financial and accounting officer)	July 28, 2016
Marc N. Kingry

*	Executive Vice President, Chief Operating Officer and Director
Craig M. Hepner

*	Director
Thomas M. Adler

*	Director
John M. Armstrong

*	Director
James A. Ferrero

*	Director
Keith Johnson

*	Director
William J. Kuiper

*	Director
Arthur C. Mueller

*	Director
Daniel J. Reynolds

*	Pursuant to power of attorney previously filed with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 6, 2016.

By:	/s/ Jon Kranov	July 28, 2016
Jon Kranov
Attorney-in-Fact